As filed with the Securities and Exchange Commission on June 21, 1996
                                           Registration Statement No. 333-3697


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          __________________________

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          __________________________

                            UNION CAMP CORPORATION
            (Exact name of registrant as specified in its charter)

                    VIRGINIA                                      2621                                 13-5652423
        (State or other jurisdiction of                     (Primary Standard                       (I.R.S. Employer
         incorporation or organization)                Industrial Classification                 Identification Number)
                                                              Code Number)

                               1600 VALLEY ROAD
                           WAYNE, NEW JERSEY  07470
                                (201) 628-2000
              (Address, including Zip Code, and telephone number,
       including area code, of registrant's principal executive offices)

                           DIRK R. SOUTENDIJK, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            UNION CAMP CORPORATION
                               1600 VALLEY ROAD
                           WAYNE, NEW JERSEY  07470
                                (201) 628-2000
           (Name, address, including Zip Code, and telephone number,
                  including area code, of agent for service)
                          __________________________

                                  Copies to:

                               KEVIN KEOGH, ESQ.
                                 WHITE & CASE

                          1155 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10036
                                (212) 819-8200

APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC:
         Immediately upon consummation of the Merger described herein.

                          __________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                            UNION CAMP CORPORATION
                                _______________

                             CROSS REFERENCE SHEET
         (PURSUANT TO ITEM 501(B) OF REGULATION S-K AND RULE 404(A) OF
                          THE SECURITIES ACT OF 1933)
         BETWEEN ITEMS OF REGISTRATION STATEMENT (FORM S-4) AND PROXY

                          S-4 Item                                           Proxy Statement/Prospectus Caption

         A.      INFORMATION ABOUT THE TRANSACTION

         Item 1.          Forepart of Registration Statement and Out-

                          side Front Cover Page of Proxy Statement/
                          Prospectus  . . . . . . . . . . . . . . . . . .    Facing Page of Registration Statement; Outside Front
                                                                             Cover Page of Proxy Statement/Prospectus

         Item 2.          Inside Front and Outside Back Cover Pages of
                          Proxy Statement/Prospectus  . . . . . . . . . .    Available Information; Incorporation of Certain
                                                                             Information by Reference; Table of Contents

         Item 3.          Risk Factors, Ratio of Earnings to Fixed
                          Charges and Other Information . . . . . . . . .    Inside Front Cover Page of Proxy Statement/Prospectus;
                                                                             Summary

         Item 4.          Terms of the Transaction  . . . . . . . . . . .    Summary; The Merger; The Merger Agreement; Description
                                                                             of Union Camp Capital Stock; Certain United States
                                                                             Federal Income Tax Consequences; Comparison of Rights
                                                                             of Holders of Union Camp Common Stock and Alling & Cory
                                                                             Common Stock

         Item 5.          Pro Forma Financial Information . . . . . . . .    Not Applicable

         Item 6.          Material Contracts with the Company Being

                          Acquired  . . . . . . . . . . . . . . . . . . .    Summary; The Merger; Proposal to Approve Certain
                                                                             Executive Compensation

         Item 7.          Additional Information Required for Reoffering

                          by Persons and Parties Deemed to be
                          Underwriters  . . . . . . . . . . . . . . . . .    Not Applicable

         Item 8.          Interests of Named Experts and Counsel  . . . .    Legal Matters

         Item 9.          Disclosure of Commission Position on Indem-

                          nification for Securities Act of 1933
                          Liabilities . . . . . . . . . . . . . . . . . .    Not Applicable

         B.               INFORMATION ABOUT THE REGISTRANT

         Item 10.         Information With Respect to S-3 Registrants . .    Incorporation of Certain Information by Reference

         Item 11.         Incorporation of Certain Information by
                          Reference . . . . . . . . . . . . . . . . . . .    Incorporation of Certain Information by Reference

         Item 12.         Information With Respect to S-2 or S-3
                          Registrants . . . . . . . . . . . . . . . . . .    Not Applicable

         Item 13.         Incorporation of Certain Information by
                          Reference . . . . . . . . . . . . . . . . . . .    Not Applicable

         Item 14.         Information With Respect to Registrants Other
                          Than S-2 or S-3 Registrants . . . . . . . . . .    Not Applicable

         C.               INFORMATION ABOUT THE COMPANY BEING ACQUIRED

         Item 15.         Information With Respect to S-3 Companies . . .    Not Applicable

         Item 16.         Information With Respect to S-2 or S-3
                          Companies . . . . . . . . . . . . . . . . . . .    Not Applicable

         Item 17.         Information With Respect to Companies Other

                          Than S-2 or S-3 Companies . . . . . . . . . . .    Summary; The Merger; Description of Alling & Cory;
                                                                             Alling & Cory Share Prices and Dividends; Consolidated
                                                                             Financial Statements

         Item 18.         Information if Proxies, Consents or Authori-
                          zations Are to be Solicited in an Exchange
                          Offer . . . . . . . . . . . . . . . . . . . . .    Outside Front Cover Page of Prospectus; Summary; The
                                                                             Special Meeting; Appraisal Rights of Dissenting
                                                                             Shareholders; The Merger; Proposal to Approve Certain
                                                                             Executive Compensation; Voting Securities and Principal
                                                                             Holders Thereof; Incorporation of Certain Information
                                                                             by Reference

         Item 19.         Information if Proxies, Consents or Authori-
                          zations Are Not to be Solicited in an Exchange
                          Offer . . . . . . . . . . . . . . . . . . . . .    Not Applicable

                           THE ALLING & CORY COMPANY
                             1059 West Ridge Road
                                P.O. Box 20403
                             Rochester, NY  14602



                                                                       , 1996




TO OUR SHAREHOLDERS:

   A Special Meeting of the shareholders of The Alling & Cory Company
("Alling & Cory") will be held on          , 1996 at 10:00 a.m. (local time)
at Alling & Cory's principal executive offices at 1059 West Ridge Road, Rochester, NY 14615.

   As the enclosed materials indicate, the purpose of the meeting is to consider and vote upon an amended and restated merger agreement whereby Alling & Cory will become a subsidiary of Union Camp Corporation ("Union Camp").
Upon such vote and if the amended and restated merger agreement is approved, each holder of Alling & Cory Common Stock may elect to receive, for each share of Alling & Cory Common Stock held, either $112.064 in cash or a number of shares of Union Camp Common Stock having a valuation of $112.064 per Alling & Cory share, in each case subject to certain adjustments, all as more fully explained in the Proxy Statement/Prospectus accompanying this letter.

   From and after         , 1996, holders of Alling & Cory Common Stock may
telephone 1 (888) 899-1396 (ext. 4163), toll free, for then-current information regarding the number of shares of Union Camp Common Stock into which each share of Alling & Cory Common Stock in respect of which an election to receive Union Camp Common Stock has been made or has been deemed to have
been made will be converted.  On      , 1996, Union Camp will issue a press
release stating the definitive number of shares of Union Camp Common Stock into which each share of Alling & Cory Common Stock in respect of which an election to receive Union Camp Common Stock has been made or has been deemed to have been made will be converted. From and after that date, holders of Alling & Cory Common Stock may telephone the above-referenced toll-free number for information concerning the definitive number of shares of Union Camp Common Stock into which each share of Alling & Cory Common Stock in respect of which an election to receive Union Camp Common Stock has been made or has been deemed to have been made will be converted.

   The Board of Directors of Alling & Cory has unanimously approved the proposed merger and recommends adoption of the amended and restated merger agreement by holders of Alling & Cory Common Stock.

   All holders of Alling & Cory Common Stock are encouraged to attend the meeting. However, to assure your representation at the meeting, you are urged to sign, date and return the accompanying proxy in the enclosed postage-prepaid envelope. If you are able to attend the meeting, you may, if you wish, vote your shares in person even if you have returned a proxy.

   You should not return any certificate for shares of Alling & Cory Common Stock held by you at this time. Instructions and documents for sending such certificates will be sent to you after the meeting. You should, however, make an election to receive cash or Union Camp Common Stock prior to the meeting date.

                        Sincerely yours,


                        Samuel T. Hubbard, Jr.
                        President and Chief Executive Officer

              PLEASE RETURN PROMPTLY BOTH THE ENCLOSED PROXY AND
              THE ENCLOSED ELECTION FORM INDICATING WHETHER YOU
              ELECT TO RECEIVE CASH OR UNION CAMP COMMON STOCK.

                           THE ALLING & CORY COMPANY
                             1059 West Ridge Road
                                P.O. Box 20403
                             Rochester, NY  14602





                                                                             ,
1996



                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS




   Notice is hereby given that a special meeting of the shareholders of The Alling & Cory Company, a New York corporation ("Alling & Cory"), will be held
on             , 1996, at 10:00 a.m. (local time) at Alling & Cory's principal executive offices at 1059 West Ridge Road, Rochester, New York 14615 for the following purposes:

       1. To consider and act upon a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated April 13, 1996, as amended and restated as of June 18, 1996 (the "Merger Agreement"), by and among Alling & Cory, Union Camp Corporation, a Virginia corporation ("Union Camp") and North Merger Corp., a New York corporation and a wholly-owned subsidiary of Union Camp ("Merger Sub"), a copy of which is attached as Annex A to the Proxy Statement/Prospectus accompanying this Notice, pursuant to which (i) Merger Sub will be merged with and into Alling & Cory with Alling & Cory surviving the merger as a wholly-owned subsidiary of Union Camp, and (ii) each of the issued and outstanding shares of Alling & Cory Common Stock held by each holder of such shares (other than shares of Alling & Cory Common Stock held in the treasury of Alling & Cory, by Merger Sub, by Union Camp or by Dissenting Shareholders, if any) will be converted into the right to receive, at the election of such holder and subject, in each case, to certain adjustments, either (x) $112.064 in cash (subject to the limitation contained in the Merger Agreement) or (y) a number of shares of Union Camp Common Stock equal to the quotient obtained by dividing $112.064 by the fair market value of the Union Camp Common Stock (the "Fair Market Value") which Fair Market Value shall equal the average of the closing prices of the Union Camp Common Stock as reported on the New York Stock Exchange as published by The Wall Street Journal for the twenty trading days ending on and including the third trading day preceding, but not including, the effective date of the Merger (the "Average Closing Price"); provided that, notwithstanding the foregoing, (A) if the Average Closing Price is $47.00 per share of Union Camp Common Stock or less, the Fair Market Value shall be $47.00 and (B) if the Average Closing Price is $57.00 per share of Union Camp Common Stock or greater, the Fair Market Value shall be $57.00. If the above described transaction is approved and consummated, Alling & Cory shareholders fulfilling the requirements of Section 623 of the New York Business Corporation Law will be entitled to receive payment for their shares pursuant to such section.

       2. To consider and act upon a proposal to approve payment of compensation previously paid, proposed to be paid, or deemed to be paid to Samuel T. Hubbard, Jr., the President and Chief Executive Officer of Alling & Cory, and Margaret P. Supinski, the Vice President, Human Relations of Alling & Cory, for the purpose of establishing that such compensation is excluded from the rules governing certain "excess parachute payments", as such term is defined in the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

       3. To consider and act upon such other matters incident to the conduct of the meeting as may properly come before the meeting or any adjournments or postponements thereof.

   The Board of Directors has fixed the close of business on                ,
1996, as the record date for the meeting. Only record holders of Alling & Cory Common Stock on that date will be entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Your attention is directed to the accompanying Proxy Statement/Prospectus.


                 By Order of the Board of Directors

                 R. Macy Harris, III
                 Secretary

                  SUBJECT TO COMPLETION, DATED JUNE 21, 1996

PROXY STATEMENT/PROSPECTUS

                           THE ALLING & CORY COMPANY

              PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

                       To Be Held on             , 1996

                            UNION CAMP CORPORATION
                                  PROSPECTUS
          For up to 1,877,659 Shares of Common Stock, $1.00 Par Value


   This Proxy Statement/Prospectus is being furnished to holders of common stock, par value $1.25 per share ("Alling & Cory Common Stock"), of The Alling & Cory Company, a New York corporation ("Alling & Cory"), in connection with the solicitation of proxies by the Board of Directors of Alling & Cory from holders of outstanding shares of Alling & Cory Common Stock for use at the
Special Meeting of Alling & Cory shareholders to be held on                ,
1996, at Alling & Cory's principal executive offices at 1059 West Ridge Road, Rochester, New York 14615, commencing at 10:00 a.m. (local time) and at any adjournment or postponement thereof (the "Special Meeting").

   This document also constitutes a prospectus of Union Camp Corporation, a Virginia corporation ("Union Camp"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to up to 1,877,659 shares of the common stock of Union Camp, par value $1.00 per share (the "Union Camp Common Stock"), that may be issued to the shareholders of Alling & Cory in connection with the merger (the "Merger") of North Merger Corp., a New York corporation and a wholly-owned subsidiary of Union Camp ("Merger Sub"), with and into Alling & Cory in accordance with the Second Amended and Restated Agreement and Plan of Merger, dated April 13, 1996, as amended and restated as of June 18, 1996 by and among Alling & Cory, Union Camp and Merger Sub (the "Merger Agreement"). As a result of the Merger, (i) each of the issued and outstanding shares of Alling & Cory Common Stock held by each holder of such shares (other than shares of Alling & Cory Common Stock held in the treasury of Alling & Cory, by Merger Sub, by Union Camp or by Dissenting Shareholders, if any) will be converted into the right to receive, at the election (an "Election") of such holder and subject, in each case, to certain adjustments, either (x) $112.064 in cash (a "Cash Election") (subject to the limitation contained in the Merger Agreement) or (y) a number of shares of Union Camp Common Stock (a "Stock Election") equal to the quotient (the "Share Conversion Number") obtained by dividing $112.064 by the fair market value of the Union Camp Common Stock (the "Fair Market Value") which Fair Market Value shall equal the average of the closing prices of the Union Camp Common Stock as reported on the New York Stock Exchange (the "NYSE") as published by The Wall Street Journal for the twenty trading days ending on and including the third trading day preceding, but not including, the effective date of the Merger (the "Average Closing Price"); provided that, notwithstanding the foregoing,
(A) if the Average Closing Price is $47.00 per share of Union Camp Common Stock or less, the Fair Market Value shall be $47.00 and (B) if the Average Closing Price is $57.00 per share of Union Camp Common Stock or greater, the Fair Market Value shall be $57.00, (ii) the separate corporate existence of Merger Sub will cease and (iii) all of the shares of Merger Sub will be converted into shares of Alling & Cory Common Stock and Alling & Cory will continue its existence as a separate subsidiary of Union Camp.

   In order to make an effective Election each holder of record of shares of Alling & Cory Common Stock must properly complete the form of election enclosed herewith (a "Form of Election"). Any Election will have been properly made and will be effective only if Registrar and Transfer Company (the "Transfer Agent") receives at its designated office by 5:00 p.m. New York
City time on             , 1996 a properly completed Form of Election,
provided that any holder of shares of Alling & Cory Common Stock who does not properly and timely make an Election shall be deemed to have properly and timely made a Stock Election with respect to all shares of Alling & Cory Common Stock held by such holder for all purposes of the Merger Agreement. AS A RESULT, SHAREHOLDERS OF ALLING & CORY WHO FAIL TO MAKE AN EFFECTIVE ELECTION (EXCLUDING SHAREHOLDERS WHO ESTABLISH AND PERFECT APPRAISAL RIGHTS) WILL RECEIVE SHARES OF UNION CAMP COMMON STOCK (PLUS CASH IN LIEU OF FRACTIONAL SHARES, IF ANY) FOR ALL SHARES OF ALLING & CORY COMMON STOCK OWNED BY SUCH SHAREHOLDER.

   The principal executive offices of Union Camp are located at 1600 Valley Road, Wayne, New Jersey 07470 and its telephone number is (201) 628-2000. The principal executive offices of Alling & Cory are located at 1059 West Ridge Road, Rochester, New York 14615 and its telephone number is (716) 581-4100.

   This Proxy Statement/Prospectus and the enclosed proxy card and form of election are first being mailed to shareholders of Alling & Cory on or about
         , 1996.

THE SHARES OF UNION CAMP COMMON STOCK TO BE OFFERED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 ------------------------
      THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS             , 1996.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Proxy Statement/Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             AVAILABLE INFORMATION

   Union Camp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained at prescribed rates by writing to the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, Inc. (the "PSE"), 301 Pine Street, San Francisco, California 94104, on which Union Camp Common Stock is listed.

   Union Camp has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act, with respect to the securities to be issued pursuant to the Merger. This Proxy Statement/Prospectus does not contain all the informa-tion set forth in the Registration Statement, certain portions of which are omitted in accordance with the Rules and Regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, WITHOUT CHARGE, ON WRITTEN OR ORAL REQUEST DIRECTED TO THE CORPORATE SECRETARY, UNION CAMP CORPORATION, 1600 VALLEY ROAD, WAYNE, NEW JERSEY 07470 (TEL. (201) 628-2000). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUESTS SHOULD BE MADE BY
JULY   , 1996.

   The following documents filed with the Commission by Union Camp (File No. 1-4001) pursuant to the Exchange Act are incorporated by reference into this Proxy Statement/Prospectus:

       1. Union Camp's Annual Report on Form 10-K for the year ended December 31, 1995;

       2. Union Camp's Proxy Statement for the Annual Meeting of Shareholders held on April 30, 1996, filed with the Commission on March 18, 1996; and

       3. Union Camp's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

   All documents and reports subsequently filed by Union Camp pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and made a part hereof from the date of filing of such documents or reports.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus. Subject to the foregoing, all information appearing in this Proxy Statement/Prospectus is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

   NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UNION CAMP, ALLING & CORY OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTIONS OR TO OR FROM ANY PERSON TO OR FROM WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UNION CAMP OR ALLING & CORY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS


                                                                Page

Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

The Special Meeting . . . . . . . . . . . . . . . . . . . . . . . 18

Alling & Cory Share Prices and Dividends  . . . . . . . . . . . . 20

The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

Description of Alling & Cory  . . . . . . . . . . . . . . . . . . 34

Management's Discussion and Analysis of Financial Condition and
   Results of Operations of Alling & Cory   . . . . . . . . . . . 36

Voting Securities and Principal Holders Thereof . . . . . . . . . 41

Description of Union Camp Capital Stock . . . . . . . . . . . . . 42

The Merger Agreement  . . . . . . . . . . . . . . . . . . . . . . 44

Certain United States Federal Income Tax Consequences . . . . . . 53

Appraisal Rights of Dissenting Shareholders . . . . . . . . . . . 57

Comparison of Rights of Holders of Union Camp Common Stock and
   Alling & Cory Common Stock   . . . . . . . . . . . . . . . . . 58

Proposal to Approve Executive Compensation  . . . . . . . . . . . 63

Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . 67

Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67

Financial Statements of Alling & Cory . . . . . . . . . . . . .  F-1

Annex A -- Amended and Restated Agreement and Plan of Merger . .  A-1

Annex B -- Opinion of Alling & Cory Financial Advisors . . . . .  B-1

Annex C -- New York Business Corporation Law Section 623 . . . .  C-1

                                    SUMMARY

   The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Reference is made to, and such information is qualified in its entirety by, the more detailed information contained, or incorporated by reference, in this Proxy Statement/Prospectus and the Annexes attached hereto. Shareholders are urged to read this Proxy Statement/Prospectus and the Annexes attached hereto in their entirety. Certain terms used elsewhere in this Proxy Statement/Prospectus are defined in this Summary.


THE ALLING & CORY COMPANY

   Alling & Cory is a New York corporation organized in 1908 as a successor to a paper distribution business formed in 1819 by Elihu Marshall. Mr. Marshall sold his business to William Alling in 1834 and Mr. Alling was joined in the business by his nephew David Cory in 1859, from which time until its incorporation in 1908, the business was operated as a general partnership under the name of "Alling & Cory."

   Alling & Cory's principal businesses are the wholesale distribution and retail sale of fine printing, writing and publishing papers, industrial packaging equipment and supplies, janitorial products and magnetic media supplies. Alling & Cory operates 15 warehouse/office facilities and 20 retail shops in the states of New York, New Jersey, Pennsylvania, Maryland, West Virginia and Ohio. A wholly-owned subsidiary, The Alcor Envelope Company, Inc. ("Alcor Envelope"), operates a manufacturing plant in Hamburg, New York with a capacity of over one billion envelopes per year.

   Alling & Cory's principal executive offices are located at 1059 West Ridge Road, Rochester, New York 14615 and its telephone number is (716) 581-4100. See "Description of Alling & Cory."


UNION CAMP CORPORATION

   Union Camp is a Virginia corporation resulting from a merger in 1956 of Union Bag and Paper Corporation and Camp Manufacturing Company, Incorporated. Predecessor businesses were started in 1861 and 1887, respectively.

   Union Camp's principal businesses are the manufacture and sale of paper and paperboard, packaging products and wood products, and the production and sale of chemicals, including flavors and fragrances. Union Camp controls approximately 1,543,000 acres of timberlands in Georgia, Alabama, Virginia, Florida, North Carolina and South Carolina, approximately 1,500,000 acres of which are owned by Union Camp.

   Union Camp's principal executive offices are located at 1600 Valley Road, Wayne, New Jersey 07470 and its telephone number is (201) 628-2000.


THE SPECIAL MEETING

   Time, Date and Place.  The Special Meeting of the shareholders of Alling &
Cory will be held on             , 1996 at Alling & Cory's principal executive
offices at 1059 West Ridge Road, Rochester, New York 14615, commencing at 10:00 a.m. (local time) to (i) consider and vote upon the approval and adoption of the Merger Agreement and the approval of the terms of the Merger,
(ii) consider and vote upon a proposal to approve payment of compensation previously paid, proposed to be paid, or deemed to be paid to certain executive officers of Alling & Cory (the "Compensation Proposal") and (iii) transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.
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   Record Date; Shares Entitled to Vote; Quorum.  Only holders of record of
shares of Alling & Cory Common Stock at the close of business on            ,
1996 (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. On the Record Date there were 787,496 shares of Alling & Cory Common Stock issued and outstanding and entitled to vote at the Special Meeting. Each holder of Alling & Cory Common Stock outstanding on the Record Date is entitled to one vote for each share so held, exercisable in person or by properly executed and delivered proxy, at the Special Meeting. The presence at the Special Meeting in person or by proxy of the holders of a majority of the outstanding shares of Alling & Cory Common Stock on the Record Date shall constitute a quorum for the transaction of business at the Special Meeting.

   Votes Required.  Under the New York Business Corporation Law (the
"NYBCL"), the affirmative vote of two-thirds of the outstanding shares of Alling & Cory Common Stock entitled to vote at the Special Meeting is necessary to adopt the Merger Agreement. Certain shareholders of Alling & Cory, including Samuel T. Hubbard, Jr., the President and Chief Executive Officer of Alling & Cory, Richard M. Harris, Jr., the Chairman of the Board of Directors of Alling & Cory and each other member of the Board of Directors of Alling & Cory who owns Alling & Cory Common Stock, have granted Union Camp
proxies to vote an aggregate of               shares of Alling & Cory Common
Stock (approximately     % of the issued and outstanding Alling & Cory Common
Stock) at the Special Meeting, which proxies Union Camp is required to vote in favor of the approval and adoption of the Merger Agreement and the approval of the terms of the Merger. See "The Merger - Conflicts of Interest."

   Directors and executive officers of Alling & Cory, and their affiliates, beneficially owned, as of the Record Date, 201,369 shares of Alling & Cory Common Stock, or 25.6% of the Alling & Cory Common Stock outstanding and entitled to vote at the Special Meeting. Directors and executive officers of Union Camp, and their affiliates, did not own any shares of Alling & Cory Common Stock as of the Record Date. Each of James M. Reed, the Vice Chairman of the Board of Directors and Chief Financial Officer of Union Camp, and Dirk
R. Soutendijk, Vice President, General Counsel and Secretary of Union Camp,
hold the proxies referred to above to vote          shares or approximately
% of the issued and outstanding Alling & Cory Common Stock in favor of the Merger.

   The affirmative vote of in excess of 75% of the outstanding shares of Alling & Cory Common Stock entitled to vote at the Special Meeting is necessary to approve and adopt the Compensation Proposal. Certain share-holders of Alling & Cory, including Mr. Hubbard, Mr. Harris and each other member of the Board of Directors of Alling & Cory who owns Alling & Cory Common Stock, have granted Union Camp proxies to vote an aggregate of
shares of Alling & Cory Common Stock (approximately     % of the issued and
outstanding Alling & Cory Common Stock) at the Special Meeting, which proxies Union Camp is required to vote in favor of the Compensation Proposal. See "Proposal to Approve Executive Compensation."


THE MERGER

   Upon the consummation of the Merger each of the issued and outstanding shares of Alling & Cory Common Stock held by each holder of such shares (other than shares of Alling & Cory Common Stock held in the treasury of Alling & Cory, by Merger Sub, by Union Camp or by Dissenting Shareholders, if any) will be converted into the right to receive, at the election of such holder and subject, in each case, to certain adjustments, either (x) $112.064 in cash (the "Cash Election Price") pursuant to a Cash Election (subject to the limitation contained in the Merger Agreement) or (y) a number of shares of Union Camp Common Stock equal to the Share Conversion Number, pursuant to a Stock Election. To the extent that any Alling & Cory shareholder makes (or is deemed to make) a Stock Election, any fractional share resulting from the con-version of shares of Alling & Cory Common Stock will entitle the holder to receive cash in lieu of such fractional share. Alling & Cory will be the
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surviving corporation (the "Surviving Corporation") in the Merger.  See "The
Merger -- General," "The Merger Agreement -- The Merger -- Limitation on Cash Elections," "-- The Merger -- Certain Contingencies; Escrow Arrangements" and "-- Fractional Shares."

   From and after         , 1996, holders of Alling & Cory Common Stock may
telephone 1 (888) 899-1396 (ext. 4163), toll free, for then-current information regarding the number of shares of Union Camp Common Stock into which each share of Alling & Cory Common Stock in respect of which a Stock Election has been made or has been deemed to have been made will be converted.
On            , 1996, Union Camp will issue a press release stating the
definitive number of shares of Union Camp Common Stock into which each share of Alling & Cory Common Stock in respect of which a Stock Election has been made or has been deemed to have been made will be converted. From and after that date, holders of Alling & Cory Common Stock may telephone the above-referenced toll-free number for information concerning the definitive number of shares of Union Camp Common Stock into which each share of Alling & Cory Common Stock in respect of which a Stock Election has been made or has been deemed to have been made will be converted.


REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS OF ALLING &
CORY

   In reaching its determination to approve and recommend the Merger, the Alling & Cory Board of Directors consulted with Alling & Cory management, as well as its legal and financial advisors, and considered a number of factors, including: (i) the oral opinion of Alling & Cory's financial advisors, Bear, Stearns & Co. Inc. ("Bear Stearns"), given at the April 8, 1996 meeting of the Board of Directors that, as of such date, based upon and subject to the various conditions set forth herein, the consideration to be received by holders of Alling & Cory Common Stock pursuant to the Merger is fair from a financial point of view; (ii) the belief that Union Camp will continue to operate Alling & Cory as an independent subsidiary with its present employees and management; (iii) the belief that the acquisition will provide a significant opportunity for Alling & Cory to expand its business and increase its sales and profitability; (iv) the belief that the transaction will address certain strategic concerns facing Alling & Cory; (v) the liquidity that the receipt of cash or Union Camp Common Stock in the Merger will provide to the Alling & Cory shareholders; (vi) the belief that the Union Camp and Alling & Cory corporate cultures are compatible; and (vii) the belief that the Merger is the best available transaction for Alling & Cory, its shareholders, employees and retirees. See "The Merger -- Reasons for the Merger and Recommendation of the Alling & Cory Board of Directors."

   The Alling & Cory Board of Directors has determined that the terms of the Merger Agreement, which were established through arm's-length bargaining with Union Camp, and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Alling & Cory and its shareholders. ACCORDINGLY, THE ALLING & CORY BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE ALLING & CORY SHAREHOLDERS VOTE AT THE SPECIAL MEETING FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND TO APPROVE THE TERMS OF THE MERGER.


OPINION OF FINANCIAL ADVISOR

   Alling & Cory retained Bear Stearns to act as its financial advisor and to render its opinion as to whether the consideration to be received by the shareholders of Alling & Cory pursuant to the Merger is fair, from a financial point of view. Bear Stearns is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities and in rendering opinions in connection with mergers, acquisitions, corporate transactions and other purposes. Alling & Cory retained Bear Stearns based on its qualifications, expertise and reputation in
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providing advice to companies with respect to transactions similar to the
Merger.

   At a meeting held on April 8, 1996, Bear Stearns orally advised Alling & Cory's directors of its conclusions and subsequently delivered to the Board of Directors of Alling & Cory its written opinion to the effect that, based upon and subject to the various considerations set forth in such opinion, as of the date of such opinion, the consideration to be received by the shareholders of Alling & Cory pursuant to the Merger is fair, from a financial point of view. The summary of Bear Stearns' opinion set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion, which is attached as Annex B to this Proxy Statement/Prospectus. Alling & Cory shareholders are urged to, and should, read such opinion carefully in its entirety in connection with this Proxy Statement/Prospectus for assumptions made, matters considered and limits of the review by Bear Stearns. See "The Merger -- Opinion of Financial Advisor."


CONFLICTS OF INTEREST

   Alling & Cory shareholders should be aware that certain executive officers and directors of Alling & Cory and their family members have, or may have, a substantial financial interest in the Merger by reason of their direct or indirect ownership of Alling & Cory Common Stock. See "The Merger -- Conflicts of Interest" and "Voting Securities and Principal Holders Thereof." All directors of Alling & Cory who own Alling & Cory Common Stock have granted
Union Camp proxies to vote an aggregate of           shares of Alling & Cory
Common Stock (approximately      % of the issued and outstanding Alling & Cory
Common Stock) at the Special Meeting, which proxies Union Camp is required to vote in favor of the approval and adoption of the Merger Agreement and the approval of the terms of the Merger. See "The Special Meeting -- Vote Required."

   In addition, in considering the recommendations of the Alling & Cory Board of Directors, Alling & Cory shareholders should be aware that certain members of management and of the Alling & Cory Board of Directors have interests in the Merger that are in addition to the interests of Alling & Cory shareholders generally and which may create potential conflicts of interest.

   Mr. Hubbard is party to an employment agreement dated January 31, 1989, as subsequently amended (the "Employment Agreement"), with Alling & Cory that was triggered upon the execution of the Merger Agreement (the "Starting Date") and which will continue in effect for a term of three years from such date. On
May   , 1996, the parties agreed to an amendment to the Employment Agreement limiting the bonus payable to Mr. Hubbard. The Employment Agreement provides that during such three-year period, Alling & Cory will employ Mr. Hubbard in an executive capacity with similar duties and at the same location as he was engaged in on the Starting Date. As compensation for his services, Mr. Hubbard will receive: (i) an annual base salary equal to $350,000 and (ii) a bonus in an amount not less than $40,000 per year. Subject to certain conditions, at the Starting Date, and for each year during the term of the agreement, Mr. Hubbard's salary and bonus are subject to a cost of living increase based on the consumer price index. The Employment Agreement also provides that Mr. Hubbard is entitled to the maximum amount of benefits, including, but not limited to any incentive compensation plan or arrangement, to which he was entitled under his employment arrangement as it existed at any time during the one year period immediately preceding the Starting Date. Mr. Hubbard may terminate the agreement at will on 30 days' notice to Alling & Cory. Alling & Cory can terminate the agreement only for willful misconduct in the performance of Mr. Hubbard's duties. Under certain circumstances, Mr. Hubbard may be entitled to liquidated damages under the Employment Agreement. Assuming the Employment Agreement were to be terminated with 2-1/2 years remaining in the term and an average annual increase in the consumer price index of 2.7% for the preceding three years and based upon the salary and bonus established in the Employment Agreement, and Mr. Hubbard's relevant 1995 benefits, the liquidated damages payable to Mr. Hubbard would be approximately $968,000. See "The Merger -- Conflicts of Interest."

   Subsequent to the execution of the Merger Agreement, Union Camp in principle agreed to establish a long-term incentive plan for certain key officers of Alling & Cory (the "Alling & Cory LTIP"), in order to align more closely the interests of its officers to the performance of Alling & Cory.
The officers of Alling & Cory who initially will be eligible to participate in the Alling & Cory LTIP will be Mr. Hubbard; Paul C. Carney, Senior Vice President Marketing -- Industrial Products and Packaging and Western Regional President of Alling & Cory; John B. Henderson, Senior Vice President and Upstate Regional President of Alling & Cory; John P. Maddock, Senior Vice President Marketing -- Printing Papers and National Markets President; and Robert G. Preston, Senior Vice President and Mid-Atlantic Regional President. While the precise terms of the Alling & Cory LTIP have not been fully determined, it is anticipated that each participant will be granted stock appreciation rights, options or restricted stock, or a combination thereof (the "LTIP Rights"), in Alling & Cory. It is anticipated that, initially, participants in the Alling & Cory LTIP will be granted LTIP Rights with an aggregate value equal to an approximately 1% equity interest in the Surviving Corporation. It is not anticipated that the aggregate value of the LTIP Rights available for grant will exceed a 5% equity interest in the Surviving Corporation. The terms of the LTIP have not been finally determined; however, assuming a total equity value of Alling & Cory of $88,250,000, a 1% equity interest in the surviving corporation would have an aggregate value of $882,500 and the aggregate value of the maximum amount of LTIP Rights available for grant would be approximately $4.5 million.

   Alling & Cory has in effect an employee benefit plan, the Retirement Restoration Plan for Participants in The Retirement Plan of Alling & Cory (the "Retirement Restoration Plan"), which provides to participants retirement benefits equal to the amount by which benefits under Alling & Cory's Retirement Plan are reduced by reason of certain IRS limitations. Ten individuals were recently named as participants in the Retirement Restoration Plan, including all of the officers who are also directors of Alling & Cory. Alling & Cory has recently adopted the Enhancement Plan for Certain Highly Compensated Employees of Alling & Cory (the "Enhancement Plan") which provides to participants who are terminated without cause after a change in control of Alling & Cory, a benefit which, when combined with benefits under Alling & Cory's other plans, equals the retirement benefit they would have earned if they had worked until the earlier of age 55 or the tenth anniversary of their employment termination date. Six officers, all of whom are also directors of Alling & Cory, have been named as participants in this plan. See "The Merger
- - Conflicts of Interest."


THE MERGER AGREEMENT

   Effective Time of the Merger. The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of New York or at such later time as may be specified in the Certificate of Merger (the "Effective Time"). This filing will occur as soon as practicable following approval of the Merger Agreement by holders of Alling & Cory Common Stock and the satisfaction or waiver of all other conditions to the Merger.

   No Solicitation of Other Offers. In the Merger Agreement, Alling & Cory has agreed that it and its subsidiaries will not, directly or indirectly, take, and will not authorize or permit its or their officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or any agents or affiliates to take, any action to (i) encourage, solicit or initiate the submission of any acquisition proposal, (ii) enter into an agreement for the sale or other disposition by Alling & Cory or any of its subsidiaries of a material amount of assets or a sale of shares of capital stock or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person (other than Union Camp or Merger Sub) in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal; provided, however, that Alling & Cory and such individuals may participate in discussions or negotiations with or furnish information to any third party which proposes a transaction which the Board of Directors of Alling & Cory reasonably believes will be likely to result in an acquisition proposal, if the Board of Directors believes (based upon the written advice of independent outside counsel) that failing to take such action would likely constitute a breach of its fiduciary duties. In addition, neither the Board of Directors of Alling & Cory nor any committee thereof shall withdraw or modify in a manner adverse to Union Camp the approval and recommendation of the Merger Agreement and the Merger or approve or recommend any acquisition proposal; provided that Alling & Cory may recommend to its shareholders an acquisition proposal and in connection therewith withdraw or modify its approval or recommendation of the Merger if
(i) the Board of Directors of Alling & Cory has determined that the acquisition proposal is a proposal that is more favorable to Alling & Cory and its shareholders than the Merger, (ii) certain other conditions have been satisfied (including the payment of a $4,000,000 termination fee) and (iii) simultaneously with such withdrawal, modification or recommendation, the Merger Agreement is terminated in accordance with its terms.

   Conditions to the Merger. In addition to customary conditions, the obligations of Alling & Cory, Union Camp and Merger Sub to consummate the Merger are subject to the satisfaction or, where permitted, waiver of certain other conditions, including (a) the absence of any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction issued by any court or governmental authority or any action, suit or proceeding prohibiting or preventing or seeking to prohibit or prevent the consummation of the Merger or which could reasonably be expected to have a material adverse effect on Alling & Cory or Union Camp, (b) the absence of any stop order suspending the effectiveness of the Registration Statement or preventing the use thereof or any related prospectus and (c) the approval and adoption of the Merger Agreement and the approval of the terms of the Merger by an affirmative vote of two-thirds of the outstanding shares of Alling & Cory Common Stock entitled to vote at the Special Meeting.

   In addition, Union Camp and Merger Sub's obligation to consummate the Merger is subject to various additional conditions, including (a) the absence of any material adverse change in Alling & Cory, (b) the receipt of certain consents of third parties and (c) the receipt of customary opinions of counsel to Alling & Cory and comfort letters from Alling & Cory's independent public accountants.

   Alling & Cory's obligation to consummate the Merger is subject to various additional conditions, including (a) the absence of any material adverse change in Union Camp, (b) the authorization for listing on the NYSE of the shares of Union Camp Common Stock to be issued in the Merger in exchange for those shares of Alling & Cory Common Stock in respect of which an effective Stock Election has been made or has been deemed to have been made and (c) the receipt of customary opinions of counsel to Union Camp and comfort letters from Union Camp's independent certified public accountants. See "The Merger Agreement -- Conditions to the Merger."

   Termination Rights; Fees and Expenses. The Merger Agreement may be terminated and the transactions contemplated thereby abandoned, at any time prior to the Effective Time, whether before or after approval of the Merger Agreement by Alling & Cory's shareholders, (i) by action authorized by the vote of a majority of the members of the Board of Directors of each of Alling & Cory and Union Camp; (ii) by Union Camp or Alling & Cory if the Merger shall not have been consummated on or before August 31, 1996 (or such later date as may be agreed to by Union Camp and Alling & Cory) by reason of the failure of any condition to the consummation of the Merger; provided, however, that no party may terminate the Merger Agreement if the failure of such condition is caused primarily by such party's material breach of the Merger Agreement;
(iii) by Union Camp, if any of the representations and warranties of Alling & Cory contained in the Merger Agreement fail to be true and correct in all respects except for failures of representations or warranties to be true and correct which would not have a material adverse effect on the business, assets, prospects, condition (financial or otherwise) or the results of operations of Alling & Cory and/or its subsidiaries taken as a whole or the Surviving Corporation and its subsidiaries taken as a whole, exclusive of any effect on the prospects of Alling & Cory due to a general deterioration in economic conditions; (iv) by Union Camp, if Alling & Cory fails to perform or comply with, in all material respects, any of its material agreements or covenants contained in the Merger Agreement as to which notice has been given to Alling & Cory and Alling & Cory has failed to cure or otherwise resolve the same to the reasonable satisfaction of Union Camp within 30 days after receipt of such notice; (v) by Alling & Cory, if any of the representations and warranties of Union Camp contained in the Merger Agreement fail to be true and correct in all respects except for failures of any representations or warranties to be true and correct which would not have a material adverse effect on the business, assets, prospects, condition (financial or otherwise) or the results of operations of Union Camp and its active operating subsidiaries taken as a whole; (vi) by Alling & Cory, if Union Camp fails to perform or comply with, in all material respects, any of its material agreements or covenants contained in the Merger Agreement as to which notice has been given to Union Camp and Union Camp has failed to cure or otherwise resolve the same to the reasonable satisfaction of Alling & Cory within 30 days after receipt of such notice; (vii) by Union Camp or Alling & Cory if a court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; (viii) by Union Camp or Alling & Cory, if the Board of Directors of Alling & Cory determines that an acquisition proposal from a third party is a proposal that is more favorable to Alling & Cory and its shareholders than the Merger and believes in the exercise of its good faith judgment (which judgment is based upon the written advice of independent outside counsel) that a failure to terminate the Merger Agreement and enter into an agreement to effect the proposal that is more favorable to Alling & Cory and its shareholders than the Merger would likely constitute a breach of its fiduciary duties under applicable law; provided that Alling & Cory may not terminate the Merger Agreement pursuant to this clause unless (a) Alling & Cory has fully complied with certain notice provisions of the Merger Agreement and (b) prior to such termination, Union Camp has received a termination fee of $4,000,000; (ix) by Union Camp or Alling & Cory, if the Board of Directors of Alling & Cory has withdrawn or modified in a manner adverse to Union Camp its approval or recommendation to the shareholders of Alling & Cory of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, provided that Alling & Cory may not terminate the Merger Agreement pursuant to this clause unless Alling & Cory's Board of Directors believes, in the exercise of its good faith judgment based upon the written advice of independent outside counsel, that a failure to withdraw or modify such approval or recommendation would likely constitute a breach of its fiduciary duties; and (x) by Alling & Cory, if the Average Closing Price per share of Union Camp Common Stock is less than $42.50 and by Union Camp, if the Average Closing Price is greater than $61.50.

   The Merger Agreement provides that in certain circumstances involving the termination of the Merger Agreement, Alling & Cory will be required to pay to Union Camp a fee of $4,000,000, which will constitute, among other things, reimbursement for Union Camp's documented fees, costs and expenses incurred in connection with the transactions contemplated by the Merger Agreement. See "The Merger Agreement -- Termination Rights; Fees and Expenses."

   Method of Election. A holder of Alling & Cory Common Stock may elect to receive in exchange for each share of Alling & Cory Common Stock held by such shareholder, subject in each case, to certain adjustments, either $112.064 in cash pursuant to a Cash Election (subject to the limitation contained in the Merger Agreement) or a number of shares of Union Camp Common Stock equal to the Share Conversion Number pursuant to a Stock Election. An Election will have been properly made and will be effective only if the Transfer Agent receives at its designated office by 5:00 p.m. New York City time, on

  , 1996, a properly completed Form of Election, provided that any holder of Alling & Cory Common Stock who does not properly and timely make any Election shall be deemed to have properly and timely made a Stock Election for all purposes of the Merger Agreement. See "The Merger Agreement -- Method of Election" and "-- The Merger -- Limitation on Cash Elections."

   An Election may be revoked only by written notice received by the Transfer
Agent (i) prior to 5:00 p.m. New York City time, on             , 1996 or (ii)
after 90 days after the date the Form of Election is first mailed to holders of Alling & Cory Common Stock, if the Effective Time shall not have occurred prior to such date. In addition, all Forms of Election will automatically be revoked if the Transfer Agent is notified in writing by the parties to the Merger Agreement that the Merger has been abandoned. See "The Merger Agreement -- Method of Election."

   Exchange of Alling & Cory Share Certificates. As soon as practicable after the Effective Time, Union Camp will cause The Bank of New York (the "Exchange Agent") to mail and make available to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Alling & Cory Common Stock ("Certificates"),
(x) a notice and letter of transmittal (a "Letter of Transmittal"), advising such holder of the effectiveness of the Merger and the procedures for surrendering any Certificates to the Exchange Agent for exchange and (y) instructions for use in effecting the surrender of such Certificates for exchange pursuant to the Merger Agreement. See "The Merger Agreement -- Exchange of Share Certificates."

   HOLDERS OF CERTIFICATES SHOULD NOT SUBMIT THEIR CERTIFICATES FOR EXCHANGE UNTIL SUCH INSTRUCTIONS AND LETTER OF TRANSMITTAL ARE RECEIVED.

   Appraisal Rights. Section 623 of the NYBCL provides for appraisal rights in certain circumstances. See "Appraisal Rights of Dissenting Shareholders" and Section 623 of the NYBCL attached to this Proxy Statement/Prospectus as Annex C.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   Alling & Cory has been advised by its counsel that the Merger will consti-tute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and that accordingly, for United States federal income tax purposes, (i) Alling & Cory shareholders who exchange all of the shares of Alling & Cory Common Stock that such shareholders actually own for shares of Union Camp Common Stock in the Merger will recognize no income, gain or loss on such exchange, except to the extent that such shareholders receive cash in lieu of fractional shares, (ii) Alling & Cory shareholders who exchange all of the shares of Alling & Cory Common Stock that such shareholders actually own solely for cash in the Merger, and who are not deemed to own by attribution shares of Alling & Cory Common Stock that are exchanged for shares of Union Camp Common Stock in the Merger, will recognize gain or loss with respect to the exchange in an amount equal to the difference between the cash received in the Merger or pursuant to the exercise of appraisal rights and such shareholders' adjusted tax basis in the Alling & Cory Common Stock surrendered therefor, and (iii) Alling & Cory shareholders who (a) exchange a portion of Alling & Cory Common Stock for Union Camp Common Stock and another portion of such Alling & Cory Common Stock for cash (other than cash received in lieu of fractional shares of Union Camp Common Stock) in the Merger, or (b) exchange all of the shares of Alling & Cory Common Stock that such shareholders actually own solely for cash in the Merger, but are deemed to own by attribution shares of Alling Cory Common Stock that are exchanged for shares of Union Camp Common Stock in the Merger, will treat any cash such shareholders receive in the exchange for his or her shares of Alling & Cory Common Stock either (x) in its entirety as a distribution treated as a dividend to the extent of the shareholders' ratable share of applicable current and/or accumulated earnings and profits, or (y) as received pursuant to a sale or exchange, whereby such shareholders will realize capital gain or loss equal to the difference between the fair market value of Union Camp Common Stock plus the cash received by such shareholders in the Merger and such shareholders' adjusted tax basis in the Alling & Cory Common Stock surrendered therefor; however, any such gain will be recognized only to the extent of cash received, and no loss shall be recognized.

   In the event that the transaction is treated as a sale or exchange, and not as a distribution, a shareholder's aggregate adjusted tax basis for the shares of Union Camp Common Stock received in the Merger will equal such shareholder's adjusted tax basis in the shares of Alling & Cory Common Stock that were surrendered in exchange therefor, less the portion of such basis, if any, allocable to fractional shares for which cash is received, decreased by the amount of the cash received (other than cash received with respect to fractional Union Camp Common Stock), and increased by the amount of gain recognized by such shareholder, if any (other than with respect to fractional Union Camp Common Stock). The holding period of Union Camp Common Stock received in the Merger by each holder of Alling & Cory Common Stock will include the holding period of the Alling & Cory Common Stock surrendered therefor.

   Consummation of the Merger is conditioned, among other things, upon receipt by Alling & Cory of an opinion from Underberg & Kessler LLP, counsel to Alling & Cory, and by Union Camp of an opinion from White & Case, counsel to Union Camp, to the effect that if the Merger is consummated in accordance with the terms of the Merger Agreement, the shareholders of Alling & Cory will not recognize gain or loss for United States federal income tax purposes in connection with their receipt of Union Camp Common Stock, except to the extent that such shareholders receive (i) cash for their Alling & Cory Common Stock pursuant to an effective Cash Election, (ii) cash withheld in respect of certain escrow arrangements established in respect of certain contingent liabilities of Alling & Cory, or (iii) cash in lieu of fractional shares. See "The Merger Agreement -- The Merger -- Certain Contingencies; Escrow Arrangements."

   All shareholders should read carefully the discussion in "Certain United States Federal Income Tax Consequences" and other sections of this Proxy Statement/Prospectus. They are urged to consult their own tax advisors as to the specific consequences to them of the Merger under United States federal, state, local or any other applicable tax laws.


COMPARISON OF RIGHTS OF UNION CAMP AND ALLING & CORY STOCKHOLDERS

   Union Camp is incorporated under the laws of the Commonwealth of Virginia, and Alling & Cory is incorporated under the laws of the State of New York.
The Alling & Cory shareholders, whose rights as shareholders are currently governed by New York law and Alling & Cory's Certificate of Incorporation and by-laws, will become, upon consummation of the Merger and to the extent they receive shares of Union Camp Common Stock, shareholders of Union Camp, and their rights will be governed by Virginia law and Union Camp's Articles of Incorporation and by-laws. See "Comparison of Rights of Holders of Union Camp Common Stock and Alling & Cory Common Stock."


NYSE LISTING

   The Union Camp Common Stock is listed on the NYSE. Union Camp has agreed to use its reasonable best efforts to cause the shares of Union Camp Common Stock to be issued in the Merger to be listed on the NYSE at the Effective Time. A condition to Alling & Cory's obligation to consummate the Merger is that prior to the Effective Time any shares of Union Camp Common Stock, to the extent applicable, to be issued in the Merger will be approved for listing on the NYSE.

PER SHARE INFORMATION

   The following tables set forth certain historical information and certain pro forma and equivalent information with respect to net income per share, cash dividends per share and book value per share for Alling & Cory Common Stock and Union Camp Common Stock. The information provided should be read in conjunction with the financial statements of Union Camp and Alling & Cory, and notes thereto, incorporated herein by reference, in the case of Union Camp, and included elsewhere in this Proxy Statement/Prospectus, in the case of Alling & Cory. The comparative pro forma and equivalent pro forma per share data have been included for comparative purposes only and do not purport to be indicative of the results or financial position which would have been obtained if the Merger had occurred at the beginning of the period or as of the date indicated or of the financial position or results which may be obtained in the future.

                                                          FOR THE YEAR ENDED                  For the three months
                                                           DECEMBER 31, 1995                  ended March 31, 1996
BOOK VALUE PER SHARE
    Union Camp                                                  $30.71                                  $31.09
    Alling & Cory                                               $51.37                                  $51.68
    Union Camp pro forma(1)                                     $30.71                                  $31.09
    Alling & Cory merger equivalent shares(2)                   $66.18                                  $67.00
CASH DIVIDENDS DECLARED PER SHARE
    Union Camp                                                   $1.66                                   $0.45
    Alling & Cory                                                $1.60                                   $0.60
    Alling & Cory merger equivalent shares(2)                    $3.58                                   $0.97
INCOME PER SHARE
    Union Camp Net Income                                        $6.45                                   $0.85
    Alling & Cory Net Income                                     $6.13                                   $0.18
    Union Camp pro forma Net Income(1)                           $6.44                                   $0.83
    Alling & Cory merger equivalent shares Net Income(2)        $13.88                                   $1.79
______________________
(1) Union Camp pro forma amounts were calculated using the following assumptions: (a) a market value of $52.00 per share of Union
    Camp Common Stock, which represents the midpoint of the negotiated low and high values used in determining the Fair Market
    Value of Union Camp Common Stock, (b) a conversion rate of 2.155 shares as described in note 2 below, (c) that 100% of the holders of Alling & Cory Common Stock elect to receive shares of Union Camp Common Stock and (d) that Union Camp will repurchase in the open market all of the number of shares issued to effectuate the Merger through the issuance of debt securities at prevailing market rates.

(2) Equivalent per share amounts are calculated by multiplying the Union Camp pro forma per share amounts (or Union Camp cash dividends declared per share, in the case of equivalent dividends per share) by 2.155 (assuming that the Fair Market Value of
    Union Camp Common Stock equals $52.00).

MARKET PRICES

     The following table sets forth the historical market price of Union Camp Common Stock and of Alling & Cory Common Stock (based on its book value for historical price) on a historical and equivalent share basis, as of April 12, 1996, the business day immediately preceding the announcement of the execution of the Merger Agreement, and as of June 18, 1996.

                                                            April 12, 1996      June 18, 1996
 Union Camp Historical(1)                                     $ 50.13             $ 51.63
 Alling & Cory Historical(2)                                    51.20               51.20
 Alling & Cory Equivalent Share Basis(3)                       108.02              111.26
____________________

(1)      The last sale price as reported on the NYSE Composite Tape on April 12, 1996 and on June 18, 1996.

(2)      There is no established public trading market for Alling & Cory Common Stock.  The Board of Directors of Alling & Cory
         periodically establishes a value (rounded book value) for the shares of Alling & Cory Common Stock; subject to the restrictions of the NYBCL and the restrictions on stock repurchases imposed by the covenants contained in its debt agreements, Alling & Cory has, on request, frequently repurchased shares at that value and has priced the shares of Alling
         & Cory Common Stock issued from time to time under its dividend reinvestment plan at 95% of this value.  See "Alling & Cory
         Share Prices and Dividends."  The price shown was established by the Alling & Cory Board of Directors on February 8, 1996
         based on Alling & Cory's December 31, 1995 book value.  The Alling & Cory Board of Directors has not determined any value for the shares of Alling & Cory Common Stock since February 8, 1996.

(3)      Equivalent share basis is determined by multiplying the Union Camp historical share price by 2.155 (assuming the Fair
         Market Value of Union Camp Common Stock equals $52.00).

                      UNION CAMP SELECTED FINANCIAL DATA
     The selected consolidated financial data as of the end of and for each of the years in the five-year period ended December 31, 1995 has been derived from consolidated financial statements audited by Price Waterhouse LLP, independent accountants. The selected consolidated financial data as of and for the three months ended March 31, 1996 and 1995 have been derived from unaudited financial statements of Union Camp. Consolidated balance sheets at December 31, 1994 and 1995 and the related consolidated statements of income and of cash flows for the three years ended December 31, 1995 and notes thereto are incorporated by reference in this Proxy Statement/Prospectus.

                                                      For the Year Ended December 31,

                               1995             1994(1)            1993               1992              1991
                                              (dollars in thousands except per share amounts)

 STATEMENT OF OPERATIONS DATA:

 Net Sales . . . . .          $4,211,709         $3,395,825        $3,120,421        $3,064,358        $2,967,138
 Income from
   Operations  . . .          $  830,102         $  274,500        $  211,624        $  180,576        $  274,990
 Net Income(2)
    Total  . . . . .           $ 451,073          $ 117,226         $  50,043         $  42,655         $ 128,010
    Per Share  . . .            $   6.45           $   1.67           $   .72           $   .61          $   1.85

 Dividends Per
   Common Share  . .            $   1.66           $   1.56          $   1.56          $   1.56          $   1.56

 BALANCE SHEET DATA (AT PERIOD END):
 Current Assets  . .          $1,033,817         $  951,133        $  910,718        $1,016,117        $  909,990

 Total Assets  . . .          $4,838,343         $4,776,578        $4,685,033        $4,745,197        $4,697,714
 Current
   Liabilities(3)  .          $  574,113         $  883,924        $  909,372        $  892,115        $  764,916
 Long-Term Debt  . .          $1,197,536         $1,252,249        $1,244,907        $1,289,706        $1,348,157
 Stockholders'
   Equity  . . . . .          $2,121,692         $1,836,321        $1,815,848        $1,881,878        $1,936,256


 OTHER DATA:
 Cash Provided by
   Operations  . . .          $  750,222         $  368,502        $  418,420        $  268,865        $  375,041
 Capital
   Expenditures  . .          $  266,799         $  324,939        $  310,113        $  219,654        $  482,638

 Depreciation,
   Amortization &
   Cost of Union
   Camp Timber
   Harvested . . . .          $  287,738         $  270,850        $  261,518        $  253,087        $  219,210
                             For the Three Months Ended
                                     March 31,

                               1996              1995
 STATEMENT OF OPERATIONS DATA:

 Net Sales . . . . .          $  978,255         $1,021,146
 Income from
   Operations  . . .          $  127,599         $  201,319

 Net Income(2)
    Total  . . . . .          $   58,503         $  105,007
    Per Share  . . .          $     0.85         $     1.50

 Dividends Per
   Common Share  . .          $     0.45         $     0.39


 BALANCE SHEET DATA (AT PERIOD END):
 Current Assets  . .          $1,025,081         $1,058,955
 Total Assets  . . .          $4,927,225         $4,869,291
 Current
   Liabilities(3)  .          $  616,482         $  881,461

 Long-Term Debt  . .          $1,195,623         $1,240,063
 Stockholders'
   Equity  . . . . .          $2,148,852         $1,919,689

 OTHER DATA:

 Cash Provided by
   Operations  . . .          $  140,614         $  130,056
 Capital
   Expenditures  . .          $(127,198)         $ (61,690)
 Depreciation,
   Amortization &
   Cost of Union
   Camp Timber
   Harvested . . . .          $   72,875         $   70,443
______________________

(1)      1994 results include a $14 million pre-tax charge relating to the write down of non-strategic assets, an $11.7 million pre-
         tax charge to reflect the company's withdrawal from the retail paper bag business, as well as a pre-tax gain of $34.7 million on the sale of a minority interest in Bush Boake Allen Inc.
(2)      Represents net income before extraordinary items and cumulative effect of accounting changes.
(3)      Included in "Current Liabilities" are $124 million and $332 million of commercial paper borrowings at March 31, 1996 and
         March 31, 1995, respectively.

                     ALLING & CORY SELECTED FINANCIAL DATA

     The selected financial information for the years ended December 31, 1991-1995 was derived from the consolidated financial statements of Alling & Cory audited by Arthur Andersen LLP, independent public accountants, as indicated in their report included elsewhere herein. The selected consolidated financial information for the three months ended March 31, 1996 and 1995 was derived from the unaudited financial statements of Alling & Cory.

                                                                                                             For the Three Months
                                                                                                             Ended March 31,
                                                        For the Year Ended December 31,

                                        1995           1994          1993          1992           1991          1996        1995
                                                (dollars in thousands except per share amounts)
 STATEMENT OF OPERATIONS DATA:

 Net Sales . . . . . . . . . . .        $763,608        $617,518    $550,668       $527,454       $476,537     $169,609    $185,529
 Income from Operations  . . . .        $ 11,093        $  4,394    $  2,743       $  5,739       $  4,452     $  1,325    $  2,252
 Net income:
   Total . . . . . . . . . . . .        $  4,806        $  2,601    $  1,386       $  2,403       $  1,314     $    143    $    757
   Per Wtd. Avg. Share . . . . .        $   6.13         $  3.27    $   1.70       $   2.94       $   1.55     $   0.18    $   0.96


 Dividends Per Common Share  . .        $   1.60        $   1.50    $   1.40       $   1.60       $   1.60     $   0.60    $   0.55

 BALANCE SHEET DATA (AT PERIOD END):
 Current Assets  . . . . . . . .        $124,514        $120,640    $ 99,624       $ 93,753       $ 85,501     $117,370    $137,248

 Total Assets  . . . . . . . . .        $140,942        $134,945    $113,785       $106,688       $ 97,758     $134,223    $152,115
 Current Liabilities . . . . . .        $ 81,949        $ 80,203    $ 62,372       $ 54,615       $ 45,812     $ 77,937    $ 97,155
 Long-Term Debt  . . . . . . . .        $ 13,851        $ 14,051    $ 12,628       $ 13,458       $ 13,654     $  9,910    $ 12,443
 Stockholders' Equity  . . . . .        $ 39,903        $ 36,365    $ 35,871       $ 36,249       $ 35,718     $ 40,700    $ 36,615


 OTHER DATA:
 Cash (Used for) Provided
   by Operations . . . . . . . .         $  (863)      $ (7,240)    $ (4,303)      $  5,271       $ 14,220     $ 11,977    $ (6,101)
 Capital Expenditures  . . . . .         $ 4,249       $  1,312     $  2,817       $  1,202       $  1,011     $    890    $  1,084

 Depreciation &
   Amortization  . . . . . . . .         $ 1,985        $  2,103    $  2,198       $  2,011       $  1,729     $    539    $    518

                           THE COMPENSATION PROPOSAL

     Under Sections 280G and 4999 of the Code, certain payments made, to be made or deemed to be made by Alling & Cory to certain of its employees may be taxable as "excess parachute payments," which would have adverse tax consequences for both Alling & Cory and the employee who received such payments. The Code presumes (the "Presumption") that any payments made to an employee within one year of the Merger are deemed to be made in contemplation of the Merger, and if such payments exceed three times the base amount, they constitute "parachute payments." The "base amount" is defined as the average of the employee's last five years' total compensation. Also pursuant to the Presumption, parachute payments may include payments pursuant to agreements entered into, or amended, within one year of the Merger. Excess parachute payments are the amount by which the parachute payments exceed the greater of the base amount or "reasonable compensation." Excess parachute payments will not be deductible by Alling & Cory and will be subject to a twenty percent excise tax (in addition to regular income and Social Security taxes) payable by the employee receiving the payments.

     Under the above tests, it is possible that certain payments, including, without limitation, those required to be made to Mr. Hubbard under the Employment Agreement, and certain payments made or deemed to be made to Mr. Hubbard and to Margaret Supinski, Alling & Cory's Vice President, Human Relations, in the form of stock bonuses and/or pursuant to certain employee benefit plans, may be added together and taxed as excess parachute payments. Alling & Cory believes there are various rationales under the Code to exempt all or certain portions of the payments from classification as parachute payments. However, utilizing the largest possible value for all potential components of parachute payments, and assuming that all potential components are found to be includable as parachute payments, the excess parachute payments (i) to Mr. Hubbard could aggregate $2,294,448, consisting of the stock bonus ($784,448), retirement plan benefits ($340,000) and employment compensation ($1,170,000), and (ii) to Ms. Supinski could aggregate $282,413 consisting of the stock bonus ($22,413) and retirement plan benefits ($260,000). See "Proposal to Approve Executive Compensation."

     Under the Code, if receipt or retention of payments which would otherwise constitute "parachute payments" are conditioned on approval by in excess of 75% of the outstanding shares of the Alling & Cory Common Stock, on receipt of such approval, these payments will be exempt from the parachute rules and will not constitute "parachute payments," and, therefore, the payments will not in-volve the negative tax effects connected with such excess parachute rules.

     The Compensation Committee of the Alling & Cory Board of Directors (the "Compensation Committee") and the Alling & Cory Board of Directors have determined that the stock bonuses and benefits granted to Mr. Hubbard and Ms. Supinski (and in the case of Mr. Hubbard, the terms of the Employment Agreement) are fair and reasonable compensation for past services rendered and/or are necessary to ensure the continued services of Mr. Hubbard and Ms. Supinski to Alling & Cory and thus that such payments are in the best interests of Alling & Cory. The Compensation Committee has further determined that it is in the best interests of Alling & Cory that neither Alling & Cory nor Mr. Hubbard and Ms. Supinski suffer the negative tax effects of such payments being deemed "excess parachute payments." See "Proposal to Approve Executive Compensation."

     ACCORDINGLY, THE ALLING & CORY BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF ALLING & CORY VOTE TO APPROVE THE COMPENSATION PREVIOUSLY PAID, PROPOSED TO BE PAID OR DEEMED TO BE PAID TO EACH OF MR. HUBBARD AND MS. SUPINSKI, INCLUDING, WITHOUT LIMITATION, THE STOCK BONUS, THE ENHANCEMENT PLAN BENEFITS AND THE RETIREMENT RESTORATION PLAN BENEFITS. If the holders of in excess of 75% of the outstanding shares of the Alling & Cory Common Stock grant such approval, such payments will not be deemed to be "parachute payments."

                              THE SPECIAL MEETING

GENERAL

     The Special Meeting of the shareholders of Alling & Cory will be held on
            , 1996 at Alling & Cory's principal executive offices at 1059 West Ridge Road, Rochester, New York 14615, commencing at 10:00 a.m. (local time) to (i) consider and vote upon the approval and adoption of the Merger Agreement and the approval of the terms of the Merger, (ii) consider and vote upon the Compensation Proposal and (iii) transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     The Board of Directors of Alling & Cory has (i) unanimously approved the Merger Agreement and the transactions contemplated thereby and has determined that such transactions are in the best interests of Alling & Cory and its shareholders and (ii) unanimously approved the Compensation Proposal. The Board of Directors of Alling & Cory unanimously recommends that shareholders vote (x) FOR the approval and adoption of the Merger Agreement and (y) FOR the approval and adoption of the Compensation Proposal.


RECORD DATE; QUORUM

     Only record holders of shares of Alling & Cory Common Stock on the Record Date are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. On the Record Date there were 787,496 shares of Alling & Cory Common Stock issued and outstanding and entitled to vote at the Special Meeting. Each holder of Alling & Cory Common Stock outstanding on the Record Date is entitled to one vote for each such share so held, exercisable in person or by properly executed and delivered proxy, at the Special Meeting. The presence at the Special Meeting in person or by proxy of the holders of a majority of the outstanding shares of Alling & Cory Common Stock on the Record Date shall constitute a quorum for the transaction of business at the Special Meeting.


VOTE REQUIRED

     Under the NYBCL the affirmative vote of two-thirds of the outstanding shares of Alling & Cory Common Stock entitled to vote at the Special Meeting is necessary to adopt the Merger Agreement. Certain shareholders of Alling & Cory, including Mr. Hubbard, Mr. Harris and each other member of the Board of Directors of Alling & Cory who owns Alling & Cory Common Stock have granted
Union Camp proxies to vote an aggregate of       shares of Alling & Cory
Common Stock (approximately     % of the issued and outstanding Alling & Cory
Common Stock) at the Special Meeting, which proxies Union Camp is required to vote in favor of the approval and adoption of the Merger Agreement and the approval of the terms of the Merger. See "The Merger -- Conflicts of Interest."

     The affirmative vote of in excess of 75% of the outstanding shares of Alling & Cory Common Stock entitled to vote at the Special Meeting is necessary to approve and adopt the Compensation Proposal. Certain share-holders of Alling & Cory, including Mr. Hubbard, Mr. Harris and each other member of the Board of Directors of Alling & Cory who owns Alling & Cory Common Stock, have granted Union Camp proxies to vote an aggregate of
shares of Alling & Cory Common Stock (approximately     % of the issued and
outstanding Alling & Cory Common Stock) at the Special Meeting, which proxies Union Camp is required to vote in favor of the Compensation Proposal.


PROXIES; FORMS OF ELECTION

     Shareholders of Alling & Cory are requested to complete, date and sign the accompanying form of proxy and return it promptly to Alling & Cory in the enclosed postage-paid envelope. When the accompanying form of proxy is returned properly executed, the shares of Alling & Cory Common Stock represented thereby will be voted at the Special Meeting in accordance with the instructions contained therein; however, a properly executed proxy marked "ABSTAIN," including a proxy representing shares held of record by a broker or nominee who has not been given voting instructions by the beneficial owner, although counted for purposes of determining whether there is a quorum at the Special Meeting, will not be voted on each of the proposals to be voted on at the Special Meeting (including the approval and adoption of the Merger Agreement and the terms of the Merger and the Compensation Proposal) and will have the same effect as a negative vote on each of the proposals to be voted on at the Special Meeting (including the approval and adoption of the Merger Agreement and the terms of the Merger and the Compensation Proposal). If a proxy is executed and returned without an indication as to how the shares of Alling & Cory Common Stock represented thereby are to be voted, such shares will be voted to approve and adopt each of the proposals to be voted upon at the Special Meeting.

     Any Alling & Cory shareholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted at the Special Meeting. A later dated proxy or written notice of revocation received by the Secretary of Alling & Cory prior to the vote at the Special Meeting will serve to revoke such proxy. Also, an Alling & Cory shareholder who attends the Special Meeting in person may, if he or she wishes, vote by ballot at the Special Meeting, thereby cancelling any proxy previously given. Mere presence at such meeting will not serve to revoke any proxy previously given.

     Holders of Alling & Cory Common Stock are also requested to complete, date and sign the enclosed Form of Election and return it promptly in the enclosed postage-paid envelope to the Transfer Agent.


OTHER MATTERS TO BE CONSIDERED

     The Board of Directors of Alling & Cory is not aware of any other matter which will be brought before the Special Meeting. If, however, other matters incident to the conduct of the Special Meeting are presented, proxies will be voted in accordance with the discretion of the holders of such proxies.


SOLICITATION OF PROXIES

     This Proxy Statement/Prospectus is being furnished to holders of Alling & Cory Common Stock in connection with the solicitation of proxies by and on behalf of the Board of Directors of Alling & Cory for use at the Special Meeting. All expenses of this solicitation, including the cost of filing, preparing and mailing this Proxy Statement/Prospectus, will be borne by Alling & Cory and Union Camp. In addition to the use of mails, proxies may be solicited by persons regularly employed by Alling & Cory, in person or by telephone, facsimile or telegraph. Such persons will receive no additional compensation for such services, but will be reimbursed for any out-of-pocket expenses incurred by them in connection with such services. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Alling & Cory Common Stock held of record by such persons, and Alling & Cory may reimburse such persons for reasonable out-of-pocket expenses incurred by them in connection therewith.

                   ALLING & CORY SHARE PRICES AND DIVIDENDS

     There is no established public trading market for Alling & Cory Common Stock. In the past, Alling & Cory's Board of Directors, from time to time, has established a value (rounded book value) at which, subject to the restrictions of the NYBCL and the restrictions on stock redemptions imposed by the covenants contained in its debt agreements, Alling & Cory has, on request, frequently repurchased its shares of Alling & Cory Common Stock. A summary of those share redemptions since January 1, 1993 and the price per share of Alling & Cory Common Stock is as follows:

       Fiscal Quarter of                Number of                Number of
           Repurchase                  Transactions               Shares                   Price Per Share

     1993
     1st Qtr                                 6                    1,030                      $43.60-$44.60
     2nd Qtr                                13                    2,053                             $44.60
     3rd Qtr                                 8                    5,738                             $44.60
     4th Qtr                                 9                    9,195                             $44.60

     1994
     1st Qtr                                 7                    3,245                      $44.60-$44.80
     2nd Qtr                                17                   18,613                      $44.60-$44.80
     3rd Qtr                                 7                    1,648                             $44.60
     4th Qtr                                 4                    2,674                      $44.60-$46.20

     1995
     1st Qtr                                 8                    2,845                      $46.20-$46.80
     2nd Qtr                                11                   11,172                      $46.80-$47.20
     3rd Qtr                                 1                      100                             $47.20
     4th Qtr                                 1                      787                             $50.20

     1996
     1st Qtr                                 0                        0                                  --
     2nd Qtr                                 0                        0                                  --

     During each of 1993, 1994, 1995 and the first quarter of 1996, Alling & Cory paid quarterly cash dividends of $0.35 per share of Alling & Cory Common Stock. In addition, Alling & Cory paid special cash dividends of $0.10, $0.20 and $0.25 per share of Alling & Cory Common Stock in the first quarter of 1994, 1995 and 1996, respectively. As of May 1, 1996, there were 315 holders of record of Alling & Cory Common Stock. Alling & Cory has in effect a dividend reinvestment plan that allows shareholders of Alling & Cory electing to participate in such plan to receive shares of Alling & Cory Common Stock in lieu of cash dividends at a price equal to 95% of the value of Alling & Cory Common Stock periodically established by Alling & Cory's Board of Directors, which price is currently established at $51.20.

                                  THE MERGER

GENERAL

     The terms and conditions of the Merger are set forth in the Merger Agreement, the text of which is attached to this Proxy Statement/Prospectus as Annex A. The summary of the Merger Agreement contained in this Proxy Statement/Prospectus does not purport to be complete and is qualified in its entirety by reference to the complete text of such document.

     At the time the Merger becomes effective, Merger Sub will be merged with and into Alling & Cory in accordance with the NYBCL. As a result of the Merger, the separate corporate existence of Merger Sub (which was formed solely for the purposes of the Merger and has not engaged in any operations or businesses) will cease, and Alling & Cory will continue its existence as a separate subsidiary of Union Camp.

     Upon the consummation of the Merger each of the issued and outstanding shares of Alling & Cory Common Stock held by each holder of such shares (other than shares of Alling & Cory Common Stock held in the treasury of Alling & Cory, by Merger Sub, by Union Camp or by Dissenting Shareholders, if any) will be converted into the right to receive, at the Election of such holder and subject, in each case, to certain adjustments, either (x) $112.064 cash (subject to the limitation contained in the Merger Agreement) pursuant to a Cash Election or (y) shares of Union Camp Common Stock equal to the Share Conversion Number, pursuant to a Stock Election. To the extent that any Alling & Cory shareholder makes (or is deemed to make) a Stock Election, any fractional shares resulting from the conversion of shares of Alling & Cory Common Stock will entitle the holder to receive cash. In the event that Cash Elections by the holders of Alling & Cory Common Stock are received and not revoked prior to the Effective Time in respect of a number of shares of Alling & Cory Common Stock in excess of a number (the "Maximum Cash Election Number") equal to 157,400 shares of Alling & Cory Common Stock, less a number of shares equal to the number of shares held by Dissenting Shareholders, less the number of shares repurchased prior to the Merger from employee/retiree shareholders, less 322 shares and less a number of shares equal to the number of shares resulting from dividing (x) the sum equal to the total cash withheld pursuant to certain escrow arrangements plus $400,000 by (y) the Cash Election Price, then only the number of shares of Alling & Cory Common Stock equal to the Maximum Cash Election Number shall be converted into and receive the Cash Election Price. In that case, shares of Alling & Cory Common Stock to be converted into the Cash Election Price shall be selected on a pro rata basis, with adjustments to avoid purchases of fractional shares, based on the number of shares in respect of which an effective Cash Election is received and not revoked prior to the Effective Time. All shares of Alling & Cory Common Stock in respect of which an effective Cash Election is received and not revoked prior to the Effective Time which are not converted into the Cash Election Price shall be deemed to have made an effective Stock Election and shall be converted into shares of Union Camp Common Stock. See "The Merger Agreement -- The Merger -- Limitation on Cash Elections," "-- Certain Contingencies; Escrow Agreements" and "The Merger Agreement -- Fractional Shares."

     FROM AND AFTER         , 1996, HOLDERS OF ALLING & CORY COMMON STOCK MAY
TELEPHONE 1 (888) 899-1396 (EXT. 4163), TOLL FREE, FOR THEN-CURRENT INFORMATION REGARDING THE NUMBER OF SHARES OF UNION CAMP COMMON STOCK INTO WHICH EACH SHARE OF ALLING & CORY COMMON STOCK IN RESPECT OF WHICH A STOCK ELECTION HAS BEEN MADE OR HAS BEEN DEEMED TO HAVE BEEN MADE WILL BE CONVERTED.
ON            , 1996, UNION CAMP WILL ISSUE A PRESS RELEASE STATING THE
DEFINITIVE NUMBER OF SHARES OF UNION CAMP COMMON STOCK INTO WHICH EACH SHARE OF ALLING & CORY COMMON STOCK IN RESPECT OF WHICH A STOCK ELECTION HAS BEEN MADE OR HAS BEEN DEEMED TO HAVE BEEN MADE WILL BE CONVERTED. FROM AND AFTER THAT DATE, HOLDERS OF ALLING & CORY COMMON STOCK MAY TELEPHONE THE ABOVE-REFERENCED TOLL-FREE NUMBER FOR INFORMATION CONCERNING THE DEFINITIVE NUMBER OF SHARES OF UNION CAMP COMMON STOCK INTO WHICH EACH SHARE OF ALLING & CORY COMMON STOCK IN RESPECT OF WHICH A STOCK ELECTION HAS BEEN MADE OR HAS BEEN DEEMED TO HAVE BEEN MADE WILL BE CONVERTED.

BACKGROUND OF THE MERGER

     Alling & Cory is a major independent regional distributor of fine printing, writing and publishing papers, industrial packaging equipment and supplies, janitorial supplies, and magnetic media supplies. Prior to entering into discussions regarding a potential business combination, Alling & Cory had concentrated on improving its operating results through increasing the efficiency of its operations, including restructuring of its warehousing operations and improving its inventory control and other information systems.

     On April 24, 1995, a representative of a publicly traded paper and forest products company (the "First Potential Acquiror") contacted Samuel T. Hubbard, Jr., President and Chief Executive Officer of Alling & Cory to inquire whether Alling & Cory might be interested in an acquisition proposal by the First Potential Acquiror. Mr. Hubbard discussed this inquiry with Richard M. Harris, Jr., the Chairman of the Board of Directors of Alling & Cory, R. Macy Harris, III, V.P., Secretary and Advertising Manager; Regional Manager-Paper Shops, John B. Henderson, Senior V.P., & Upstate Regional President and Alan
J. Underberg, a director and a partner in Underberg & Kessler, Alling & Cory's regular outside legal counsel. In light of this overture, Mr. Hubbard, Mr. Harris and Mr. Underberg focused on three significant strategic issues facing Alling & Cory. First, a number of the large shareholders of Alling & Cory were facing a need for liquidity in their investments. Although in the past, Alling & Cory had frequently repurchased shares from shareholders on request, management believed accommodating the needs of these large shareholders would likely require more capital than Alling & Cory expected to have available for such purposes. Second, in order to take advantage of future growth opportun-ities, management of Alling & Cory believed it would require access to more capital than could be generated internally. Third, management was concerned that a trend toward consolidation in the paper industry appeared likely to result in larger and better capitalized companies gaining the ability to acquire inventory at prices superior to those available to Alling & Cory, thereby reducing Alling & Cory's ability to offer competitive prices. Upon consideration of these issues, management concluded that the acquisition overture should be further explored. On November 10, 1995, Alling & Cory executed a confidentiality agreement with, and began supplying information to, the First Potential Acquiror.

     Mr. Hubbard and Mr. Harris also reviewed alternatives to the sale of Alling & Cory, including the possibility of attracting one or more strategic investors, and analyzed the paper industry to determine what companies, in addition to the First Potential Acquiror, might have a strategic interest in Alling & Cory. They identified Union Camp, with whom Alling & Cory had a long-standing relationship, as a major paper and forest products manufacturer that had no distribution capability. On October 27, 1995, Mr. Hubbard met with W. Craig McClelland, Chairman and Chief Executive Officer of Union Camp and James M. Reed, Vice Chairman of the Board of Directors and Chief Financial Officer of Union Camp, to inquire if Union Camp would have an interest in making a debt investment in Alling & Cory. Mr. McClelland expressed interest in such an investment, and indicated that Union Camp might also wish to explore the possible acquisition of Alling & Cory. Subsequently, Mr. Hubbard and Mr. McClelland agreed to explore a possible acquisition of Alling & Cory by Union Camp. On December 6, 1995, Alling & Cory and Union Camp executed a confidentiality agreement and Alling & Cory subsequently began supplying information to Union Camp.

     Mr. Hubbard, Mr. Harris and Mr. Underberg determined that if the discus-sions with these two parties were to continue, Alling & Cory should retain financial advisors to assist it with the process and the evaluation of any acquisition proposals that might be forthcoming, as well as to explore other alternatives available to Alling & Cory to address its strategic concerns. Preliminary discussions began with Bear Stearns on October 17, 1995 and on December 14, 1995, Bear Stearns was formally engaged. Bear Stearns recommended that an effort be made to identify other potential acquirors and to solicit indications of interest in participating in an auction process from the First Potential Acquiror, Union Camp, and any additional companies identified.

     On December 21, 1995, a third company (the "Third Potential Acquiror") approached Mr. Hubbard to inquire about a potential acquisition of Alling & Cory by the Third Potential Acquiror. In late December, 1995, Bear Stearns was directed to contact the Third Potential Acquiror to begin exploring a potential acquisition. Alling & Cory and the Third Potential Acquiror executed a confidentiality agreement on January 22, 1996 and Alling & Cory began supplying information to the Third Potential Acquiror.

     Mr. Hubbard and Bear Stearns identified a total of 21 companies for the management of Alling & Cory to consider as potential acquirors. Those companies considered included both financial and strategic buyers. In selecting companies from which indications of interest would be solicited, management of Alling & Cory limited the number of potential acquirors to whom that invitation would be sent in light of Alling & Cory's management's belief that it would be extremely damaging to Alling & Cory if it became known generally in the industry that Alling & Cory was soliciting acquisition proposals. The management of Alling & Cory believed that a number of Alling & Cory employees, including the critically important sales force, might defect to or be vulnerable to solicitation by competitors. This situation could seriously damage Alling & Cory's business as well as its value to a potential acquiror. In light of these circumstances, Mr. Hubbard believed that contacts should be limited to those buyers who had a compelling strategic interest in the possible combination and therefore could be expected to pay the highest price for Alling & Cory; who understood Alling & Cory's business and could be expected to make a decision quickly; who were of a size and financial strength that they could provide Alling & Cory with the capital necessary to finance its continued growth; who could be expected to complete a transaction in a timely fashion with limited risk of noncompletion; and who could deliver publicly traded equity to Alling & Cory shareholders in a tax-free merger.
All 21 potential buyers were considered against these measures. On this basis, all of the potential acquirors were eliminated other than the First Potential Acquiror, Union Camp and the Third Potential Acquiror. Neither Mr. Hubbard nor Bear Stearns set any minimum or maximum number of contacts that were to be made. Rather, the decision regarding who would be contacted resulted from the analysis described above.

     On January 19, 1996, Bear Stearns sent a letter to the three potential acquirors, asking each to submit an indication of interest containing a preliminary, non-binding valuation of Alling & Cory, describing sources of financing for any proposed transaction and discussing the strategic rationale behind the potential acquiror's interest. The letter expressed the preference that any transaction be a tax-free merger in which the consideration would be the stock of the acquiring company.

     The First Potential Acquiror and Union Camp expressed interest in proceeding, but the Third Potential Acquiror declined to participate in any further discussions. After Mr. Hubbard informally discussed the situation with the Alling & Cory directors, the possibility of a sale of Alling & Cory was formally placed before the Board of Directors at its regular meeting held on February 8, 1996. Representatives of Bear Stearns attended the meeting, made a lengthy presentation to the Board of Directors with respect to the timing and procedure involved in a merger transaction, and described the events leading up to the current situation and the proposals received from two of the three potential acquirors.

     Union Camp proposed to acquire all of Alling & Cory's equity for a price between $90,000,000 and $95,000,000. It indicated that it would prefer a transaction involving a mix of 60% Union Camp stock and 40% cash, but that it was prepared to use 100% stock if necessary. Union Camp's letter emphasized its strong dividend history and indicated that Union Camp contemplated maintaining Alling & Cory as an independent subsidiary of Union Camp, retaining the current trade name, management and supplier group. Union Camp indicated that it viewed the acquisition of Alling & Cory as the first step in establishing a distribution capability for Union Camp. Union Camp also indicated its intention to offer the senior management of Alling & Cory the opportunity to participate in the future growth of Alling & Cory.

     The First Potential Acquiror's response provided for an all-stock transaction, but at a value lower than the range proposed by Union Camp. The First Potential Acquiror already owned a distribution business, and it proposed integrating Alling & Cory into its existing business, further noting that the integration process would clearly involve work force reductions. The Alling & Cory Board of Directors anticipated that such reductions would be based on a need to eliminate redundancies from a management, administrative and operating standpoint and on overlaps in the territories served by the First Potential Acquiror's distribution business and Alling & Cory.

     After discussing the responses and consulting with its legal and financial advisors, the Board of Directors determined that acquisition by Union Camp on the terms proposed would offer several decisive advantages over the First Potential Acquiror's proposal. The Board of Directors considered many factors in deciding to pursue the Union Camp proposal, including but not limited to the following factors. First, the Union Camp price range was higher than that offered by the First Potential Acquiror. Second, the Board of Directors of Alling & Cory believed that an acquisition of Alling & Cory by Union Camp would result in the continued operation of Alling & Cory as an independent subsidiary of Union Camp, with existing management and employees. This factor was considered important to Alling & Cory's current employees and retirees. The Alling & Cory Board of Directors believed that this fact would significantly benefit Alling & Cory's shareholders because approximately 50% of Alling & Cory's outstanding shares are owned by employees and retirees and the Alling & Cory Board of Directors also believed that shareholders who were neither employees nor retirees, some of whom were directors (and family members of directors) holding large blocks of shares, would agree that this
should be an important consideration in determining a merger partner.   Third,
the Board of Directors believed that job opportunities would be enhanced for Alling & Cory's employees because of Union Camp's stated desire to use Alling & Cory as a base for building its distribution capabilities and because of the compatible cultures of Union Camp and Alling & Cory. Fourth, the Board of Directors determined that in order to rationalize overlapping territories and duplicative management and administrative structures, the First Potential Acquiror could be expected to require significant work force reductions and consolidations if it acquired Alling & Cory. The Board of Directors believed that, if an acquisition by the First Potential Acquiror were announced, many employees, particularly Alling & Cory's critical sales force, would foresee work force reductions and begin exploring their own alternatives or be vulnerable to overtures by others in the industry. This in turn could both jeopardize Alling & Cory's value to the First Potential Acquiror and create a risk that the transaction could not be completed.

     As a result of the foregoing, the Alling & Cory Board of Directors deter-mined that the transaction with Union Camp appeared to offer unique advantages to both Union Camp and Alling & Cory that the Board of Directors did not believe could be duplicated by any other acquiror. Consequently, the Board of Directors authorized Mr. Hubbard and Mr. Harris to contact Union Camp, determine whether it had a firm interest in proceeding, fix a price within the range outlined in the Union Camp proposal letter, and obtain a commitment that a definitive agreement could be reached which would provide a maximum level of commitment on the part of both Alling & Cory and Union Camp to the Merger, and which would provide maximum possible certainty that the transaction would be consummated once publicly announced.

     On February 9, 1996, Mr. Hubbard and Mr. Harris met with Mr. McClelland, and the parties tentatively agreed to a total equity value of $92,500,000 and to move expeditiously to document a transaction that would meet the conditions envisioned by the Board of Directors.

     Subsequent to the oral understanding reached between Messrs. McClelland, Harris and Hubbard, various officers and employees of Alling & Cory, counsel and financial advisors discussed and negotiated the terms of the Merger Agreement with their counterparts at Union Camp. On February 28, 1996, representatives of Alling & Cory and Union Camp met to discuss the structure of the proposed Merger. On March 21, 1996, the parties met in the offices of Union Camp's counsel to negotiate a definitive Merger Agreement. During the course of those discussions, the parties agreed that the Merger would be structured as a cash-option merger in which, at the option of Alling & Cory's shareholders, up to 20% of the consideration paid in the Merger would be in cash with the remainder to be paid in Union Camp Common Stock. The parties also discussed the basis for valuing the Union Camp Common Stock. The parties also agreed to a requirement that Alling & Cory pay its own transaction costs (estimated by the parties at $2,000,000) by a reduction in the total purchase price. On that basis, and as a result of certain unexpected reductions from prior estimates in Alling & Cory's 1995 operating income, Alling & Cory agreed to lower the equity purchase price from $92,500,000 to $88,250,000.

     On April 1 and April 2, 1996, representatives of Alling & Cory and Union Camp met in the offices of Alling & Cory's counsel. The parties agreed to the terms of the nonsolicitation provisions of the Merger Agreement and to closing conditions that would meet Alling & Cory's requirements regarding assurance of completion of the transaction. During that period, the parties agreed that the value of Union Camp's Common Stock to be exchanged for Alling & Cory Common Stock in the Merger would be determined based upon its Fair Market Value. Negotiations continued thereafter between the parties concerning certain final matters regarding the conditions and covenants in the Merger Agreement.

     On April 8, 1996, the Board of Directors of Alling & Cory met to discuss the proposed transaction. Members of Alling & Cory's management updated the Alling & Cory Board of Directors on the events surrounding the transaction since the last meeting, indicating the resolutions of certain issues and describing those that remained outstanding. The Alling & Cory Board of Directors then engaged in a lengthy discussion of the terms of the proposed transaction and its benefits and costs to the Alling & Cory shareholders. After listening to an oral presentation and opinion of Bear Stearns and reviewing, analyzing and discussing the proposed transaction, the Alling & Cory Board of Directors voted unanimously to approve the Merger Agreement in substantially the form presented to it and to recommend the approval of the Merger to the Alling & Cory shareholders.

     On April 13, 1996, officers of Union Camp and Alling & Cory resolved the remaining issues outstanding under the Merger Agreement, primarily in respect of the treatment of certain contingent liabilities, and executed the Merger Agreement.

     During the course of its negotiations with Union Camp, Alling & Cory did not terminate discussions with the First Potential Acquiror and continued to provide certain information to the First Potential Acquiror. Upon being informed of the signing of the Merger Agreement, the First Potential Acquiror declined to pursue further a potential acquisition of Alling & Cory. Except as described above, Alling & Cory has not received, either prior to or subsequent to the public announcement of the Union Camp transaction, any request for information or indication of interest from any third parties with regard to an acquisition of Alling & Cory.


REASONS FOR THE MERGER AND RECOMMENDATION OF THE ALLING & CORY BOARD OF
DIRECTORS

     At the meeting held on April 8, 1996, the Alling & Cory Board of Directors attended a presentation concerning, and reviewed the terms of, the Merger Agreement with members of Alling & Cory's management and its legal counsel and financial advisors. The Alling & Cory Board of Directors unanimously determined that the Merger, upon the terms and conditions set forth in the Merger Agreement, is fair to, and in the best interests of, the shareholders of Alling & Cory. Accordingly, the Alling & Cory Board of

Directors has unanimously approved the Merger Agreement and unanimously recommends that the holders of outstanding shares of Alling & Cory Common Stock vote FOR approval of the Merger Agreement at the Special Meeting. In reaching its determination, the Alling & Cory Board of Directors considered and weighed the following reasons and factors:

          (i) The belief that Alling & Cory's business, financial condition and future prospects, the strategic direction of Alling & Cory's business and current conditions in and future prospects of the industry in which it does business, as a whole, support the Board of Directors' decision to pursue the Merger;

          (ii) Certain strategic concerns facing Alling & Cory, including the Alling & Cory shareholders' need for liquidity, Alling & Cory's lack of internally generated capital both to supply sufficient shareholder liquidity and to fund future growth, and the consolidation trend in the industry and the competitive pressures on Alling & Cory expected to result therefrom;

          (iii) A review of the possible alternatives to the sale of Alling & Cory, including the possibility of continuing to operate Alling & Cory as an independent entity. The Board of Directors rejected the other alternatives because it believed that Alling & Cory could more successfully address the strategic concerns facing it through a merger with Union Camp;

          (iv) The oral presentation of Bear Stearns at the April 8, 1996 Board of Directors meeting to be confirmed by the written opinion of Bear Stearns to be delivered prior to the mailing of the Proxy Statement/Prospectus, in which Bear Stearns stated its opinion that, as of such date, based upon and subject to the various considerations set forth in the opinion, the consideration to be received by holders of Alling & Cory Common Stock pursuant to the Merger is fair, from a financial point of view;

          (v) The terms and conditions of the Merger Agreement, including the opportunity for holders of Alling & Cory Common Stock to elect to receive cash or Union Camp Common Stock in exchange for their shares;

          (vi) The absence of any established trading market for Alling & Cory Common Stock and the ability of holders of Alling & Cory Common Stock, as a result of the Merger, to receive shares of Union Camp Common Stock which are actively traded on the NYSE;

          (vii) The fact that the Merger is not subject to any financial conditions;

          (viii) The rate of dividends historically paid on Union Camp Common Stock, as compared to the rate of dividends historically paid on Alling & Cory Common Stock;

          (ix) The intention to qualify the Merger, for federal income tax purposes, as a tax free reorganization for Alling & Cory and holders of Alling & Cory Common Stock to the extent that they elect to receive shares of Union Camp Common Stock in the Merger;

          (x) The belief that Alling & Cory will continue to operate as an independent subsidiary of Union Camp, with its present employees and management. The Board of Directors believed that it was important to protect the interests of its employees and to consider the desires of its employees and retirees in general, and it concluded that the employees and retirees who own approximately 50% of Alling & Cory's outstanding shares would consider this a significant factor. It also believed that this consideration would have substantial support among certain large shareholders who are not employees or retirees;

          (xi) The belief that the acquisition by Union Camp, coupled with Union Camp's stated intention to increase its distribution capability, provides a significant opportunity for Alling & Cory to expand its business and increase its sales and profitability;

          (xii) The belief that Union Camp and Alling & Cory corporate cultures are compatible; and

          (xiii) The belief that the Union Camp transaction offers unique strategic advantages and opportunities for Alling & Cory.

     The Alling & Cory Board of Directors believes that each of these factors supports its recommendation that the Alling & Cory shareholders approve and adopt the Merger Agreement and approve the terms of the Merger. The Board of Directors did not attempt to quantify or assign any relative weights to the various factors it considered in reaching its decision, but based its decision on the totality of the information presented to it.

     In reaching its conclusion that the Merger is fair and in the best interests of Alling & Cory and its stockholders, the Board of Directors recognized that seven of the 11 members of Alling & Cory's Board of Directors are officers and/or employees of Alling & Cory and may have various interests in the Merger which may differ from those of Alling & Cory's shareholders. See "The Merger -- Conflicts of Interest."

     THE ALLING & CORY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ALLING & CORY SHAREHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.


OPINION OF FINANCIAL ADVISOR

     Alling & Cory retained Bear Stearns to act as its financial advisor and to render its opinion as to whether the consideration to be received by the shareholders of Alling & Cory pursuant to the Merger is fair, from a financial point of view. Bear Stearns is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities and in rendering opinions in connection with mergers, acquisitions, corporate transactions and other purposes. Alling & Cory retained Bear Stearns based on its qualifications, expertise and reputation in providing advice to companies with respect to transactions similar to the Merger.

     At a meeting held on April 8, 1996, Bear Stearns orally advised Alling & Cory's directors of its conclusions and subsequently delivered to the Board of Directors of Alling & Cory its written opinion to the effect that, based upon and subject to the various considerations set forth in such opinion, as of the date of such opinion, the consideration to be received by the shareholders of Alling & Cory pursuant to the Merger is fair, from a financial point of view. The summary of Bear Stearns' opinion set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion, which is attached as Annex B to this Proxy Statement/Prospectus. Alling & Cory shareholders are urged to, and should, read such opinion carefully in its entirety in connection with this Proxy Statement/Prospectus for assumptions made, matters considered and limits of the review by Bear Stearns.

     In rendering its opinion, Bear Stearns did not opine as to any other transactions or contractual arrangements to be entered into or payments to be made by or to Alling & Cory or any other person concurrently with the Merger. Bear Stearns' opinion was directed to the Board of Directors of Alling & Cory and does not constitute a recommendation to any shareholder of Alling & Cory as to how such shareholder should vote on the proposals to be considered at the Special Meeting.

     In arriving at its opinion, Bear Stearns, among other things: (i) reviewed the Merger Agreement and certain related agreements; (ii) reviewed Alling & Cory's Annual Reports to Shareholders for the fiscal years 1990 through 1995; (iii) reviewed certain operating and financial information, including historical financial statements and projections provided to Bear Stearns by Alling & Cory's senior management, relating to Alling & Cory's business and prospects; (iv) met with certain members of Alling & Cory's senior management to discuss Alling & Cory's business and operations, historical financial performance, projections, current financial condition and liquidity, expected capital requirements and future prospects; (v) visited Alling & Cory's facilities in Rochester, New York; (vi) reviewed Union Camp's Annual Reports to Shareholders for fiscal years 1993 through 1995; (vii) reviewed certain operating and financial information provided to Bear Stearns by Union Camp's senior management relating to Union Camp's business and prospects; (viii) met with certain members of Union Camp's senior management to discuss its operations, historical financial statements, future prospects and its prospective business strategy for Alling & Cory and its views of Alling & Cory's corporate and operating management, business and operations, historical financial performance, projected financial performance, current financial condition and liquidity, expected capital requirements and future prospects; (ix) reviewed the historical prices, trading activity and valuation parameters of Union Camp Common Stock; (x) reviewed publicly available financial data, stock market performance data and valuation parameters of certain companies that Bear Stearns deemed generally comparable to Alling & Cory and Union Camp; (xi) reviewed the terms of selected precedent mergers and acquisitions, to the extent publicly available, involving companies that Bear Stearns deemed generally comparable to Alling & Cory; and (xii) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Bear Stearns deemed necessary, including Bear Stearns' assessment of general economic and market conditions.

     In connection with the foregoing, Bear Stearns relied without independent verification upon the accuracy and completeness of all financial and other information reviewed by it and representations of senior management related thereto. With respect to Alling & Cory's projections, Bear Stearns assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management as to the expected future performance of Alling & Cory. Bear Stearns did not assume any responsibility for the information or current estimates provided to it and relied upon the assurances of the senior management that it was unaware of any facts that would make the information provided to Bear Stearns incomplete or misleading. In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal or valuation of the assets or liabilities of Alling & Cory or Union Camp or their respective subsidiaries and was not provided with any such evaluation or appraisal. Bear Stearns' opinion was necessarily based on economic, market and other conditions, and the information made available to it, as of the date thereof.

     In rendering its opinion, Bear Stearns considered (i) Alling & Cory's recent financial performance, current financial condition and future prospects; (ii) Alling & Cory's prospects for raising debt and/or equity in the public and private capital markets; and (iii) various terms and conditions of the Merger, including that (x) the Merger is subject to a vote of Alling & Cory's shareholders, (y) the "no solicitation" and "termination" provisions of the Merger Agreement provide the Board of Directors of Alling & Cory with the flexibility to exercise its fiduciary duty to pursue certain alternative transactions in lieu of the Merger and (z) the irrevocable proxies granted to Union Camp by Mr. Hubbard, Mr. Harris and all other members of the Board of Directors of Alling & Cory who own shares of Alling & Cory Common Stock.

     The following is a summary of the principal financial and valuation analyses which were performed by Bear Stearns to arrive at its opinion and which were presented to Alling & Cory's Board of Directors. Based on these financial and valuation analyses and the other factors discussed herein, Bear Stearns determined that, as of the date of its opinion, the consideration to be received by the shareholders of Alling & Cory pursuant to the Merger is fair, from a financial point of view. In arriving at its opinion, Bear Stearns did not attribute any particular weight to any analysis or factor considered by it, but rather made a single judgment as to fairness based on its experience and professional judgment and the analyses as a whole.

     Review and Analysis of Alling & Cory's Financial and Operating Performance. Bear Stearns reviewed and analyzed the historical financial and operating performance of Alling & Cory for fiscal years 1989 through 1995. This review and analysis considered Alling & Cory's reported revenues, gross profit, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT") and net income, adjusted to reflect the elimination of certain non-recurring items. Bear Stearns noted that Alling & Cory's results for fiscal years 1989, 1990, 1991, 1992, 1993, 1994 and 1995 were, (i) total revenues of $528.5 million, $514.8 million, $481.9 million, $533.5 million, $557.2 million, $625.0 million and $773.2 million, respectively, (ii) gross profit of $80.0 million, $79.6 million, $79.3 million, $83.0 million, $81.8 million, $86.0 million and $97.6 million, respectively; (iii) EBITDA of $14.8 million, $7.0 million, $6.8 million, $8.3 million, $5.5 million, $8.0 million and $14.1 million, respectively, (iv) EBIT of $12.7 million, $5.1 million, $5.1 million, $6.3 million, $3.3 million, $5.9 million and $12.1 million, respectively; and (v) net income of $5.8 million, $1.2 million, $1.3 million, $2.4 million, $0.9 million, $1.8 million and $4.8 million, respectively. Bear Stearns compared these financial and operating performance measures to those of seven publicly traded companies which Bear Stearns deemed generally comparable to Alling & Cory and to certain companies which were acquired in 11 selected precedent merger and acquisition transactions which Bear Stearns deemed generally comparable to the Merger. See "-- Analysis of Selected Publicly Traded Companies" and "-- Analysis of Selected Precedent Merger and Acquisition Transactions."

     Analysis at Offer Price. Bear Stearns calculated the value of the consideration to be received by the shareholders of Alling & Cory pursuant to the Merger at $88.25 million (the "Merger Consideration") and the aggregate value of the Merger (including the net indebtedness of $46.5 million to be assumed by Union Camp) at $134.8 million (the "Transaction Value"). Bear Stearns considered the Transaction Value as a multiple of EBITDA and EBIT and considered the Merger Consideration as a multiple of earnings for the last twelve month ("LTM") period ended December 31, 1995. Bear Stearns' analysis indicated Transaction Value multiples of LTM EBITDA of 9.6x and LTM EBIT of 11.1x and a Merger Consideration multiple of LTM earnings of 18.4x. See "-- Analysis of Selected Publicly Traded Companies" and "-- Analysis of Selected Precedent Merger and Acquisition Transactions." Bear Stearns' analysis indicated that Union Camp Common Stock had recently traded at $50.00 per share, or 7.8x LTM earnings per share, and that the range of closing prices for Union Camp Common Stock in the preceding 12 months was $44.875 per share to $61.25 per share. See "-- Analysis of the Securities to be Issued."

     Analysis of Selected Publicly Traded Companies. Bear Stearns compared certain operating and financial information of Alling & Cory to certain publicly available operating, financial, trading and valuation information of seven publicly traded companies, which, in Bear Stearns' judgment, were reasonably comparable to Alling & Cory for purposes of this analysis. These companies included Bearings, Inc., Hughes Supply, Inc., Marshall Industries, Pioneer-Standard Electronics, Inc., Rykoff-Sexton, Inc., Super Food Services, Inc. and United Stationers Inc. (collectively, the "Comparable Companies"). Bear Stearns' analysis of the Comparable Companies included reviewing their enterprise values as a multiple of LTM EBITDA and LTM EBIT and their stock prices as a multiple of earnings per share. In addition, Bear Stearns analyzed various financial and operating performance measures of the Comparable Companies including revenue growth, gross margins, EBITDA margins, EBIT growth, EBIT margins, net income margins, earnings per share growth, returns on equity and assets and total debt as a percentage of total capitalization. Bear Stearns' analysis of the Comparable Companies indicated that (i) the range of enterprise value to LTM EBITDA multiples was 6.0x to 12.0x with a harmonic mean (the reciprocal of the arithmetic mean of reciprocals) of 8.2x; (ii) the range of enterprise value to LTM EBIT multiples was 6.6x to 21.6x with a harmonic mean of 10.7x; and (iii) the range of stock price to LTM earnings per share multiples was 10.9x to 26.0x with a harmonic mean of 14.5x. Bear Stearns' analysis of various financial and operating performance measures of the Comparable Companies indicated that (i) the range of LTM EBITDA margins was 2.3% to 8.2% with an average of 4.7%; (ii) the range of LTM EBIT margins was 1.3% to 7.5% with an average of 3.7%; (iii) the range of LTM returns on equity was 2.1% to 17.4% with an average of 10.7%; and (iv) the range of LTM returns on assets was 3.6% to 18.7% with an average of 9.1%. Bear Stearns calculated Transaction Value multiples of LTM EBITDA of 9.6x and LTM EBIT of 11.1x and a Merger Consideration multiple of LTM earnings of 18.4x. Bear Stearns' analysis indicated that Alling & Cory had a LTM EBITDA margin of 1.8%, a LTM EBIT margin of 1.6%, a LTM return on equity of 12.0% and a LTM return on assets of 6.7%.

     Analysis of Selected Precedent Merger and Acquisition Transactions. Bear Stearns reviewed and analyzed the publicly available financial terms of 11 selected merger and acquisition transactions which, in Bear Stearns' judgment, were reasonably comparable to the Merger for purposes of this analysis. The 11 transactions included (i) the acquisition of US Foodservice Inc. by Rykoff-Sexton, Inc.; (ii) the acquisition of Curtis Matheson Scientific, Inc./Fisons Scientific U.K., Limited from Fisons plc by Fisher Scientific International Inc.; (iii) the acquisition of United Stationers Inc. by Associated Stationers, Inc.; (iv) the acquisition of Anthem Electronics, Inc. by Arrow Electronics, Inc.; (v) the acquisition of Hanson Office Products Group from Hanson plc by Corporate Express, Inc.; (vi) the acquisition of Eastman Office Products Corporation by Office Depot, Inc.; (vii) the acquisition of Butler Paper Company from Georgia-Pacific Corporation by Alco Standard Corporation;
(viii) the acquisition of Hall-Mark Electronics Corporation by Avnet, Inc.;
(ix) the acquisition of Eastman Office Products Corporation by McCown De Leeuw; (x) the acquisition of The Paper Distribution Group of Abitibi-Price Inc. by Alco Standard Corporation; and (xi) the acquisition of SDC Distributing Corp. by United Stationers Inc. (collectively, the "Precedent M&A Transactions"). Bear Stearns reviewed the prices paid in the Precedent M&A Transactions and analyzed various operating and financial information and imputed valuation multiples and ratios. Bear Stearns' analysis of the Precedent M&A Transactions indicated that the range of enterprise value to EBITDA multiples was 5.7x to 15.4x with a harmonic mean of 9.5x. Bear Stearns' analysis of various financial and operating performance measures indicated that (i) the range of EBITDA margins was 1.5% to 9.1% with an average of 4.9%; (ii) the range of sales growth rates was (2.6%) to 24.0% with an average of 10.7%; and (iii) the range of EBIT growth rates was (25.4%) to 52.6% with an average of 9.2%. Bear Stearns calculated the Transaction Value multiple of LTM EBITDA of 9.6x. Bear Stearns' analysis indicated that Alling & Cory had a LTM EBITDA margin of 1.8%, a sales growth rate of 6.6% and an EBIT growth rate of 1.1%.

     Discounted Cash Flow Analysis. Bear Stearns performed discounted cash flow analyses using projections based on operating assumptions provided by management of Alling & Cory as well as projections based on the average sales growth rates and EBIT margins of Alling & Cory since 1989. Bear Stearns calculated a net present value of free cash flows for Alling & Cory for the calendar years 1996 though 2000 using discount rates ranging from 13.1% to 14.1%. Bear Stearns then calculated estimated terminal values for Alling & Cory using multiples of 7.5x, 8.5x and 9.5x projected EBITDA for calendar year 2000. Based on the discount rates above and the discounted cash flows, these analyses produced estimated net present values for Alling & Cory, when using the terminal value multiple of 7.5x, that ranged from $87.0 million to $170.5 million, with an implied equity value of $40.5 million to $124.0 million, when using the terminal value multiple of 8.5x, that ranged from $97.0 million to $190.0 million, with an implied equity value of $50.5 million to $143.5 million, and when using the terminal value multiple of 9.5x, that ranged from $107.0 million to $209.5 million, with an implied equity value of $60.5 million to $163.0 million.

     Analysis of the Securities to be Issued. Bear Stearns compared certain operating and financial information of Union Camp to certain publicly available operating, financial, trading and valuation information of seven publicly traded companies, which, in Bear Stearns' judgment, were comparable to Union Camp for purposes of this analysis. These companies included Boise Cascade Corporation, Champion International Corporation, Domtar Inc., Georgia-Pacific Corporation, International Paper Company, The Mead Corporation and Westvaco Corporation (collectively, the "UCC Comparable Companies"). Bear Stearns' analysis of the UCC Comparable Companies included reviewing their enterprise values as a multiple of LTM EBITDA and LTM EBIT and their stock prices as a multiple of LTM earnings per share; in addition, Bear Stearns analyzed various financial and operating performance measures of the UCC Comparable Companies including revenue growth, gross margins, EBITDA margins, EBIT growth, EBIT margins, net income margins, earnings per share growth, returns on equity and assets, dividend yield and total debt as a percentage of total capitalization. Bear Stearns' analysis of the UCC Comparable Companies indicated that (i) the range of enterprise value to LTM EBITDA multiples was 3.3x to 5.6x with a harmonic mean of 4.2x; (ii) the range of enterprise value to LTM EBIT multiples was 4.2x to 8.1x with a harmonic mean of 5.7x; and (iii) the range of stock price to LTM earnings per share multiples was 4.3x to 11.3x with a harmonic mean of 6.9x. Bear Stearns' analysis of various financial and operating performance measures of the UCC Comparable Companies indicated that
(i) the range of LTM EBITDA margins was 15.0% to 26.8% with an average of 21.3%; (ii) the range of LTM EBIT margins was 10.4% to 21.1% with an average of 15.7%; (iii) the range of LTM returns on equity was 13.3% to 28.9% with an average of 18.8%; (iv) the range of LTM returns on assets was 10.5% to 18.2% with an average of 14.2%; and (v) the range of dividend yields was 0.4% to 2.9% with an average of 2.0%. Bear Stearns calculated Union Camp's enterprise value as a multiple of LTM EBITDA of 4.3x, Union Camp's enterprise value as a multiple of LTM EBIT of 5.8x and Union Camp's stock price as a multiple of LTM earnings per share of 7.8x. Bear Stearns' analysis indicated that Union Camp had a LTM EBITDA margin of 26.7%, a LTM EBIT margin of 19.9%, a LTM return on equity of 21.1%, a LTM return on assets of 17.0% and a dividend yield of 3.6%.

     The foregoing summary does not purport to be a complete description of the analyses performed and factors considered by Bear Stearns in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Bear Stearns' opinion. In arriving at its opinion, Bear Stearns considered the results of all such reviews, calculations and analyses. No company or transaction used in the analyses described above as a comparison is identical to Alling & Cory, Union Camp or the proposed transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading or private market values of the company or companies to which they are being compared.

     The analyses were prepared solely for purposes of providing Bear Stearns' opinion as to the fairness, from a financial point of view, of the consideration to be received by the shareholders of Alling & Cory pursuant to the Merger and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities might actually be sold to other parties. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based on numerous factors or events beyond the control of the parties or their respective advisors, neither Alling & Cory nor Bear Stearns or any other person assumes responsibility if future results are materially different from those forecast. As described above, Bear Stearns' opinion and presentation to the Board of Directors of Alling & Cory was one of many factors taken into consideration by the Board of Directors of Alling & Cory in making its determination to approve the Merger and recommend the proposals to the shareholders of Alling & Cory.

     Pursuant to a letter agreement dated December 14, 1995 entered into by Alling & Cory and Bear Stearns, Alling & Cory has agreed to pay Bear Stearns
(i) an initial cash fee of $150,000, (ii) a cash fee of $200,000 upon the rendering of its opinion and (iii) a cash fee equal to the greater of (a) $1,000,000 against which shall be credited any amounts previously paid to Bear Stearns pursuant to clauses (i) and (ii) above or (b) 1.0% of the total consideration paid by a purchaser in respect of (x) assets or operations of Alling & Cory, (y) Alling & Cory Common Stock and (z) the assumption, directly or indirectly, or repayment of indebtedness for borrowed money against which shall be credited any amounts previously paid to Bear Stearns pursuant to clauses (i) and (ii) above. Alling & Cory also has agreed to reimburse Bear Stearns for its out-of-pocket expenses, including the fees and disbursements of counsel. Alling & Cory has agreed to indemnify Bear Stearns and certain related persons against certain liabilities in connection with the engagement of Bear Stearns, including certain liabilities under the federal securities laws.


CONFLICTS OF INTEREST

     The directors and executive officers of Alling & Cory, as a group, are the beneficial owners of 201,369 shares, or approximately 26% of the outstanding Alling & Cory Common Stock. By reason of this stock ownership, the directors and executive officers have a substantial financial interest in the Merger. Each director who owns Alling & Cory Common Stock has granted Union Camp a proxy to vote in favor of the approval and adoption of the Merger Agreement and the approval of the terms of the Merger. See "Voting Securities and Principal Holders Thereof" and "The Special Meeting -- Vote Required."

     Certain members of Alling & Cory's management also have interests in the Merger in addition to their interests solely as shareholders of Alling & Cory, as described below.

     Employment Agreement. On January 31, 1989, Mr. Hubbard entered into the Employment Agreement with Alling & Cory that became operative upon the Starting Date and which will continue in effect for a term of three years from such date.

     The Employment Agreement provides that during the three-year period immediately following the Starting Date, Alling & Cory will employ Mr. Hubbard in an executive capacity with similar duties and at the same location as he was engaged in on the Starting Date. As compensation for his services, Mr. Hubbard will receive: (i) an annual base salary equal to $350,000 and (ii) a bonus in an amount not less than $40,000 per year. Subject to certain conditions, at the Starting Date, and for each year during the term of the agreement, Mr. Hubbard's salary and bonus are subject to a cost of living increase based on the consumer price index. The Employment Agreement also provides that Mr. Hubbard is entitled to the maximum amount of benefits, including, but not limited to, any incentive compensation plan or arrangement, to which he was entitled under his employment arrangement as it existed at any time during the one year period immediately preceding the Starting Date. Mr. Hubbard may terminate the agreement at will on 30 days' notice to Alling & Cory. Alling & Cory can terminate the agreement only for willful misconduct in the performance of Mr. Hubbard's duties.

     The Employment Agreement contains a liquidated damages clause that becomes effective when Alling & Cory either (i) breaches the agreement by terminating Mr. Hubbard; (ii) makes any material change in Mr. Hubbard's duties; or (iii) changes the location at which Mr. Hubbard is asked to perform his duties to a location outside of Monroe County, New York. Upon the occurrence of any one of these events, Mr. Hubbard will be entitled to the entire amount of salary, bonus and benefits he would be entitled to during the remaining term of the agreement. Assuming the Employment Agreement were to be terminated with 2-1/2 years remaining in the term and an average annual increase in the consumer price index of 2.7% for the preceding three years and based upon the salary and bonus established in the Employment Agreement, and

Mr. Hubbard's relevant 1995 benefits, the liquidated damages payable to Mr. Hubbard would be approximately $968,000. The Employment Agreement contains no provision, nor is there any separate agreement, that prohibits Mr. Hubbard from competing with Alling & Cory upon termination of the Employment Agreement.

     Alling & Cory Retirement Plans. Alling & Cory has in effect the Retirement Restoration Plan. The Retirement Restoration Plan is an excess benefit plan which provides retirement benefits equal to the amount that the participant's retirement benefit pursuant to the formula in The Retirement Plan of Alling & Cory is reduced by certain limitations of the Internal Revenue Code and the regulations thereunder. The Board of Directors of Alling & Cory previously had designated the participants in the Retirement Restoration Plan immediately prior to their retirement. However, on February 8, 1996 Alling & Cory's Board of Directors named ten employees, including each of the officers who are directors of Alling & Cory, as participants in this plan. The following table sets forth the value of the benefits and the cost to Alling & Cory under the Retirement Restoration Plan for the participants who are among the five most highly compensated executive officers or are directors of Alling & Cory (the "Executive Participants"):

 PARTICIPANT                ANNUAL BENEFIT        ESTIMATED COST
                            RESTORATION PLAN

 Paul C. Carney  . . .         $  800                 $ 8,000
 R. Macy Harris, III .              0                       0
 John B. Henderson . .            100                     600
 Samuel T. Hubbard, Jr.
                                8,300                  65,000
 John P. Maddock . . .          5,200                  59,500
 Robert G. Preston . .            500                   3,000
 Margaret P. Supinski               0                       0

     Additionally, on February 8, 1996, the Alling & Cory Board of Directors adopted the Enhancement Plan. The purpose of the Enhancement Plan is to provide total retirement benefits for director/employees of Alling & Cory in the event of a change of control of Alling & Cory equal to the retirement benefit they would have earned if they had worked until the earlier of age 55 or the tenth anniversary of their employment termination date. The Enhancement Plan pays the difference between the retirement benefit paid from The Retirement Plan of Alling & Cory and the Retirement Restoration Plan and the benefit a director/employee would have received from those plans if he or she had been employed until the earlier of the tenth anniversary date of the termination of employment or age 55. A participant only receives a benefit if he or she is terminated without "cause" after a change in control of Alling & Cory as defined in the Enhancement Plan. The Alling & Cory Board of Directors named six officers, all of whom are also directors of Alling & Cory, as participants in this plan. The following table sets forth the value of the benefits and the cost to Alling & Cory under the Enhancement Plan for each of the Executive Participants:

                                        ESTIMATED BENEFIT, AS AT       ESTIMATED ENHANCED    ESTIMATED COST, AS AT
 PARTICIPANT                               DECEMBER 31, 1995(1)         BENEFIT(1)             DECEMBER 31, 1995
 Samuel T. Hubbard, Jr.  . . . . . .           $22,000                      $66,000                $340,000
 Margaret P. Supinski(2) . . . . . .             8,200                       49,300                 260,000
 John B. Henderson . . . . . . . . .             6,400                       26,100                 115,000
 R. Macy Harris, III . . . . . . . .             3,700                       11,500                  35,000
 Paul C. Carney  . . . . . . . . . .            31,200                       37,200                  60,000
 Robert G. Preston . . . . . . . . .            19,200                       36,200                 105,000

(1)  The benefits outlined are payable at age 55 in all cases.
(2)  Margaret P. Supinski's benefit of $49,300 includes a social security bridge benefit of approximately $14,300 that will be paid until age 65.  At that point, her benefit will decrease to $35,000.

     As each participant continues to be employed by Alling & Cory after the Merger, the value of the benefits and the cost of Alling & Cory for the participants under the Enhancement Plan will decrease, while the value of the benefits to the participants and the cost to Alling & Cory under The Retirement Plan and the Retirement Restoration Plan will increase.

     Equity Participation. Subsequent to the execution of the Merger Agreement, Union Camp in principle agreed to establish the Alling & Cory LTIP in order to align more closely the interests of its officers to the performance of Alling & Cory. The officers of Alling & Cory who initially will be eligible to participate in the Alling & Cory LTIP will be Mr. Hubbard, Mr. Carney, Mr. Henderson, Mr. Maddock, and Mr. Preston. While the precise terms of the Alling & Cory LTIP have not been fully determined, it is anticipated that each participant will be granted LTIP Rights. It is anticipated that, initially, participants in the Alling & Cory LTIP will be granted LTIP Rights with an aggregate value equal to an approximately 1% equity interest in the Surviving Corporation. It is not anticipated that the aggregate value of the LTIP Rights available for grant will exceed a 5% equity interest in the Surviving Corporation. The terms of the LTIP have not been finally determined; however, assuming a total equity value of Alling & Cory of $88,250,000, a 1% equity interest in the Surviving Corporation would have an aggregate value of $882,500 and the aggregate value of the maximum amount of LTIP Rights available for grant would be approximately $4.5 million.

     Indemnification. Under the terms of the Merger, the current Certificate of Incorporation and by-laws of Alling & Cory will remain in effect until amended as provided therein. Officers and directors of Alling & Cory will benefit from the continuing indemnification provisions thereof.


RESTRICTIONS ON RESALES OF UNION CAMP COMMON STOCK

     The shares of Union Camp Common Stock to be issued to holders of Alling & Cory Common Stock pursuant to the Merger Agreement have been registered under the Securities Act and, therefore, will be freely transferable under the Securities Act except for shares issued to any person who may be deemed to be an "affiliate" of Alling & Cory within the meaning of Rule 145 under the Securities Act. Under Rule 145, any person deemed to be an "affiliate" of Alling & Cory, will be restricted from selling any shares of Union Camp Common Stock received by such person in the Merger, unless such sales are made in accordance with the provisions of Rule 145 (including the related volume and other limitations of Rule 144 under the Securities Act) or any such offering by them is registered under the Securities Act or otherwise exempt from the registration requirements thereof. Persons who may be deemed to be an affiliate of Alling & Cory or Union Camp generally include individuals or entities that control, are controlled by or under common control with such party and may include certain officers and directors of such party as well as principal stockholders of such party. The Merger Agreement obligates Alling & Cory to use reasonable efforts to cause each person who may be deemed to be an

"affiliate" of Alling & Cory to enter into an agreement (an "Affiliate Agreement") with Union Camp at or prior to the Effective Time providing that such affiliate will not offer to sell, sell or otherwise dispose of any shares of Union Camp Common Stock issued to such person pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or in a manner not requiring registration under or pursuant to an exemption from the registration requirements of the Securities Act. Pursuant to such Affiliate Agreement, Union Camp will agree that if any such person is not able to dispose of his or her shares in compliance with Rule 145 or in a manner not requiring registration under or pursuant to an exemption from the registration requirements of the Securities Act, it will use its reasonable efforts to register for resale the shares of Union Camp Common Stock issued to such person pursuant to the Merger at the request of such person provided that the person requesting such registration pays all of Union Camp's fees and expenses in connection with such registration. If any such affiliate refuses to enter into such an Affiliate Agreement, Union Camp will be entitled to cause appropriate legends to be placed on any certificates evidencing the Union Camp Common Stock to be received by such affiliate in the Merger. Union Camp may also issue appropriate stop transfer instructions to its transfer agent to the effect that the shares of Union Camp Common Stock received or to be received by such affiliate in the Merger may only be sold, transferred or otherwise conveyed, and the holder thereof may only reduce his or her interest in or risks relating to such shares of Union Camp Common Stock, pursuant to an effective registration statement under the Securities Act, in accordance with the provisions of paragraph (d) of Rule 145, or in a manner not requiring registration under or pursuant to an exemption provided from registration under the Securities Act. Such restrictions on the transferability of Union Camp Common Stock will apply to all purported sales, transfers and other conveyances of the shares of Union Camp Common Stock received or to be received by an affiliate pursuant to the Merger and to all purported reductions in the interest in or risks relating to such shares of Union Camp Common Stock, whether or not the affiliate has exchanged the certificates previously evidencing shares of Alling & Cory Common Stock for certificates evidencing the shares of Union Camp Common Stock into which the affiliate's shares of Alling & Cory Common Stock were converted.


ACCOUNTING TREATMENT

     Purchase Accounting. Union Camp will account for the acquisition of Alling & Cory pursuant to the Merger as a purchase transaction.

     Treatment of Certain Escrow Arrangements.   In order to ensure
satisfaction of certain contingent liabilities of Alling & Cory which may not be finally determined prior to the Closing Date, Alling & Cory, Union Camp and Merger Sub have agreed pursuant to a letter agreement dated April 13, 1996 (the "Contingent Liability Letter Agreement") that, if such contingent liabilities are not finally determined on the Closing Date, Union Camp and Merger Sub shall be entitled to withhold and place in escrow a portion of the merger consideration (the "Withheld Consideration") in an amount not to exceed $3.50 per share of Alling & Cory Common Stock outstanding on the Closing Date. Such Withheld Consideration shall consist solely of cash and shall be withheld pro rata from each holder of shares of Alling & Cory Common Stock (other than holders of Dissenting Shares) in accordance with the number of shares of Alling & Cory Common Stock held by each such shareholder as of the Effective Time. Any Withheld Consideration remaining after payment of such contingent liabilities upon their final determination shall be distributed pro rata in cash to the former holders of Alling & Cory Common Stock. If such contingent liabilities are finally determined prior to the Closing Date, then no escrow fund will be required.

     In the event that the Withheld Consideration is retained and placed in escrow by Union Camp, Union Camp will account for such Withheld Consideration as follows below. Upon the final determination of Alling & Cory's obligations in respect of such contingent liabilities, Union Camp will be required to determine the amount of such final judgment or final settlement and all costs and expenses of determining such liability (including reasonable attorney's fees and costs of internal counsel) incurred by Union Camp or the Surviving Corporation and resulting from or arising out of the determination of Alling & Cory's obligations in respect of such contingent liabilities (the sum of all such amounts, the "Total Cost"). If all such contingent liabilities are resolved for a Total Cost of less than $400,000 (which will be reflected as part of the acquisition cost to Union Camp under purchase accounting), the difference between the Total Cost and $400,000 would be paid in cash by Union Camp to the former shareholders of Alling & Cory. In addition, the escrow agent would disburse the full amount of the funds held in escrow to the Alling & Cory shareholders. There would be no adjustment to goodwill.

     If such contingent liabilities are resolved for a Total Cost of more than $400,000 (which will be reflected as part of the acquisition cost to Union Camp under purchase accounting), the difference between the Total Cost and $400,000 would be deducted from the escrow fund and forwarded to Union Camp. In addition, the escrow agent would then disburse the remaining funds held in escrow to the Alling & Cory shareholders. There will be no adjustment to goodwill. See "The Merger Agreement -- The Merger -- Certain Contingencies; Escrow Arrangements."



FINANCING OF THE MERGER

     Union Camp will require no outside financing to fund the purchase price of the outstanding shares of Alling & Cory Common Stock with respect to which an effective Cash Election has been made. Union Camp will purchase the shares of Alling & Cory Common Stock with respect to which an effective Stock Election has been made by issuing additional shares of Union Camp Common Stock.


SHARE REPURCHASE PROGRAM

     In the second quarter of 1995, the Board of Directors of Union Camp authorized the repurchase of up to 5.0 million shares of Union Camp Common Stock. As of June 14, 1996, Union Camp had repurchased approximately 1.63 million shares of Union Camp Common Stock at a cost of approximately $85.3 million. Union Camp currently intends to repurchase a number of shares of Union Camp Common Stock approximately equal to the number of shares of Union Camp Common Stock to be issued in the Merger. Such repurchases will be accomplished at Union Camp's discretion, either before or after the consummation of the Merger, subject to applicable laws and regulations. Union Camp will not repurchase any Union Camp Common Stock during the twenty-five trading days immediately preceding the Closing Date. Union Camp anticipates that any future repurchases of Union Camp Common Stock will be accomplished using internally generated cash or through the issuance of debt securities or other debt financing.


                         DESCRIPTION OF ALLING & CORY

     Alling & Cory is principally engaged in the wholesale and retail distribution of fine printing, writing and publishing papers, industrial packaging equipment and supplies, janitorial products and magnetic media supplies. Alling & Cory's wholly-owned subsidiary, Alcor Envelope, manufactures envelopes which are distributed by Alling & Cory.

     Wholesale Distribution. Alling & Cory distributes over 20,000 different products purchased from in excess of 1,000 different suppliers. Distribution operations are conducted out of 15 warehouse/office facilities located in the states of New York, New Jersey, Pennsylvania, Maryland, Ohio and West Virginia. Customers are principally located in those states and in Delaware and Virginia.

     The largest segment, approximately 83% of 1995 net sales, were from wholesale paper distribution to over 12,000 customers, principally publishers, commercial printers and office paper users. Approximately 14% of 1995 net sales were from industrial packaging equipment and supplies.

     Retail Distribution. Alling & Cory operates 20 retail stores, under the name "The Paper Shop," for distribution of fine writing and printing papers, janitorial products, magnetic media supplies and other selected office items. The Paper Shops are located in Pennsylvania (8 stores), New York (7 stores), New Jersey (3 stores) and Ohio (2 stores). Retail distribution accounted for approximately 3% of Alling & Cory's 1995 net sales.

     The typical Paper Shop is approximately 6,500 square feet in size and stocks over 1,500 different products, typically papers and graphic arts supplies. The Paper Shop customers are principally small printers and office paper users.

     Envelope Manufacturing. Alcor Envelope operates an envelope manufacturing facility of approximately 88,000 square feet located in Hamburg, New York with a capacity of over one billion envelopes per year. Envelopes are manufactured by Alcor Envelope in varying sizes and paper types. Alcor Envelope's facility is generally operated five to seven days per week on a multi-shift basis. Substantially all of the envelopes manufactured by Alcor Envelope are distributed by Alling & Cory. Wholesale distribution of envelopes manufactured by Alcor Envelope accounted for approximately 3% of 1995 net sales, which net sales were included in the net sales from wholesale paper distribution.

     Sources of Supply. Products distributed by Alling & Cory are purchased from a variety of sources and Alling & Cory is not dependent upon any one source for any of Alling & Cory's principal products. Principal suppliers of Alling & Cory include International Paper Company, S.D. Warren Co., Weyerhauser Company, Union Camp, Penntech Papers and Consolidated Papers Inc. which supply approximately 16.5%, 9.7%, 8.1%, 7.6%, 5.3% and 5.0%, respectively, of the products distributed by Alling & Cory, based on the cost of such products to Alling & Cory. Alling & Cory's top ten suppliers accounted for approximately 68.6% of the products distributed by Alling & Cory, based on the cost of such products to Alling & Cory. In addition, approximately 55.6% of the coated papers distributed by Alling & Cory are supplied by S.D. Warren Co. Management believes that in the event this source of supply were to be interrupted, Alling & Cory would be able to secure alternate sources of supply for these products. Raw materials used by Alcor Envelope are principally paper and adhesives. Again, these are purchased from a variety of sources and Alcor Envelope is not dependent upon any one source of supply. Although available from numerous sources, from time to time paper is in short supply in the United States market which can result in increased prices and difficulties in meeting customer demand. Fluctuations in price and availability of paper will generally affect both Alling & Cory and its competitors.

     Employees. As of April 1, 1996, Alling & Cory employed approximately 1,189 persons of whom approximately 344 were executive, administrative and clerical personnel, 418 were sales personnel and 427 were manufacturing and other skilled personnel. Approximately 91 of Alling & Cory's employees are represented by three labor unions. Management believes that Alling & Cory's labor relations are good.

     Competition. Each of the three major businesses in which Alling & Cory operates, wholesale distribution, retail distribution and envelope manufacturing, is highly competitive. Competition is based primarily upon service, quality and price. Alling & Cory has many competitors in each of the businesses in which it operates, some of whom have substantially greater financial and other resources than Alling & Cory.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                    RESULTS OF OPERATIONS OF ALLING & CORY

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 1996 COMPARED TO THREE MONTHS ENDED MARCH 31,
1995

     Net Sales. Net sales for the quarter decreased by 8.6% to $169.6 million from $185.5 million in 1995. This decrease was due primarily to the rapid decrease in the cost of paper which began in October 1995 and continued through April 1996.

     Alling & Cory has two primary distribution channels. The net sales for each of these channels in the first quarter of 1996 compared to the first quarter of 1995 were as follows:

                                                QUARTER ENDED MARCH 31,
                                             1996                       1995
                                        $              %             $            %
                                              (dollar amounts in millions)
Wholesale Distribution  . .        $164.1          96.8         $180.2          97.1
Retail Paper Shops  . . . .          $5.5           3.2           $5.3           2.9

     The wholesale distribution division, after eliminating intercompany transactions, experienced an 8.9% decrease in net sales from $180.2 million to $164.1 million. This decrease was principally the result of decreases in the prices of all grades of paper, particularly for book publishing grades and uncoated free sheet products.

     Same store net sales through the Paper Shops increased by 3.8% or $0.2 million in the first quarter of 1996 over 1995. This improvement was the result of higher levels of activity.

     Alcor Envelope reported net sales of $5.4 million for the first quarter of 1996 and $4.8 million for 1995. Except for an immaterial amount, these sales were to Alling & Cory and have been eliminated in consolidation in the net sales results set forth above.

     Gross Profit. Gross profit increased 2.9% to $25.1 million for the first quarter of 1996 from $24.4 million in 1995. This increase resulted primarily from delays in passing on price decreases from suppliers to the company's customers resulting in increased gross margin percentage during such delay.
In the first quarter of 1996, the gross margin percentage of net sales was 14.8%, an increase from 13.2% in 1995. This change was primarily responsible for the gross profit increase.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased 7.2% over the first quarter of 1995 from $22.2 million to $23.8 million. The stock bonus given to certain senior management employees accounted for $1.1 million of the increase and selling expenses accounted for $0.5 million. As a percentage of net sales, selling, general and administrative expenses increased to 14.0% in the first quarter of 1996 from 12.0% in 1995. This increase as a percentage of net sales resulted primarily from the stock bonus and the lower net sales. Without the stock bonus, selling, general and administrative expenses would have been 13.4% of net sales.

     Other Income (Expense): Other income (expense) increased $0.1 million because facility relocation expenses related to the Rochester, New York facility incurred in 1995 did not recur in 1996.

     For the first quarter of 1996, earnings before income taxes were $0.6 million, a 53.8% decrease from the prior year's first quarter level of $1.3 million and first quarter 1996 net earnings were $0.1 million, an 87.5% decrease from the first quarter 1995 level of $0.8 million due to the factors mentioned above. Without the stock bonus, Alling & Cory's effective tax rate would have been 41.9% for 1996, compared to the prior year's first quarter rate of 41.5%.


YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

     Net Sales. Net sales for 1995 increased by 23.7% to $763.6 million from $617.5 million in 1994. This increase was due primarily to the rapid increase in the cost of paper which began in July 1994 and continued through June 1995, which in turn Alling & Cory reflected in the prices of its products to its customers.

     Alling & Cory has two primary distribution channels. The net sales for each of these channels in 1995 compared to 1994 were as follows:

caption>
                                                YEAR ENDED DECEMBER 31,
                                             1995                       1994
                                        $              %             $            %
                                              (dollar amounts in millions)

Wholesale Distribution  . .        $742.1          97.2         $599.7          97.1
Retail Paper Shops  . . . .         $21.5           2.8          $17.8           2.9

     The wholesale distribution division, after eliminating intercompany transactions, experienced a 23.7% increase in net sales from $599.7 million to $742.1 million. This increase was principally the result of increases in the prices of all grades of paper, particularly for groundwood coated and book publishing grades.

     Alling & Cory opened two new Paper Shops in 1995, but these units only accounted for less than $0.6 million in net sales. Same store net sales through the Paper Shops increased by 18.0% or $3.2 million in 1995 over 1994. This improvement was the result of increased volume and higher prices for products sold through the Paper Shops.

     Alcor Envelope reported net sales of $19.7 million for 1995 and $15.7 million for 1994. Except for an immaterial amount, these sales were to Alling & Cory and have been eliminated in consolidation in the net sales results set forth above.

     Gross Profit. Gross profit increased 12.0% to $99.3 million for 1995 from $88.7 million in 1994. Alling & Cory was unable to pass on the price increases from its suppliers to its customers as quickly as these increases were implemented by Alling & Cory's suppliers. This condition, plus continued competitive pressure on selling prices, resulted in gross margin as a percentage of net sales declining to 13.0% in 1995 from 14.4% in 1994.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased 4.6% over 1994 from $84.3 million to $88.2 million. Selling expenses accounted for $2.9 million and product handling and delivery costs accounted for approximately $0.9 million of the increase. As a percentage of net sales, selling, general and administrative expenses declined to 11.6% in 1995 from 13.7% in 1994. This reduction as a percentage of net sales resulted primarily from a reduction in sales through warehouses as a percentage of total sales.

     Management believes employee productivity has continued to improve due to continued pursuit of total quality management principles, the consolidation of

Alling & Cory's warehouse system from 19 to 15 distribution centers, and further progress toward "pay-for-performance" compensation methods.

     Other Income (Expense). Other income (expense) declined from an income of $0.7 million in 1994 to an expense of $2.9 million in 1995, a decrease of $3.6 million, primarily as the result of higher interest expense of $3.9 million in 1995 compared to $2.6 million in 1994. The increased interest expense was due to higher levels of borrowing to support working capital needs and higher average interest rates. In addition, in 1994 Alling & Cory received condemnation proceeds from the City of Rochester, New York for Alling & Cory's headquarters facility in a gross amount of $3.2 million, of which $1.9 million was recorded as a gain. Other income decreased by approximately $0.5 million due primarily to the inclusion of approximately $0.7 million of relocation cost reimbursements from the City of Rochester in connection with the relocation of the Company's headquarters in the prior year offset by higher waste paper sales of approximately $0.3 million in 1995.

     For 1995, earnings before income taxes and the cumulative effect of an accounting change (in the amount of $287,700 in 1994) were $8.2 million, a 64.0% increase over the prior year's level of $5.0 million and 1995 net earnings were $4.8 million, an 84.6% increase over the 1994 level of $2.6 million due to the factors mentioned above. Alling & Cory's effective tax rate of 41.2% for 1995 was down slightly from the prior year's rate of 42.8% as a result of the net effect of various permanent differences.


YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

     Net Sales. Net sales for 1994 increased by 12.1% to $617.5 million from $550.7 million for 1993. This increase was due primarily to volume gains and price increases for paper and plastic commodity items in the second half of 1994.

     The net sales for each of Alling & Cory's two primary distribution channels in 1994 compared to 1993 were as follows:

                                                YEAR ENDED DECEMBER 31,
                                             1994                       1993
                                        $              %             $            %
                                                  (dollar amounts in millions)
Wholesale Distribution  . .        $599.7          97.1         $534.9          97.1
Retail Paper Shops  . . . .         $17.8           2.9          $15.8           2.9

     The wholesale distribution division, after eliminating intercompany transactions, experienced a 12.1% increase in net sales from $534.9 to $599.7. This increase was principally the result of higher unit volume and rising prices in the second half of the year.

     No new Paper Shops were opened in 1994. Same store net sales through the Paper Shops increased by 12.7% or $2.0 million in 1994 over 1993. This improvement was the result of increased volume and higher prices for products sold through the Paper Shops.

     Alcor Envelope reported net sales of $15.7 million for 1994 and $14.1 million for 1993. Except for an immaterial amount, these sales were to Alling & Cory and have been eliminated in consolidation in the net sales results set forth above.

     Gross Profit. Gross profit increased 6.9% to $88.7 million for 1994 from $83.0 million in 1993. The primary causes of the 1994 increase in gross margin were increased selling prices and higher sales volume. Competitive pressures on selling prices reduced Alling & Cory's gross margin as a percentage of net sales to 14.4% in 1994 from 15.1% in 1993.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses increased 5.0% over 1993 from $80.3 million to $84.3 million. Selling expenses accounted for $1.2 million, administrative costs including insurance, relocation and other expenses accounted for approximately $2.1 million and product handling and delivery costs accounted for approximately $0.5 million of the increase. As a percentage of net sales, selling, general and administrative expenses declined to 13.7% in 1994 from 14.6% in 1993. This reduction as a percentage of net sales resulted primarily from a slightly greater proportion of mill direct sales in 1994 over 1993 and continued expense control efforts by Alling & Cory.

     Other Income (Expense). Other income (expense) increased by $1.1 million from an expense of $0.4 million in 1993 to an income of $0.7 million in 1994. Higher interest expense of $2.6 million for 1994 compared to $1.9 million in 1993, primarily as a result of the higher levels of borrowing to support working capital needs and higher average interest rates, was offset by the receipt in 1994 of $3.2 million in condemnation proceeds from the City of Rochester, New York for Alling & Cory's headquarters of which $1.9 million was recorded as a gain. Other income increased by approximately $1.0 million as a result of the receipt of approximately $0.7 million of relocation cost reimbursements from the City of Rochester in connection with the relocation of the Company's headquarters, increased waste paper sales of $0.2 million and higher service charges on customer accounts of $0.1 million.

     For 1994, earnings before income taxes and the cumulative effect of accounting changes (in the amount of $287,700 in 1994 and $155,600 in 1993) were $5.0 million, a 108.3% increase over the prior year's level of $2.4 million and 1994 net earnings were $2.6 million, an 85.7% increase over the prior year's level of $1.4 million. Alling & Cory's 1994 effective tax rate of 42.8% was up from 34.7% for 1993 due primarily to the adjustment of prior year accruals during 1993 that did not recur during 1994.


LIQUIDITY AND CAPITAL RESOURCES

     Alling & Cory's primary capital requirements for the first quarter of 1996 were the funding of costs associated with a new operating software system, and working capital to support business expansion. These capital requirements were met through cash flow from operations.

     Alling & Cory's primary borrowing source is revolving credit agreements with a group of commercial banks. As of March 31, 1996, Alling & Cory was in compliance with the terms and conditions of these agreements and management believes this financing will be adequate for the remaining term of the agreements.

     Alling & Cory's working capital decreased during the first quarter of 1996 to $39.4 million at March 31, 1996 from $42.6 million at December 31, 1995. This was caused by the mortgage payable ($3.8 million) that became short-term due to its maturity date offset by cash flow from operations. At March 31, 1996, Alling & Cory's outstanding amounts under its revolving credit notes were 37.0% of the eligible receivables.

     For the remainder of 1996, management anticipates Alling & Cory's primary capital requirements will be the completion of the installation of its new computer operating software system and the move into a build-to-suit leased facility in Cleveland, Ohio. The estimated total cost for these projects is $5.5 million of which $3.9 million has been spent through March 31, 1996. Alling & Cory has also budgeted the opening of four new Paper Shops at a cost of $300,000. Management believes Alling & Cory's existing revolving credit facility will be more than adequate to fund these requirements and does not plan to secure additional financing.

     Alling & Cory's primary capital requirements for 1995 were the funding of its move to a new headquarters facility, the costs associated with a new operating software system, and working capital to support business expansion.

     In 1994 the capital requirements of Alling & Cory were primarily for working capital and the repurchase of stock from shareholders.

     In fiscal years 1995 and 1994, these capital requirements were met through cash flows from operations and financing under Alling & Cory's revolving credit facility. In 1994, cash flow needs were also met by $2.7 million in cash proceeds from the sale of two facilities.

     Alling & Cory's primary borrowing source is revolving credit agreements with a group of commercial banks. In June of 1995, Alling & Cory added two banks to the pre-existing group of three and expanded the aggregate commit-ments from $49 million to $64 million. These agreements expire in May 1997 and are secured by Alling & Cory's accounts receivable. As of year-end 1995, Alling & Cory was in compliance with the terms and conditions of these agreements and management believes this financing will be adequate for the remaining term of the agreements.

     Alling & Cory's working capital increased during the year from $40.4 million at year-end 1994 to $42.6 million at year-end 1995. This was the result of cash flow from operations exceeding the amounts paid out for capital expenditures and to Alling & Cory's shareholders as dividends. At year-end 1995, Alling & Cory's outstanding amounts under its revolving credit notes were 48.5% of the eligible receivables. Although other terms and conditions of the agreements could change, management believes, if necessary, additional monies could be raised by the further leveraging of this receivables borrowing base.

     In 1996, management anticipates Alling & Cory's primary capital requirements will be the completion of the installation of its new computer operating system and the move into a build-to-suit leased facility in Cleveland, Ohio. The estimated total cost for these projects is $5.5 million of which $3.2 million has been spent through 1995. Alling & Cory has also budgeted the opening of four new Paper Shops at a cost of $300,000.
Management believes Alling & Cory's existing revolving credit facility will be more than adequate to fund these requirements and does not plan to secure additional financing. Alling & Cory also has under contract the sale of its existing Cleveland facility for $1.15 million, which after the repayment of mortgage debt, will result in net cash proceeds of approximately $350,000.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only holders of record of Alling & Cory Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting, or any adjournment or postponement thereof. On the Record Date there were 787,496 shares of Alling & Cory Common Stock issued and outstanding held by 315 record owners. Each outstanding share is entitled to one vote on each matter to be acted upon or which may properly be brought before the Special Meeting.

     The following table sets forth information with respect to the "beneficial ownership," within the meaning of Rule 13d-3 promulgated under the Exchange Act, of shares of Alling & Cory Common Stock as of May 1, 1996 by (i) all known beneficial owners of more than 5% of the outstanding shares of Alling & Cory Common Stock, (ii) each of the current directors and executive officers of Alling & Cory and (iii) the current directors and the five most highly compensated executive officers of Alling & Cory as a group. So far as is known to Alling & Cory, the persons named below have sole direct voting and investment power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table. Unless otherwise indicated, the business address of each person listed in the table is 1059 West Ridge Road, Rochester, NY 14602. So far as Alling & Cory is aware, it is neither directly nor indirectly owned or controlled by one or more corporations nor by any government.

 BENEFICIAL OWNER                                 NUMBERS OF SHARES           PERCENT OF SHARES
 R. Macy Harris, III (1)                                96,399                      12.24
 J.L. Nevill Smythe (2)                                 51,455                       6.53
 Lawrence Harris (3)                                    49,844                       6.33
 Jane Harris Hansford(4)                                44,822                       5.69
 Samuel T. Hubbard, Jr.                                 17,118                       2.17
 Norman L. Alling (5)                                   10,347                       1.31
 John P. Maddock (6)                                     8,907                       1.13
 John B. Henderson (7)                                   6,350                          *
 Richard M. Harris, Jr. (8)                              3,662                          *
 Paul C. Carney (9)                                      2,974                          *
 Robert G. Preston (10)                                  2,739                          *
 Margaret P. Supinski                                    1,077                          *
 Alan J. Underberg (11)                                      0                          *
 All directors and executive officers as a             201,369                      25.57
 group (12 persons, including those named
 above) (11)

*Less than one percent

(1)      Includes 42,400 shares held as trustee for the benefit of Richard M. Harris, Jr., 42,400 shares held as trustee for the benefit of Mary Slocum Harris, 275 shares held by the spouse of R. Macy Harris, III and 224 shares held by the child of R.
         Macy Harris, III.

(2)      Includes 32,564 shares as to which voting and investment power are shared with Mellon Bank as co-trustees of two trusts, one for the benefit of J.L. Nevill Smythe and the other for the benefit of Mary Shepard, 3,221 shares held by Mr. Smythe's spouse and 2,576 shares as to which Mr. Smythe shares voting and investment power with his spouse.  Mr. Smythe's address is
         3 Huntingwood Retreat, Savannah, GA 31411.

(3)      Mr. Harris' address is Long's Point, Naples, NY 14512.

(4)      Ms. Hansford's address is c/o Northern Trust Bank of Florida, 4001 Tamiami Trail North, Naples, Florida 33940.

(5)      Includes 75 shares held by Norman L. Alling's spouse.  Mr. Alling's address is 215 Sandringham Road, Rochester, NY 14610.

(6)      Includes 1,037 shares as to which John P. Maddock shares voting and investment power with his spouse.

(7)      Includes 1,000 shares owned by John B. Henderson's spouse.

(8)      Includes 1,164 shares as to which Richard M. Harris, Jr. shares voting and investment power with Daniel E. Slocum as co-
         trustees of a trust for the benefit of Dorothy E. Slocum.

(9)      Includes 33 shares as to which Paul C. Carney shares voting and investment power with his spouse.

(10)     Mr. Underberg's business address is c/o Underberg & Kessler, 1800 Chase Square, Rochester, NY 14604.

(11)     See notes (1), (2) and (5) through (9) above.

                    DESCRIPTION OF UNION CAMP CAPITAL STOCK

     Union Camp is authorized to issue 125,000,000 shares of Common Stock, par value $1 per share. As of March 4, 1996, 69,118,211 shares of Union Camp Common Stock were issued and outstanding. Union Camp is authorized to issue 1,000,000 shares of Preferred Stock, par value $1 per share ("Union Camp Preferred Stock"). No shares of Union Camp Preferred Stock are issued or outstanding. If any Union Camp Preferred Stock should be issued, Union Camp Common Stock may become subordinated to dividend, voting, liquidation and other rights granted to holders of Union Camp Preferred Stock.


COMMON STOCK

     Each holder of Union Camp Common Stock is entitled to one vote for each share registered in his name upon all matters voted upon by holders of Union Camp Common Stock. There is no provision for cumulative voting in the election of directors, which means that holders of more than 50% of the shares voting at an election of directors can elect all of the directors standing for election if they choose to do so. Union Camp Common Stock is not subject to redemption or to liability for further calls and holders of Union Camp Common Stock have no conversion, subscription or preemptive rights.

     Holders of Union Camp Common Stock are entitled to receive, out of funds legally available therefor, such dividends as may be declared by the Board of Directors.

     Union Camp Common Stock is listed on the NYSE and the PSE.


SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

     In connection with its Shareholders' Rights Plan, Union Camp has reserved for issuance up to 125,000 shares of Series A Junior Participating Preferred Stock, par value $1 per share (the "Junior Preferred Stock"). No shares of the Junior Preferred Stock are presently outstanding. Each holder of Junior Preferred Stock is entitled to 1,000 votes per share, subject to adjustment, on all matters voted on by shareholders. Holders of Junior Preferred Stock are entitled to receive, out of funds legally available therefor, such dividends as may be declared by the Board of Directors. Any outstanding shares of Junior Preferred Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time or from time to time. See "-- Shareholders' Rights Plan."


SHAREHOLDERS' RIGHTS PLAN

     Union Camp has a Shareholders' Rights Plan pursuant to which Preferred Stock Purchase Rights ("Rights") are issued to the holders of Union Camp Common Stock at the rate of one Right for each share of Union Camp Common Stock. Each Right entitles the holder to purchase, under certain conditions
(i) one one-thousandth of a share of Union Camp's Junior Preferred Stock at an exercise price of $175 or (ii) Union Camp Common Stock having a market value of two times the exercise price. Alternatively, the Board of Directors may permit holders to surrender each Right in exchange for one share of Union Camp Common Stock. The Rights will be exercisable only if a person or group acquires 15% or more of the outstanding Union Camp Common Stock or announces a tender offer for 15% or more of the outstanding Union Camp Common Stock. The Rights expire February 26, 2006 and may be redeemed for $.001 per Right by the Board of Directors prior to the time the Right becomes exercisable. In addition, if after any person acquires 15% or more of the Union Camp Common Stock, Union Camp is involved in a merger or other business combination transaction with another person after which the Union Camp Common Stock does not remain outstanding, or Union Camp sells 50% or more of its assets or earning power, each Right will entitle its holder to purchase, at the then current exercise price, shares of the acquiring company's common stock having a market value equal to two times the exercise price.

     Until one of the events described above occurs, the Rights will be attached to all certificates representing shares of Union Camp Common Stock then outstanding, and no separate certificates evidencing the Rights will be distributed. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of Union Camp, including the right to vote or to receive dividends.

     The Rights may have certain anti-takeover effects, including deterring someone from acquiring control of Union Camp in a manner or on terms not approved by Union Camp's Board of Directors. The Rights should not interfere with any merger or other business combination approved by Union Camp's Board of Directors, since the Rights may be redeemed generally at any time by Union Camp as set forth above.

     A copy of the Rights Agreement dated January 25, 1996, between Union Camp and The Bank of New York, as Rights Agent, has been filed with the Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

                             THE MERGER AGREEMENT

     The following is a brief summary of certain provisions of the Merger Agreement, a copy of which is attached as Annex A to this Proxy
Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Merger Agreement.


THE MERGER

     The Merger Agreement provides that following adoption of the Merger Agreement and the transactions contemplated thereby by the holders of the Alling & Cory Common Stock and the satisfaction or waiver of the other conditions to the Merger, Merger Sub will be merged with and into Alling & Cory in accordance with the NYBCL. Alling & Cory will be the Surviving Corporation and upon the effectiveness of the Merger the initial officers of the Surviving Corporation shall be the officers of Alling & Cory. The initial directors of the Surviving Corporation will be James M. Reed, Dirk R. Soutendijk and Samuel T. Hubbard, Jr. Additionally, the Certificate of Incorporation and by-laws of Alling & Cory in effect immediately prior to the Effective Time will be the Certificate of Incorporation and by-laws of the Surviving Corporation until thereafter amended.

     Pursuant to the terms of the Merger Agreement, as of the Effective Time:
(i) each issued and outstanding share of capital stock of Merger Sub will remain outstanding and be converted into one share of common stock of the Surviving Corporation, (ii) all shares of Alling & Cory Common Stock held by Alling & Cory as treasury stock or by a wholly-owned subsidiary of Alling & Cory will be cancelled, and (iii) each outstanding share of Alling & Cory Common Stock, other than shares cancelled pursuant to clause (ii) above and shares held by shareholders who exercise appraisal rights under the NYBCL, will be converted into the right to receive, at the option and pursuant to the election of the holder thereof, either the Cash Election Price or a number of shares of Union Camp Common Stock equal to the Share Conversion Number and certain other consideration, in each case subject to certain adjustments, as specified below. See "-- Stock Election," "-- Certain Contingencies; Escrow Arrangements" and "-- Method of Election."

     Cash Election. Each shareholder of Alling & Cory who elects to receive the Cash Election Price in respect of any of his shares of Alling & Cory Common Stock shall have each such share of Alling & Cory Common Stock in respect of which an effective Cash Election is made converted into the right to receive the Cash Election Price. The Cash Election Price shall be an amount equal to the quotient resulting from dividing the total value attributed to all outstanding shares of Alling & Cory Common Stock (the "Attributed Value") by 787,496 less the number of any shares that may be repurchased by Alling & Cory prior to the Merger from certain current and former employees of Alling & Cory pursuant to certain associated repurchase rights. See "-- Certain Repurchase Rights." The Attributed Value shall be $88,250,000 and the Cash Election Price shall be $112.064, except that (i) the Attributed Value shall be reduced by the amount of consideration, if any, utilized by Alling & Cory to repurchase shares of Alling & Cory Common Stock from certain current and former employees of Alling & Cory pursuant to certain associated repurchase rights, and the Cash Election Price shall be adjusted (up or down) accordingly, and (ii) the Attributed Value shall be adjusted up or down by the amount that the funds required to settle certain contingent liabilities of Alling & Cory exceeds or is less than $400,000 (with the excess reducing the Attributed Value and the amount by which such settlement amount is below $400,000 increasing the Attributed Value) and the Cash Election Price shall be adjusted (up or down) accordingly.

     Stock Election. Each shareholder of Alling & Cory who elects to receive a number of shares of Union Camp Common Stock equal to the Share Conversion Number and such other consideration as is specified in the Merger Agreement in respect of any of his or her shares of Alling & Cory Common Stock shall have each such share of Alling & Cory Common Stock in respect of which an effective

Stock Election is made (or deemed to have been made), converted into the right to receive a number of fully-paid and non-assessable shares of Union Camp Common Stock equal to the Share Conversion Number. The Share Conversion Number will be calculated as follows: the Share Conversion Number will be the number (calculated to three decimal places and rounded downward to the nearest one thousandth of a share) that results from dividing the Cash Election Price by the "Fair Market Value" of a share of Union Camp Common Stock; provided, however, that for purposes of calculating the Share Conversion Number only, if, on the date on which the Merger is consummated (the "Closing Date"), Alling & Cory has declared and/or paid its second quarter dividend, as permit-ted under the Merger Agreement, and such Closing Date is on or prior to the record date for Union Camp's second quarter dividend, so that holders of shares of Alling & Cory Common Stock making a Stock Election will be entitled to payment of such Union Camp dividend, then the Cash Election Price shall be deemed to be reduced by the amount of any such Union Camp dividend that may be payable with respect to each share of Union Camp Common Stock to be issued to such holders.

     Limitation on Cash Elections. In the event that effective Cash Elections by the holders of Alling & Cory Common Stock are received and not revoked prior to the Effective Time in respect of in excess of the Maximum Cash Election Number, then only the number of shares of Alling & Cory Common Stock equal to the Maximum Cash Election Number shall be converted into and receive the Cash Election Price. In that case, shares of Alling & Cory Common Stock to be converted into the Cash Election Price shall be selected on a pro rata basis, with adjustments to avoid purchases of fractional shares, based on the number of shares in respect of which an effective Cash Election is received and not revoked prior to the Effective Time. All shares of Alling & Cory Common Stock in respect of which an effective Cash Election is received and not revoked prior to the Effective Time which are not converted into the Cash Election Price shall be deemed to have made an effective Stock Election and shall be converted into shares of Union Camp Common Stock as specified in the preceding paragraph.

     From and after         , 1996, holders of Alling & Cory Common Stock may
telephone 1 (888) 899-1396 (ext. 4163), toll free, for then-current information regarding the number of shares of Union Camp Common Stock into which each share of Alling & Cory Common Stock in respect of which a Stock Election has been made or has been deemed to have been made will be converted.
On            , 1996, Union Camp will issue a press release stating the
definitive number of shares of Union Camp Common Stock into which each share of Alling & Cory Common Stock in respect of which a Stock Election has been made or has been deemed to have been made will be converted. From and after that date, holders of Alling & Cory Common Stock may telephone the above-referenced toll-free number for information concerning the definitive number of shares of Union Camp Common Stock into which each share of Alling & Cory Common Stock in respect of which a Stock Election has been made or has been deemed to have been made will be converted.

     Certain Contingencies; Escrow Arrangements. Pursuant to the Contingent Liability Letter Agreement, Alling & Cory has agreed to use its best efforts to cause its obligations in respect of certain contingent liabilities to be finally determined prior to the Closing Date of the Merger in a manner that imposes no obligation, other than certain monetary obligations, on Alling & Cory, Union Camp or the Merger Sub. If the liability of Alling & Cory in respect of such contingent liabilities of Alling & Cory is not finally determined prior to the Closing Date, Alling & Cory, Union Camp and Merger Sub have agreed pursuant to the Contingent Liability Letter Agreement that Union Camp and Merger Sub shall be entitled to withhold a portion of the merger con-sideration in an amount not to exceed $3.50 per share of Alling & Cory Common Stock outstanding on the Closing Date (other than Dissenting Shares) in order to ensure the satisfaction of such contingent liabilities. Such Withheld Consideration shall consist solely of cash and shall be withheld pro rata from each holder of shares of Alling & Cory Common Stock (other than holders of Dissenting Shares) in accordance with the number of shares of Alling & Cory Common Stock held by each such shareholder as of the Effective Time. The

Withheld Consideration shall be held in escrow by The Bank of New York or such other bank or other financial institution as is reasonably acceptable to Union Camp and Alling & Cory (the "Escrow Agent") pending the final determination of Alling & Cory's obligations in respect of such contingent liabilities.

     Upon the final determination of Alling & Cory's obligations in respect of such contingent liabilities, Union Camp will be required to determine the Total Cost incurred by Union Camp or the Surviving Corporation and resulting from or arising out of the determination of Alling & Cory's obligations in respect of such contingent liabilities. If the Total Cost incurred by Union Camp or the Surviving Corporation and resulting from or arising out of such contingent obligations exceeds $400,000, Union Camp shall be entitled to cause to be deducted from the Withheld Consideration an amount in cash (the "Parent Amount") equal to the amount by which the Total Cost exceeds $400,000. The remainder of the Withheld Consideration will be delivered to the Exchange Agent by the Escrow Agent for distribution to the former holders of Alling & Cory Common Stock (other than Dissenting Shareholders).

     Any Withheld Consideration remaining after the payment of any Parent Amount shall be distributed in cash by the Exchange Agent or Union Camp to the former holders of shares of Alling & Cory Common Stock (other than Dissenting Shareholders) pro rata in accordance with the number of shares of Alling & Cory Common Stock formerly held by such holders, together with interest thereon from the Closing Date through, but not including, the date on which such funds were delivered to the Exchange Agent or Union Camp, as the case may be, at a rate equal to the London inter-bank offered rate for three month deposits of U.S. dollars. In the event that the Total Cost is less than $400,000, Union Camp shall pay to the Exchange Agent an amount in cash (the "Additional Amount") equal to the amount by which $400,000 exceeds the Total Cost. The Exchange Agent or Union Camp, as the case may be, shall distribute the Additional Amount to the former holders of shares of Alling & Cory Common Stock (other than Dissenting Shareholders) pro rata in accordance with the number of shares of Alling & Cory Common Stock formerly held by such holders. No interest shall be payable on the Additional Amount.

     The following table sets forth the number of shares of Union Camp Common Stock payable to a holder of 100 shares of Alling & Cory Common Stock, assuming a Fair Market Value of $52.00 per share of Union Camp Common Stock, a Total Cost of $400,000 and assuming that valid Cash Elections are made in respect of (i) less than 20% of all outstanding Alling & Cory Shares and (ii) 40% of all outstanding Alling & Cory Shares.

                                LESS THAN 20% CASH ELECTION                            40% CASH ELECTION


    RATIO ELECTED                            CASH RECEIVED                                     CASH RECEIVED

                       SHARES
                         OF                                             SHARES OF
   UNION                UNION                                             UNION
   CAMP                 CAMP      FRACTIONAL      CASH                     CAMP      FRACTIONAL      CASH
   STOCK     CASH       STOCK       SHARES      ELECTION      ESCROW      STOCK        SHARES      ELECTION     ESCROW
   100%        0%       208         $40.40           0.00    $350.00       207         $40.40         0.00      $350.00
    90%       10%       187          46.76       1,085.64     350.00       199          51.35       457.05       350.00
    80%       20%       167           1.12       2,171.28     350.00       190          10.29       914.11       350.00
    50%       50%       104          20.20       5,428.20     350.00       165          43.13     2,285.27       350.00
     0%      100%         0           0.00      10,856.40     350.00       122          45.86     4,570.54       350.00

TERMINATION RIGHTS; FEES AND EXPENSES

     The Merger Agreement may be terminated and the transactions contemplated thereby abandoned, at any time prior to the Effective Time, whether before or after approval of the Merger Agreement by Alling & Cory's shareholders, (i) by action authorized by the vote of a majority of the members of the Board of Directors of each of Alling & Cory and Union Camp; (ii) by Union Camp or Alling & Cory if the Merger shall not have been consummated on or before August 31, 1996 (or such later date as may be agreed to by Union Camp and Alling & Cory) by reason of the failure of any condition to the consummation of the Merger; provided, however, that no party may terminate the Merger Agreement if the failure of such condition is caused primarily by such party's material breach of the Merger Agreement; (iii) by Union Camp, if any of the representations and warranties of Alling & Cory contained in the Merger Agreement fail to be true and correct in all respects except for failures of any representations or warranties to be true and correct which would not have a material adverse effect on the business, assets, prospects, condition (financial or otherwise) or the results of operations of Alling & Cory and/or its subsidiaries taken as a whole or the Surviving Corporation and its subsidiaries taken as a whole, which term would not for the purposes of such condition include any effect on the prospects of Alling & Cory due to a general deterioration in economic conditions; (iv) by Union Camp, if Alling & Cory fails to perform or comply with, in all material respects, any of its material agreements or covenants contained in the Merger Agreement as to which notice has been given to Alling & Cory and Alling & Cory has failed to cure or otherwise resolve the same to the reasonable satisfaction of Union Camp within 30 days after receipt of such notice; (v) by Alling & Cory, if any of the representations and warranties of Union Camp contained in the Merger Agreement fail to be true and correct in all respects except for failures of any representations or warranties to be true and correct which would not have a material adverse effect on the business, assets, prospects, condition (finan-cial or otherwise) or the results of operations of Union Camp and its active operating subsidiaries taken as a whole; (vi) by Alling & Cory, if Union Camp fails to perform or comply with, in all material respects, any of its material agreements or covenants contained in the Merger Agreement as to which notice has been given to Union Camp and Union Camp has failed to cure or otherwise resolve the same to the reasonable satisfaction of Alling & Cory within 30 days after receipt of such notice; (vii) by Union Camp or Alling & Cory if a court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; (viii) by Union Camp or Alling & Cory, if the Board of Directors of Alling & Cory determines that an acquisition proposal from a third party is a proposal that is more favorable to Alling & Cory and its shareholders than the Merger and believes in the exercise of its good faith judgment (which judgment is based upon the written advice of independent outside counsel) that a failure to terminate the Merger Agreement and enter into an agreement to effect the proposal that is more favorable to Alling & Cory and its shareholders than the Merger would likely constitute a breach of its fiduciary duties under applicable law; provided that Alling & Cory may not terminate the Merger Agreement pursuant to this clause unless (a) Alling & Cory has fully complied with certain notice provi-sions of the Merger Agreement and (b) prior to such termination, Union Camp has received a termination fee of $4,000,000; (ix) by Union Camp or Alling & Cory, if the Board of Directors of Alling & Cory has withdrawn or modified in a manner adverse to Union Camp its approval or recommendation to the shareholders of Alling & Cory of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, provided that Alling & Cory may not terminate the Merger Agreement pursuant to this clause unless Alling & Cory's Board of Directors believes, in the exercise of its good faith judgment based upon the written advice of independent outside counsel, that a failure to withdraw or modify such approval or recommendation would likely constitute a breach of its fiduciary duties; and (x) by Alling & Cory, if the Average Closing Price per share of Union Camp Common Stock is less than $42.50 and by Union Camp, if the Average Closing Price is greater than $61.50.

     If (i) the Merger Agreement is terminated by Union Camp or Alling & Cory for the reasons specified in clause (viii) or (ix) in the preceding paragraph, or (ii) on or before August 31, 1996 and while the Merger Agreement remains in effect, Alling & Cory enters into a definitive agreement with respect to an acquisition proposal with any person other than Union Camp or an affiliate of Union Camp and such transaction is thereafter consummated (whether before or after August 31, 1996), then Alling & Cory will pay Union Camp a fee of $4,000,000, which will constitute, among other things, reimbursement for Union Camp's documented fees, costs and expenses incurred in connection with the transactions contemplated by the Merger Agreement.


CONDITIONS TO THE MERGER

     In addition to customary conditions, the obligation of Alling & Cory, Union Camp and Merger Sub to consummate the Merger is subject to the satisfaction or, where permitted, waiver of certain other conditions, including (a) the absence of any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction issued by any court or govern-mental authority or any action, suit or proceeding, prohibiting or preventing or seeking to prohibit or prevent the consummation of the Merger or which could reasonably be expected to have a material adverse effect on Alling & Cory or Union Camp, (b) the absence of any stop order suspending the effectiveness of the Registration Statement or preventing the use thereof or any related prospectus and (c) the approval and adoption of the Merger Agreement and the approval of the terms of the Merger by an affirmative vote of at least two-thirds of the outstanding shares of Alling & Cory Common Stock entitled to vote at the Special Meeting.

     In addition, Union Camp and Merger Sub's obligation to consummate the Merger is subject to various additional conditions, including (a) the absence of any material adverse change in Alling & Cory, (b) the receipt of certain consents of third parties and (c) the receipt of customary opinions of counsel to Alling & Cory and comfort letters from Alling & Cory's independent public accountants.

     Alling & Cory's obligation to consummate the Merger is subject to various additional conditions, including (a) the absence of any material adverse change in Union Camp, (b) the authorization for listing on the NYSE of the shares of Union Camp Common Stock to be issued in the Merger in exchange for those shares of Alling & Cory Common Stock in respect of which an effective Stock Election has been made or has been deemed to have been made and (c) the receipt of customary opinions of counsel to Union Camp and comfort letters from Union Camp's independent certified public accountants.


REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties relating to, among other things: (a) the due organization, power and standing of Alling & Cory and Union Camp and similar corporate matters; (b) the authorization, execution, delivery and enforceability of the Merger Agreement;
(c) the capital structure of Alling & Cory and Union Camp; (d) subsidiaries of Alling & Cory; (e) conflicts under charters or by-laws and violations of any instruments or law and required consents or approvals; (f) conduct of business in the ordinary course and the absence of certain changes or material adverse effects; (g) brokers' and finders' fees with respect to the Merger; (h) with respect to Alling & Cory, the payment of taxes, no undisclosed material liabilities, material contracts, litigation, employee benefit plans, employee relations and intellectual property and (i) with respect to Union Camp, certain documents filed by Union Camp with the Commission and the accuracy of information contained therein.


CERTAIN REGULATORY MATTERS

     Consummation of the Merger is conditioned upon receipt by Union Camp and Alling & Cory of such regulatory and other approvals as are required under applicable law, including certain approvals from the Commission. Other than these approvals and the matters described below, Union Camp and Alling & Cory know of no such regulatory or other approvals required by law.

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), certain acquisition transactions, including the proposed Merger, may not be consummated unless certain information has been furnished to the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and certain waiting period requirements have expired or been terminated. In accordance with the HSR Act, Union Camp and Alling & Cory each filed Notification and Report Forms and certain supplementary materials with the Antitrust Division and the FTC for review in connection with the proposed Merger. The FTC granted early termination of the waiting period under the HSR Act on May 7, 1996.


NYSE LISTING

     The Union Camp Common Stock is listed on the NYSE. Union Camp has agreed to use its best efforts to cause the shares of Union Camp Common Stock to be issued in the Merger in respect of those shares of Alling & Cory Common Stock for which an effective Stock Election has been made, or has been deemed to have been made, to be listed on the NYSE prior to the Effective Time. A condition to Alling & Cory's obligation to close is that prior to the Effective Time any shares of Union Camp Common Stock to be issued in the Merger in respect of those shares of Alling & Cory Common Stock for which an effective Stock Election has been made, or has been deemed to have been made, will be approved for listing on the NYSE, subject to official notice of issuance.


METHOD OF ELECTION

     A holder of Alling & Cory Common Stock may elect to receive in exchange for each share of Alling & Cory Common Stock held by such shareholder, either $112.064 in cash pursuant to a Cash Election (subject to the limitation contained in the Merger Agreement) or a number of shares of Union Camp Common Stock equal to the Share Conversion Number pursuant to a Stock Election. Alling & Cory has mailed a Form of Election together with this Proxy Statement/Prospectus to holders of Alling & Cory Common Stock as of the Record Date for the Special Meeting.

     An Election will have been properly made and will be effective only if the Transfer Agent receives at its designated office by 5:00 p.m. New York
City time, on             , 1996, a properly completed Form of Election,
provided that any holder of Alling & Cory Common Stock who does not properly and timely make any Election shall be deemed to have properly and timely made a Stock Election for all purposes of the Merger Agreement.

     An Election may be revoked only by written notice received by the
Transfer Agent (i) prior to 5:00 p.m. New York City time, on            , 1996
or (ii) after 90 days after the date the Form of Election is first mailed to holders of Alling & Cory Common Stock, if the Effective Time shall not have occurred prior to such date. In addition, all Forms of Election will automatically be revoked if the Transfer Agent is notified in writing by the parties to the Merger Agreement that the Merger has been abandoned. The Transfer Agent, in consultation with the Exchange Agent, will determine whether or not any such Election has been properly made or deemed properly made. Any such determination shall be conclusive and binding.


EXCHANGE OF SHARE CERTIFICATES

     At and after the Effective Time, each holder of a Certificate shall cease to have any rights as a shareholder of Alling & Cory, except for, (i) in the case of a holder of a Certificate who does not exercise appraisal rights under

Section 623 of the NYBCL, the right to surrender such Certificate in exchange for payment of the consideration deliverable with respect thereto in accordance with the terms of the Merger Agreement, or (ii) in the case of a holder of a Certificate who exercises appraisal rights under Section 623 of the NYBCL, the right to receive payment from Alling & Cory and not from Union Camp or the Surviving Corporation of the value of its shares of Alling & Cory Common Stock determined pursuant to Section 623 of the NYBCL if such holder has validly established and perfected and not withdrawn such right. At and after the Effective Time, no transfer of shares of Alling & Cory Common Stock will be made on the stock transfer books of the Surviving Corporation. At the close of business on the date on which the Effective Time occurs, Alling & Cory's stock ledger will be closed. See "Appraisal Rights of Dissenting Shareholders."

     Not later than the close of business on the Closing Date of the Merger, Union Camp shall deposit or cause to be deposited with the Exchange Agent (i) certificates representing shares of Union Camp Common Stock issuable in respect of those shares of Alling & Cory Common Stock in respect of which an effective Stock Election has been made, or has been deemed to have been made, plus the amount of cash in immediately available funds in lieu of any fractional shares issuable in respect of such shares of Alling & Cory Common Stock and (ii) an amount of cash in immediately available funds equal to that amount of cash issuable in respect of those shares of Alling & Cory Common Stock in respect of which an effective Cash Election has been made; provided that Union Camp and Merger Sub will be entitled to withhold from such consideration and deposit with the Escrow Agent an amount equal to the Withheld Consideration, if any. As soon as practicable after the Effective Time, Union Camp will cause the Exchange Agent to mail and make available to each record holder of a Certificate (x) a notice and Letter of Transmittal advising such holder of the effectiveness of the Merger and the procedures for surrendering to the Exchange Agent any Certificates for exchange and (y) instructions for use in effecting the surrender of Certificates for exchange pursuant to the Merger Agreement. Upon surrender to the Exchange Agent of one or more Certificates for cancellation together with a duly executed and completed Letter of Transmittal, the Exchange Agent will promptly mail to such holder (A) in the case of a holder of Alling & Cory Common Stock who has made, or who has been deemed to have made, an effective Stock Election, the number of shares of Union Camp Common Stock determined in accordance with the procedures described in the Merger Agreement and a check payable to such person representing the payment of cash in lieu of fractional shares of Union Camp Common Stock determined in accordance with the terms of the Merger Agreement plus any amount of any dividends or other distributions payable in accordance with the Merger Agreement, or (B) in the case of a holder of Alling & Cory Common Stock who has made an effective Cash Election, a check payable to such person in the amount of the Cash Election Price per share of Alling & Cory Common Stock.


HOLDERS OF CERTIFICATES SHOULD NOT SUBMIT THEIR CERTIFICATES FOR EXCHANGE UNTIL SUCH INSTRUCTIONS AND LETTER OF TRANSMITTAL ARE RECEIVED.

     In the event of the transfer of ownership of Alling & Cory Common Stock which is not registered in the transfer records of Alling & Cory, a certificate representing the proper number of shares of Union Camp Common Stock and the proper amount of cash, if any, may be issued to a transferee if the Certificate representing such Alling & Cory Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as described above, each Certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the shares of Union Camp Common Stock, cash consideration, cash in lieu of any fractional shares of Union Camp Common Stock, and any dividends or distributions payable in accordance with the Merger Agreement. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the consideration deliverable in respect thereof, provided that the person to whom such consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may reasonably direct or otherwise indemnify the Surviving Corporation in a manner reasonably satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

     No dividends or other distributions declared or made after the Effective Time with respect to Union Camp Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Union Camp Common Stock exchangeable therefor and no cash payment in lieu of fractional shares will be paid until the holder of record of such Certificate surrenders the Certificate to the Exchange Agent or, if such Certificate is surrendered six months or more after the Effective Time, to Union Camp. Subject to applicable law, following such surrender, there shall be paid to the record holder of such Certificate, certificates representing whole shares of Union Camp Common Stock issued in exchange therefor, without interest, and (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Union Camp Common Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Union Camp Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Union Camp Common Stock.

     Any Merger Consideration delivered or made available to the Exchange Agent and not exchanged for Certificates within six months after the Effective Time will be returned by the Exchange Agent to Union Camp, which will thereafter act as the Exchange Agent and any shareholders of Alling & Cory who have not theretofore complied with the provisions of the Merger Agreement relating to the exchange of Certificates shall thereafter look as general creditors only to Union Camp for payment of their claim for Union Camp Common Stock, any cash in lieu of fractional shares of Union Camp Common Stock, any dividends or distributions in respect of Union Camp Common Stock, any cash consideration issuable in connection with those shares of Alling & Cory Common Stock in respect of which an effective Cash Election has been made, any Withheld Consideration and any Additional Amounts. Neither Union Camp, the Surviving Corporation nor Alling & Cory will be liable to any holder of Alling & Cory Common Stock, for such shares (or dividends or distributions with respect thereto) or for any cash issuable in accordance with the terms of the Merger Agreement in exchange for Alling & Cory Common Stock if delivered to a public official pursuant to applicable abandoned property, escheat or similar laws, at any time after the expiration of one year after the Effective Time or earlier if required by law.


FRACTIONAL SHARES

     No fractional shares of Union Camp Common Stock will be issued upon the surrender for exchange of Certificates representing Alling & Cory Common Stock, nor will such fractional share interests involved entitle the holder thereof to vote, to receive dividends or to exercise any other rights of a shareholder of Union Camp. In lieu of such fractional shares, any holder of Alling & Cory Common Stock otherwise entitled to a fractional share of Union Camp Common Stock will, upon surrender of such holder's Certificate or Certificates representing Alling & Cory Common Stock, receive an amount of cash equal to the value of such fractional share. The value of such fractional share shall be the product of such fraction multiplied by the Fair Market Value of one share of Union Camp Common Stock.


INDEMNIFICATION

     Pursuant to the terms of the Merger Agreement, Surviving Corporation is required to observe any indemnification provisions either set forth in the NYBCL or as provided in Alling & Cory's Certificate of Incorporation or by-laws as of the Effective Time, for any individual who served as a director or officer of Alling & Cory at any time prior to the Effective Time. Notwithstanding the foregoing, Union Camp and Surviving Corporation may amend the Certificate of Incorporation and by-laws of Alling & Cory in any manner that does not affect the rights to indemnification of any individual who served as an officer or director of Alling & Cory at any time prior to the Effective Time.


CERTAIN COVENANTS

     Pursuant to the terms of the Merger Agreement, each of Alling & Cory and Union Camp have entered into certain customary covenants and have agreed, among other things, prior to the consummation of the Merger, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by the Merger Agreement, (ii) to give prompt written notice to the other of certain matters, including any event which, so far as reasonably foreseen at the time of occurrence, could have a material adverse effect on such party or which could render any representation or warranty of such party untrue, and (iii) to make certain regulatory filings required in connection with the Merger, including filings required under the HSR Act.

     In addition, Alling & Cory has agreed in the Merger Agreement that, except as otherwise contemplated by the Merger Agreement, it will, and will cause its subsidiaries to, conduct its or their businesses in the ordinary course and consistent with past practice, and Alling & Cory will, and will cause its subsidiaries to, use its or their reasonable best efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain satisfactory relationships with all persons with whom it does business. Alling & Cory has further agreed that except as otherwise contemplated by the Merger Agreement or otherwise con-sented to or approved in writing by Union Camp, neither Alling & Cory nor any of its subsidiaries will (i) amend or propose to amend its Certificate of Incorporation or by-laws; (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire any shares of, the capital stock of Alling & Cory or any Alling & Cory subsidiary or any securities convertible into or exchangeable for shares of stock of any class of Alling & Cory or any Alling & Cory subsidiary; (iii) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock, provided, however, that (a) Alling & Cory shall be permitted to declare and pay in cash a dividend up to $0.35 per share, and (b) Alling & Cory shall have the right, provided that it obtains the prior written approval of Union Camp, which may be withheld by Union Camp at its sole discretion, to exercise its rights, pursuant to agreements with certain of its shareholders, to purchase shares of Alling & Cory Common Stock in order to satisfy the condition in the Merger Agreement limiting the number of shareholders exercising appraisal rights; (iv) (a) except for debt from time to time advanced and repaid pursuant to Alling & Cory's existing bank credit agreements, not in excess of $55,000,000 in the aggregate at any time outstanding, create, incur or assume any short-term debt, long-term debt or obligations in respect of capital leases, (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person, except in the ordinary course of business consistent with past practice, (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than (x) customary travel or business advances to employees made in the ordinary course of business consistent with past practice, (y) currently committed capital expenditures disclosed to Union Camp and (z) capital expenditures not exceeding $100,000 individually, provided that such capital expenditures do not exceed $1,000,000 in the aggregate, (d) acquire the stock or assets of, or merge or consolidate with, any other person, or (e) incur any material liability or obligation (absolute, accrued, contingent or otherwise), outside the ordinary course of business; (v) except as previously disclosed to Union Camp, sell, transfer, mortgage, or otherwise dispose of or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any material assets or properties, real, personal or mixed, or release or relinquish any material contract rights, outside the ordinary course of business; (vi) increase in any manner the compensation of any of its officers or employees or enter into any employment, consulting or similar agreement with, any shareholder, officer, director, agent, employee or consultant of Alling & Cory or any Alling & Cory subsidiary outside the ordinary course of business except as may be necessary to keep available the services of its officers and employees pursuant to the Merger Agreement; (vii) fail to perform any material obligation or commitment under any of its material contracts (other than those obligations or commitments being contested in good faith); (viii) settle or compromise any claim or litigation other than (a) those involving an alleged or potential liability of Alling & Cory or an Alling & Cory subsidiary not exceeding $25,000 individually or $100,000 in the aggregate, (b) claims by Alling & Cory and any Alling & Cory subsidiary for recovery of amounts not exceeding $25,000 individually or $100,000 in the aggregate, and (c) disputes with customers and suppliers which are not material individually and which are resolved in the ordinary course of business and consistent with past practices, provided that Alling & Cory shall be authorized to enter into an agreement or agreements prior to the Closing Date of the Merger which finally determines its obliga-tions in respect of certain contingent liabilities in a manner that imposes no obligation, other than certain monetary obligations, on Alling & Cory, Union Camp or the Surviving Corporation, and (ix) take any action, engage in any transaction or enter into any agreement which would cause the representations and warranties of Alling & Cory contained in the Merger Agreement to be untrue.

     Alling & Cory has also agreed in the Merger Agreement to give Union Camp and its authorized representatives, at all reasonable times, access to all plants, offices, warehouses and other facilities and to all contracts, agreements, commitments, books and records of Alling & Cory and its subsidiaries. Alling & Cory has further agreed to cause its officers and employees to furnish such additional information as Union Camp may from time to time request.


NO SOLICITATION OF OTHER OFFERS

     In the Merger Agreement, Alling & Cory has agreed that it and its subsidiaries will not, directly or indirectly, take, and will not authorize or permit its or their officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or any agents or affiliates to take, any action to (i) encourage, solicit or initiate the submission of any acquisition proposal, (ii) enter into an agreement for the sale or other disposition by Alling & Cory or any of its subsidiaries of a material amount of assets or a sale of shares of capital stock or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person (other than Union Camp or Merger Sub) in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal; provided, however, that Alling & Cory and such indiv-iduals may participate in discussions or negotiations with or furnish information to any third party which proposes a transaction which the Board of Directors of Alling & Cory reasonably believes will be likely to result in an acquisition proposal, if the Board of Directors believes (based upon the written advice of independent outside counsel) that failing to take such action would likely constitute a breach of its fiduciary duties. In addition, neither the Board of Directors of Alling & Cory nor any committee thereof shall withdraw or modify in a manner adverse to Union Camp the approval and recommendation of the Merger Agreement and the Merger or approve or recommend any acquisition proposal; provided that Alling & Cory may recommend to its shareholders an acquisition proposal and in connection therewith withdraw or modify its approval or recommendation of the Merger if (i) the Board of Directors of Alling & Cory has determined that the acquisition proposal is a proposal that is more favorable to Alling & Cory and its shareholders than the Merger, (ii) certain other conditions have been satisfied (including the payment of a $4,000,000 termination fee) and (iii) simultaneously with such withdrawal, modification or recommendation, the Merger Agreement is terminated in accordance with its terms.


CERTAIN REPURCHASE RIGHTS

     Approximately fifty percent (50%) of the outstanding shares of Alling & Cory Common Stock are owned by Alling & Cory employees and retirees who purchased their shares (the "Option Shares") pursuant to agreements with Alling & Cory (the "Option Agreements") that place certain restrictions on the Option Shares (the "Restrictions") and provide Alling & Cory with various rights, including a right of first refusal and an option to purchase, pursuant to which Alling & Cory will have the right to repurchase the Option Shares at their book value prior to or at the time of the Merger (the "Repurchase Option"). The Option Shares were issued and the Repurchase Options were created over a period in excess of thirty years. The Alling & Cory Board of Directors believes that the reasons the Restrictions and the Repurchase Options were included in the Option Agreements include the following: (i) restrictions on resale enable Alling & Cory to comply with federal and state securities laws; (ii) transfer Restrictions enable Alling & Cory to avoid becoming a reporting company under the Exchange Act by limiting the number of holders of shares of Alling & Cory Common Stock and to keep shares of Alling & Cory Common Stock out of the hands of holders who might desire that Alling & Cory pursue strategic directions contrary to those determined by its Board of Directors; (iii) the Repurchase Options enable Alling & Cory to protect itself in the event an unfriendly third party attempts to acquire Option Shares in order to gain control of Alling & Cory; and (iv) the Repurchase Options enable Alling & Cory to protect itself if, in the context of a friendly acquisition such as the Merger, too many holders of Options Shares either vote against the transaction or exercise dissenter's rights and cause Alling & Cory to fail to meet a closing condition, such as that set forth in the Merger Agreement, that typically would enable the Merger partner to refuse to close if an excessive number of shares elected to pursue appraisal rights.

     After execution of the Merger Agreement, the only reason to continue the Restrictions and the Repurchase Option would be that enumerated in (iv) above. If the Merger is consummated, even this rationale would cease to exist, whereas if the Merger is not consummated, such rationale would continue to exist.

     The Board of Directors has determined to waive the Restrictions and the Repurchase Options automatically upon consummation of the Merger. However, Alling & Cory reserves the right to enforce the Restrictions and to exercise the Repurchase Options prior to the Effective Time in order to protect itself from eventualities which the Restrictions and Repurchase Options were intended to address. In particular, Alling & Cory has the right under the Merger Agreement, with the prior consent of Union Camp which it may withhold in its sole discretion, to repurchase shares pursuant to the Repurchase Options if necessary to enable Alling & Cory to comply with the 10% dissenters' shares limitations contained in the Merger Agreement. For a statement of the income tax treatment of the cancellation of the Restrictions and the Repurchase Options, see "Certain United States Federal Income Tax Consequences -- Cancellation of Restrictions."


ACTIONS WITH RESPECT TO CERTAIN TAX MATTERS

     In the Merger Agreement, Union Camp and Surviving Corporation have agreed not to take any action that might reasonably be expected to result in the failure of the Merger to qualify as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.


             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material federal income tax consequences to a holder of shares of Alling & Cory Common Stock who is a citizen or resident of the United States or which is a corporation created or organized in or under the laws of the United States or any political subdivision thereof or therein, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source (a "Holder"), and it is not intended to constitute advice regarding the federal income tax consequences of the Merger to any such Holder. This summary does not discuss tax consequences under the laws of states or local governments or of any other jurisdiction or tax consequences to categories of Holders that may be subject to special rules, such as foreign persons, tax-exempt entities, insurance companies, financial institutions and dealers in stocks and securities, to Holders that hold shares of Alling & Cory Common Stock as part of a position in a "straddle" or as part of a "hedging" or "conversion" transaction for United States federal income tax purposes, or to Holders with a "functional currency" other than the United States dollar. In addition, this summary applies only to shares of Alling & Cory Common Stock which are held as capital assets. The following discussion may not be applicable to a Holder who acquired his or her shares of Alling & Cory Common Stock pursuant to the exercise of stock options or otherwise as compensation.

     The following summary is based upon the Code, United States Treasury Regulations and administrative and judicial interpretations as of the date hereof. However, legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences described herein to Holders.

EACH HOLDER OF SHARES OF ALLING & CORY COMMON STOCK IS URGED TO CONSULT WITH, AND SHOULD RELY UPON, HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE TRANSACTIONS DESCRIBED HEREIN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.


THE MERGER

     Consummation of the Merger is conditioned upon receipt by Alling & Cory of an opinion of Underberg & Kessler LLP, counsel to Alling & Cory, and by Union Camp of an opinion of White & Case, counsel to Union Camp (collectively, the "Tax Opinions"), to the effect that if the Merger is consummated in accordance with the terms of the Merger Agreement, the Holders of Alling & Cory Common Stock will not recognize gain or loss for United States federal income tax purposes in connection with their receipt of Union Camp Common Stock, except to the extent that such Holders receive (i) cash for their Alling & Cory Common Stock pursuant to an effective Cash Election, (ii) cash consisting of Withheld Consideration or (iii) cash in lieu of fractional shares. No ruling has been or will be requested from the Internal Revenue Service ("IRS") that, in connection with the Merger, the Holders of Alling & Cory Common Stock will not recognize gain or loss for United States federal income tax purposes as set forth above, nor is the receipt of such a ruling a condition to the obligations of Union Camp and Alling & Cory to consummate the Merger. The Tax Opinions are not binding on the IRS or the courts.

     Alling & Cory has been advised by Underberg & Kessler LLP that the Merger will constitute a reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and Alling & Cory and Union Camp will be parties to the reorganization pursuant to Section 368(b) of the Code. Such counsel further has advised Alling & Cory that the Merger will have the following United States federal income tax consequences to the Holders:


EXCHANGE OF ALLING & CORY COMMON STOCK SOLELY FOR UNION CAMP COMMON STOCK

     A Holder who exchanges all of the shares of Alling & Cory Common Stock that such Holder actually owns for shares of Union Camp Common Stock in the Merger will recognize no income, gain or loss on such exchange, except to the extent that such Holder receives cash in lieu of fractional shares. A Holder's aggregate adjusted tax basis for the shares of Union Camp Common Stock received in the Merger will equal such Holder's adjusted tax basis in the shares of Alling & Cory Common Stock surrendered in exchange therefor, less the portion of such basis, if any, allocable to fractional shares. The holding period of Union Camp Common Stock received by each Holder of Alling & Cory Common Stock in the Merger will include the holding period of the Alling & Cory Common Stock surrendered therefor. Holders of Alling & Cory Common Stock should consult their own tax advisors as to the determination of their adjusted tax basis and holding period in particular shares of Union Camp Common Stock, as several methods of determination may be available.

     No fractional shares of Union Camp Common Stock will be issued pursuant to the Merger. A Holder of Alling & Cory Common Stock who, pursuant to the Merger, receives cash in lieu of fractional shares of Union Camp Common Stock will be treated as having received such fractional shares of Union Camp Common Stock pursuant to the Merger and then as having received such cash in a redemption of such fractional shares of Union Camp Common Stock. Provided that the tests under Section 302 of the Code, discussed in detail below, are met, such Holder will generally recognize capital gain or loss on such deemed redemption equal to the difference between the amount of cash received and the Holder's adjusted tax basis in the fractional shares of Union Camp Common Stock. Holders of Alling & Cory Common Stock should consult their own tax advisors concerning the application of these tests. Such gain or loss will be capital and will be treated as long-term capital gain or loss if the holding period (determined as described above) for the fractional shares of Union Camp Common Stock deemed to be received and then redeemed is more than one year.

     In order to ensure satisfaction of certain contingent liabilities of Alling & Cory which may not be finally determined prior to the Closing Date, Alling & Cory, Union Camp and Merger Sub have agreed pursuant to the
Contingent Liability Letter Agreement that, if such contingent liabilities are not finally determined on the Closing Date, Union Camp and Merger Sub shall be entitled to withhold a portion of the merger consideration in an amount not to exceed $3.50 per share of Alling & Cory Common Stock outstanding on the Closing Date. Any Withheld Consideration remaining after payment of such contingent liabilities upon their final determination shall be distributed pro rata in cash to the former holders of Alling & Cory Common Stock. See "The Merger Agreement -- The Merger -- Certain Contingencies; Escrow Arrangements." For certain potential tax consequences of such cash distribution to persons making a Stock Election see "-- Exchange of Alling & Cory Common Stock for Both Union Camp Common Stock and Cash."


EXCHANGE OF ALLING & CORY COMMON STOCK SOLELY FOR CASH

     A Holder who exchanges all of the shares of Alling & Cory Common Stock that such Holder actually owns solely for cash in the Merger, and who is not deemed to own by attribution (as described below) shares of Alling & Cory Common Stock that are exchanged for shares of Union Camp Common Stock in the Merger, will recognize gain or loss with respect to the exchange in an amount equal to the difference between (i) the cash received in the Merger or pursuant to the exercise of appraisal rights and (ii) such Holder's adjusted tax basis in the Alling & Cory Common Stock surrendered therefor. In general, such gain or loss will be computed separately for each block of stock held by the Holder. Such gain or loss will be capital and will be treated as long-term capital gain or loss if the holding period for the Alling & Cory Common Stock exchanged for cash is more than one year.


EXCHANGE OF ALLING & CORY COMMON STOCK FOR BOTH UNION CAMP COMMON STOCK AND
CASH

     Pursuant to the terms of the Merger Agreement, Holders may elect to receive cash, Union Camp Common Stock or a combination of cash and Union Camp Common Stock for the shares of Alling & Cory Common Stock held by each such Holder. Pursuant to Section 1.3(e) of the Merger Agreement, only the number of shares of Alling & Cory Common Stock equal to the Maximum Cash Election Number will be converted into and receive the Cash Election Price. In the event that the Cash Elections exceed the Maximum Cash Election Number, shares of Alling & Cory Common Stock to be converted into the Cash Election Price shall be selected on a pro rata basis, with adjustments to avoid purchases of fractional shares, based on the number of shares of Alling & Cory Common Stock in respect of which an effective Cash Election is made and not revoked prior to the Effective Date. All shares of Alling & Cory Common Stock in respect of which an effective Cash Election is received and not revoked prior to the Effective Date which are not converted into the Cash Election Price shall be deemed to have made an effective Stock Election and shall be converted into shares of Union Camp Common Stock. See "The Merger Agreement -- The Merger -- Limitation on Cash Elections."

     In addition, a Holder may not be able to exchange all of the shares of Alling & Cory Common Stock that such Holder actually owns for shares of Union Camp Common Stock if part of the Merger consideration due to the Alling & Cory shareholders is placed in a cash escrow fund as a result of the liability of Alling & Cory in respect of certain contingent liabilities not being finally determined prior to the Closing Date of the Merger. See "The Merger Agreement
- -- The Merger -- Certain Contingencies; Escrow Arrangements."

     If (i) under the circumstances described in the two immediately preceding paragraphs, a Holder exchanges a portion of Alling & Cory Common Stock for Union Camp Common Stock and another portion of such Alling & Cory Common Stock for cash (other than cash received in lieu of fractional shares of Union Camp Common Stock) in the Merger, or (ii) a Holder exchanges all of the shares of Alling & Cory Common Stock that such Holder actually owns solely for cash in the Merger, but is deemed to own by attribution (as described below) shares of Alling & Cory Common Stock that are exchanged for shares of Union Camp Common Stock in the Merger, then the cash such Holder receives in exchange for his or her shares of Alling & Cory Common Stock will be treated either (i) in its entirety as a distribution, or (ii) as received pursuant to a sale or exchange resulting in realization of capital gain or loss.

     In the event that the exchange is treated in its entirety as a distribution, then the cash such Holder receives is treated as a dividend to the extent of the Holder's ratable share of applicable current and/or accumulated earnings and profits. For a Holder taxed as a domestic corporation (other than an S corporation), if the cash received is treated as a dividend, the corporate Holder may, subject to the conditions set forth in
Section 243 and 246 of the Code, deduct an amount equal to 70 percent of the amount taxed as a dividend.

     In the event that the exchange qualifies as a sale or exchange, a Holder will realize capital gain or loss equal to the difference between the fair market value of Union Camp Common Stock plus the cash received by such Holder in the Merger and the Holder's adjusted tax basis in the Alling & Cory Common Stock surrendered therefor. In general, such gain or loss will be computed separately for each block of stock held by the Holder. Such Holder's gain will be recognized, however, only to the extent of the cash received by such Holder; any loss will not be recognized. For purposes of determining the character of any such recognized gain, such Holder will be treated as having received only Union Camp Common Stock in exchange for such Holder's Alling & Cory Common Stock, and, immediately thereafter, having such Union Camp Common

Stock redeemed to the extent of the cash actually received by such Holder. In general, a Holder's aggregate adjusted tax basis for the shares of Union Camp Common Stock received in the Merger will equal such Holder's adjusted tax basis in the shares of Alling & Cory Common Stock surrendered in exchange therefor, decreased by the amount of the cash received and increased by the amount of gain recognized by such Holder, if any. The holding period of Union Camp Common Stock received in the Merger by each Holder of Alling & Cory Common Stock will include the holding period of the Alling & Cory Common Stock surrendered therefor.

     Under Section 302 of the Code, any recognized gain will be capital if, after giving effect to the constructive ownership rules of the Code, (a) such deemed redemption qualifies as "substantially disproportionate" with respect to such Holder under Section 302(b)(2) of the Code, (b) in general, such deemed redemption is not "essentially equivalent to a dividend" under Section 302(b)(1) of the Code, or (c) the receipt of cash results in a complete redemption of all of the shares of Alling & Cory Common Stock actually owned by such Holder under Section 302(b)(3) of the Code and such Holder is eligible to waive, and effectively waives, constructive ownership of all shares of Alling & Cory Common Stock that are exchanged for shares of Union Camp Common Stock in the Merger under procedures described in Section 302(c) of the Code.

     In order for a redemption of stock to qualify as "substantially disproportionate" with respect to a Holder, (1) immediately after the redemption of stock, the Holder must not own nor be deemed to own by attribution 50 percent or more of the total combined voting power of all classes of Union Camp Common Stock, (2) the Holder's percentage interest in the total outstanding voting stock of Union Camp (including any shares attributed to the Holder) must be less than 80 percent of the percentage he or she would have had in the outstanding voting stock of Union Camp if he or she had exchanged all of his or her Alling & Cory Common Stock (including any shares attributed to the Holder) for Union Camp Common Stock, and (3) the Holder's percentage interest of the outstanding common stock (whether voting or not) of Union Camp (including any shares attributed to the Holder) must be less than 80 percent of the percentage he or she would have had in the outstanding common stock of Union Camp if he or she had exchanged all of his or her Alling & Cory Common Stock (including any shares attributed to the Holder) for Union Camp Common Stock. The determination of whether an exchange is "essentially equivalent to a dividend" depends upon the facts and circumstances of each case. The IRS has ruled that this determination is made by comparing the interest that a Holder of Alling & Cory Common Stock actually received in Union Camp pursuant to the Merger to the interest that such Holder would have received if only stock had been exchanged. The receipt of cash by a Holder in exchange for a portion of such Holder's Alling & Cory Common Stock will not be treated as a dividend if such a comparison results in a "meaningful" reduction in such Holder's ownership interest in Union Camp Common Stock. The IRS has ruled that any reduction in interest of a small, minority shareholder in a publicly held corporation (who exercises no control with respect to corporate affairs) will be treated as a "meaningful" reduction, thus ensuring capital gain or loss treatment. Holders of Alling & Cory Common Stock should consult their own tax advisors concerning the application of these tests.

     The basis for determining whether an exchange qualifies as a "substantially disproportionate" redemption of stock with respect to a Holder under Section 302(b)(2) of the Code, or is not "essentially equivalent to a dividend" under Section 302(b)(1) of the Code, is uncertain in the case of a Holder who actually receives no Union Camp Common Stock in the Merger.

     It should be noted that, under Section 318 of the Code, a Holder will be deemed to own by attribution any shares of Alling & Cory Common Stock that are: (i) owned by certain members of his or her family; (ii) by partnerships, estates, certain trusts and certain corporations in which the Holder has an interest; or (iii) that are subject to an option held by the Holder. For example, a Holder who is the beneficiary of a trust that owns shares of Alling & Cory Common Stock may be deemed to own the shares of the Alling & Cory

Common Stock owned by the trust. In addition, entities in which a Holder is beneficially interested (partnerships, corporations, trusts and estates) are treated, subject to certain limitations, as owning stock that is directly owned by the Holder.


CANCELLATION OF RESTRICTIONS

     At the Effective Time, automatically and without further action on Alling & Cory's part, Alling & Cory will cancel the Restrictions on the Option Shares for non-compensatory reasons and because the purpose for the Restrictions will no longer exist. Sections 83(d)(2)(A) and (B) of the Code provide that holders of Option Shares will avoid compensation income from the cancellation of the Restrictions by establishing (i) that the cancellation was non-compensatory and (ii) that Alling & Cory will not treat the cancellation as compensatory. Under Treasury Regulation Section 1.83-5(b)(1), the fact that the original purpose of the Restrictions no longer exists may indicate that the cancellation of the Restrictions is non-compensatory. Under Treasury Regulation Section 1.83-5(b)(2), Alling & Cory will furnish to each Holder a written statement that Alling & Cory will not treat the cancellation of the Restrictions as a compensatory event, and that it will not take a deduction with respect to such cancellation. The holder must file this written statement with his income tax return for the taxable year in which such cancellation occurs.


BACKUP WITHHOLDING

     Generally, United States backup withholding tax and information reporting requirements will apply to payments with respect to the Merger to non-corporate Holders of Alling & Cory Common Stock (other than "exempt recipients," including corporations, non-U.S. Holders that provide appropriate certification and certain other persons). The payor will be required to withhold 31% of any such payment if the Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with such backup withholding tax requirements. The backup withholding tax and information reporting rules currently are subject to Proposed United States Treasury Regulations and are under review by the United States Treasury Department and, accordingly, their application to the Merger could be changed.


                  APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

     Shareholders who do not vote in favor of approval and adoption of the Merger Agreement may have the right to seek payment in cash of the fair value of their Alling & Cory Common Stock by complying with the requirements of
Section 623 of the NYBCL. Failure of a shareholder to strictly adhere to the requirements of Section 623 will result in the loss of such shareholder's dissenter's rights.

     A Dissenting Shareholder must, before the taking of the vote on the Merger Agreement, file with Alling & Cory a written objection to the Merger. The objection must include: a notice of the Dissenting Shareholder's election to dissent; the shareholder's name and residence address; the number of shares as to which the shareholder dissents; and a demand for payment of the fair value of such shares if the Merger is effected. The written objection should be delivered to The Alling & Cory Company at 1059 West Ridge Road, P.O. Box 20403, Rochester, New York 14602, Attention: R. Macy Harris, III, prior to the Special Meeting. To effectively exercise dissenters' rights, such shareholder may not vote any of his, her or its shares for the Merger Agreement. Within 10 days after the vote of shareholders authorizing the Merger Agreement and the Merger, Alling & Cory must give written notice of such authorization to each Dissenting Shareholder. Such Dissenting Shareholder may not dissent as to less than all shares beneficially owned by the shareholder. Upon consummation of the Merger, a Dissenting Shareholder shall cease to have any of the rights of a shareholder, except the right to be paid the fair value of the Dissenting Shareholder's shares, and any other rights under Section 623.
A notice of election to dissent may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation (as described below). At the time of filing the notice of election to dissent or within one month thereafter, such shareholder must submit certificates representing all such shares of Alling & Cory Common Stock to Alling & Cory or its Transfer Agent. Failure to submit the certificates may result in the loss of such shareholder's dissenter's rights. Within 15 days after the expiration of the period within which shareholders may file their notices of election to dissent, or within 15 days after consummation of the Merger, whichever is later (but not later than 90 days after the shareholders' vote authorizing the Merger), Alling & Cory must make a written offer (which, if the Merger has not been consummated upon the expiration of the ninety day period after the vote on the Merger Agreement, may be conditioned upon such consummation) to each such Dissenting Shareholder who has filed such notice of election to pay for the shares at a specified price which Alling & Cory considers to be their fair value. If Alling & Cory does not make such an offer or Alling & Cory and the Dissenting Shareholder are unable to agree as to such fair value, Section 623 provides for judicial determination of fair value. A vote AGAINST approval and adoption of the Merger Agreement does not constitute the written objection required to be filed by a Dissenting Shareholder. Failure by a shareholder to vote AGAINST approval and adoption of the Merger Agreement, however, will not constitute a waiver of rights under Section 623 provided that a written objection has been properly filed and such shareholder has not voted any of his, her or its shares FOR the approval and adoption of the Merger Agreement.

     The foregoing does not purport to be a complete statement of the provisions of Section 623 and is qualified in its entirety by reference to such section, which is reproduced in full as Annex C to this Proxy Statement/Prospectus.

     THE PROVISIONS OF SECTION 623 ARE COMPLEX AND TECHNICAL IN NATURE. SHAREHOLDERS DESIRING TO EXERCISE DISSENTERS' RIGHTS MAY WISH TO CONSULT COUNSEL, SINCE THE FAILURE TO COMPLY STRICTLY WITH THESE PROVISIONS WILL RESULT IN THE LOSS OF THEIR DISSENTERS' RIGHTS.


                      COMPARISON OF RIGHTS OF HOLDERS OF
            UNION CAMP COMMON STOCK AND ALLING & CORY COMMON STOCK

     Union Camp is incorporated under the laws of the Commonwealth of Virginia, and Alling & Cory is incorporated under the laws of the State of New York. The Alling & Cory shareholders, whose rights as shareholders are currently governed by New York law and Alling & Cory's Certificate of Incorporation and by-laws, will become, upon consummation of the Merger and to the extent they receive shares of Union Camp Common Stock, shareholders of Union Camp, and their rights will be governed by Virginia law and Union Camp's Articles of Incorporation and by-laws. Certain differences between the rights of holders of Union Camp Common Stock and Alling & Cory Common Stock are set forth below.

     The following summary does not purport to be a complete statement of the rights of Union Camp shareholders under applicable Virginia law and Union Camp's Articles of Incorporation and by-laws as compared with the rights of Alling & Cory shareholders under applicable New York law and Alling & Cory's Certificate of Incorporation and by-laws. The summary is qualified in its entirety by the NYBCL and the Virginia Stock Corporation Act ("VSCA") to which shareholders are referred.


AUTHORIZED CAPITAL STOCK

     Alling & Cory's authorized capital stock consists of 1,920,000 shares of
Common Stock, $1.25 par value per share.  As of            , a total of
shares were issued and outstanding.

     Union Camp's Articles of Incorporation authorize the issuance of (i) up to 125,000,000 shares of Common Stock, par value $1.00 per share; and (ii) 1,000,000 shares of Preferred Stock, par value $1.00 per share. A total of 69,118,211 shares of Common Stock and no shares of Preferred Stock were issued and outstanding as of March 4, 1996. In addition, Union Camp has a Shareholders' Rights Plan pursuant to which Rights are issued to holders of Union Camp Common Stock at the rate of one Right for each share of Common Stock. Each Right entitles the holder to purchase, under certain conditions
(i) one one-thousandth of a share of Series A Junior Participating Preferred Stock at an exercise price of $175 or (ii) Union Camp Common Stock having a value of two times the exercise price. Alternatively, the Board of Directors may permit holders to surrender each Right in exchange for one share of Union Camp Common Stock. These rights are exercisable only if a person or group acquires or announces a tender offer for 15% or more of the outstanding Union Camp Common Stock or engages in certain other activities. See "Description of Union Camp Capital Stock."


VOTING RIGHTS

     The shares of Alling & Cory Common Stock are the only shares of capital stock of Alling & Cory outstanding, and the holders thereof are entitled to one vote per share on all matters on which shareholders of Alling & Cory are entitled to vote or consent.

     Under the VSCA, with certain exceptions, each outstanding share, regard-less of class, is entitled to one vote on each matter voted on at a shareholders' meeting, unless the corporation's articles of incorporation provide otherwise.

     The shares of Union Camp Common Stock are the only shares of capital stock of Union Camp outstanding, and the holders thereof are entitled to one vote per share on all matters on which shareholders of Union Camp are entitled to vote or consent. In connection with its Shareholders' Rights Plan, Union Camp has reserved for issuance 125,000 shares of Junior Preferred Stock, par value $1 per share. Upon the issuance of the Junior Preferred Stock, each holder of Junior Preferred Stock is entitled to 1,000 votes per share, subject to adjustment, on all matters voted on by shareholders. No shares of Junior Preferred Stock are currently issued or outstanding. Any additional class or series of Preferred Stock which may be created, issued or sold by the Board of Directors of Union Camp in the future and issued and sold by Union Camp will have such voting rights as the Union Camp Board of Directors may determine. See "Description of Union Camp Capital Stock."


PREEMPTIVE RIGHTS

     Alling & Cory's shareholders are entitled to preemptive rights as provided under the NYBCL. Unless the certificate of incorporation provides otherwise, the NYBCL grants preemptive rights to shareholders upon the issuance of securities that would adversely affect such shareholder's voting rights or certain dividend rights. Unless otherwise provided in the certi-ficate of incorporation, however, securities are not subject to preemptive rights if they are: (i) issued to effect a merger or consolidation or are offered for consideration other than cash; (ii) issued or subjected to rights or options granted to directors, officers and employees; (iii) issued to satisfy conversion or option rights granted by the corporation; (iv) are treasury shares; (v) certain shares authorized and issued in the original certificate of incorporation; (vi) issued under certain plans of reorganization.

     Union Camp's Articles of Incorporation deny preemptive and preferential rights to subscribe for or purchase shares of any class of its stock, as permitted by the VSCA.

AMENDMENTS TO ARTICLES/CERTIFICATE OF INCORPORATION

     Alling & Cory's Restated Certificate of Incorporation may be amended as provided by the NYBCL, which generally requires an amendment of a company's certificate of incorporation to be approved by a vote of the Board of Directors followed by a majority of all outstanding shares entitled to vote thereon. Certain amendments may be made by the Board of Directors without shareholder approval.

     Under Virginia law, an amendment of a corporation's articles of incorporation requires the approval of each voting group entitled to vote on the proposed amendment by more than two-thirds of all votes entitled to be cast by that voting group unless a greater or lesser (but not less than a majority of votes cast by such voting group) vote is required by the articles of incorporation or unless a greater vote is required by the board of directors. Certain amendments may be made by the board of directors without shareholder approval.

     Union Camp's Articles of Incorporation provide that an amendment or restatement of such Articles, other than to amend or affect the shareholder vote required by the VSCA to approve a merger, statutory share exchange, sale of all or substantially all of Union Camp's assets or the dissolution of Union Camp, shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter. Any amendment to Union Camp's Articles that amends or affects Article V thereto that addresses the election or removal of directors, must be approved by at least 66 2/3% of the votes entitled to be cast by each voting group entitled to vote on the matter.


AMENDMENT OF BY-LAWS

     Alling & Cory's by-laws can be amended by a majority of either the shareholders entitled to vote or the Board of Directors at any meeting thereof. The NYBCL provides, however, that any by-law adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon.

     The VSCA provides that a corporation's board of directors may amend or repeal the corporation's by-laws except to the extent that (i) the articles of incorporation reserve this power exclusively to the shareholders, (ii) the shareholders, in adopting or amending particular by-laws, provide expressly that the board of directors may not amend or repeal that by-law or (iii) a corporation's shareholders may amend or repeal a corporation's by-laws even though the by-laws may also be amended or repealed by the board of directors. A by-law fixing a greater quorum or voting requirement for the board of directors than required by law may be amended or repealed, if originally adopted by shareholders, only by shareholders and, if originally adopted by the board of directors, either by the shareholders or the board of directors. Union Camp's by-laws provide for amendment of the by-laws by either Union Camp's Board of Directors or shareholders, except as otherwise provided by law.


APPROVAL OF, AND SPECIAL RIGHTS WITH RESPECT TO, MERGERS OR CONSOLIDATIONS AND CERTAIN OTHER TRANSACTIONS

     Under New York law, the approval of the holders of two-thirds of the outstanding shares of Alling & Cory Common Stock is required to authorize mergers, consolidations, share exchanges or the sale, lease or disposition of all or substantially all of Alling & Cory's assets.

     Under Virginia law, with certain exceptions, a merger, share exchange, sale or other disposition of all or substantially all of the corporation's assets, and dissolution of the corporation requires the approval of each voting group entitled to vote thereon by more than two-thirds of all votes entitled to be cast by that voting group unless a greater or lesser (but not less than a majority of votes cast by such voting group) vote is required by the articles of incorporation or unless a greater vote is required by the board of directors. Action by the shareholders of the surviving corporation is not required if (i) the articles of incorporation of the surviving corporation will not differ significantly from its articles before the merger;
(ii) each shareholder of the surviving corporation whose shares were outstanding before the merger will hold the same number of shares with iden-tical rights and preferences after the merger; and (iii) the number of voting or participating shares outstanding immediately after the merger, plus the number of voting or participating shares issuable as a result of the merger, either by the conversion of shares issued pursuant to the merger or the exercise of warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting or participating shares, respectively, of the surviving corporation outstanding immediately before the merger.


CERTAIN ANTI-TAKEOVER PROVISIONS

     Under the NYBCL, a corporation is generally prohibited from engaging in certain business combinations (as defined by the statute to include certain mergers and consolidations, dispositions of assets and issuances of securities, as well as certain other transactions) with an interested shareholder (as defined by the statute generally to include holders of 20% or more of the outstanding stock of the corporation) for a period of five years following the date that such shareholder became an interested shareholder, unless the business combination or the purchase of stock by means of which the interested shareholder became such is approved by the corporation's board of directors in advance of such stock purchase. There are limited other exceptions to this provision. Although a company may opt out of this provision, Alling & Cory has not done so.

     The VSCA provides that a corporation may not engage in an affiliated transaction with a person who is the beneficial owner of more than 10% of the voting shares of a corporation and its affiliates (collectively, the "10% Holder") for three years following the 10% acquisition unless the transaction is approved by a majority of the disinterested directors and two-thirds of the shares not owned by the 10% Holder. For purposes of this provision, an "affiliated transaction" is defined as one of the following transactions that has not been approved previously by a corporation's board of directors: a merger, a share exchange, a sale of assets with a fair market value in excess of 5% of the corporation's consolidated net worth, a guaranty by the corporation of the indebtedness of an interested shareholder under certain circumstances, a dissolution of the corporation and certain securities transactions. The 10% Holder may effect the affiliated transaction after the three-year period only if (i) the transaction is approved (a) by two-thirds of the shares not owned by the 10% Holder or (b) by a majority of the disinterested directors or (ii) the aggregate consideration to be paid in such affiliated transaction meets certain fair price criteria. A corporation may opt out of this provision by amendment to its articles of incorporation or by-laws approved by the majority of the outstanding shares of stock not owned by the 10% Holder, provided that (i) such amendment not become effective for 18 months following its approval and (ii) such amendment will not apply to anyone who became a 10% Holder prior to the amendment. Union Camp has not opted out of this provision.

     In addition, Virginia has also adopted a Control Share Acquisitions Statute (the "Control Share Statute") that is designed to protect the interests of all shareholders when one shareholder attempts to acquire beneficial ownership of enough shares to potentially control the corporation. If a person (the "Acquiring Person") intends to acquire shares entitled to vote on the election of directors within the ranges set by the statute (20% or more and less than 1/3, 1/3 or more but less than a majority, or a majority), the Acquiring Person automatically loses the right to vote the shares that fall within such ranges. The voting rights of the "disqualified" shares can be restored by the affirmative vote of a majority of "disinterested shares" at a special shareholders meeting called to consider whether to grant the

Acquiring Person voting rights. For purposes of the Control Share Statute, "disinterested shares" include all outstanding shares except those held by the Acquiring Person, and the corporation's officers and employee-directors. The corporation can opt out of the Control Share Statute by amendment to its articles or by-laws but any such action must be taken no later than four days following notice of the control share acquisition. Union Camp has opted out of the Control Share Statute.


APPRAISAL RIGHTS

     The NYBCL grants dissenters' rights to shareholders (i.e., the right to cash payment of the fair value of one's shares determined by judicial appraisal) in the case of a merger or consolidation, a sale of all or substantially all of the corporation's assets, and (in the case of a shareholder whose shares are adversely affected thereby) certain amendments to the certificate of incorporation, as the case may be. The NYBCL, in determining the "fair value" for payment of shares, mandates that the court consider the nature of the transaction and its effect on the corporation and its shareholders, and the concepts and methods of valuation then customary in the relevant financial and securities markets. See "Appraisal Rights of Dissenting Shareholders."

     Shareholders who follow prescribed statutory procedures under the VSCA generally are entitled to appraisal rights in connection with a merger or share exchange, or sale or exchange of all or substantially all of the property of a corporation. Shareholders of a Virginia corporation whose shares (i) are listed on a national securities exchange or (ii) are held by at least 2,000 record holders do not have appraisal rights unless: (a) the corporation's articles of incorporation provide otherwise, (b) the shareholders are required under the plan of merger or business combination to accept consideration other than cash, shares of the surviving corporation or another public corporation or a combination of both or (c) the transaction is an affiliated transaction not approved by a majority of the "disinterested directors" as described herein.


DIVIDEND SOURCES

     Under the NYBCL, a corporation may declare and pay dividends on its outstanding shares except when the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the certificate of incorporation. In general, dividends may be declared or paid out of surplus only. When any dividend is paid or any other distribution is made, in whole or in part, from sources other than earned surplus, it must be accompanied by a written notice disclosing the amounts by which such dividend or distribution affects stated capital, capital surplus and earned surplus, or if such amounts are not yet determinable, disclosing the approximate effect of such dividend on stated capital, capital surplus and earned surplus and stating that such amounts are not yet determinable. Holders of Alling & Cory Common Stock are entitled to receive such dividends as may legally be declared by the Board of Directors.

     Under Virginia law, Union Camp may pay dividends or any other distribu-tion to shareholders (i) unless, after the distribution, (a) the corporation would not be able to pay its debts as they become due in the usual course of business or (b) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy any preferential rights upon dissolution, or (ii) unless otherwise provided in the corporation's articles of incorporation. In addition, the VSCA provides that share dividends may be issued unless the articles of incorporation provide otherwise. Holders of Union Camp Common Stock are entitled to receive such dividends as may legally be declared by the Board of Directors.


SPECIAL MEETINGS OF SHAREHOLDERS; SHAREHOLDER ACTION BY WRITTEN CONSENT

     Under New York law, special meetings of shareholders may be called by the board of directors and such other persons authorized to do so in the corporation's certificate of incorporation or by-laws. Alling & Cory's by-laws provide that special meetings of the shareholders for any purpose or purposes may be called by resolution of the Board of Directors or by the Chairman or the Chief Executive Officer, and shall be called by the Chairman, Chief Executive Officer, or Secretary upon the request in writing of a majority of the Board of Directors or of the holders of not less than thirty-five percent (35%) of shares of stock outstanding entitled to vote, which written request shall state the purpose or purposes of the proposed meeting. In addition, special meetings may be required for the election of directors pursuant to Section 603 of the NYBCL.

     Under Virginia law, special meetings of shareholders may be called, in the case of corporations with more than 35 shareholders, only by the chairman of the board of directors, the president, the board of directors or persons authorized by the articles of incorporation or by-laws. Union Camp's by-laws provide that special meetings of shareholders may be held at any time or place and may be called by the Chairman of the Board of Directors, the President and the Board of Directors. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting and without action by the Board of Directors if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the Secretary of the corporation for inclusion in the minutes or filing with the corporate record.


LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     Under the NYBCL, indemnification of directors and officers may be provided to whatever extent shall be authorized by a corporation's certificate of incorporation or by-laws or vote adopted by the shareholders. However, the NYBCL does not permit indemnification with respect to any matter as to which the director or officer has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

     The NYBCL provides that no indemnification of directors in shareholder derivative suits may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which the director or officer has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action is brought, any court of competent jurisdiction, determines upon application that, in view of the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. The statutory provisions for indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled independently of the applicable statutory provision.

     Alling & Cory's Certificate of Incorporation provides that, subject to limited exceptions, it will indemnify its officers and directors to the fullest extent permitted by the NYBCL if they are made a party to an action, suit or proceeding by reason of the fact that he or she was a director or
officer of Alling & Cory or acting at the request of the company.   Alling &
Cory may also similarly indemnify persons who are not directors or officers of the company to the extent authorized from time to time by the Board of Directors.

     Virginia law places a limit equal to the greater of $100,000 or one year's compensation on the liability of a director or officer in any proceeding brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. In addition, Virginia law permits the elimination of such liability in the articles of incorporation or a by-law approved by the shareholders. Union Camp has not adopted such a provision. Under Virginia law, the articles of incorporation, a by-law made by the shareholders or any resolution adopted, before or after the event, by the shareholders may authorize a corporation to provide indemnity, including the advance of expenses, to any director, officer, employee or agent against any liability, including liability to the corporation, or expense except indemnity against willful misconduct or a knowing violation of criminal law. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer who entirely prevails in the defense of proceedings to which he or she was a party because of his or her affiliation with the corporation. A corporation is statutorily authorized to indemnify a director, officer, employee or agent who (i) acted in good faith, (ii) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (iii) believed when acting in his or her official capacity that his or her conduct was in the corporation's best interest and believed in all other cases that such conduct was at least not opposed to the corporation's best interests. This statutory authorization of indemnity does not cover a director, officer, employee or agent adjudged liable to the corporation or adjudged liable on the basis that a personal benefit was improperly received by such person. The termination of a proceeding by judgment, order, settlement or conviction is not, itself, determinative that the director, officer, employee or agent did not meet the standard of conduct that would allow the corporation to indemnify such person under the statutory authorization of indemnification. In a suit by or on behalf of the corporation against a director, officer, employee or agent, statutorily authorized indemnification is limited to reasonable expenses incurred in connection with the proceeding. "Expenses" include attorneys' fees.

     Union Camp's by-laws provide that Union Camp shall indemnify any person who is or was a party to a proceeding because such person is or was a director, officer or employee, or is or was serving at Union Camp's request in another capacity against any liability incurred by such person in connection with such proceeding if (i) he or she believed that his or her official conduct was in Union Camp's best interests, or, in the case of non-official conduct, that his or her conduct was at least not opposed to Union Camp's best interests, and, in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, (ii) in connection with pro-ceedings by or in the right of Union Camp, such person was not adjudged liable to Union Camp and (iii) in connection with any proceeding alleging an improper personal benefit, whether or not involving action in his or her official capacity, he or she was not adjudged liable for such improper personal benefit. In addition, Union Camp's by-laws provide that each director and officer of Union Camp shall be indemnified by the corporation against all costs and expenses reasonably incurred by or imposed upon such person in connection with or resulting from any action, suit or proceeding to which he or she may be made a party by reason of such person's being or having been a director or officer of Union Camp (whether or not such person continues to be a director or officer at the time of incurring such cost or expense), except in relation to matters as to which a recovery shall be had against such person by reason of such person's having been finally adjudged in such action, suit or proceeding to have been derelict in the performance of his or her duty as such director or officer. This does not, however, prevent a settlement by Union Camp prior to final adjudication when such settlement appears to be in the interest of the corporation.


                  PROPOSAL TO APPROVE EXECUTIVE COMPENSATION

     Under Sections 280G and 4999 of the Code, certain payments made, to be made or deemed to be made by Alling & Cory to certain of its employees may be taxable as "excess parachute payments," which would have adverse tax consequences for both Alling & Cory and the employee who received such payments. Pursuant to the Presumption, any payments made to an employee within one year of the Merger are deemed to be made in contemplation of the Merger, and if such payments exceed three times the base amount, they constitute "parachute payments." The "base amount" is defined as the average of the employee's last five years' total compensation. Also pursuant to the Presumption, parachute payments also may include payments pursuant to agreements entered into, or amended, within one year of the merger. Excess parachute payments are the amount by which the parachute payments exceed the greater of the base amount or "reasonable compensation." Excess parachute payments will not be deductible by Alling & Cory and will be subject to a twenty percent excise tax (in addition to regular income and Social Security taxes) payable by the employee receiving the payments.

     Under the above tests, it is possible that certain payments required to be made to Mr. Hubbard under the Employment Agreement, and certain payments made or deemed to be made to Mr. Hubbard and to Ms. Supinski, in the form of stock bonuses and/or pursuant to certain employee benefit plans, may be added together and taxed as excess parachute payments. On February 8, 1996, the Compensation Committee authorized and the Alling & Cory Board of Directors subsequently ratified stock bonuses to Mr. Hubbard, Ms. Supinski and six other senior executive officers of Alling & Cory. Bonuses were valued at $51.20 per share, which was the approximate book value of Alling & Cory Common Stock as of December 31, 1995 and the base price used to compute the rate at which shareholders participating in the Alling & Cory dividend reinvestment plan would receive shares in lieu of cash pursuant to the dividend declared by the Board of Directors on the same day. Mr. Hubbard received a bonus of 7,000 shares of Alling & Cory Common Stock and Ms. Supinski received a bonus of 200 shares. See "Certain United States Federal Income Tax Consequences -- Cancellation of Restrictions."

     In addition, on February 8, 1996, the Alling & Cory Board of Directors approved the Enhancement Plan and designated Mr. Hubbard and Ms. Supinski as participants therein. Mr. Hubbard and Ms. Supinski were also among those named as participants in the Retirement Restoration Plan.

     The Enhancement Plan is intended to protect the retirement benefits of participants who are terminated as a result of a change of control of Alling & Cory in a transaction such as the Merger. To receive a benefit under the Enhancement Plan, a participant must have his or her employment terminated without cause (including a constructive termination through a reduction in salary or a demotion) after a change of control of Alling & Cory. If the participant is terminated for cause or voluntarily leaves under circumstances not constituting a termination without cause, he or she enjoys no benefit under the Enhancement Plan. The potential benefit under the Enhancement Plan decreases with each continued year of employment after a change of control.

     The following table sets forth the value of the benefits and the cost to Alling & Cory under the Enhancement Plan for each of the Executive
Participants:

                                        ESTIMATED BENEFIT, AS AT       ESTIMATED ENHANCED    ESTIMATED COST, AS AT
 PARTICIPANT                               DECEMBER 31, 1995(1)         BENEFIT(1)             DECEMBER 31, 1995
 Samuel T. Hubbard, Jr.  . . . . . .           $22,000                      $66,000              $340,000
 Margaret P. Supinski(2) . . . . . .             8,200                       49,300               260,000
 John B. Henderson   . . . . . . . .             6,400                       26,100               115,000
 Richard M. Harris, Jr.  . . . . . .             3,700                       11,500                35,000
 Paul C. Carney  . . . . . . . . . .            31,200                       37,200                60,000
 Robert G. Preston . . . . . . . . .            19,200                       36,200               105,000

(1)  The benefits outlined are payable at age 55 in all cases.
(2)  Ms. Supinski's benefit of $49,300 includes a social security bridge benefit of approximately $14,300 that will be paid until age 65.  At that point, her benefit will decrease to $35,000.


     The Retirement Restoration Plan provides a benefit equal to the difference between the retirement benefit provided by the formula in The Retirement Plan of Alling & Cory and the actual benefit that can be provided under The Retirement Plan of Alling & Cory because of limitations imposed by the Code and certain discrimination requirements in recently enacted regulations. In the past, the Board of Directors of Alling & Cory had designated the participants of the Retirement Restoration Plan immediately prior to their retirement. The following table sets forth the value of the benefits and the cost to Alling & Cory under the Retirement Restoration Plan for the participants who are among the five most highly compensated executive officers or are directors of Alling & Cory (the "Executive Participants").

 PARTICIPANT                                            ANNUAL BENEFIT                           ESTIMATED COST
                                                        RESTORATION PLAN
 Paul T. Carney  . . . . . . . . . . .                             $  800                            $ 8,000
 Richard M. Harris, Jr . . . . . . . .                                  0                                  0
 John B. Henderson . . . . . . . . . .                                100                                600
 Samuel T. Hubbard, Jr.  . . . . . . .                              8,300                             65,000
 John P. Maddock   . . . . . . . . . .                              5,200                             59,500
 Robert G. Preston   . . . . . . . . .                                500                              3,000
 Margaret P. Supinski  . . . . . . . .                                  0                                  0

     Under the Retirement Enhancement and Retirement Restoration Plans, upon completion of the Merger, Mr. Hubbard is entitled to combined benefits with a present value of approximately $340,000, as determined by the actuaries regularly serving Alling & Cory. Under the Retirement Enhancement and Restoration Plans, upon completion of the Merger, Ms. Supinski will receive combined benefits that will have an estimated present value of $260,000.

     At the $51.20 per share valuation, Mr. Hubbard's 7,000 share stock bonus would have a total value of $358,400. Based on a number of considerations, including the fact there was no established trading market for Alling & Cory Common Stock and that all prior transactions in Alling & Cory Common Stock had been priced at book value, the Compensation Committee and the Board of Directors determined that a $51.20 per share price was a reasonable value for the Alling & Cory Common Stock at that time. However, it is possible that such valuation could be contested by the IRS and that, if the IRS prevailed in such contest, the per share value could be determined to be higher than the amount fixed by the Board of Directors. If the stock bonus were valued at the amount of the Cash Election Price in the Merger or $112.064 per share, Mr. Hubbard's 7,000 share stock bonus would have a total value of $784,448.

     Mr. Hubbard's stock bonus was awarded by the Compensation Committee and the Board of Directors as compensation for his performance as Chief Executive Officer of Alling & Cory for the past ten years, based upon their conclusion that Mr. Hubbard's compensation during that period inadequately rewarded him for the value of his contributions to Alling & Cory. During that 10 year period, Mr. Hubbard's average annual compensation was $277,974 and, if the value of the stock bonus priced at $51.20 per share were spread evenly over that ten-year period, the 10-year average would have been increased by $35,840 to a total of $313,814 per year. Although the Compensation Committee's rationale for the award of the stock bonus to Mr. Hubbard indicates otherwise, under the Presumption, it will be presumed such stock bonus was awarded in connection with the Merger, and there can be no assurance that the Presumption can be overcome.

     The average compensation paid to Mr. Hubbard during the last five calendar years was $306,346 which, when multiplied by three, equals $919,038. If the stock bonus to Mr. Hubbard is valued at $358,400 by using the $51.20 per share price, then the $340,000 value of his Enhancement Plan and Retirement Restoration Plan benefits plus his stock bonus would equal $698,400, which is less by $220,638 than the $919,038 threshold above which payments will be presumed to be parachute payments. If the stock bonus to Mr. Hubbard is valued at $784,448, using the Cash Election of $112.064 per share, then the value of his Enhancement Plan and Retirement Restoration Plan benefits plus his stock bonus would equal $1,124,448, which exceeds by $205,410 the $919,038 threshold.

     Another factor possibly involving the presumption of a parachute payment to Mr. Hubbard relates to the Employment Agreement. The Employment Agreement entitles Mr. Hubbard to receive, for each of the three years following the effectiveness of the Merger, compensation equal to the total of the salary and bonus paid to him during the one year period preceding the Merger. The value of the stock bonus paid to Mr. Hubbard in 1996 could increase the risk that the amount due to Mr. Hubbard under the Employment Agreement could be deemed a "parachute payment." However, Mr. Hubbard and Union Camp have negotiated a three year compensation package for Mr. Hubbard. This compensation package provides for continuation of Mr. Hubbard's present $350,000 salary plus a guaranteed bonus of $40,000. Since Mr. Hubbard and Union Camp deem Mr. Hubbard's compensation to be reasonable compensation for services to be rendered by him during the next three years, and since Mr. Hubbard and Alling & Cory have amended the Employment Agreement to limit Mr. Hubbard's required compensation to the terms contained in the compensation package, Alling & Cory believes that Mr. Hubbard's future compensation under the amended Employment Agreement should be excluded from the definition of "parachute payment."

     Ms. Supinski received a stock bonus of 200 shares of Alling & Cory Common Stock which, if valued at the $51.20 per share, would mean that she received stock with a value of $10,240. If her bonus is valued at a price of $112.064 per share, her stock bonus would be valued at $22,413. The average compensation paid to Ms. Supinski during the last five calendar years was $69,780 which, when multiplied by three, equals $209,340. Therefore the stock bonus plus the $260,000 value under the Retirement Enhancement and Restoration Plans benefit may constitute "parachute payments."

     As discussed above, Alling & Cory believes there are various rationales under the Code to exempt all or certain portions of the payments from classification as parachute payments. However, utilizing the largest possible value for all potential components of parachute payments, and assuming that all potential components are found to be includable as parachute payments, the excess parachute payments (i) to Mr. Hubbard could aggregate $2,294,448, consisting of the stock bonus ($784,448), retirement plan benefits ($340,000) and employment compensation ($1,170,000), and (ii) to Ms. Supinski could aggregate $282,413, consisting of the stock bonus ($22,413) and retirement plan benefits ($260,000).

     Under the Code, if receipt or retention of payments which would otherwise constitute "parachute payments" is conditioned on approval by in excess of 75% of the outstanding shares of the Alling & Cory Common Stock, on receipt of such approval, these payments will be exempt from the parachute rules and will not constitute "parachute payments", and therefore, the payments will not in-volve the negative tax effects connected with such excess parachute rules.

     The Compensation Committee and the Alling & Cory Board of Directors have determined that the stock bonuses and benefits granted to Mr. Hubbard and Ms. Supinski (and in the case of Mr. Hubbard, the terms of the Employment Agreement) are fair and reasonable compensation for past services rendered and/or are necessary to ensure the continued services of Mr. Hubbard and Ms. Supinski to Alling & Cory and thus that such payments are in the best interests of Alling & Cory. The Compensation Committee has further determined that it is in the best interests of Alling & Cory that neither Alling & Cory nor Mr. Hubbard and Ms. Supinski suffer the negative tax effects of such payments being deemed "excess parachute payments."

     ACCORDINGLY, THE ALLING & CORY BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF ALLING & CORY VOTE TO APPROVE THE COMPENSATION PREVIOUSLY PAID, PROPOSED TO BE PAID OR DEEMED TO BE PAID TO EACH OF MR. HUBBARD AND MS. SUPINSKI, INCLUDING, WITHOUT LIMITATION, THE STOCK BONUS, THE ENHANCEMENT PLAN BENEFITS AND THE RETIREMENT RESTORATION PLAN BENEFITS. If the holders of in excess of 75% of the outstanding shares of the Alling & Cory Common Stock grant such approval, such payments will not be deemed to be "parachute payments."

                                 LEGAL MATTERS

     The validity of the shares of Union Camp Common Stock to be issued in connection with the Merger is being passed upon for Union Camp by White & Case, New York, New York.

     Certain tax consequences of the Merger have been passed upon by Underberg & Kessler LLP, Rochester, New York. Alan J. Underberg, a director of Alling & Cory, is a partner in the law firm of Underberg & Kessler LLP. Mr. Underberg owns no shares of Alling & Cory Common Stock.


                                    EXPERTS

     The consolidated financial statements of Union Camp incorporated in this Proxy Statement/Prospectus by reference to Union Camp's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements and schedules of Alling & Cory included in this Proxy Statement/Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To The Alling & Cory Company:


We have audited the accompanying consolidated balance sheets of The Alling & Cory Company (a New York corporation) and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of earnings, shareowners' investment and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of The Alling & Cory Company and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Notes C and D to the consolidated financial statements, effective January 1, 1994, the Company changed its method of accounting for postemployment benefits, and effective January 1, 1993, the Company changed its methods of accounting for income taxes and postretirement benefits.


Rochester, New York,
March 15, 1996

                                        ARTHUR ANDERSEN LLP

                          CONSOLIDATED BALANCE SHEETS
                  The Alling & Cory Company and Subsidiaries

                                                                As of March 31,            As of December 31,
                                                                      1996               1995               1994
                                                                  (unaudited)

 ASSETS
 CURRENT ASSETS:
 Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . .       $     543,019       $  2,240,816       $  1,709,058

 Trade accounts receivable, less allowances of
 $1,794,000 in 1996, $1,560,000 in 1995
 and $1,538,000 in 1994  . . . . . . . . . . . . . . . . . .          88,686,862         96,591,120         89,201,257
 Inventories . . . . . . . . . . . . . . . . . . . . . . . .          25,767,337         22,951,139         27,581,999
 Deferred income taxes . . . . . . . . . . . . . . . . . . .           1,288,618          1,154,146            822,455
 Other current assets  . . . . . . . . . . . . . . . . . . .           1,084,029          1,577,231          1,325,713

          TOTAL CURRENT ASSETS . . . . . . . . . . . . . . .         117,369,865        124,514,452        120,640,482
 PROPERTY, PLANT AND EQUIPMENT:
 Land and improvements . . . . . . . . . . . . . . . . . . .           1,066,501          1,066,501          1,066,501
 Buildings and improvements  . . . . . . . . . . . . . . . .           4,605,240          4,605,240          4,602,638

 Machinery, equipment and fixtures . . . . . . . . . . . . .          19,022,206         18,816,606         18,952,920
 Leasehold improvements  . . . . . . . . . . . . . . . . . .           2,913,904          2,912,384          2,553,236
 Construction in progress  . . . . . . . . . . . . . . . . .           3,821,676          3,152,034          2,149,061
                                                                      31,429,527         30,552,765         29,324,356

 Less:  accumulated depreciation and amortization  . . . . .          16,514,976         16,068,856         17,422,600
                                                                      14,914,551         14,483,909         11,901,756
 OTHER ASSETS  . . . . . . . . . . . . . . . . . . . . . . .           1,938,721          1,943,474          2,402,538
          TOTAL ASSETS . . . . . . . . . . . . . . . . . . .        $134,223,137       $140,941,835       $134,944,776

 LIABILITIES AND SHAREOWNERS' INVESTMENT
 CURRENT LIABILITIES:
 Notes Payable to Banks  . . . . . . . . . . . . . . . . . .        $ 26,450,000      $  34,150,000      $  31,000,000
 Bank overdrafts . . . . . . . . . . . . . . . . . . . . . .          12,702,592         17,184,547         13,662,500
 Accounts payable and accrued expenses . . . . . . . . . . .          29,991,756         25,447,085         31,229,322
 Accrued compensation and related taxes  . . . . . . . . . .           4,290,943          4,390,034          3,358,056

 Federal and state income taxes  . . . . . . . . . . . . . .                --                  --             525,088
 Current portion of long-term debt . . . . . . . . . . . . .           4,501,505            777,224            427,981
          TOTAL CURRENT LIABILITIES  . . . . . . . . . . . .          77,936,796         81,948,890         80,202,947
 LONG-TERM DEBT  . . . . . . . . . . . . . . . . . . . . . .           9,910,342         13,850,980         14,051,022

 OTHER LONG-TERM LIABILITIES:
 Deferred Compensation . . . . . . . . . . . . . . . . . . .           1,226,114          1,205,560          1,094,579
 Deferred income taxes . . . . . . . . . . . . . . . . . . .           2,516,411          2,306,472          1,189,922
 Accrued retirement plan benefits  . . . . . . . . . . . . .           1,760,822          1,552,782          1,879,861
 Other . . . . . . . . . . . . . . . . . . . . . . . . . . .             172,236            173,964            161,020

                                                                       5,675,583          5,238,778          4,325,382
 COMMITMENTS - NOTES E AND F
 SHAREOWNERS' INVESTMENT:
 Common Stock, Par Value $1.25 per share -
 1,920,000 shares authorized and 1,280,000
 shares issued, including 492,504 shares in
 1996, 503,220 shares in 1995 and
 503,097 in 1994, held in treasury . . . . . . . . . . . . .           1,600,000          1,600,000          1,600,000
 Additional Capital  . . . . . . . . . . . . . . . . . . . .           7,083,711          6,084,292          5,564,258

 Retained Earnings . . . . . . . . . . . . . . . . . . . . .          46,740,209         47,063,554         43,498,788

                                                                      55,423,920         54,747,846         50,663,046
 Less:  treasury shares, at cost . . . . . . . . . . . . . .          14,723,504         14,844,659         14,297,621
                                                                      40,700,416         39,903,187         36,365,425

          TOTAL LIABILITIES AND SHAREOWNERS' INVESTMENT  . .        $134,223,137       $140,941,835       $134,944,776

  The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                      CONSOLIDATED STATEMENTS OF EARNINGS
                  The Alling & Cory Company and Subsidiaries

                                               Three Months                       Year ended December 31,
                                             Ended March 31,
                                           1996           1995             1995              1994             1993

                                               (unaudited)
 Net Sales . . . . . . . . . . . .    $169,608,812   $185,529,392       $763,607,582     $617,518,266     $550,668,244

 Cost of Sales . . . . . . . . . .     144,496,047    161,096,627        664,309,020      528,856,679      467,671,961
                                        25,112,765     24,432,765         99,298,562       88,661,587       82,996,283
 Selling, general and
 administrative expenses . . . . .      23,788,200     22,180,612         88,205,723       84,268,055       80,253,191
                                         1,324,565      2,252,153         11,092,839        4,393,532        2,743,092
 OTHER INCOME (EXPENSE):

 Interest  . . . . . . . . . . . .        (795,944)      (976,370)        (3,936,243)      (2,649,078)      (1,929,855)
 Gain on sale of facilities, net .             ---            ---                ---        1,807,358          995,634
 Other . . . . . . . . . . . . . .         118,712         18,049          1,018,683        1,498,081          552,149

                                          (677,232)      (958,321)        (2,917,560)         656,361         (382,072)
    EARNINGS BEFORE INCOME
    TAXES AND CUMULATIVE
    EFFECT OF ACCOUNTING
    CHANGES  . . . . . . . . . . .         647,333      1,293,832          8,175,279        5,049,893        2,361,020
 Income tax expense  . . . . . . .         504,609        536,472          3,369,476        2,161,569          819,430

 Earnings before cumulative
 effect of accounting
 changes . . . . . . . . . . . . .         142,724        757,360          4,805,803        2,888,324        1,541,590
 Cumulative effect of change
 in method of account for
 postemployment benefits, net
 of related income taxes, in
 1994 and income taxes in 1993 . .            -              -                  -             287,700         155,600
    NET EARNINGS   . . . . . . . .    $    142,724   $    757,360       $  4,805,803     $  2,600,624    $  1,385,990
 EARNINGS PER SHARE BASED ON
 WEIGHTED AVERAGE SHARES
 OUTSTANDING:

 Before cumulative effect of
 accounting changes  . . . . . . .    $       0.18   $       0.96       $       6.13     $       3.64    $       1.89
 Cumulative effect of change
 in method of accounting
 for postemployment
 benefits in 1994 and income
 taxes in 1993 . . . . . . . . . .            -              -                  -                 .37              .19
    Net earnings per share            $       0.18   $       0.96       $       6.13     $       3.27      $      1.70


  The accompanying notes to consolidated financial statements are an integral part of these statements.

              CONSOLIDATED STATEMENTS OF SHAREOWNERS' INVESTMENT
                  The Alling & Cory Company and Subsidiaries

                                   Common         Additional        Retained         Treasury
                                   Stock            Capital         Earnings          Shares           Total
 BALANCE AT DECEMBER
  31, 1992 . . . . . . . .        $1,600,000       $5,245,646      $41,820,788     $(12,417,288)     $36,249,146
 Cost of 18,016 shares
  of common stock
  purchased for
  treasury . . . . . . . .             --                --                --          (803,414)        (803,414)
 Dividends on common
  stock -- $1.40 per
  share:                               --                --           (960,891)           --            (960,891)
 -Paid in Cash . . . . . .
 -Paid by issuance
  of 4,017 shares
  of common stock
  from treasury  . . . . .             --             131,247         (170,116)          38,869            --
 Net earnings for
  the year . . . . . . . .             --               --           1,385,990           --            1,385,990
 BALANCE AT DECEMBER
  31, 1993 . . . . . . . .        $1,600,000       $5,376,893      $42,075,771     $(13,181,833)     $35,870,831
 Cost of 26,180
  shares of
  common stock
  purchased for
  treasury . . . . . . . .             --                --                --        (1,174,352)      (1,174,352)
 Sale of 2,161
  shares of
  common stock
  from treasury  . . . . .             --              69,736            --              21,891           91,627
 Dividends on common
  stock -- $1.50 per
  share:
 -Paid in Cash . . . . . .             --                --         (1,023,305)           --          (1,023,305)
 -Paid by issuance
  of 3,611 shares
  of common stock
  from treasury  . . . . .             --             117,629         (154,302)          36,673            --
 Net earnings for
  the year . . . . . . . .             --                --          2,600,624            --           2,600,624
 BALANCE AT DECEMBER
  31, 1994 . . . . . . . .        $1,600,000       $5,564,258      $43,498,788     $(14,297,621)     $36,365,425
 Cost of 14,904
  shares of common
  stock purchased
  for treasury . . . . . .             --                --                --          (701,921)        (701,921)
 Sale of 11,085
  shares of
  common stock
  from treasury  . . . . .             --             401,619            --             118,593          520,212
 Dividends on common
  stock -- $1.60 per
  share:
 -Paid in Cash . . . . . .             --                --         (1,086,332)           --          (1,086,332)
 -Paid by issuance
  of 3,696 shares
  of common stock
  from treasury  . . . . .             --             118,415         (154,705)          36,290            --
 Net earnings for
  the year . . . . . . . .             --                --          4,805,803            --           4,805,803

 BALANCE AT DECEMBER
  31, 1995 . . . . . . . .        $1,600,000       $6,084,292      $47,063,554     $(14,844,659)     $39,903,187
 Issuance of 9,450
 treasury shares
 for management
 compensation  . . . . . .             --             952,093            --             106,912        1,059,005
 Dividend on
 common stock -
 $0.60 per share
 -Paid in cash . . . . . .             --                --           (405,500)           --            (404,500)
 -Paid by issuance
 of 1,266 shares of
 common stock from
 treasury  . . . . . . . .             --              47,326          (61,569)          14,243            --
 Net earnings for
 the period  . . . . . . .             --                --            142,724            --             142,724
 Balance at March 31, 1996
 (unaudited)                     $ 1,600,000      $ 7,083,711     $ 46,740,209     $(14,723,504)    $ 40,700,416


  The accompanying notes to consolidated financial statements are an integral part of these statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  The Alling & Cory Company and Subsidiaries

                                                 Three Months Ended March 31,                Years ended December 31,
                                                   1996                1995             1995           1994           1993

                                                (unaudited)        (unaudited)
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Earnings  . . . . . . . . . . . . .         $   142,724         $   757,360    $ 4,805,803    $ 2,600,624    $ 1,385,990
 Adjustments to reconcile net
 earnings to net cash used for
 operating activities:
 Depreciation  . . . . . . . . . . . . .             459,021             438,539      1,667,127      1,784,931      1,879,678

 Amortization  . . . . . . . . . . . . .              79,500              79,500        318,000        318,000        318,000
 Stock compensation  . . . . . . . . . .           1,059,005                --              --      (1,807,358)      (995,634)
 Provision for LIFO reserve  . . . . . .             172,962             631,842      4,163,862        (77,884)      (803,936)
 Provision for retirement plan
 benefits  . . . . . . . . . . . . . . .              80,000               4,000         94,713        (33,358)       (26,481)

 Deferred income taxes . . . . . . . . .              75,467             (96,581)       784,859        374,012        218,339
 Payments of deferred compensation
 and retirement plan benefits  . . . . .            (152,328)           (109,800)      (242,307)      (204,910)      (260,533)
 Deferred compensation and post-                     275,073             264,305        717,608      1,254,823        368,023
 retirement benefits . . . . . . . . . .
 Increase (decrease) in cash from
 changes in operating assets and
 liabilities:
 Trade accounts receivable . . . . . . .           7,904,258          (9,720,213)    (7,389,863)   (18,443,231)    (2,592,238)

 Inventories . . . . . . . . . . . . . .          (2,989,160)         (8,607,685)       466,998     (1,819,727)    (2,484,639)
 Other current assets  . . . . . . . . .             154,908             (95,561)       528,534       (843,625)       320,054
 Accounts payable and accrued
 expenses  . . . . . . . . . . . . . . .           4,544,671          10,584,932     (5,782,237)     8,479,454     (1,154,889)
 Accrued compensation and related
 taxes . . . . . . . . . . . . . . . . .             (30,743)           (218,671)       258,678      1,003,875       (307,083)

 Federal and state income taxes  . . . .             338,294             (12,500)    (1,305,140)       263,571       (463,703)
 Other, net  . . . . . . . . . . . . . .            (136,747)                (92)        50,252        (88,728)       296,061
    NET CASH PROVIDED BY (USED FOR)
    OPERATING ACTIVITIES . . . . . . . .          11,976,905          (6,100,625)      (863,113)    (7,239,531)    (4,302,991)
 CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures, net . . . . . . .            (889,663)         (1,083,501)    (4,249,280)    (1,311,630)    (2,817,461)

 Cash proceeds from sale of
 facilities  . . . . . . . . . . . . . .               --                   --              --       2,713,676        305,000
 Collections on bond receivable  . . . .              19,500              19,500         78,000         78,000         32,500
    NET CASH (USED FOR) PROVIDED BY
    INVESTING ACTIVITIES . . . . . . . .            (870,163)         (1,064,001)    (4,171,280)     1,480,046     (2,479,961)
 CASH FLOWS FROM FINANCING ACTIVITIES:
 TRANSACTIONS WITH LENDERS:
 Proceeds from (repayments of) notes              (7,700,000)          6,300,000      3,150,000      5,900,000      6,100,000
 payable to banks  . . . . . . . . . . .
 Bank Overdrafts . . . . . . . . . . . .          (4,481,955)            226,054      3,522,047      1,908,485      3,661,228

 Proceeds from issuance of long-
 term debt . . . . . . . . . . . . . . .                 ---              59,376        546,510        827,031           --
 Repayment of long-term debt . . . . . .             (95,729)            (71,634)      (286,537)      (824,559)      (868,780)
 Repayment of capital lease
 obligations . . . . . . . . . . . . . .            (122,356)            (25,830)       (97,828)       (44,108)          --

 Transactions with shareowners:
 Proceeds from sale of treasury
 shares  . . . . . . . . . . . . . . . .               --                   --          520,212         91,627           --
 Purchase of treasury shares . . . . . .                                (133,093)      (701,921)    (1,174,352)      (803,414)
 Payment of cash dividends . . . . . . .            (404,499)           (374,324)    (1,086,332)    (1,023,305)      (960,891)

    NET CASH (USED FOR) PROVIDED
    BY FINANCING ACTIVITIES  . . . . . .         (12,804,539)          5,980,549      5,566,151      5,660,819      7,128,143
       DECREASE IN CASH  . . . . . . . .          (1,697,797)         (1,184,077)       531,758        (98,666)       345,191
          CASH AT BEGINNING OF
          PERIOD . . . . . . . . . . . .           2,240,816           1,709,058      1,709,058      1,807,724      1,462,533
             CASH AT END OF PERIOD . . .         $   543,019         $   524,981    $ 2,240,816    $ 1,709,058    $ 1,807,724

 SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
 Cash paid during the year for:
 Interest  . . . . . . . . . . . . . . .         $   762,107         $   945,098    $ 3,932,263    $ 2,453,866    $ 1,993,633
 Income taxes  . . . . . . . . . . . . .         $    90,047         $   645,553    $ 3,890,257    $ 1,315,700    $ 1,220,394
 SUPPLEMENTAL SCHEDULE OF NON-CASH
 INVESTING ACTIVITIES:
 Equipment and software purchased
 through capital leases  . . . . . . . .         $    --              $     --        $     --     $ 1,721,769    $     --

  The accompanying notes to consolidated financial statements are an integral part of these statements.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  The Alling & Cory Company and Subsidiaries
               December 31, 1995 and March 31, 1996 (unaudited)


NOTE A: Significant Accounting Policies

NATURE OF OPERATIONS: The Company is a wholesale distributor with multiple locations in the Northeast. The Company's principal lines of business are Printing Papers, Industrial Papers, Packaging Equipment and Business Products. The principal markets for these products are located in the Northeastern United States and are primarily sold to publishers, commercial printers and manufacturers.

CONSOLIDATION: The consolidated financial statements include the accounts of The Alling & Cory Company and its wholly-owned subsidiaries, including The Alcor Envelope Company. Together they are referred to as "the Company." All significant intercompany accounts and transactions are eliminated in consolidation.

USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE: Accounts receivable consist of trade accounts receivable primarily from uncollateralized credit sales, principally to customers in the printing and publishing industry. A high percentage of sales within an industry has the potential to impact the Company's exposure to credit risk, either positively or negatively, because customers may be similarly affected by changes in economic or other conditions. Management believes there is significant customer demographic and geographic diversification and that appropriate credit evaluations are performed, thereby minimizing potential credit risk to the Company.

INVENTORIES: Inventories consist principally of merchandise held for sale and are stated at the lower of cost or market, determined by the last-in, first-out (LIFO) method. If inventories were valued at current cost, they would have been $18,103,000 and $15,576,000 higher than reported at December 31, 1995, and 1994, respectively, and approximately $18,276,000 and $16,208,000 higher than reported at March 31, 1996 and March 31, 1995, respectively.

PROPERTY, PLANT AND EQUIPMENT: These assets are recorded at cost. Major renewals and betterments are charged to the property accounts while replacements, maintenance, and repairs which do not improve or extend the life of the respective assets are expensed currently. Depreciation and amortization are computed using the straight-line method for financial statement purposes (except capitalized computer leases and computer equipment for which accelerated methods are used) and by straight-line and accelerated methods for tax purposes over their estimated useful lives, as follows:


Land improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            5 years
Buildings and improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13 to 40 years
Machinery, equipment and fixtures . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3 to 27 years
Leasehold improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Life of lease

INTANGIBLES: The excess of aggregate purchase prices over the fair market value of assets for wholesale distribution companies purchased in the past have been accounted for as goodwill. Goodwill is being amortized using the straight-line method over five years. Accumulated amortization related to goodwill is $76,667 and $56,667 at December 31, 1995 and 1994, respectively and $81,667 and $61,667 at March 31, 1996 and 1995, respectively.

Non-competition and confidentiality agreements associated with such purchases are being amortized using the straight-line method over five years. Accumulated amortization related to the covenants is $1,073,500 and $775,500 at December 31, 1995, and 1994, respectively, and $1,148,000 and $850,000 at March 31, 1996 and 1995, respectively.

EARNINGS PER COMMON SHARE: Earnings per common share are based on the weighted average number of common shares outstanding during the year. The weighted average number of common shares outstanding for the fiscal years ended December 31, 1995, 1994, and 1993 were 784,532 shares, 794,252 shares and
817,312 shares, respectively, and for the quarters ended March 31, 1996 and 1995 were 789,225 and 786,199, respectively.

TREASURY SHARES: Treasury shares acquired are recorded at cost. When treasury shares are reissued, the treasury shares are issued at the current book value and any excess of current book value over cost, determined on a first-in, first-out (FIFO) basis, is included in additional capital.

SALE OF FACILITIES: During 1994, the Company sold its facility in
Philadelphia, Pennsylvania which had a net book value of approximately $431,000, for a cash payment of $314,000. The resulting loss of approximately $117,000 is included in the "Gain on sales of facilities, net" caption in the accompanying consolidated statements of earnings.

During 1993, the Company sold its facility in Utica, New York, which had a cost of approximately $1,145,000 and a net book value of approximately $479,000 for $1,475,000. The resulting gain of approximately $996,000 is included in the "Gain on sale of facilities, net" caption in the accompanying consolidated statements of earnings. The proceeds from the sale consisted of two cash payments totaling $305,000 and a bond receivable of $1,170,000. The bond accrues interest at 6% tax free and is payable in monthly principal installments of $6,500 through July, 2003, at which time the remaining outstanding bond amount of $390,000 will be paid to the Company.

CONDEMNATION PROCEEDINGS: During 1994, the Company received a condemnation award of approximately $3,150,000 from the City of Rochester related to the Company's Verona Street facility in Rochester, New York. A gain of approximately $1,925,000 is included in the "Gain on sale of facilities, net" caption in the accompanying consolidated statements of earnings.

INCOME TAXES: The Company provides deferred income taxes in recognition of differences in the timing of certain transactions for income tax and financial reporting purposes.

CASH EQUIVALENTS: The Company considers investments with a maturity of less than three months to be cash equivalents.

NEW ACCOUNTING PRONOUNCEMENTS: In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards
(SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This Statement establishes accounting standards related to the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of.

In October 1995, FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." This Statement establishes financial accounting and reporting standards for stock-based employee compensation plans.

The Company has not yet determined the effect, if any, of the adoption of these Statements. Both SFAS No. 121 and No. 123 must be adopted in fiscal 1996.

RECLASSIFICATIONS: Certain reclassifications have been made to previously reported balances for 1994 and 1993 to conform to the 1995 presentation.

NOTE B: Debt

NOTES PAYABLE TO BANKS

In May 1994, the Company amended its $42,500,000 credit facility to provide for a $49,000,000 credit facility comprised of three notes of $15,000,000, $16,500,000 and $17,500,000 payable to three individual banks. In June 1995, the Company amended the facility to provide for a $64,000,000 credit facility comprised of five notes of $17,500,000, $16,500,000, $15,000,000, $7,500,000 and $7,500,000 payable to five individual banks. Each of these banks, under the terms and conditions of the credit agreement, as amended (the Agreement), is committed to providing financing to the Company for the aforementioned amounts. Except for the repayment structure on borrowings, the terms and conditions of each note remain substantially uniform. The notes are secured by a security interest in the Company's consolidated accounts receivable.

Commitment and facility fees are being amortized over the terms of the Agreement maturing on May 31, 1997. These borrowings can bear the following interest rates (as defined within the Agreement) and become effective at the Company's option: alternate base rates, higher of prime rate or federal funds rate plus applicable margin, LIBOR rate plus applicable margin, or certificates of deposit rate plus applicable margin. Each of the notes also includes certain loan covenants including working capital and net worth requirements, of which the Company was in compliance at December 31, 1995.

The outstanding balances on these notes are due and payable in 1997 unless the Company violates specified covenants, but may be paid earlier at the discretion of management. At December 31, 1995, the balances on the aforementioned notes were $8,750,000, $16,500,000, $8,200,000, $4,950,000 and
$3,750,000, respectively (including $8,000,000 which is classified as long-term). At December 31, 1994, the balances on the notes then outstanding were $11,700,000, $13,300,000 and $14,000,000, respectively (including $8,000,000 which is classified as long-term). At March 31, 1996, the balances on the notes then outstanding were $8,750,000, $10,700,000, $7,500,000, $3,750,000 and $3,750,000, respectively (including $8,000,000 which is classified as long-term) and at March 31, 1995, the balances on the notes then outstanding were $16,300,000, $15,400,000 and $13,600,000, respectively (including
$8,000,000 which is classified as long-term). The weighted average interest rate for borrowings on these notes during 1995 and 1994 was 7.1% and 5.5%, respectively.

LONG-TERM DEBT

Long-term debt, excluding current maturities, consists of:

                                                                             March 31,                   December 31,
                                                                                1996               1995               1994

 Note payable to banks under credit agreement  . . . . . . . . . . . .        $ 8,000,000        $ 8,000,000        $ 8,000,000

 Mortgage payable to bank, secured by buildings, due
 in monthly principal payments of $9,903 plus interest
 at 4.48% through December 1996, balance due January
 1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 --          3,765,086          3,883,924

 Note payable to health care insurance carrier, due in
 monthly installments of $11,475 with variable interest
 rates through September 1999  . . . . . . . . . . . . . . . . . . . .            334,352            378,681            516,381


 Term note payable to bank, due in monthly installments
 of $2,500 plus interest at 8.47% through October 1999 . . . . . . . .             77,500             85,000            115,000

 Obligations under equipment leases, due in monthly
 principal installments ranging from $10,000 to $42,000
 discounted at 9.20% . . . . . . . . . . . . . . . . . . . . . . . . .          1,131,822          1,230,546          1,535,717

 Term note payable to bank, due in monthly installments
 of $8,333 plus interest at 6.8% through December 2000 . . . . . . . .            366,668            391,667            --

                                                                               $9,910,342        $13,850,980        $14,051,022

Based on borrowing rates currently available to the Company for bank loans with similar terms and average maturities, the fair value of long-term debt approximates its recorded value.

The amount of assets under capital leases and the related accumulated amortization are as follows:


                                                       March 31,                              December 31,
                                                         1996                      1995                         1994
                                                                                (000s omitted)

                                                           Accumulated               Accumulated                  Accumulated
                                                 Asset    Amortization     Asset     Amortization      Asset      Amortization
 Land and improvements . . . . . . . . . . .    $  216           $100     $  216          $100         $  216         $100
 Buildings and improvements  . . . . . . . .     1,077            642      1,077           638          1,077          620

 Machinery and equipment . . . . . . . . . .     2,045            233      2,045           230          1,777          216
                                                $3,338           $975     $3,338          $975         $3,070         $936

Amortization of these assets is included in depreciation expense. Related capital lease obligations require minimum principal payments of approximately $376,000 in 1996. The present value of future minimum lease payments is approximately $1,607,000 plus approximately $311,000 of related interest expense.

                                                                                    Year        Amount
                                                                                       (000s omitted)
 Maturities of debt, including capital lease obligations, are as follows at
 December 31, 1995:                                                                 1996      $    777
                                                                                    1997        12,412
                                                                                    1998           683
                                                                                    1999           665
                                                                                    2000            91
                                                                                 Thereafter       -
                                                                                               $14,628

NOTE C: Income Taxes

The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires a company to recognize deferred tax liabilities and assets (net of a valuation allowance) for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

These temporary differences relate principally to deferred compensation, postretirement benefits, postemployment benefits, property transactions, allowance for doubtful accounts and depreciation.

The provision for federal and state income taxes consists of the following for the years ended December 31 (000s omitted):

 Current:                                              1995             1994            1993

      Federal  . . . . . . . . . . . . . . . .           $1,972           $1,216         $   531
      State  . . . . . . . . . . . . . . . . .              613              364             225
                                                          2,585            1,580             756

 Deferred:
      Federal  . . . . . . . . . . . . . . . .              581              432              47
      State  . . . . . . . . . . . . . . . . .              203              150              16

                                                            784              582              63
                                                        $ 3,369          $ 2,162         $   819
 The provision for (benefit from) deferred
 taxes before cumulative effect is as follows
 for the years ended December 31 (000s
 omitted):

                                                       1995             1994            1993
 Allowance for doubtful accounts . . . . . . .          $    16          $   (25)        $    (1)
 Inventory . . . . . . . . . . . . . . . . . .               -                19             (11)
 Deferred compensation . . . . . . . . . . . .             (249)            (121)            (99)

 Other . . . . . . . . . . . . . . . . . . . .              (39)              61             (21)
 Depreciation and amortization . . . . . . . .            1,056              648             195
                                                        $   784          $   582         $    63



 A reconciliation of the U.S. statutory income
 tax rate to the Company's effective income
 tax rate is as follows for the three months
 ended March 31, 1996 and the years ended
 December 31 (000s omitted):
                                                    For the three
                                                     months ended                     For the years
                                                      March 31,                    ended December 31,

                                                         1996             1995            1994            1993
 U.S. statutory income tax rate  . . . . . . .                34.0%           34.0%          34.0%           34.0%
 State income tax effect, net of federal
 benefit . . . . . . . . . . . . . . . . . . .                 6.6%            6.6%           6.7%            6.7%

 Adjustment of prior years accruals  . . . . .                 0.0%            0.0%           0.0%           (6.6%)
 Non-deductible stock compensation (see Note                  36.1%            --              --               --
 G)  . . . . . . . . . . . . . . . . . . . . .
 Other . . . . . . . . . . . . . . . . . . . .                 1.3%            0.6%           2.1%            0.6%

                                                              78.0%           41.2%          42.8%           34.7%


 Deferred tax assets (liabilities) are
 comprised of the following at December 31
 (000s omitted):
                                                       1995             1994            1993

 Deferred tax assets:
    Current:
      Allowance for doubtful accounts  . . . .          $   615          $   631         $   606

      Deferred compensation  . . . . . . . . .              450              141             159
      Inventory  . . . . . . . . . . . . . . .               46               46              65
      Other  . . . . . . . . . . . . . . . . .               39                -              61

      Depreciation and amortization  . . . . .                4                4            -
                                                          1,154              822             891
      Non-current:

        Deferred compensation  . . . . . . . .            1,169            1,229             882
                                                          1,169            1,229             882
 Deferred tax liabilities:
    Non-current:

      Depreciation and amortization  . . . . .            3,463            2,407           1,755
      Other  . . . . . . . . . . . . . . . . .               12               12              12
                                                          3,475            2,419           1,767

          Total                                         $(1,152)         $  (368)        $     6


The utilization of state investment tax credits reduced taxes payable by approximately $35,000 in 1995 and $15,000 in 1994.

NOTE D: Pension, Benefit and Insurance Plans

PENSION PLANS:

The Retirement Plan of Alling & Cory (the "Plan") is a noncontributory defined benefit plan covering a majority of the Company's employees. The Plan's defined benefit formula generally bases payments to retired employees upon their length of service multiplied by a percentage of their average monthly pay. The Company's funding policy is to contribute amounts to the Plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974 (ERISA) plus such additional amounts as the Company may determine to be appropriate from time to time.

The following table sets forth the Plan's funded status and amounts recognized in the Company's consolidated financial statements:

                                                                                     December 31,
                                                                                1995               1994

                                                                                    (000s omitted)
 Actuarial present value of benefit obligations:
 Accumulated benefit obligation including vested benefits
 of $27,090 in 1995 and $22,685 in 1994  . . . . . . . . . . . . . . .           $(29,174)          $(24,524)

 Projected benefit obligation for service rendered to date . . . . . .           $(34,731)          $(30,655)
 Plan assets at fair value . . . . . . . . . . . . . . . . . . . . . .             36,995             31,701
 Plan assets in excess of projected benefit obligation . . . . . . . .              2,264              1,046
 Unrecognized net (gain) loss  . . . . . . . . . . . . . . . . . . . .               (332)             1,250

 Unrecognized net transition asset . . . . . . . . . . . . . . . . . .             (1,753)            (2,104)

 Prepaid pension cost  . . . . . . . . . . . . . . . . . . . . . . . .            $   179            $   192


 Assumptions used for the table above were:
 Discount rate for benefit obligations . . . . . . . . . . . . . . . .               8.0%               8.5%
 Rate of increase in compensation levels . . . . . . . . . . . . . . .               5.0%               5.5%
 Expected long-term rate of return on assets . . . . . . . . . . . . .               9.5%               9.5%

 Net pension cost included the following components:
 Service cost benefits earned during the year  . . . . . . . . . . . .            $   988            $   980
 Interest cost on projected benefit obligation . . . . . . . . . . . .              2,513              2,365

 Actual return on plan assets, (increase) decrease . . . . . . . . . .             (7,506)             1,017
 Deferred asset gain (loss)  . . . . . . . . . . . . . . . . . . . . .              4,382             (4,110)
 Net amortization and deferral . . . . . . . . . . . . . . . . . . . .               (365)              (365)
 Net pension expense (income)  . . . . . . . . . . . . . . . . . . . .            $    12            $  (113)


 Assumptions used for the table above were:
 Discount rate for benefit obligations . . . . . . . . . . . . . . . .               8.5%               8.0%
 Rate of increase in compensation levels . . . . . . . . . . . . . . .               5.5%               5.0%

 Expected long-term rate of return on assets . . . . . . . . . . . . .               9.5%               9.5%

The Plan's assets at December 31, 1995 are invested in common stocks, limited partnership interests, mutual funds, money market instruments, and government and corporate bonds. In addition to this pension plan, the Company maintains a supplemental retirement plan for certain employees which is designed to provide supplemental benefits to those benefits allowable under ERISA. Related costs totaled approximately $82,000 in 1995 and $80,000 in 1994 based on an assumed discount rate of 8.5% in 1995 and 8.0% in 1994. The assumed salary scale was 5.5% in 1995 and 5.0% in 1994.

The Company has a nonqualified, unfunded deferred compensation plan for a certain key executive providing for payment upon retirement, death or disability. Payments under the plan commenced in 1990 and will continue over a 15 year period. Amounts owed under the plan earn interest computed at the Company's rate of return on net assets after federal taxes as defined in the plan. Compensation expense related to this plan was recognized prior to 1993. Interest expense recognized in connection with this plan was approximately $102,000, $67,000 and $40,000 in 1995, 1994 and 1993, respectively. The total liability under this plan was approximately $900,000 and $960,000 at December 31, 1995 and 1994, respectively. In the event of the executive's death, the total liability under this plan will immediately become due and payable.

During 1993, the Company adopted an unfunded, non-qualified deferred compensation plan for certain highly compensated employees of the Company.
The plan permits these employees to defer the receipt of a portion of their salaries and bonuses. The deferred amounts earn interest, as defined in the plan document. Earnings are paid when the deferred compensation is distributed. Distribution shall be made upon a date mutually agreed to between the Company and each participant. The total liability related to this plan is approximately $180,000 as of December 31, 1995, and $88,000 as of December 31, 1994.

The Company's required contributions to union-sponsored multi-employer pension plans were approximately $546,000 in 1995 and $522,000 in 1994. Employees included in these plans are not included in the Company's plans. Benefit and asset information comparable to that shown above for the Company's plan is not readily available. Under ERISA, an employer, upon withdrawal from a multi-employer plan, is required to continue funding its proportionate share of the plan's unfunded vested benefits. The Company intends to withdraw from one of its union-sponsored multi-employer pension plans. Based on actuarial valuations the Company has been informed that there is no unfunded vested benefits for withdrawal liability purposes. Since necessary information is not available from certain other plan administrators, the Company is unable to determine its proportionate share of unfunded vested benefits, if any, for withdrawal liability purposes.

POSTRETIREMENT MEDICAL PLAN:

The Company sponsors a defined benefit postretirement medical plan that covers substantially all full-time employees. Following is a summary of eligibility, coverage and contributions under the plan.

Eligibility:

     Employees:     Retirement after age 55 with 10 years of service

                         -OR-

                    Permanently disabled and age 55 with 10 years of service

     Dependents:    Spouse and unmarried children under age 19

     Survivor:      Six months coverage after death of spouse who was a
                    retiree or an employee eligible for retirement

Coverage:

     Pre-age 65:    Comprehensive major medical: $100 deductible; 80%
                    coinsurance; $600 out-of-pocket limit including deductible

     Post-age 65:   Same as pre-age 65 with Medicare carve out.

Company Contributions:

     For retirees on January 1, 1993, and for active employees who are within five years of retirement on January 1, 1993: 50% of plan costs based on blended cost of active employees and retirees under age 65; no contributions after age 65.

     For all others: Plan costs based on blended cost of active employees and retirees minus the following percent times the lesser of the targeted benefits and the plan costs. Separate plan costs are developed for active employees and retirees under and over age 65. The targeted benefit is $2,600 prior to age 65 and $2,000 after age 65.

                                        Under 65                                   65 and Over
 Service at
 Retirement                   Retiree              Dependent              Retiree              Dependent

 10-14 years                      25.0%                 25.0%                 50.0%                 40.0%
 15-19 years                      37.5%                 37.5%                 75.0%                 60.0%
 20 and over                      50.0%                 50.0%                100.0%                 80.0%

The Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," as of January 1, 1993. This standard requires that the expected cost of these postretirement benefits be charged to expense during the years that the employees render service. The Company has elected to recognize the transition obligation, representing the unfunded and un-recognized accumulated past-service benefit obligation for all plan participants, over a 21.6-year amortization period rather than as a cumulative effect of a change in accounting principle. As prior years' costs were recognized as expense when the claims were paid by the Company, postretirement benefit cost is not comparable with periods prior to 1993.

The following table reconciles the plan's funded status to the accrued postretirement benefit obligation as of December 31:

                                                                                     December 31,
                                                                                1995               1994

                                                                                    (000s omitted)
 Accumulated Postretirement Benefit Obligation (APBO):


          Retirees . . . . . . . . . . . . . . . . . . . . . . . . . .             $2,894             $2,814
          Active participants  . . . . . . . . . . . . . . . . . . . .              1,624              1,299

          Total APBO . . . . . . . . . . . . . . . . . . . . . . . . .              4,518              4,113

          Fair value of plan assets  . . . . . . . . . . . . . . . . .               --                  --
          Unrecognized actuarial loss  . . . . . . . . . . . . . . . .                391                145
          Unrecognized transition obligation . . . . . . . . . . . . .              3,638              3,501
          Unrecognized prior service cost  . . . . . . . . . . . . . .               --                  --


          Accrued postretirement benefit obligation  . . . . . . . . .             $  489             $  467

 Net postretirement health care costs for 1995 and 1994 included the following components:


          Service cost . . . . . . . . . . . . . . . . . . . . . . . .             $   52             $   35
          Interest cost  . . . . . . . . . . . . . . . . . . . . . . .                346                341
          Return on plan assets  . . . . . . . . . . . . . . . . . . .               --                  --

          Net amortization and deferral  . . . . . . . . . . . . . . .                196                196

          Net postretirement health care costs . . . . . . . . . . . .             $  594             $  572



For measurement purposes, a 12.5% annual rate of increase in the per capita cost of covered health care claims was assumed; the rate was assumed to decrease gradually to 6.0% until 2011 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1995 by approximately $72,000 and would decrease the aggregate of the service and interest cost components of net postretirement health care cost for the year then ended by a net amount of approximately $22,000. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 8.0% and 8.5% for December 31, 1995 and 1994, respectively.

POSTEMPLOYMENT BENEFITS:

Effective January 1, 1994, postemployment benefits for former or inactive employees, excluding retirement benefits, are accounted for under the provisions of SFAS No. 112, "Employers' Accounting for Postemployment Benefits." SFAS No. 112 requires the Company to accrue the cost of short-term disability coverage over an employee's service life and estimates of known and expected workers' compensation claims. The Company recorded the discounted value of expected future benefits as a one-time charge for the adoption of SFAS No. 112 of approximately $496,000 (after-tax $287,700, or $0.37 per share) which has been reported as the cumulative effect of a change in accounting principle as of January 1, 1994. The Company uses the services of an enrolled actuary to calculate the expense.

The Company is self-insured for workers' compensation claims in an amount of up to $500,000 per claim. The plan deductible is administered by a third party which processes and pays the claims and then seeks reimbursement from the Company. Prior to the adoption of SFAS No. 112, the Company recorded a year-end liability based upon individual case reserves.

At December 31, 1995, and 1994, the Company's liability for postemployment benefits totaled approximately $1,494,000 and $1,045,000, respectively. A portion is classified as a current liability based on the Company's experience of actual claims payments. For measurement purposes, the healthcare cost increase assumption was 9% for 1995 and 10% for 1994, the salary increase assumption was 5% and the discount rate was 8% for both years.

INSURANCE:

The Company is self-insured for commercial auto claims of up to $250,000 per claim. The deductible plan is administered by a third party which processes and pays claims for which the Company provides reimbursement and pays an administrative fee. The year-end liability for auto claims is based upon both individual case reserves and estimates of unreported claims as of year-end.

Associated with the workers' compensation and commercial auto liability plans is an approximately $1.8 million irrevocable letter of credit with a bank to guarantee payment to the third party. The aggregate amount of combined workers' compensation and commercial auto claims in any one year cannot exceed $2,000,000.

NOTE E: Leases

The Company leases certain warehouse and office facilities, computer equipment and delivery vehicles under long-term noncancelable operating leases. Certain of these leases require the Company to pay property taxes, maintenance and insurance. The future minimum rental commitments as of December 31, 1995, for all noncancelable operating leases having initial or remaining noncancelable terms in excess of one year, are as follows:

                 1996  . . . . . . . . . . . . . . . . .  $5,026,000         1999  . . . . . . . . . . . . . . . . . $3,346,000
                 1997  . . . . . . . . . . . . . . . . .   4,635,000         2000  . . . . . . . . . . . . . . . . .  3,058,000
                 1998  . . . . . . . . . . . . . . . . .   3,844,000         2001 and after  . . . . . . . . . . . . 28,770,000



Two leases for combined warehouse and office space comprise a significant portion of the future minimum lease payments.

The lease for the facility to be completed in Cleveland, Ohio, is for a period of twenty years (in addition to two five-year renewal periods). Rent expense is fixed for each of the five year periods of the lease, with a fifteen percent increase in the fixed rent after years five, ten and fifteen. The Company is obligated to pay real estate taxes, insurance, and construction of specified leasehold improvements.

The Company's sublease for its facility in Rochester, New York is for a period of twenty years (in addition to two five-year renewal periods). Rent expense is fixed over the initial twenty-year term of the lease. The Company is obligated to pay real estate taxes and insurance on the leased facility.

Several of the leases contain options to renew the lease or to purchase the property at the expiration of the current term. Total rental expense for all leases (including maintenance) amounted to $5,887,000, $6,107,000 and $5,868,000 in 1995, 1994 and 1993, respectively.

NOTE F: Commitments

The Company has agreements with its employee/shareowners which give the Company the option to purchase their stock under certain conditions. It has been the Company's policy to purchase for the treasury, at the trading value, any such shares which become available. The trading value has historically approximated book value. There were 402,680 and 373,627 shares outstanding subject to these agreements at December 31, 1995, and 1994, respectively.

In 1994, the Company entered into a ten-year agreement with a third party to manage the Company's data communications network and voice communications system. Monthly payments range from $109,000 to $131,000 during the term of the agreement.

In 1989, the Company entered into an employment agreement with the Company's President. The agreement provides for a certain level of salary and benefits to be maintained for a period of three years subsequent to the occurrence of a triggering event as defined in the agreement.

NOTE G: Subsequent Events

Sale of Facility

Subsequent to year-end, the Company received a letter of intent for the purchase of its facility in Cleveland, Ohio. The net book value of the building is not deemed to be material to the balance sheet. In addition, prior to year-end, the Company entered into a 20 year lease with annual rentals ranging from approximately $412,000 to $626,000 for a new facility in Cleveland, Ohio. Monthly payments are to commence the first day of the calendar month following the date of delivery of possession. Management believes the date of delivery of possession to be June 30, 1996.

Retirement Plans

Subsequent to year-end, the Board of Directors approved the inclusion in the Alling & Cory Retirement Restoration Plan (the "Restoration Plan" or "Supplemental Plan") of ten additional key executives of the Company. The plan provides retirement benefits to a select group of management and highly compensated individuals in excess of the amounts permitted by certain IRS limitations.

Also subsequent to year-end, the Board of Directors approved the Enhancement Plan for Certain Highly Compensated Employees of Alling & Cory (the "Enhancement Plan"). Six of the key executives referred to above were also made participants in the Enhancement Plan. The benefits pursuant to the Enhancement Plan apply if the individual is terminated without cause. The benefits equal the excess of the amounts the participant would have received under the terms of The Retirement Plan of Alling & Cory and the Restoration Plan (determined as if the participant was fully vested under such plans and had accumulated the lesser of ten additional years of service or the period of service until the participant would have reached age fifty-five) over the sum of the aggregate monthly amounts of pension payments to which the participant is actually entitled under the terms of the Retirement Plan of Alling & Cory and the Restoration Plan.

Stock Bonus

During the first quarter of 1996, stock bonuses were granted to key management employees. The value of the shares at time of issue as established by the Board totalled $483,840 and was recorded as compensation expense. The value of these shares based on the subsequently consummated merger agreement is higher than the previously established value. Accordingly, for financial reporting purposes, additional compensation expense of $575,163 was recorded in the first quarter and the additional shares granted were reflected in the Company's earnings per common share calculation for all periods presented.

                                                                  ANNEX A









                             AMENDED AND RESTATED

                         AGREEMENT AND PLAN OF MERGER

                                BY AND BETWEEN

                           THE ALLING & CORY COMPANY

                                      AND

                            UNION CAMP CORPORATION

                                      AND

                              NORTH MERGER CORP.



                            DATED:  APRIL 13, 1996

                            AS AMENDED AND RESTATED

                              AS OF JUNE 18, 1996

                               TABLE OF CONTENTS


                                                                          Page

          ARTICLE I    TERMS OF THE MERGER  . . . . . . . . . . . . . .   A-4
          1.1  The Merger of Merger Sub into Alling & Cory  . . . . . .   A-4
          1.2  Effective Time.  . . . . . . . . . . . . . . . . . . . .   A-4
          1.3  Merger Consideration.  . . . . . . . . . . . . . . . . .   A-5
          1.4  Shareholders' Rights upon Merger . . . . . . . . . . . .   A-7
          1.5  Surrender and Exchange of Shares and Options.  . . . . .   A-7
          1.6  Articles of Incorporation  . . . . . . . . . . . . . . .   A-9
          1.7  Bylaws . . . . . . . . . . . . . . . . . . . . . . . . .   A-9
          1.8  Directors and Officers . . . . . . . . . . . . . . . . .   A-9
          1.9  Other Effects of Merger  . . . . . . . . . . . . . . . .   A-9
          1.10 Registration Statement/Prospectus  . . . . . . . . . . .   A-9
          1.11 Tax-Free Reorganization  . . . . . . . . . . . . . . . .   A-10
          1.12 Additional Actions . . . . . . . . . . . . . . . . . . .   A-10

          ARTICLE II    REPRESENTATIONS AND WARRANTIES OF ALLING
                 & CORY . . . . . . . . . . . . . . . . . . . . . . . .   A-10
          2.1  Organization and Good Standing . . . . . . . . . . . . .   A-10
          2.2  Capitalization . . . . . . . . . . . . . . . . . . . . .   A-10
          2.3  Subsidiaries . . . . . . . . . . . . . . . . . . . . . .   A-10
          2.4  Authorization; Binding Agreement . . . . . . . . . . . .   A-11
          2.5  Governmental Approvals . . . . . . . . . . . . . . . . .   A-11
          2.6  No Violations  . . . . . . . . . . . . . . . . . . . . .   A-11
          2.7  Alling & Cory Financial Statements . . . . . . . . . . .   A-12
          2.8  Absence of Certain Changes or Events . . . . . . . . . .   A-12
          2.9  Compliance with Laws . . . . . . . . . . . . . . . . . .   A-12
          2.10 Permits  . . . . . . . . . . . . . . . . . . . . . . . .   A-12
          2.11 Finders and Investment Bankers . . . . . . . . . . . . .   A-13
          2.12 Contracts  . . . . . . . . . . . . . . . . . . . . . . .   A-13
          2.13 Employee Benefit Plans . . . . . . . . . . . . . . . . .   A-13
          2.14 Taxes and Returns  . . . . . . . . . . . . . . . . . . .   A-16
          2.15 Liabilities  . . . . . . . . . . . . . . . . . . . . . .   A-17
          2.16 Environmental Matters  . . . . . . . . . . . . . . . . .   A-17
          2.17 Intellectual Property  . . . . . . . . . . . . . . . . .   A-18
          2.18 Real Estate  . . . . . . . . . . . . . . . . . . . . . .   A-19
          2.19 Corporate Records  . . . . . . . . . . . . . . . . . . .   A-19
          2.20 Title to and Condition of Personal Property  . . . . . .   A-20
          2.21 No Adverse Actions . . . . . . . . . . . . . . . . . . .   A-20
          2.22 Labor Matters  . . . . . . . . . . . . . . . . . . . . .   A-20
          2.23 Insurance  . . . . . . . . . . . . . . . . . . . . . . .   A-20
          2.24 Litigation . . . . . . . . . . . . . . . . . . . . . . .   A-20
          2.25 Alling & Cory Shareholders . . . . . . . . . . . . . . .   A-21
          2.26 Disclosure . . . . . . . . . . . . . . . . . . . . . . .   A-21
          2.27 Accounts Receivable  . . . . . . . . . . . . . . . . . .   A-21
          2.28 Inventories  . . . . . . . . . . . . . . . . . . . . . .   A-21
          2.29 Alling & Cory Not Subject to Securities Exchange Act
               Reporting Requirements . . . . . . . . . . . . . . . . .   A-21
          2.30 Interests in Clients, Suppliers, etc.  . . . . . . . . .   A-21
          2.31 Continuity of Interest . . . . . . . . . . . . . . . . .   A-21

          ARTICLE III    REPRESENTATIONS AND WARRANTIES OF
                  PARENT AND MERGER SUB . . . . . . . . . . . . . . . .   A-22
          3.1  Organization and Good Standing . . . . . . . . . . . . .   A-22
          3.2  Capitalization . . . . . . . . . . . . . . . . . . . . .   A-22
          3.3  Authorization; Binding Agreement . . . . . . . . . . . .   A-22
          3.4  Governmental Approvals . . . . . . . . . . . . . . . . .   A-22
          3.5  No Violations  . . . . . . . . . . . . . . . . . . . . .   A-22
          3.6  SEC Filings  . . . . . . . . . . . . . . . . . . . . . .   A-23
          3.7  Absence of Certain Changes or Events . . . . . . . . . .   A-23
          3.8  Compliance with Laws . . . . . . . . . . . . . . . . . .   A-23
          3.9  Finders and Investment Bankers . . . . . . . . . . . . .   A-23
          3.10 Disclosure . . . . . . . . . . . . . . . . . . . . . . .   A-23

          ARTICLE IV     COVENANTS OF ALLING & CORY . . . . . . . . . .   A-24
          4.1  Conduct of Business of Alling & Cory and Alling &
               Cory Subsidiaries  . . . . . . . . . . . . . . . . . . .   A-24
          4.2  Notification of Certain Matters  . . . . . . . . . . . .   A-25
          4.3  Access and Information . . . . . . . . . . . . . . . . .   A-25
          4.4  Stockholder Approval . . . . . . . . . . . . . . . . . .   A-25
          4.5  Efforts Toward Closing . . . . . . . . . . . . . . . . .   A-26
          4.6  Public Announcements . . . . . . . . . . . . . . . . . .   A-26
          4.7  Benefit Plans  . . . . . . . . . . . . . . . . . . . . .   A-26
          4.8  No Inconsistent Activities . . . . . . . . . . . . . . .   A-26
          4.9  Stockholder Reports  . . . . . . . . . . . . . . . . . .   A-27
          4.10 Tax Opinion Certification and Affiliate Agreements . . .   A-27
          4.11 Resignations/Replacement of Directors and Officers . . .   A-27
          4.12 HSR Act  . . . . . . . . . . . . . . . . . . . . . . . .   A-27
          4.13 Comfort Letters  . . . . . . . . . . . . . . . . . . . .   A-27

          ARTICLE V      COVENANTS OF PARENT AND MERGER SUB . . . . . .   A-28
          5.1  Notification of Certain Matters  . . . . . . . . . . . .   A-29
          5.2  Access and Information . . . . . . . . . . . . . . . . .   A-29
          5.3  Efforts Toward Closing . . . . . . . . . . . . . . . . .   A-29
          5.4  Public Announcements . . . . . . . . . . . . . . . . . .   A-29
          5.5  Securities Exchange Act and Securities Act Compliance  .   A-29
          5.6  SEC and Stockholder Filings  . . . . . . . . . . . . . .   A-29
          5.7  Listing of Parent Stock  . . . . . . . . . . . . . . . .   A-29
          5.8  HSR Act  . . . . . . . . . . . . . . . . . . . . . . . .   A-29
          5.9  Comfort Letters  . . . . . . . . . . . . . . . . . . . .   A-29

          ARTICLE VI      CONDITIONS  . . . . . . . . . . . . . . . . .   A-29
          6.1  Conditions to Each Party's Obligations . . . . . . . . .   A-29
          6.2  Conditions to Obligations of Alling & Cory . . . . . . .   A-29
          6.3  Conditions to Obligations of Parent and Merger Sub . . .   A-30

          ARTICLE VII    TERMINATION AND ABANDONMENT  . . . . . . . . .   A-32
          7.1  Termination  . . . . . . . . . . . . . . . . . . . . . .   A-32
          7.2  Procedure and Effect of Termination  . . . . . . . . . .   A-32

          ARTICLE VIII   MISCELLANEOUS  . . . . . . . . . . . . . . . .   A-33
          8.1  Confidentiality  . . . . . . . . . . . . . . . . . . . .   A-33
          8.2  Amendment and Modification . . . . . . . . . . . . . . .   A-33
          8.3  Waiver of Compliance; Consents . . . . . . . . . . . . .   A-33
          8.4  Survival of Representations and Warranties . . . . . . .   A-33
          8.5  Notices  . . . . . . . . . . . . . . . . . . . . . . . .   A-33
          8.6  Binding Effect; Assignment . . . . . . . . . . . . . . .   A-34
          8.7  Expenses . . . . . . . . . . . . . . . . . . . . . . . .   A-34
          8.8  Governing Law and Consent to Jurisdiction  . . . . . . .   A-35
          8.9  Counterparts . . . . . . . . . . . . . . . . . . . . . .   A-35
          8.10 Interpretation . . . . . . . . . . . . . . . . . . . . .   A-35
          8.11 Entire Agreement . . . . . . . . . . . . . . . . . . . .   A-35
          8.12 Severability . . . . . . . . . . . . . . . . . . . . . .   A-35
          8.13 Indemnity of Alling & Cory Directors and Officers  . . .   A-35
          8.14 Exhibits . . . . . . . . . . . . . . . . . . . . . . . .   A-35

                             AMENDED AND RESTATED
                         AGREEMENT AND PLAN OF MERGER

          This Amended and Restated Agreement and Plan of Merger (the "Agreement") is made as of April 13, 1996, as amended and restated as of June 18, 1996 by and between Union Camp Corporation, a Virginia corporation ("Parent"), North Merger Corp., a New York corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and The Alling & Cory Company, a New York corporation ("Alling & Cory").


                                   RECITALS

          The respective Boards of Directors of Alling & Cory, Parent and Merger Sub have approved the merger (the "Merger") of Merger Sub with and into Alling & Cory in accordance with the laws of the State of New York and the provisions of this Agreement. Alling & Cory, Parent and Merger Sub desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger.

          It is the intent of the parties that the Merger constitute a corporate reorganization both with respect to Parent, Merger Sub and Alling & Cory and with respect to the holders of shares of the common stock par value $1.25 per share of Alling & Cory ("Alling & Cory Common Stock") for which shares of the common stock, par value $1.00 per share of Parent ("Parent Stock") are received as consideration in the Merger, in accordance with Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code").

          The Board of Directors of Alling & Cory has unanimously determined that the Merger is fair to, and in the best interests of, the shareholders of Alling & Cory.


          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


                                   ARTICLE I

                              TERMS OF THE MERGER

          1.1 The Merger of Merger Sub into Alling & Cory. Upon the terms and subject to the conditions of this Agreement, the Merger shall be consummated in accordance with the New York Business Corporation Law (the "BCL"). At the Effective Time (as defined in Section 1.2, below), upon the terms and subject to the conditions of this Agreement, Merger Sub shall be merged with and into Alling & Cory in accordance with the BCL and the separate existence of Merger Sub shall thereupon cease, and Alling & Cory, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of New York.

          1.2 Effective Time. The Merger shall become effective at the time of the filing of the certificate of merger substantially in the form of
Exhibit 1.2 (see the Alling & Cory Disclosure Memorandum) with the Secretary of State of New York in accordance with the applicable provisions of the BCL (the "Certificate of Merger"), or at such later time as may be provided in the Certificate of Merger. The closing of the Merger (the "Closing") shall take place, and the Certificate of Merger shall be filed, as soon as practicable after all of the conditions set forth in this Agreement have been satisfied or waived by the party or parties entitled to the benefit of the same, but in no event later than the fifth business day after such satisfaction or waiver, unless such time period is extended by written agreement of the parties.

Alling & Cory and Parent shall agree upon the time of such filing and the place where the Closing shall take place. The time when the Merger shall become effective is herein referred to as the "Effective Time" and the date on which the Effective Time occurs is herein referred to as the "Closing Date."

          1.3 Merger Consideration. As of the Effective Time, subject to the provisions of the letter agreement referred to in Section 4.1(h) ("the Letter Agreement"), by virtue of the Merger and without any action on the part of Parent, Merger Sub or Alling & Cory or any holder of shares of capital stock thereof:

          (a) Capital Stock of Merger Sub. Each share of the common stock, $.01 par value per share, of Merger Sub then outstanding shall remain outstanding and be converted into one share of common stock of the Surviving Corporation.

          (b) Cancellation of Treasury Stock/Close Transfer Books. Each share of Alling & Cory Common Stock held in the treasury of Alling & Cory or by a wholly owned subsidiary of Alling & Cory shall be cancelled as of the Effective Time and no Merger Consideration shall be payable with respect thereto. From and after the Effective Time, there shall be no further transfers on the stock transfer books of Alling & Cory of any of the shares of Alling & Cory Common Stock that are outstanding immediately prior to the Effective Time (the "Alling & Cory Shares").

          (c) Merger Consideration. At the election of each shareholder, each of the Alling & Cory Shares shall be converted into and become the right to receive either the amount in cash or the number of shares of Parent Stock and other consideration described below (the "Merger Consideration"):

          (i) Exchange Ratio for Alling & Cory Common Stock: Cash Election Price. Subject to the provisions of Section 1.3(e) and of Section 1.5 hereof, each share of Alling & Cory Common Stock for which a Cash Election (as defined in Section 1.3(d) hereof) is then effective pursuant to the terms hereof (which shall not include shares held by Dissenting Shareholders) shall be converted into and become the right to receive an amount in cash (the "Cash Election Price") equal to the quotient resulting from dividing the total value attributed to all outstanding shares of Alling & Cory Common Stock (the "Attributed Value") by 787,496 less the number of shares of Alling & Cory Common Stock repurchased pursuant to Section 4.1(c)(ii), if any. The Attributed Value shall be $88,250,000, and the Cash Election Price shall be $112.064, except that (i) the Attributed Value shall be reduced by the amount, if any, utilized by Alling & Cory, for stock repurchases pursuant to
Section 4.1(c)(ii), and the Cash Election Price shall be adjusted (up or down) accordingly and (ii) the Attributed Value shall be adjusted by the amount, if any, by which any amount paid by Alling & Cory (excluding any amount for which it is reimbursed) in order to settle the Lieberman Litigation exceeds or is less than the maximum amount set forth in the Letter Agreement (with any excess reducing the Attributed Value and the amount by which it is below such maximum increasing the Attributed Value), and the Cash Election Price shall be adjusted (up or down) accordingly. All such shares of Alling & Cory Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive cash to be paid in consideration therefor, upon the surrender of such certificate in accordance with Section 1.5 hereof, without interest.

          (ii) Exchange Ratio for Alling & Cory Common Stock: Share Conversion Number. Subject to (x) the provisions relating to fractional shares set forth in Section 1.3(g) hereof, and (xx) the provisions of the Letter Agreement, each share of Alling & Cory Common Stock for which a Stock Election (as defined in Section 1.3(d) hereof) is then effective or deemed effective pursuant to the terms hereof shall be converted into and become the right to receive a number (the "Share Conversion Number"), of fully paid and non-assessable shares of Parent Stock determined as follows: the Share Con-version Number shall be the number (calculated to three decimal places and rounded downward to the nearest one thousandth of a share) that results from dividing the Cash Election Price by the Fair Market Value of a share of Parent Stock; provided, however, that, for purposes of this sentence only, if on the Closing Date any dividend had previously been declared and/or paid by Alling & Cory as permitted by Section 4.1(c)(i), and if the Closing occurs prior to the record date for the Parent's second quarter dividend, so that holders of Alling & Cory Shares who make a Stock Election become, as a result of the Mer-ger, entitled to payment of such Parent dividend, then the Cash Election Price shall be reduced by the amount of any such Parent dividend that may be payable with respect to each share of Parent Stock to be issued to such holders.
"Fair Market Value" with respect to a share of Parent Stock shall mean the average of the daily closing prices per share of the Parent Stock as reported in The Wall Street Journal for the twenty (20) consecutive trading days ending on and including the third trading day preceding but not including the Closing Date (the "Average Closing Price"); provided, however, that, notwithstanding the foregoing, (x) if the Average Closing Price is $47 per share of Parent Stock or less, then the Fair Market Value of a share of Parent Stock shall be deemed to be $47 and (y) if the Average Closing Price is $57 per share of Parent Stock or greater, then the Fair Market Value of a share of Parent Stock shall be deemed to be $57. All such shares of Alling and Cory Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive shares of Parent Stock to be issued in consideration therefor, and such other consideration as may be specified in the Letter Agreement, upon the surrender of such certificate in accordance with Section
1.5 hereof, without interest.

          (d) Method of Election. (i) Any holder of Alling & Cory Common Stock may, pursuant to the terms of this Section 1.3(d) and of Section 1.3(e), make an election (an "Election") either to receive the cash payment contemplated by Section 1.3(c)(i) hereof for any or all shares of Alling & Cory Common Stock held by such holder (a "Cash Election") or to receive the shares of Parent Stock and other consideration contemplated by Section 1.03(c)(ii) hereof for any or all shares of Alling & Cory Common Stock held by such holder (a "Stock Election"). A form of election (the "Form of Election") shall be mailed to shareholders of Alling & Cory of record as of the record date for the Special Meeting (as defined in Section 1.10(a) hereof) together with the Prospectus (as defined in Section 1.10(a) hereof). In addition, Alling & Cory shall use its best efforts to make the Form of Election together with copies of the Prospectus available to all persons who become shareholders of record of Alling & Cory during the period between such record date and the date of the Special Meeting.

          (ii) Any such Cash Election or Stock Election shall have been properly made and shall be effective only if the transfer agent for the Alling & Cory Common Stock shall have received at its designated office, by 5:00 P.M. New York City time, on the last business day preceding the date of the Special Meeting, a Form of Election properly completed, provided that any holder of Alling & Cory Common Stock who shall not have properly and timely made any Election shall be deemed to have properly and timely made a Stock Election for all purposes of this Agreement with respect to all shares of Alling & Cory Common Stock held by such holder.

         (iii) Any Election may be revoked by the person submitting the same to the transfer agent for the Alling & Cory Common Stock only by written notice received by the transfer agent for the Alling & Cory Common Stock (i) prior to 5:00 P.M. New York City time on the last business day before the date of the Special Meeting or (ii) after 90 days after the date the Form of Election is first mailed to Alling & Cory's shareholders, if the Effective Time of the Merger shall not have occurred prior the expiration of such 90 day period. In addition, all Forms of Election shall automatically be revoked if the transfer agent for the Alling & Cory Common Stock is notified in writing by the parties hereto that the Merger has been abandoned.

          (iv) The transfer agent for the Alling & Cory Common Stock, in consultation with the Exchange Agent (as defined in Section 1.5(a)), shall determine whether or not any such Election has been timely and properly made or deemed made timely and properly or revoked pursuant to this Section 1.3(d), and any such determination shall be conclusive and binding. The Exchange Agent may, with the mutual agreement of Alling & Cory and Parent, establish such procedures, not inconsistent with this Section 1.3, as may be necessary or desirable to implement this Section 1.3.

          (e) Limitation on Cash Election. Notwithstanding anything to the contrary contained in Section 1.3(c) or (d) hereof, in the event that effective Cash Elections are received and not revoked prior to the Effective Date in respect of in excess of 157,400 shares of Alling & Cory Common Stock, less (i) the number of Dissenting Shares, (ii) the number of shares repurchased pursuant to Section 4.1(c)(ii), (iii) 322 shares and (iv) the number of shares resulting from dividing (x) the sum equal to the total cash withheld pursuant to the Letter Agreement plus $400,000 by (y) the Cash Election Price (the "Maximum Cash Election Number"), then only the number of shares of Alling & Cory Common Stock equal to the Maximum Cash Election Number shall be converted into and receive the Cash Election Price. In that case, shares of Alling & Cory Common Stock to be converted into the Cash Election Price shall be selected on a pro rata basis, with adjustments to avoid purchases of fractional shares, based on the number of shares of Alling & Cory Common stock in respect of which an effective Cash Election is received and not revoked prior to the Effective Date. All shares of Alling & Cory Common Stock in respect of which an effective Cash Election is received and not revoked prior to the Effective Date which are not converted into the Cash Election Price pursuant to Section 1.3(c)(i) by operation of this Section 1.3(e) shall be converted into shares of Parent Stock and other consideration in accordance with Section 1.3(c)(ii) hereof and the Letter Agreement.

          (f) Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, but only to the extent required by Sections 910 and 623 of the BCL, shares of Alling & Cory Common Stock that are issued and outstanding immediately prior to the Effective Time and are held by holders of Alling & Cory Common Stock who, pursuant to the provisions of the BCL, have the right as of the Effective Time to dissent from the Merger and receive payment for their shares (such holders, the "Dissenting Shareholders", and such shares, the "Dissenting Shares") shall not be converted into the right to receive the consideration set forth in Section 1.3(c) hereof but shall become the right to receive, from Alling & Cory, such consideration as may be determined to be due such Dissenting Shareholder pursuant to the BCL; provided, however, that (i) if any Dissenting Shareholder shall subsequently withdraw such Dissenting Shareholder's demand for appraisal in compliance with the BCL (or with the written approval of Surviving Corporation, if required by the BCL), or (ii) if any Dissenting Shareholder fails to establish and perfect, or otherwise loses, the entitlement to appraisal rights as provided by applicable law, then such Dissenting Shareholder shall forfeit the right to appraisal of such Dissenting Shares and such Dissenting Shares shall thereupon be deemed to have been converted into the right to receive, as of the Effective Time, with respect to each share of Alling & Cory Common Stock, the consideration set forth in Section 1.3(c)(ii) hereof, without interest.
Alling & Cory shall give Parent and Merger Sub prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by Alling & Cory. Prior to Closing, Alling & Cory will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demand.

          (g) Certain Adjustments; Fractional Shares. The Merger Consideration and the components thereof shall be subject to appropriate adjustment in the event of a stock split, stock dividend, subdivision, reclassification, split-up, combination, recapitalization or similar transaction after the date hereof applicable to shares of Parent Stock or the Alling & Cory Common Stock. No fractional shares of Parent Stock shall be issued pursuant to the Merger nor will any fractional share interest involved entitle the holder thereof to vote, to receive dividends or to exercise any other rights of a shareholder of the Parent. In lieu thereof, any person who would otherwise be entitled to a fractional share of Parent Stock pursuant to the provisions hereof shall receive an amount in cash equal to the value of such fractional share. The value of such fractional share shall be the product of such fraction multiplied by the Fair Market Value of one share of Parent Stock.

          1.4 Shareholders' Rights upon Merger. Upon consummation of the Merger, the holders of all certificates which theretofore represented Alling & Cory Shares shall cease to have any rights with respect thereto, and, subject to applicable law and this Agreement, shall only have the right to receive the amount of cash, if any, and the number of shares of Parent Stock and other consideration, into which their Alling & Cory Shares have been converted pursuant to this Agreement, it being understood that Parent and Merger Sub shall have the right to withhold a portion of the Merger Consideration pursuant to the terms of the Letter Agreement and subject to the terms and conditions set forth therein.

          1.5 Surrender and Exchange of Shares and Options. (a) Exchange Agent. Prior to the Special Meeting, Parent shall designate The Bank of New York or such other bank or trust company designated by Parent (and reasonably acceptable to Alling & Cory) as exchange agent (the "Exchange Agent"), for the purpose of effecting the issuance of certificates of Parent Stock and/or cash payments (including payments with respect to fractional shares) due pursuant to this Agreement. Alling & Cory shall cause the transfer agent for the Alling & Cory Common Stock to deliver to the Exchange Agent not later than the date of the Special Meeting all Forms of Election received by such transfer agent. Parent shall make available, or cause to be made available, to the Exchange Agent the number of shares of Parent Stock and sufficient funds, and shall make arrangements to provide the Exchange Agent with share certificates as and when necessary, to enable the Exchange Agent to effect the exchange of certificates and to make the cash payments contemplated in this Section 1.5.

          (b) Exchange Fund. Not later than the close of business on the Closing Date, Parent shall deposit or cause to be deposited with the Exchange Agent (i) certificates representing the shares of Parent Stock issuable pursuant to Section 1.3(c)(ii) hereof in exchange for outstanding shares of Alling & Cory Common Stock and the amount of cash in immediately available funds to which such shares of Parent Stock are entitled under Section 1.3(g) hereof (such shares of Parent Stock, together with any cash with respect thereto, the "Common Stock Parent Shares Exchange Fund"), and (ii) an amount of cash in immediately available funds equal to that amount of cash issuable pursuant to Section 1.3(c)(i) hereof in exchange for outstanding shares of Alling & Cory Common Stock (such cash amount, the "Common Stock Cash Election Exchange Fund" and together with the Common Stock Parent Shares Exchange Fund, the "Exchange Fund"). In addition, from time to time, Parent shall deposit, or cause to be deposited (i) in the Common Stock Parent Shares Exchange Fund the amount of any dividends or other distributions that become payable pursuant to Section 1.5(d) after the Closing Date and (ii) in the Exchange Fund, the amount of any consideration that becomes payable pursuant to the Letter Agreement, in each case, subject to the provisions of Section 1.5(e).

          (c)  Exchange Procedures.

          (i) As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail and make available to each record holder of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Alling & Cory Common Stock (the "Certificates") (x) a notice and form of letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for surrendering such Certificate or Certificates to the Exchange Agent for exchange pursuant to this Agreement (which notice shall also specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall otherwise be in such form and have such other provisions as Parent and Alling & Cory may rea-sonably specify) and (y) instructions for use in effecting the surrender of the Certificates for exchange pursuant to this Agreement. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal duly executed and completed in accordance with the instructions thereon, the Exchange Agent shall promptly mail to such person (A) in the case of a holder of Alling & Cory Common Stock who has made or who is deemed to have made an effective Stock Election in respect of any shares of Alling & Cory Common Stock held by such holder, the number of shares of Parent Stock determined in accordance with Section 1.3(c)(ii) hereof and a check payable to such person representing the payment of cash in lieu of fractional shares determined in accordance with Section 1.3(g) hereof plus any amount(s) payable pursuant to Section 1.5(d) or the Letter Agreement attributable to the shares of Alling & Cory Common Stock held by such holder in respect of which an effective Stock Election has been made or deemed to have been made, or (B) in the case of a holder of Alling & Cory Common Stock who has made an effective Cash Election in respect of any shares of Alling & Cory Common Stock held by such holder, a check payable to such person in an amount determined in accordance with Section 1.3(c)(i) hereof and in accordance with the Letter Agreement attributable to the shares of Alling & Cory Common Stock held by such holder in respect of which an effective Cash Election has been made. No interest shall be paid or accrued in connection with such payments, except as may be provided in the Letter Agreement.

          (ii) In the event of a transfer of ownership of Alling & Cory Common Stock which is not registered in the transfer records of Alling & Cory, a certificate representing the proper number of shares of Parent Stock and the proper amount of cash, if any, may be issued to a transferee if the Certificate representing such Alling & Cory Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contem-plated by this Section 1.5, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the shares of Parent Stock, consideration payable pursuant to the Letter Agreement, cash consideration, cash in lieu of any fractional shares of Parent Stock, and any dividends or distributions payable, as contemplated by this Section 1.5. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the consideration deliverable in respect thereof, provided that the person to whom such consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may reasonably direct or otherwise indemnify the Surviving Corporation in a manner reasonably satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

          (d) Distributions with Respect to Unexchanged Certificates. No dividends or other distributions declared or made after the Effective Time with respect to Parent Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Stock exchangeable therefor, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.3(g) and no consideration provided for in the Letter Agreement shall be delivered to such holder, until the holder of record of such Certificate shall surrender such Certificate to the Exchange Agent or, after the termination of the Exchange Fund, to Parent. Subject to applicable law, following surrender of any such Certificate, there shall be paid by the Exchange Agent or, after the termination of the Exchange Fund, by Parent to the record holder of the Certificate, certificates representing whole shares of Parent Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Stock to which such holder is entitled pursuant to Section 1.3(g), the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Stock, and any consideration theretofore delivered to the Exchange Agent pursuant to the Letter Agreement, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Stock and any amounts received by the Exchange Agent pursuant to the Letter Agreement.

          (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of Alling & Cory for six months after the Effective Time shall be delivered to Parent, upon demand, and any shareholders of Alling & Cory who have not theretofore complied with this
Section 1.5 shall thereafter look as general creditors only to Parent for payment of their claim for Parent Stock, any cash in lieu of fractional shares of Parent Stock, any dividends or distributions with respect to Parent Stock, any cash consideration issuable in accordance with the terms hereof or any consideration payable pursuant to the Letter Agreement, in exchange for Alling & Cory Common Stock.

          (f) No Liability. Neither Parent, the Surviving Corporation nor Alling & Cory shall be liable to any holder of Alling & Cory Shares, for such shares (or dividends or distributions with respect thereto) or for any cash issuable in exchange for any Alling & Cory Shares if such shares or cash are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law, at any time after the expiration of one year after the Effective Time or earlier, if required by law.

          1.6 Articles of Incorporation. The Articles of Incorporation of Alling & Cory in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

          1.7 Bylaws. The Bylaws of Alling & Cory in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended.

          1.8 Directors and Officers. The directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals set forth in Exhibit 1.8.

          1.9 Other Effects of Merger. The Merger shall have all further effects as specified in the applicable provisions of the BCL.

          1.10 Registration Statement/Prospectus.  (a)  For the purposes of
(i) registering the Parent Stock to be issued to holders of the Alling & Cory Shares in connection with the Merger with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and complying with applicable state securities laws, and (ii) holding the special meeting of Alling & Cory stockholders (the "Special Meeting") to vote upon the adoption of this Agreement, as required by Section 4.4, Parent and Alling & Cory will cooperate in the preparation of a registration statement on Form S-4 (such registration statement, together with any and all amendments and supplements thereto, being herein referred to as the "Registration Statement"), including a combined proxy statement/prospectus satisfying all applicable requirements of state securities laws, the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Securities Exchange Act"). Such proxy statement/prospectus in the form mailed by Alling & Cory to its stockholders, together with any and all amendments or supplements thereto, is herein referred to as the "Prospectus."

          (b) Alling & Cory will furnish Parent with such information as may be requested by Parent concerning Alling & Cory and its subsidiaries (the "Alling & Cory Subsidiaries") as is necessary, in the reasonable judgment of Parent, in order to cause the Prospectus, insofar as it relates to Alling & Cory and the Alling & Cory Subsidiaries, to comply with applicable law. None of the information relating to Alling & Cory and the Alling & Cory

Subsidiaries so requested by Parent and supplied by Alling & Cory for inclusion in the Prospectus will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Alling & Cory shall mail the Prospectus to the shareholders of Alling & Cory at least twenty (20) business days in advance of the Special Meeting. Alling & Cory agrees promptly to advise Parent if at any time prior to the Special Meeting any information so provided by it in the Prospectus becomes incorrect or incomplete in any material respect, or in any respect which would otherwise require the filing of an amendment or supplement to the Prospectus, and to provide Parent with the information needed to correct such inaccuracy or omission.

          (c) Parent, as promptly as practicable, will file the Registration Statement with the SEC and appropriate materials with applicable state securities agencies and will use its best efforts to cause the Registration Statement to become effective under the Securities Act, and to cause all such state filed materials to comply with applicable state securities laws, at the earliest practicable date. Alling & Cory authorizes Parent to utilize in the Registration Statement and in all such state filed materials, the information concerning Alling & Cory and the Alling & Cory Subsidiaries provided to Parent in connection with, or contained in, the Prospectus. Parent promptly will advise Alling & Cory when the Registration Statement has become effective and of any supplements or amendments thereto. Parent will provide Alling & Cory
(i) with copies of the Registration Statement, the Prospectus and each supplement or amendment thereto, and with a reasonable opportunity to review and comment thereon, prior to the filing thereof with the SEC, and (ii) copies of all of the above-described state filed materials.

          1.11 Tax-Free Reorganization. The parties intend that the Merger qualify as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. Each agrees that it will use its best efforts to assure that the Merger shall so qualify, and Parent agrees that, subsequent to Closing, neither it nor the Surviving Corporation will take any action that may reasonably be expected to result in the failure of the Merger to so qualify.

          1.12 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Alling & Cory or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Alling & Cory, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Alling & Cory, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.


                                  ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF ALLING & CORY

          Alling & Cory represents and warrants to the Parent as follows:

          2.1 Organization and Good Standing. Alling & Cory and each of the Alling & Cory Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Alling & Cory and each of the Alling & Cory Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on the business, assets, prospects, condition (financial or otherwise) or the results of operations of Alling & Cory and the Alling & Cory Subsidiaries taken as a whole or the Surviving Corporation and its subsidiaries taken as a whole ("Alling & Cory Material Adverse Effect"). Exhibit 2.1 contains a complete and accurate list of the jurisdictions of incorporation and qualification or license of Alling & Cory. Alling & Cory has heretofore delivered to Parent accurate and complete copies of the Certificates or Articles of Incorporation and Bylaws, as currently in effect, of Alling & Cory and each of the Alling & Cory Subsidiaries.

          2.2 Capitalization. The authorized capital stock of Alling & Cory consists of 1,920,000 shares of Alling & Cory Common Stock, par value $1.25 per share. As of the date of this Agreement, 787,496 shares of Alling & Cory Common Stock are issued and outstanding, and 492,504 shares of Alling & Cory Common Stock are issued and held in the treasury of Alling & Cory. No other capital stock of Alling & Cory is authorized or issued. All issued and outstanding shares of the Alling & Cory Common Stock are duly authorized, validly issued, fully paid and, except to the extent provided in Section 630 of the BCL, non-assessable and were issued free of preemptive rights. Except as set forth on Exhibit 2.2, there are no outstanding rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreements of any kind to purchase or otherwise receive from Alling & Cory any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Alling & Cory, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other agreement of any kind entitling the holder thereof to purchase or receive any such capital stock. Except as set forth in Exhibit 2.2, there are no restrictions upon the transfer of or otherwise pertaining to the securities (including, but not limited to, the ability to pay dividends thereon) or retained earnings of Alling & Cory and the Alling & Cory Subsidiaries or the ownership thereof other than those, if any, imposed by applicable corporate law.

          2.3 Subsidiaries. Exhibit 2.3 sets forth the name, jurisdiction of incorporation and qualification or license and percentages of outstanding capital stock held, directly or indirectly, by Alling & Cory, with respect to each Alling & Cory Subsidiary. All of such capital stock held by Alling & Cory is owned of record and beneficially by it free and clear of any claim, lien, encumbrance, option, security interest or agreement with respect thereto. Other than the Alling & Cory Subsidiaries or as set forth on
Exhibit 2.3, neither Alling & Cory nor any Alling & Cory Subsidiary owns any direct or indirect equity interest in any person, domestic or foreign and neither Alling & Cory nor any Alling & Cory Subsidiary is subject to any obligation or requirement to provide funds or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any person. All of the outstanding shares of capital stock in each of the Alling & Cory Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable securities laws and regulations. There are no restrictions of any kind (except as imposed by applicable law) which prevent the payment of dividends by any Alling & Cory Subsidiary. Except as set forth on Exhibit 2.3, there are no irrevocable proxies or similar obligations with respect to such capital stock and no equity securities or other interests of any of the Alling & Cory Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Alling & Cory Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Alling & Cory Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares or other agreement of any kind entitling the holder thereof to purchase or receive any such capital stock.

          2.4 Authorization; Binding Agreement. Alling & Cory has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the Merger, have been duly and validly authorized by Alling & Cory's Board of Directors and no other corporate proceedings on the part of Alling & Cory or any Alling & Cory Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the adoption of this Agreement by the stockholders of Alling & Cory in accordance with the BCL and the certificate or incorporation and Bylaws of Alling & Cory). This Agreement has been duly and validly executed and delivered by Alling & Cory, and constitutes the legal, valid and binding agreement of Alling & Cory, enforceable against Alling & Cory in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity, whether considered in a proceeding at law or in equity ("Enforceability Exceptions").

          2.5 Governmental Approvals. Except as set forth in Exhibit 2.5, no consent, approval or authorization of or declaration of or filing with, or giving of notice to, any governmental agency or regulatory authority on the part of Alling & Cory or any of the Alling & Cory Subsidiaries is required in connection with the execution or delivery by Alling & Cory of this Agreement or the consummation by Alling & Cory of the transactions contemplated hereby other than (i) the filing of the Certificate of Merger with the Secretary of State of New York in accordance with the BCL, (ii) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and (iii) filings required pursuant to Articles 31 and 31B of the New York State Tax Law.

          2.6 No Violations. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Alling & Cory with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Alling & Cory or any of the Alling & Cory Subsidiaries, (ii) except as set forth on Exhibit 2.6, require any consent, approval or notice under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration or augment the performance required) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which Alling & Cory or any Alling & Cory Subsidiary is a party or by which any of them or any of their properties or assets may be bound, (iii) result in the creation or imposition of any security interest, lien or encumbrance of any kind upon any of the assets of Alling & Cory or any Alling & Cory Subsidiary, or (iv) subject to obtaining the governmental and other consents referred to in Section 2.5, above, contravene any law, rule or regulation of any government or any political subdivision thereof, or any order, writ, injunction, determination or award currently in effect, to which Alling & Cory or any Alling & Cory Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii) and (iii) above, for any of the foregoing which do not and will not have individually, or in the aggregate, an Alling & Cory Material Adverse Effect.

          2.7 Alling & Cory Financial Statements. The consolidated balance sheets as of December 31, 1995, 1994 and 1993, and the consolidated income statements and consolidated statements of earnings, shareholders' investment and changes in financial condition or cash flows, as the case may be, for the fiscal years then ended of Alling & Cory and the Alling & Cory Subsidiaries (the "Alling & Cory Financial Statements"), as audited by Arthur Andersen & Co., have been provided to Parent. (The audited consolidated balance sheet of

Alling & Cory dated December 31, 1995 is hereinafter referred to as the "Balance Sheet"). The Alling & Cory Financial Statements including the notes thereto, if any, were prepared in accordance with generally accepted accounting principles applicable to the business of Alling & Cory and the Alling & Cory Subsidiaries consistently applied in accordance with past accounting practices, and fairly present the financial condition and assets and liabilities, the results of operations or cash flows of Alling & Cory and the Alling & Cory Subsidiaries as of the dates and for the periods indicated on a consolidated basis. Any financial statements prepared with respect to Alling & Cory or an Alling & Cory Subsidiary for the quarter ending March 31, 1996 shall be provided to Parent and shall constitute Alling & Cory Financial Statements for purposes hereof, provided that, as it relates to such financial statements, the representation set forth in the preceding sentence shall be subject to normal year end adjustments and accruals and to the fact that such financial statements will contain no footnote disclosure.

          2.8  Absence of Certain Changes or Events.  Except as set forth in
Exhibit 2.8, since December 31, 1995, there has not been: (i) any event that has had, or that Alling & Cory reasonably expects to have, an Alling & Cory Material Adverse Effect; (ii) any declaration, payment or setting aside for payment of any dividend or any redemption, purchase or other acquisition of any shares of capital stock or securities of Alling & Cory or any entity that was an Alling & Cory Subsidiary as of such date; (iii) any return of any capital or other distribution of assets to stockholders of Alling & Cory or any Alling & Cory Subsidiary; (iv) any investment by Alling & Cory or any Alling & Cory Subsidiary either by the purchase of any property or assets or by any acquisition (by merger, consolidation or acquisition of stock or assets) in any corporation, partnership or other business organization or division thereof other than an entity that was an Alling & Cory Subsidiary as of such date; (v) other than the sale of inventory in the ordinary course of business, any sale, disposition or other transfer of assets or properties of Alling & Cory or any Alling & Cory Subsidiary at a price or having a value in excess of $100,000 individually or $500,000 in the aggregate; (vi) any employment or consulting agreement entered into by Alling & Cory or any Alling & Cory Subsidiary with any shareholder, officer, director, agent, employee or consultant of Alling & Cory or any Alling & Cory Subsidiary or any amendment or modification to, or termination of, any current employment or consulting agreement to which Alling & Cory or any Alling & Cory Subsidiary is a party;
(vii) any agreement presently in effect, whether in writing or otherwise, to take any action which, if taken prior to the date hereof, would have made any representation or warranty in this Article II untrue or incorrect in any respect; (viii) any material change in accounting methods or practices or any material change in depreciation or amortization policies or rates of or applicable to Alling & Cory or any Alling & Cory Subsidiary; (ix) any action taken by Alling & Cory or any Alling & Cory Subsidiary which is referred to in
Section 4.1 hereof, other than as permitted or required thereby and other than borrowings pursuant to Alling & Cory's existing bank credit agreements, which may have caused the aggregate outstanding amount of such borrowings to exceed $55,000,000 from time to time prior to the date hereof; or (x) any material failure by Alling & Cory or any Alling & Cory Subsidiary to conduct its business in the ordinary course consistent with past practice.

          2.9 Compliance with Laws. To the Knowledge of Alling & Cory, the business of Alling & Cory and each Alling & Cory Subsidiary has been operated in compliance with all laws, ordinances, regulations, orders, judgments and decrees of all governmental entities, domestic or foreign, applicable thereto, except for any instances of non-compliance which do not and will not have, individually or in the aggregate, an Alling & Cory Material Adverse Effect.

          2.10 Permits. (i) Except as described in Exhibit 2.10 Alling & Cory and the Alling & Cory Subsidiaries have all permits, certificates, licenses, approvals and other authorizations (collectively, "Alling & Cory Permits") required in connection with the operation of their business, (ii) neither Alling & Cory nor any Alling & Cory Subsidiary is in violation of any Alling & Cory Permit applicable to any of them or to the operation of their business, and (iii) no proceedings are pending or, to the Knowledge of Alling & Cory, threatened, to revoke or limit any Alling & Cory Permit, except, in the case of clause (i) or (ii) above, those the absence or violation of which do not and will not have, individually or in the aggregate, an Alling & Cory Material Adverse Effect. Exhibit 2.10 sets forth a list, of all (x) Alling & Cory Permits and their expiration or renewal dates, dealing with environmental and zoning matters and (xx) all other Alling & Cory Permits except those the absence or violation of which do not and will not have an Alling & Cory Material Adverse Effect.

          2.11 Finders and Investment Bankers. Neither Alling & Cory nor any of its officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby, except for Alling & Cory's engagement of Bear, Stearns & Co. Inc., for whose compensation Alling & Cory is responsible.

          2.12 Contracts. Except as set forth in Exhibit 2.12, neither Alling & Cory nor any Alling & Cory Subsidiary is a party to, nor is it bound by, (a) any agreement, contract or commitment to employ any person by Alling & Cory or any Alling & Cory Subsidiary, or any agreement, contract or commitment relating to the compensation of any of its officers, sales managers, salespeople, or customer service representatives, (b) any agreement, contract or commitment, or group of related agreements, contracts or commitments, providing for capital expenditures by Alling & Cory or any Alling & Cory Subsidiary which either individually requires expenditures in excess of $100,000 in any calendar year, or in the aggregate requires expenditures in excess of $500,000, (c) any loan or advance by Alling & Cory or any Alling & Cory Subsidiary to, or investment by Alling & Cory or any Alling & Cory Subsidiary in, any person or any agreement, contract or commitment relating to the making of any such loan, advance or investment which individually exceeds $10,000 or in the aggregate exceeds $100,000, other than trade credit extended in the ordinary course of business, (d) any guarantee or other contingent liability in respect of any indebtedness for borrowed money or any other financing obligation of any person (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (e) any management service, consulting or any other similar type contract, which individually exceeds $10,000 or in the aggregate exceeds $100,000, (f) any agreement, contract or commitment limiting the freedom of Alling & Cory or any Alling & Cory Subsidiary to engage in any line of business or to compete with any person, (g) any contract, agreement, bid or proposal (other than sale and purchase orders with customers and suppliers in the ordinary course of business) pursuant to which the financial obligation of Alling & Cory or an Alling & Cory Subsidiary thereunder or applicable to the assets or properties of Alling & Cory or an Alling & Cory Subsidiary could exceed $100,000 in any 12-month period or $500,000 during the term thereof, (h) any other agreement which might reasonably be expected to have an Alling & Cory Material Adverse Effect or (i) any other material agreement not entered into in the ordinary course of business (each agreement, contract or commitment described in clauses (a) through (i) above, a "Contract"). All such Contracts set forth in
Exhibit 2.12 (or required to be set forth on Exhibit 2.12) are valid and binding and are in full force and effect and enforceable in accordance with their respective terms. Except as set forth in Exhibit 2.6, (i) no approval or consent of, or notice to, any person is needed in order that each such Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement, and
(ii) neither Alling & Cory nor any Alling & Cory Subsidiary is in violation or breach of or default under any such Contract nor does there exist any event, condition, occurrence or act (including the execution, delivery and performance of this Agreement or the consummation of the Merger) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder on the part of Alling & Cory or any Alling & Cory Subsidiary, nor to the Knowledge of Alling & Cory, is any other party to any such Contract in violation or breach of or default under any such Contract, except in the case of clauses (i) and
(ii) above, any of the foregoing which do not and will not have an Alling &

Cory Material Adverse Effect. Except as set forth in Exhibit 2.12, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not constitute a triggering event under any Contract relating to the employment of any person by Alling & Cory or any Alling & Cory Subsidiary or any Contract relating to the compensation of any of their officers or salespeople, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may (x) entitle any individual to any payment (whether severance pay or otherwise), or (y) accelerate the time of payment, vesting of benefits or increase the amount of compensation due to any individual, and no such Contract provides for the payment of severance benefits upon the termination of an employee's employment.

          2.13 Employee Benefit Plans. Set forth in Exhibit 2.13 is an accurate and complete list of all domestic and foreign (i) employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); and (ii) pension, profit-sharing, retirement, thrift, stock purchase, stock option, bonus, restricted stock, incentive and deferred compensation plans, and any other compensation, welfare, fringe benefit, medical, life, disability, accident, accrued leave, vacation, sick pay, sick leave, supplemental retirement, unemployment benefit and retirement plans, including programs and policies, and also including understandings, commitments, practices and arrangements that are either authorized by appropriate corporate action, set forth in writing or cover or relate to more than ten (10) persons or involve assets, liabilities or obligations aggregating more than $10,000, of any kind whatsoever, whether or not any such plans, programs, policies, understandings, commitments, arrangements, contracts, agreements or practices (referred to in (i) and (ii) above) are in writing, formal or informal, insured or uninsured or are otherwise exempt from the provisions of ERISA, for any or all current, retired or former employees, directors or agents, or their beneficiaries or dependents, that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or under which any liability could be borne by Alling & Cory or an Alling & Cory Subsidiary (including, for this purpose and for the purpose of all of the representations in this Section 2.13, any predecessors to Alling & Cory or to any Alling & Cory Subsidiary and all employers (whether or not incorporated) that are by reason of common control treated together with Alling & Cory and/or any Alling & Cory Subsidiary as a single employer within the meaning of Section 414 of the Code), since January 1, 1989, or by the Surviving Corporation as the successor to Alling & Cory ("Benefit Plans").

          Alling & Cory has made available to Parent complete and accurate copies of all material documents in connection with each Benefit Plan, including, without limitation (where applicable): (i) all plan texts and agreements, as in effect on the date hereof, together with all amendments thereto, including, in the case of any Benefit Plan not set forth in writing, a written description thereof, all contracts relating to each Benefit Plan, including, without limitation, service provider agreements, annuity contracts, investment management agreements, subscription agreements, participation agreements, record keeping agreements, current trust agreements, declarations of trust, insurance contracts and other documents establishing funding arrangements (and all amendments thereto and the latest financial statements thereof, if any); (ii) the annual reports on the Form 5500 series for each of the last three years for each Benefit Plan required to file such form;
(iii) the most recent financial statements and/or annual and periodic accounting of plan assets; (iv) the most recent determination letter received from the Internal Revenue Service (the "IRS"); (v) the most recent actuarial valuation; and (vi) the most recent summary plan description and summaries of material modifications as defined in ERISA.

          With respect to each Benefit Plan: (i) if such Benefit Plan is intended to qualify under Code Sections 401(a), the IRS has determined that such Benefit Plan so qualifies, and the IRS has determined that its trust is exempt from taxation under Code Section 501(a) and since the date of each of the most recent such IRS determination, no event has occurred and no condition or circumstance has existed that resulted or, to the Knowledge of Alling & Cory, is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Benefit Plan or the exempt status of any such trust; (ii) such Benefit Plan at all times has been administered in substantial compliance with its terms and all applicable laws, rules, regulations, releases and other official pronouncements applicable thereto; (iii) no accumulated funding deficiency, as defined in Code Section 412 or 418B or Section 302 of ERISA has occurred and no Benefit Plan has applied for or obtained a waiver from the IRS of any minimum funding requirement under Section 412 of the Code; (iv) no prohibited transaction as defined under ERISA and the Code has occurred and no breach of fiduciary duties or obligations under Title I of ERISA has occurred; (v) no reportable event as defined in Section 4043 of ERISA has occurred or is expected to occur; (vi) all contributions and premiums (including any interest and penalties) required to be paid have been fully paid; (vii) all contributions made or required to be made under any Benefit Plan have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the Knowledge of Alling & Cory no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance, and all contributions which have not been made have been properly recorded on the books of Alling & Cory;
(viii) no complete or partial termination of such plan has occurred or, to the Knowledge of Alling & Cory, is expected to occur; (ix) except as set forth in
Exhibit 2.13, and except as required by applicable law, no condition or circumstance exists that would prevent the amendment or termination of any material Benefit Plan; (x) except as set forth in Exhibit 2.13, no event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining such plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof; (xi) there are no actions, suits or claims pending, or, to the Knowledge of Alling & Cory, threatened, anticipated or expected to be asserted against such plan or the assets of such plan (other than routine claims for benefits and appeals of denied routine claims); (xii) no civil or criminal action brought pursuant to the provisions of Title I, Subtitle B,
Part 5 of ERISA is pending or is anticipated or expected by the Alling & Cory Executive Officers, or, to the Knowledge of Alling & Cory, threatened to be asserted against Alling & Cory or any of the Alling & Cory Subsidiaries or any fiduciary of such plan, in any case with respect to such plan; (xiii) neither such plan nor any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency; and (xiv) neither Alling & Cory nor any Alling & Cory Subsidiary has incurred any liability for any tax or excise tax arising under
Section 4971, 4977, 4978, 4978B or 4979 of the Code, and to the Knowledge of Alling & Cory, no event has occurred and no condition or circumstance has existed that could give rise to any such liability. Neither Alling & Cory nor any Alling & Cory Subsidiary has any unfunded liabilities pursuant to any Benefit Plan that is not intended to be qualified under Section 401(a) of the Code. Except as set forth in Exhibit 4.7, neither Alling & Cory nor any Alling & Cory Subsidiary has any commitment, intention or understanding to create, modify or terminate any Benefit Plan. Benefits under all Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

          Neither Alling & Cory nor any Alling & Cory Subsidiary has any liability, joint or otherwise, for any withdrawal liability (potential, contingent or otherwise) under Title IV of ERISA for a complete or partial withdrawal from any Benefit Plan that is a multiemployer plan, as defined in
Section 3(37) of ERISA (a "Multiemployer Plan"), and no event has occurred, and no condition or circumstance has existed, that presents a material risk of the occurrence of any withdrawal from or, to the Knowledge of Alling & Cory, the partition, termination, reorganization or insolvency of any such Multiemployer Plan which could result in any liability of Alling & Cory or any Alling & Cory Subsidiaries to any such Multiemployer Plan. As of the date of the Agreement, to the Knowledge of Alling & Cory, the aggregate liabilities of Alling & Cory and the Alling & Cory Subsidiaries to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each Multiemployer Plan ended prior to the date hereof, is as set forth in Exhibit 2.13. To the Knowledge of Alling & Cory, there has been no material change in the financial condition of any Multiemployer Plan, in any such actuarial assumption or computation method or in the benefits under any Multiemployer Plan as a result of collective bargaining or otherwise since the close of each such fiscal year which, individually or in the aggregate, would materially increase such liability.

          With respect to each Benefit Plan which is subject to Title IV of
ERISA: (i) As of January 1, 1995, the current fair market value of its assets (exclusive of any contribution due to such Benefit Plan) equals or exceeds the current value of the accumulated benefit obligations of such plan, determined on the basis of a shutdown of Alling & Cory and the Alling & Cory Subsidiaries in accordance with actuarial assumptions used by the Pension Benefit Guaranty Corporation (the "PGBC") in single-employer plan terminations and since the date of the most recent Alling & Cory Financial Statements, there have been
(x) no amendments to such plan, written interpretations, or announcements (whether written or not), changes in applicable law or any other conditions that increase the benefits under such plan, (y) no material adverse changes in the financial condition of such plan and (z) no change in the actuarial assumptions with respect to such plan, which, in the case of (x), (y) and (z), individually or in the aggregate, would result in the current value of such plan's accrued benefits exceeding the current value of all such plan's assets;
(ii) neither Alling & Cory nor any Alling & Cory Subsidiary has incurred nor is reasonably expected by the Alling & Cory Executive Officers to incur any actual or contingent liability arising from a partial or complete plan termination; and (iii) except for payments of premiums to the PBGC, neither Alling & Cory nor any Alling & Cory Subsidiaries has incurred any liability (including, for this purpose and for the purpose of all of the representations in this Section 2.13, any indirect, contingent, or secondary liability) to the PBGC in connection with such plan covering any active, retired or former employees or directors of Alling & Cory or any Alling & Cory Subsidiaries, including, without limitation, any liability under Section 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility or withdrawn from any such plan in a manner which could subject it to liability under Section 4062, 4063 or 4064 of ERISA, and to the Knowledge of Alling & Cory, there are no facts or circumstances that might give rise to any liability of Alling & Cory or any Alling & Cory Subsidiaries to the PBGC under Title IV of ERISA that could reasonably be anticipated to result in any claims being made against Parent by the PBGC.

          With respect to each Benefit Plan which is a "welfare plan" (as defined in ERISA Section 3(1)): (i) except as set forth in Exhibit 2.13, no such plan provides medical or death benefits with respect to current or former employees beyond their termination of employment (except as required by Section 601 of ERISA); (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan; (iii) if such plan is a "group health plan" (as such term is defined in Code Section 5000(b)(1)), it has been administered and operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA and Code Section 4980B, and neither Alling & Cory nor any Alling & Cory Subsidiaries are subject to any material liability, including, without limitation, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation; and (iv) such plan has not provided any "disqualified benefit" (as such term is defined in Code Section 4976(b)) with respect to which a material excise tax could be imposed.

          No asset of Alling & Cory or any Alling & Cory Subsidiary is subject to any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, and, to the Knowledge of Alling & Cory, no event has occurred and no condition or circumstance has existed that could give rise to any such lien. Neither Alling & Cory nor any Alling & Cory Subsidiaries has been required to provide any security under Section 307 of ERISA or Section 401(a)(29) or 412(f) of the Code, and, to the Knowledge of Alling & Cory, no event has occurred and no condition or circumstance has existed that could give rise to any such requirement to provide any such security.

          The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not constitute a triggering event under any Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may (i) entitle any individual to any payment (whether severance pay or otherwise), or
(ii) accelerate the time of payment, vesting of benefits or increase the amount of compensation due to any individual. Except as set forth in Exhibit
2.13 and in Contracts referred to in Exhibit 2.12, no Benefit Plan provides for the payment of severance benefits upon the termination of any employee's employment.

          2.14 Taxes and Returns. (a) All material taxes, assessments, charges, duties, fees, levies, or other governmental charges, including without limitation, all federal, state, county and local, and all foreign and other, income, franchise, excise, tariff, gross receipts, sales and use, payroll, real and personal property , profits, capital gains, capital stock transfer, occupation, severance, windfall profits, stamp, license, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a return), and all estimated taxes, deficiency assessments, additions to tax, penalties, and interest (collectively "Taxes") for which Alling & Cory or any Alling & Cory Subsidiary is or may be liable, required to be paid, collected or withheld with respect to all open years have been paid, collected or withheld and remitted to the appropriate governmental agency except (i) for any Taxes which Alling & Cory or an Alling & Cory Subsidiary is contesting in good faith which have been included in the Alling & Cory Financial Statements, (ii) for Taxes not yet payable which have been adequately provided for in the Alling & Cory Financial Statements and (iii) for amounts payable as set forth in Section 8.7(c) of this Agreement. True and materially complete and correct returns (including, without limitation, information returns and other material information), statements, forms and reports for Taxes (the "Returns") have been filed with the appropriate governmental agency with respect to all Taxes and the copies thereof which have been provided to Parent are true, accurate and complete. The Returns accurately reflect all material liability for Taxes of each of Alling & Cory or any Alling & Cory Subsidiary for the periods covered thereby. Except as disclosed in Exhibit 2.14, none of Alling & Cory, an Alling & Cory Subsidiary or any group of which Alling & Cory or any Alling & Cory Subsidiary is now a member, is subject to any material election, consent, extension agreement or waiver that extends any applicable statute of limitations or the time within which a return must be filed. Except as disclosed in Exhibit 2.14, none of Alling & Cory, an Alling & Cory Subsidiary or any group of which Alling & Cory or any Alling & Cory Subsidiary is now or ever was a member, is a party to any action, suit or proceeding pending or to the Knowledge of Alling & Cory threatened by any governmental authority for assessment or collection of Taxes, no unresolved claim for assessment or collection of Taxes has been asserted, no audit or investigation by any governmental authority is pending or to the Knowledge of Alling & Cory threatened and no such matters are under discussion with any governmental authority. Except as disclosed in Exhibit 2.14, no deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority. Except as disclosed in Exhibit 2.14, neither Alling & Cory nor any Alling & Cory Subsidiary is, or ever has been, an "S" corporation under the Code (for purposes of this Section 2.14, the "Code" shall include predecessors of the Code) and no act or omission has occurred which could result in the termination of any status as an "S" corporation.

          (b) All elections currently in effect with respect to Taxes affecting Alling & Cory and the Alling & Cory Subsidiaries are made in accordance with established Alling & Cory policy and with IRS published procedures and policies and are disclosed on federal and state income tax returns or in Alling & Cory's books and records. Neither Alling & Cory nor any Alling & Cory Subsidiary: (i) has made or will make either an election to treat a deemed distribution and recontribution under Treas. Reg. Section 1.1502-32(f)(2) (as formerly in effect) as an actual distribution and recontribution or a consent dividend election under Section 565 of the Code;
(ii) has consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of the assets of Alling & Cory or any Alling & Cory Subsidiary; (iii) has made an election, or is required, to treat any asset of Alling & Cory or any Alling & Cory Subsidiary as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; or (iv) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local income tax provision.

          (c) Except as set forth in Exhibit 2.14, Alling & Cory and the Alling & Cory Subsidiaries are not and have never been includable corporations in an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than in the affiliated group of which Alling & Cory is the common parent corporation.

          (d) Except as set forth in Exhibit 2.14 there are no tax sharing agreements or similar arrangements in effect as between or among Alling & Cory and the Alling & Cory Subsidiaries or any affiliate thereof and any other person.

          (e) Neither Alling & Cory nor any of the Alling & Cory Subsidiaries has made an election under Section 338 of the Code or has taken any action that would result in any tax liability of Alling & Cory or any of the Alling & Cory Subsidiaries as a result of a deemed election within the meaning of
Section 338 of the Code.

          (f) Except as set forth in Exhibit 2.14, neither Alling & Cory nor any of the Alling & Cory Subsidiaries has made or become obligated to make, or will, as a result of the transactions contemplated by this Agreement, make or become obligated to make, any "excess parachute payment" as defined in Sections 280G and 4999 of the Code (without regard to subsection (b) (4) thereof).

          (g) Except as set forth in Exhibit 2.14, there have not been any transactions or events by or between Alling & Cory and the Alling & Cory Subsidiaries which have resulted or result in any deferred intercompany transactions, initial inventory adjustments, excess loss accounts, or deferred gain on stock or obligations of members, that may cause Alling & Cory and the Alling & Cory Subsidiaries to incur any Taxes.

          (h) The amount of consolidated net operating losses, net capital losses, foreign tax credits, investment and other tax credits of the consolidated group of which Alling & Cory is the common parent allocable to Alling & Cory and the Alling & Cory Subsidiaries under Treas. Reg. Section 1.1502-79 are set forth in Exhibit 2.14.

          (i) Neither Alling & Cory nor any Alling & Cory Subsidiary is or has been a "United States real property holding corporation" (as defined in Section 897(c)(2) of the Code) during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code.

          (j) Except as provided in Exhibit 2.14, none of Alling & Cory, an Alling & Cory Subsidiary or, to the Knowledge of Alling & Cory, a stockholder of Alling & Cory, is a person other than a United States person within the meaning of the Code.

          (k) The transactions contemplated herein are not subject to the tax withholding provisions of Code Section 3406, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

          (l) Neither Alling & Cory nor any Alling & Cory Subsidiary has violated any of the COBRA continuation coverage requirements set forth in
Section 4980B of the Code.

          (m) Except as provided in Exhibit 2.14, neither Alling & Cory nor any of the Alling & Cory Subsidiaries has been included in any "consolidated" or "combined" Returns provided for under the laws of any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

          (n) Neither Alling & Cory nor any of the Alling & Cory Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

          (o) No indebtedness of Alling & Cory or any of the Alling & Cory Subsidiaries consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

          (p) Since December 31, 1986, there has not been an "ownership change" within the meaning of Section 382(g) of the Code, involving Alling & Cory or any of the Alling & Cory Subsidiaries.

          (q) Neither Alling & Cory nor any members of its affiliated group (as such term is defined in Section 1504 of the Code) has made any election under Proposed Treasury Regulations Section 1.1502-20(g) with respect to Alling & Cory and any of the Alling & Cory Subsidiaries.

          2.15 Liabilities. Except as set forth on Exhibit 2.15, since December 31, 1995, neither Alling & Cory nor the Alling & Cory Subsidiaries has incurred any outstanding claims, liabilities, obligations or indebtedness, contingent or otherwise, that are material, individually or in the aggregate, to the business or financial condition of Alling & Cory and the Alling & Cory Subsidiaries taken as a whole, other than claims, liabilities, obligations or indebtedness incurred in the ordinary course of business and not involving borrowings by Alling & Cory or any Alling & Cory Subsidiary.

          2.16 Environmental Matters. (a) Except as set forth on Exhibit 2.16: (i) Alling & Cory and the Alling & Cory Subsidiaries are in compliance with all applicable Environmental Laws (as hereinafter defined) and the requirements of any permits applicable to their business issued under Environmental Laws, (ii) there is no Environmental Claim pending or, to the Knowledge of Alling & Cory, threatened against Alling & Cory, an Alling & Cory Subsidiary or any of their properties pursuant to Environmental Laws,
(iii) there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans regarding Alling & Cory or any of the Alling & Cory Subsidiaries, or any of their operations, or any Alling & Cory Property, or, to the Knowledge of Alling & Cory, any property adjoining or in the vicinity of any Alling & Cory Property, that could (A) form the basis of an Environmental Claim against Alling & Cory or any of the Alling & Cory Subsidiaries or any currently owned or operated Alling & Cory Property or asset, (B) cause any currently owned or operated Alling & Cory Property or asset to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, or
(C) which may prevent compliance with, or which have given rise to or could reasonably be expected to give rise to liability under, Environmental Laws,
(iv) except in normal operation of the business and in accordance with applicable Environmental Laws, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any currently owned or operated Alling & Cory Property during the period of such ownership or operation or to the Knowledge of Alling & Cory during prior ownership (by prior owners) or, to the Knowledge of Alling & Cory, any previously owned or operated Alling & Cory Property or any property adjoining, adjacent to or in the vicinity of any Alling & Cory Property, (v) Hazardous Materials have not at any time been released on any currently owned or operated Alling & Cory Property during the period of such ownership or operation or to the Knowledge of Alling & Cory during prior ownership (by prior owners) or, to the Knowledge of Alling & Cory, any previously owned or operated Alling & Cory Property or any property adjoining, adjacent to or in the vicinity of any Alling & Cory Property, and (vi) there are not now and never have been any underground storage tanks located on any currently owned or operated Alling & Cory Property or, to the Knowledge of Alling & Cory, on any previously owned or operated Alling & Cory Property or on any property adjoining or adjacent to any Alling & Cory Property.

          (b) As used herein, "Alling & Cory Property" means any real property and improvements owned, leased, used, operated or occupied, at any time, by Alling & Cory or any of the Alling & Cory Subsidiaries; "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Law (hereafter "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; "Environmental Law" means any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, policy or rule of common law in effect and in each case as amended as of the Closing Date, and any judicial or administrative interpretation thereof as of the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C Section 2701 et seq.; and their state and local counterparts and equivalents; and "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

          2.17 Intellectual Property. Exhibit 2.17 sets forth a list of all United States and foreign patents, trademarks, service marks, trade names, copyrights, franchises and other intellectual property (the "Intellectual Property") that are material to the business of Alling & Cory and the Alling & Cory Subsidiaries, all applications for any of the foregoing and all permits, grants and licenses or other rights running to or from Alling & Cory or any of the Alling & Cory Subsidiaries relating to any of the Intellectual Property that are material to the business of Alling & Cory or the Alcor Envelope Company, Inc. ("Alcor"). Except as set forth on said Exhibit 2.17, (i) Alling & Cory or one of the Alling & Cory Subsidiaries, as indicated thereon, own, or are licensed to, or otherwise have, the right to use all Intellectual Property set forth thereon, (ii) the grant of each right to use listed in Exhibit 2.17 is in full force and effect and without material default, and no consent is required thereunder with respect to Alling & Cory's execution, delivery and performance of this Agreement or for the consummation of the Merger, (iii) the rights of Alling & Cory and the Alling & Cory Subsidiaries in the Intellectual Property are free and clear of any liens or other encumbrances, (iv) neither Alling & Cory nor the Alling & Cory Subsidiaries have received notice of any claim of adverse ownership to any Intellectual Property, or of any charge or claim of any person that the operation of the business of Alling & Cory or the Alling & Cory Subsidiaries has infringed or otherwise violated any intellectual property rights, (v) Alling & Cory, the Alling & Cory Subsidiaries and their respective predecessors, if any, have not conducted business at any time during the period beginning five years prior to the date hereof under any corporate, trade or fictitious names other than their current corporate names, and (vi) all material patents, and trademark and copyright registrations included on said Exhibit 2.17 have been duly issued by the United States Patent and Trademark Office, the United States Copyright Office, or corresponding foreign administrative agencies, and have been appropriately maintained and renewed as required by law in the applicable jurisdiction. All intellectual property necessary for the operation of the business of Alling & Cory and the Alling & Cory Subsidiaries as presently conducted is listed on
Exhibit 2.17.

          2.18 Real Estate. (a) Exhibit 2.18(a) sets forth a true, correct and complete schedule of all real property owned by Alling & Cory or any of the Alling & Cory Subsidiaries, which schedule includes, with respect to each property, (i) the address of the property, (ii) the square footage of the property, (iii) the assessed value of the property and (iv) the use conducted on the property. Alling & Cory or one of the Alling & Cory Subsidiaries, as indicated thereon, is the owner of fee title to the real property described on said Exhibit 2.18(a) and to all of the buildings, structures and other improvements located thereon free and clear of any mortgage, deed of trust, lien, pledge, security interest, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation except for the matters listed on said Exhibit 2.18(a) and for any exceptions or restrictions which, individually or in the aggregate, do not and will not materially restrict the use or impair the value of such real property. All of the buildings, structures and appurtenances situated on the real property owned in whole or in part by Alling & Cory or any Alling & Cory Subsidiary are in good operating condition and in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are presently being used and, with respect to each, Alling & Cory or such Alling & Cory Subsidiary, as the case may be, has adequate rights of ingress and egress for operation of the business of Alling & Cory or such subsidiary in the ordinary course. No condemnation proceeding is pending or, to the Knowledge of Alling & Cory, threatened which would preclude or impair the use of any such property by Alling & Cory or such Alling & Cory Subsidiary, as the case may be, for the purposes for which it is currently used.

          (b) Exhibit 2.18(b) sets forth a true, correct and complete schedule of all leases, subleases, licenses or other agreements under which Alling & Cory or any of the Alling & Cory Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property or improvements thereon (the "Alling & Cory Real Property Leases"), which schedule sets forth the date of and parties to each Alling & Cory Real Property Lease and the date of and parties to each amendment, modification and supplement thereto. The schedule set forth on Exhibit 2.18(b) shall also include, with respect to each Alling & Cory Real Property Lease, (i) the commencement and expiration dates of the Alling & Cory Real Property Lease,
(ii) the rent payable under the Alling & Cory Real Property Lease, (iii) the address of the property which is subject to the Alling & Cory Real Property Lease, (iv) the square footage of the property referred to in (iii) above and
(v) the use conducted on the property referred to in (iii) above. Except for the matters listed on said Exhibit 2.18(b), Alling & Cory or an Alling & Cory Subsidiary, as indicated thereon, holds the leasehold estate under and interest in each Alling & Cory Real Property Lease free and clear of all liens, encumbrances and other rights of occupancy. Each Alling & Cory Real Property Lease set forth on Exhibit 2.18(b) (or required to be set forth on Exhibit 2.18(b)) is in full force and effect; all rents and additional rents due to date on each such Alling & Cory Real Property Lease have been paid. Neither Alling & Cory nor any Alling & Cory Subsidiary has violated any of the terms or conditions under any such Alling & Cory Real Property Lease in any material respect; and to the Knowledge of Alling & Cory, there exists no event of default or event, occurrence, condition or act (including the consummation of the Merger) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such Alling & Cory Real Property Lease. The property leased by Alling & Cory or any Alling & Cory Subsidiary pursuant to each Alling & Cory Real Property Lease is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

          2.19 Corporate Records. The respective corporate record books of or relating to Alling & Cory and each of the Alling & Cory Subsidiaries made available to Parent contain accurate and complete records of (i) all corporate actions of the respective shareholders and directors (and committees thereof) of Alling & Cory and the Alling & Cory Subsidiaries, and (ii) the Certificate and/or Articles of Incorporation and Bylaws, as amended, of Alling & Cory and the Alling & Cory Subsidiaries. Except as set forth on Exhibit 2.19, neither Alling & Cory nor any Alling & Cory Subsidiary has any of its records or information recorded, stored, maintained or held off the premises of Alling & Cory and the Alling & Cory Subsidiaries.

          2.20 Title to and Condition of Personal Property. Except as set forth in Exhibit 2.20, Alling & Cory and each of the Alling & Cory Subsidiaries have good and marketable title to any personal property reflected in the Alling & Cory Financial Statements or currently used in the operation of their business, and such property is free and clear of all liens, claims, charges, security interests, options, or other title defects or encumbrances, other than those which do not and will not have individually or in the aggregate either an Alling & Cory Material Adverse Effect or materially interfere with the use or impair the value thereof. All such personal property is in good operating condition and repair, ordinary wear and tear excepted, is suitable for the use to which the same is currently put, and is of a quality and quantity presently usable in the ordinary course of the operation of the business of Alling & Cory and the Alling & Cory Subsidiaries, other than such matters as do not and will not have individually or in the aggregate an Alling & Cory Material Adverse Effect.

          2.21 No Adverse Actions. Except as set forth in Exhibit 2.21, to the Knowledge of Alling & Cory there is no existing, pending or threatened termination, cancellation, limitation, modification or change in the business relationship of Alling & Cory or any of the Alling & Cory Subsidiaries, with any material supplier, customer or other person or entity. None of Alling & Cory, any Alling & Cory Subsidiary or, to the Knowledge of Alling & Cory, any shareholder, director, officer, agent, employee or other person associated with and acting on behalf of any of the foregoing has used any corporate funds for unlawful contributions, payments, gifts, entertainment or other unlawful expenses relating to political activity, or for any direct or indirect unlawful payments to governmental or regulatory officials or others.

          2.22 Labor Matters. Except as set forth in Exhibit 2.22, neither Alling & Cory nor any of the Alling & Cory Subsidiaries has any obligations, contingent or otherwise, under any employment or consulting agreement (except if and as set forth in the exhibits hereto), collective bargaining agreement or other contract with a labor union or other labor or employee group. Except as set forth in Exhibit 2.22, no unfair labor practice complaint against Alling & Cory or any Alling & Cory Subsidiary is pending or, to the Knowledge of Alling & Cory, threatened before the National Labor Relations Board or comparable agency; there is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Alling & Cory, threatened against or involving Alling & Cory or any Alling & Cory Subsidiary; no representation question exists respecting the employees of Alling & Cory or any Alling & Cory Subsidiary; no grievance or internal or informal complaint exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; no collective bargaining agreement is currently being negotiated by Alling & Cory or any Alling & Cory Subsidiary; there are no charges pending before the Equal Employment Opportunity Commission or charges or claims pending against Alling & Cory or any Alling & Cory Subsidiary before any comparable state or federal agency; and Alling & Cory and the Alling & Cory Subsidiaries are in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

          2.23 Insurance. Exhibit 2.23 sets forth a complete list of all insurance policies (true and correct copies of which have been delivered to Parent) which Alling & Cory and the Alling & Cory Subsidiaries maintain with respect to their businesses, properties or employees. Such policies are in full force and effect and are free from any right of termination on the part of the insurance carriers which (x) is presently exercisable or (y) will become exercisable as a result of the consummation of the Merger or the other transactions contemplated hereby. Except as provided in Exhibit 2.23, no such policy contains provisions providing for or requiring the payment of retrospective premiums. Since December 31, 1995, there has not been any adverse change in Alling & Cory's or the Alling & Cory Subsidiaries' relationships with their insurers or in the premiums payable pursuant to such policies. Neither Alling & Cory nor any Alling & Cory Subsidiary has received notice of default under, or intended cancellation or nonrenewal of, any policies of insurance which insure a material part of the properties, business or liability of Alling & Cory or any Alling & Cory Subsidiary.

          2.24 Litigation. Except as described in Exhibit 2.24 and except for litigation or proceedings related to the environment (which were exclusively provided for in Section 2.16 above), and except for matters seeking only money damages which involve amounts less than $25,000 individually or collectively involving less than $100,000 in the aggregate, there is no arbitration, suit, claim, litigation, or proceeding, in law or in equity, pending or, to the Knowledge of Alling & Cory, threatened before any court or governmental agency or instrumentality, or other body, in which Alling & Cory or any Alling & Cory Subsidiary is a party or otherwise involved or to which its business or property is subject. To the Knowledge of Alling & Cory, there are no preliminary proceedings or governmental investigations before any such court or governmental agency or instrumentality, or other body, pending or threatened against Alling & Cory or any Alling & Cory Subsidiary. Neither Alling & Cory nor any Alling & Cory Subsidiary is a party to any order, writ, injunction, decree or arbitration award (or agreement entered into in connection therewith) with respect to their properties, assets, personnel or business activities related to their business as presently conducted except for matters seeking only money damages which involve amounts less than $25,000 individually or collectively involving less than $100,000 in the aggregate.

          2.25 Alling & Cory Shareholders. Exhibit 2.25 contains the name and address of record, and the number of shares of Alling & Cory Common Stock owned, of each record owner of Alling & Cory Shares, as of April 1, 1996.

          2.26 Disclosure. Neither this Agreement (including any Exhibit) nor any information or document provided prior to the date of this Agreement, nor the information and document subsequently provided, to Parent or its representatives by or on behalf of Alling & Cory contains, or will contain as to subsequently provided information or documents, any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading, in light of the circumstances under which they were made. There is no fact within the Knowledge of Alling & Cory which Alling & Cory expects to have an Alling & Cory Material Adverse Effect which has not been set forth in this Agreement, the Alling & Cory Financial Statements (including the footnotes thereto), any Exhibit or certificate or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of Alling & Cory or by any of Alling & Cory's executive officers in connection with the transactions contemplated by this Agreement.

          2.27 Accounts Receivable. The amount of all accounts receivable, and any unbilled invoices, recorded subsequent to December 31, 1995, in the accounting records of Alling & Cory and each Alling & Cory Subsidiary as being due to Alling & Cory or such Alling & Cory Subsidiary, as the case may be, (less the amount of any provision or reserve applicable thereto made in the accounting records of Alling & Cory and each Alling & Cory Subsidiary) were calculated in accordance with generally accepted accounting principles in a manner consistent with past practice. Since December 31, 1995 there has been no change in the collectibility of the accounts receivable of Alling & Cory and the Alling & Cory Subsidiaries that would constitute an Alling & Cory Material Adverse Effect. Exhibit 2.27 lists each account receivable debtor which had, as of March 31, 1996, and as of a date not earlier than the last day of the month preceding the month in which the Closing takes place, an aggregate account receivable indebtedness to Alling & Cory and the Alling & Cory Subsidiaries (i) exceeding $50,000, (ii) all or part of which was sixty
(60) days or more overdue and (iii) all or part of which was of questionable collectibility, which Exhibit describes any security held for such indebtedness, the total balance owed, and whether a bad debt reserve has been established with respect thereto.

          2.28 Inventories. Except as used or sold in the ordinary course of business, the inventories shown on the Balance Sheet are, except as set forth in Exhibit 2.28, located on Alling & Cory property or in transit. Alling & Cory has the type and quantities of inventories appropriate to conduct the operations of Alling & Cory as they have heretofore been conducted.

          2.29 Alling & Cory Not Subject to Securities Exchange Act Reporting Requirements. Alling & Cory is not subject to the reporting requirements imposed by Section 13 of the Securities Exchange Act with respect to shares of any class or series of its equity securities. No class or series of shares of Alling & Cory entitled to vote generally in the election of directors of Alling & Cory is registered, or required to be registered, under the Securities Exchange Act.

          2.30 Interests in Clients, Suppliers, etc.  Except as set forth in
Exhibit 2.30, to the Knowledge of Alling & Cory, no officer or director of Alling & Cory possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation, firm, association or business organization or other person which is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of Alling & Cory. Ownership of securities of a company whose securities are registered under the Securities Exchange Act not in excess of 1% of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 2.30.

          2.31 Continuity of Interest. Alling & Cory knows of no plan or intention by Alling & Cory's shareholders to sell, exchange, transfer by gift or otherwise dispose of any or all of the Parent Stock, if any, to be received in the Merger.


                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Each of Parent and Merger Sub represents and warrants to Alling & Cory as follows:

          3.1 Organization and Good Standing. Each of Parent and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on the business, assets, prospects, condition (financial or otherwise) or the results of operations of Parent and the Parent's active operating subsidiaries (the "Parent Subsidiaries") taken as a whole ("Parent Material Adverse Effect"). Parent has heretofore made available to Alling & Cory accurate and complete copies of the Certificates or Articles of Incorporation and Bylaws, as currently in effect, of Parent and Merger Sub.

          3.2 Capitalization. As of the date hereof, the authorized capital stock of Parent consists of 125,000,000 shares of Parent Stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). As of March 4, 1996, (a) 69,118,211 shares of Parent Stock were issued and outstanding, and (b) no shares of Preferred Stock were authorized, issued and outstanding. No other capital stock of Parent is authorized or issued. As of the date hereof, the authorized capital stock of Merger Sub consists of 10,000 shares, par value $.01 per share, and of such shares, 100 shares were issued and outstanding, all of which are owned by the Parent.

          3.3 Authorization; Binding Agreement. (a) Parent has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the issuance of the Parent Stock to be delivered by the Merger Sub as part of the Merger Consideration, have been duly and validly authorized by Parent's Board of Directors and no other corporate proceedings on the part of Parent or any Parent Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes the legal, valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to the Enforceability Exceptions.

          (b) Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the Merger, have been duly and validly authorized by the Merger Sub's Board of Directors, and except for the approval by Parent, as the sole shareholder of Merger Sub (which approval has been authorized by Parent's Board of Directors), no other corporate proceedings on the part of Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Merger Sub and constitutes the legal, valid and binding agreement of Merger Sub, enforceable against Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

          3.4 Governmental Approvals. Except as set forth in Exhibit 3.4, no consent, approval or authorization of or declaration or filing with, or giving of notice to, any governmental agency or regulatory authority on the part of Parent, any of the Parent Subsidiaries or Merger Sub is required in connection with the execution or delivery by Parent or Merger Sub of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby other than (i) the filing of the Certificate of Merger with the Secretary of State of New York in accordance with the BCL,
(ii) filings with the SEC, the New York Stock Exchange Inc. and appropriate state securities authorities in respect of the Registration Statement and the delivery of Parent Stock as part of the Merger Consideration, and
(iii) filings under the HSR Act.

          3.5 No Violations. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Parent and Merger Sub with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws or other governing instruments of Parent and Merger Sub, (ii) except as set forth in Exhibit 3.5, require any consent, approval or notice under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration or augment the performance required) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which Parent, Merger Sub or any Parent Subsidiary is a party or by which any of them or any of their properties or assets may be bound,
(iii) result in the creation or imposition of any security interest, lien or encumbrance of any kind upon any of the assets of Parent or Merger Sub, or
(iv) subject to obtaining the governmental and other consents referred to in
Section 3.4, above, contravene any law, rule or regulation of any government or any political subdivision thereof, or any order, writ, injunction, determination or award currently in effect, to which Parent, Merger Sub or any Parent Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii) and (iii) above, any of the foregoing which do not and will not have individually or in the aggregate a Parent Material Adverse Effect.

          3.6 SEC Filings. Parent has made available to Alling & Cory true and complete copies of (i) its Annual Reports on Form 10-K, as amended, for the years ended December 31, 1993, 1994 and 1995, as filed with the SEC,
(ii) its proxy statements relating to all of the meetings of shareholders (whether annual or special) of Parent since January 1, 1993, as filed with the SEC, and (iii) all other reports filed pursuant to the Securities Exchange Act (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Parent with the SEC since January 1, 1993 and all registration statements filed by Parent with the SEC since January 1, 1996 (the reports and statements set forth in clauses (i), (ii) and (iii), above, are referred to collectively as the "Parent Securities Filings"). As of their respective dates, none of the Parent Securities Filings (including all exhibits and schedules thereto and documents incorporated by reference therein), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Parent Securities Filings at the time of filing complied in all material respects with the Securities Exchange Act or the Securities Act, as the case may be. As of the date hereof there are no claims, actions, proceedings or investigations pending or, to the best knowledge of Parent, threatened against Parent or any Parent Subsidiary, or any properties or rights of Parent or any of the Parent Subsidiaries, before any court, administrative, governmental or regulatory authority or body which is or will be required to be described in any Parent Securities Filing that is not so described. Since January 1, 1993, other than the Parent Securities Filings, Parent has not been required to file any report or other document with the SEC pursuant to the requirements of the Securities Exchange Act which has not been timely filed with the SEC. Any documents filed by Parent with the SEC after the date hereof, that would have constituted Parent Securities Filings if filed prior to the date hereof, shall be provided to Alling & Cory; and each such document, along with the Registration Statement and the Prospectus, at the time the Registration Statement becomes effective, shall constitute Parent Securities Filings for purposes hereof.

          3.7 Absence of Certain Changes or Events. Except as set forth in the Parent Securities Filings, since December 31, 1995, there has not been any event that has had, or that Parent reasonably expects to have, a Parent Material Adverse Effect.

          3.8 Compliance with Laws. The business of Parent has been operated in compliance with all laws, ordinances, regulations, orders, judgments and decrees of all governmental entities, domestic or foreign, applicable thereto, except for any instances of non-compliance which do not and will not individually or in the aggregate have a Parent Material Adverse Effect.

          3.9 Finders and Investment Bankers. Neither Parent nor any of its officers or directors has employed any broker or finder other than Goldman, Sachs & Co. or otherwise incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

          3.10 Disclosure. All information and documents provided prior to the date of this Agreement, and all information and documents subsequently provided, including (except with respect to information provided by Alling &
Cory) the Registration Statement and the Prospectus, to Alling & Cory or its shareholders or representatives by or on behalf of Parent are or contain, or will be or will contain as to subsequently provided information or documents, true, accurate and complete information in all material respects with respect to the subject matter thereof and are, or will be as to subsequently provided information or documents, fully responsive to any specific requirement of this Agreement or to any specific request made by or on behalf of Alling & Cory or its representatives.


                                  ARTICLE IV

                          COVENANTS OF ALLING & CORY

          Alling & Cory covenants and agrees as follows:

          4.1 Conduct of Business of Alling & Cory and Alling & Cory Subsidiaries. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Alling & Cory shall, and it shall cause the Alling & Cory Subsidiaries to, conduct its or their businesses in the ordinary course and consistent with past practice, and Alling & Cory shall, and it shall cause the Alling & Cory Subsidiaries to, use its or their reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with whom it does business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither Alling & Cory nor any Alling & Cory Subsidiary will, without the prior written consent of Parent:

          (a) amend or propose to amend its Certificate or Articles of Incorporation or Bylaws;

          (b) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire any shares of, the capital stock of Alling & Cory or any Alling & Cory Subsidiary or any securities convertible into or exchangeable for shares of stock of any class of Alling & Cory or any Alling & Cory Subsidiary;

          (c) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock, provided, however, that (i) Alling & Cory shall be permitted to declare and pay in cash a dividend of up to $.35 per share, and (ii) Alling & Cory shall have the right, provided that it obtains the prior written approval of Parent, which may be withheld by Parent at its sole discretion, to exercise its rights, pursuant to agreements with certain of its shareholders, to purchase shares of Alling & Cory Common Stock in order to satisfy the condition set forth in Section 6.3(k) of this Agreement;

          (d) (i) except for debt from time to time advanced and repaid pursuant to Alling & Cory's existing bank credit agreements, not in excess of $55,000,000 in the aggregate at any time outstanding, create, incur or assume any short-term debt, long-term debt or obligations in respect of capital leases; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person, except in the ordinary course of business consistent with past practice; (iii) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than (x) customary travel or business advances to employees made in the ordinary course of business consistent with past practice,

(xx) currently committed capital expenditures disclosed to Parent and set forth in Exhibit 4.1 and (xxx) capital expenditures not exceeding $100,000 individually, provided that all of such capital expenditures do not exceed $1,000,000 in the aggregate); (iv) acquire the stock or assets of, or merge or consolidate with, any other person; or (v) incur any material liability or obligation (absolute, accrued, contingent or otherwise), outside the ordinary course of business;

          (e) except as set forth in Exhibit 4.1, sell, transfer, mortgage, or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any material assets or properties, real, personal or mixed, or release or relinquish any material contract rights, outside the ordinary course of business;

          (f) increase in any manner the compensation of any of its officers or employees or enter into any employment, consulting or similar agreement with, any shareholder, officer, director, agent, employee or consultant of Alling & Cory or an Alling & Cory Subsidiary outside the ordinary course of business, except as may be necessary to keep available the services of officers and employees as required pursuant to the initial paragraph of this
Section 4.1;

          (g) fail to perform any material obligation or commitment under any Contract (other than those obligations or commitments being contested in good faith);

          (h) settle or compromise any claim or litigation other than (i) those involving an alleged or potential liability of Alling & Cory and the Alling & Cory Subsidiaries not exceeding $25,000 individually or $100,000 in the aggregate, (ii) claims by Alling & Cory and the Alling & Cory Subsidiaries for recovery of amounts not exceeding $25,000 individually or $100,000 in the aggregate, and (iii) disputes with customers and suppliers which are not material individually and which are resolved in the ordinary course of business and consistent with past practices, provided, that Alling & Cory shall be authorized to settle the pending litigation entitled P.A. Building Company v. Elwyn D. Lieberman, Inc. et al. (the "Lieberman Litigation") for the payment of cash or a promissory note, as long as the settlement terms are consistent with the terms of a certain letter agreement (defined in Section
1.3 as the "Letter Agreement") between Parent and Alling & Cory dated the date hereof;

          (i) take any action, engage in any transaction or enter into any agreement which would cause the representations and warranties set forth in
Article II hereof to be untrue; or

          (j)  agree, commit or arrange to do any of the foregoing.

          4.2 Notification of Certain Matters. Alling & Cory shall give prompt notice to Parent of: (i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default under any Contract or other agreement, indenture or instrument material to the business, assets, prospects, condition (financial or otherwise) or the results of operations of Alling & Cory and the Alling & Cory Subsidiaries, taken as a whole, to which Alling & Cory or any Alling & Cory Subsidiary is a party or is subject; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (iii) any notice or other communication from any regulatory authority in connection with the transactions contemplated by this Agreement;
(iv) the occurrence of an event which, so far as reasonably can be foreseen at the time of its occurrence, could have an Alling & Cory Material Adverse Effect or which would render any representation or warranty of Alling & Cory untrue, including the name of any account debtors whose identity is required to be listed on Exhibit 2.27 at any time between the date of this Agreement and the Closing Date; and (v) any claims, actions, proceedings or investigations commenced or, to the Knowledge of Alling & Cory, threatened, involving or affecting Alling & Cory or any Alling & Cory Subsidiary, or any of their respective property or assets, or, to the Knowledge of Alling & Cory, any employee, consultant, director or officer, in his or her capacity as such, of Alling & Cory or any Alling & Cory Subsidiary which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Merger.

          4.3 Access and Information. Between the date of this Agreement and the Effective Time, Alling & Cory will and will cause the Alling & Cory Subsidiaries to give Parent, and their respective authorized representatives (including financial advisors, accountants and legal counsel) at all reasonable times access to all plants, offices, warehouses and other facilities and to all contracts, agreements, commitments, books and records (including tax returns) of Alling & Cory and the Alling & Cory Subsidiaries, will permit the foregoing to make such inspections as they may require and will cause its officers promptly to furnish Parent with such financial and operating data and other information, all with respect to the business and properties of Alling & Cory and the Alling & Cory Subsidiaries as Parent may from time to time request.

          In connection with the continued operation of the business of Alling & Cory and the Alling & Cory Subsidiaries between the date of this Agreement and the Effective Date, Alling & Cory shall confer in good faith and on a regular and frequent basis with one or more representatives of Parent designated in writing to report operational matters of materiality and the general status of ongoing operations. In addition, Alling & Cory will allow Parent employees and agents to be present at Alling & Cory's business location to observe the business and operation of Alling & Cory and the Alling & Cory Subsidiaries. Alling & Cory acknowledges that Parent does not and will not waive any rights it may have under this Agreement as a result of the inspections and consultations permitted by this Section 4.3 nor shall Parent be responsible for any decisions made by Alling & Cory's officers and directors with respect to matters which are the subject of such consultation.

          4.4 Stockholder Approval. As soon as practicable, subject to the effectiveness of the Registration Statement, to any required compliance by Parent with state securities laws, and to the fiduciary obligations of its directors under applicable law as advised by counsel, Alling & Cory will take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of adopting this Agreement and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby. Subject to directors' fiduciary obligations under applicable law (based upon the written advice of independent outside counsel), (i) the Board of Directors of Alling & Cory will recommend to the stockholders of Alling & Cory that they adopt this Agreement and approve the transactions contemplated hereby, (ii) the Board of Directors of Alling & Cory shall cause to be solicited proxies from the holders of Alling & Cory Common Stock to be voted at the Special Meeting in favor of the approval and adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby and shall take (consistent with the exercise of their fiduciary duties) all other actions necessary or advisable to secure the vote of the shareholders of Alling & Cory required to effect the Merger; and (iii) Alling & Cory agrees that it will cause to be included in the proxy statement the recommendation of its Board of Directors that the holders of Alling & Cory Common Stock approve and adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

          4.5 Efforts Toward Closing. Subject to the terms and conditions herein provided, and to the fiduciary obligations of its directors under applicable law as advised by counsel, Alling & Cory agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement including, but not limited to (i) obtaining the consent of Alling & Cory's lenders to this Agreement and the transactions contemplated hereby, (ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, (iii) obtaining all governmental consents required for the consummation of the Merger and the transactions contemplated thereby, and (iv) all things necessary to satisfy the other conditions of Closing set forth herein; provided, however, that no loan agreement or contract for borrowed money shall be repaid, except as currently required by its terms, in whole or in part, and no contract or other agreement shall be amended to increase the amount payable thereunder or otherwise be more burdensome to Alling & Cory or any Alling & Cory Subsidiary, in order to obtain such consent, approval or authorization without the express written consent of Parent. Alling & Cory will consult with counsel for Parent as to, and will permit such counsel to participate in, at Parent's expense, any lawsuits or proceedings referred to in clause (ii) above brought against or involving Alling & Cory.

          4.6 Public Announcements. So long as this Agreement is in effect, Alling & Cory shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger or the transactions contemplated by this Agreement without the consent of Parent, which consent may not unreasonably be withheld, except where such release or announcement is required by applicable law, in which case Alling & Cory shall consult with Parent regarding the same.

          4.7 Benefit Plans. No award or grant under any Benefit Plan of Alling & Cory or an Alling & Cory Subsidiary shall be made without the consent of Parent except for awards in the ordinary course of business pursuant to such Benefit Plans as presently in effect; nor shall Alling & Cory or an Alling & Cory Subsidiary take any action to accelerate the vesting of any options previously granted pursuant to any such Benefit Plan. Except as set forth in Exhibit 4.7, neither Alling & Cory nor any Alling & Cory Subsidiary shall make any amendment to any Benefit Plan, any awards thereunder or the terms of any security convertible into or exchangeable for capital stock without the consent of Parent.

          4.8 No Inconsistent Activities. (a) Neither Alling & Cory nor any Alling & Cory Subsidiary, shall, directly or indirectly, take (and Alling & Cory shall not authorize or permit its or any Alling & Cory Subsidiary's, officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents or affiliates, to so take and shall so inform such individuals) any action to (i) solicit or initiate the submission of any Acquisition Proposal, (ii) enter into an agreement for the sale or other disposition by Alling & Cory or any Alling & Cory Subsidiary of a material amount of assets or a sale of shares of capital stock whether by merger or other business combination or tender or exchange offer or (iii) participate in any way in discussions or negotiations with, or, furnish any information to, any person (other than Parent or Merger Sub) in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that Alling & Cory and such individuals may participate in discussions or negotiations with or furnish information to any third party which proposes a transaction which the Board of Directors of Alling & Cory reasonably believes will be likely to result in an Acquisition Proposal, if the Board of Directors believes (based upon the written advice of independent outside counsel) that failing to take such action would likely constitute a breach of its fiduciary duties. In addition, neither the Board of Directors of Alling & Cory nor any Committee thereof shall withdraw or modify in a manner adverse to Parent the approval and recommendation of this Agreement and the Merger or approve or recommend any Acquisition Proposal; provided that Alling & Cory may recommend to its shareholders an Acquisition Proposal and in connection therewith withdraw or modify its approval or recommendation of the Merger if (i) the Board of Directors of Alling & Cory has determined that the Acquisition Proposal is a Superior Proposal, (ii) all the conditions to Alling & Cory's right to terminate this Agreement in accordance with Section 7.1(f) have been satisfied (including the payment of the amount required by Section 8.7) and (iii) simultaneously with such withdrawal, modification or recommendation, this

Agreement is terminated in accordance with Section 7.1(f). Any actions permitted under, and taken in compliance with, this Section 4.8 shall not be deemed a breach of any other covenant or agreement of such party contained in this Agreement.

          "Acquisition Proposal" shall mean any proposed merger or other business combination, sale or other disposition of any material amount of assets, sale of shares of capital stock, tender offer or exchange offer or similar transactions involving Alling & Cory or any Alling & Cory Subsidiary. "Superior Proposal" shall mean a bona fide proposal made by a third party to acquire all of the outstanding shares of Alling & Cory pursuant to a tender offer or a merger, or to purchase all or substantially all of the assets of Alling & Cory on terms which a majority of the members of the Board of Directors of Alling & Cory determines in its good faith judgment (based on the written advice of its financial and legal advisors) to be more favorable to Alling & Cory and its shareholders than the transactions contemplated hereby.

          (b) In addition to the obligations of Alling & Cory set forth in paragraph (a), Alling & Cory shall promptly advise Parent of any request for information or of any Acquisition Proposal, or any proposal with respect to any Acquisition Proposal, the material terms and conditions of such request or takeover proposal, and the identity of the person making any such takeover proposal or inquiry. After the giving of such initial notice, Alling & Cory will, consistent with what the Board reasonably believes (based upon the written advice of independent outside counsel) to be its fiduciary duty, keep Parent informed of the status and details (including amendments or proposed amendments) of any such request, takeover proposal or inquiry.

          4.9 Stockholder Reports. Alling & Cory shall send to Parent a copy of all reports and materials as and when it sends the same to its stockholders.

          4.10 Tax Opinion Certification and Affiliate Agreements. Alling & Cory shall use its best efforts to cause:

          (a) Such of its executive officers and shareholders as its tax counsel or tax counsel of Parent may reasonably request to timely execute and deliver a certificate that such person has no plan or intention to sell, exchange or otherwise dispose of the Parent Stock received in the Merger and is not aware of any such plan or intention on the part of others. Alling & Cory shall execute and deliver a certificate that it is not aware of any such plan or intention.

          (b) At least thirty (30) days prior to the Effective Time, Alling & Cory will deliver to Parent a list of each person who is or may be an "affiliate" of Alling & Cory within the meaning of Rule 145 of the rules and regulations of the SEC promulgated under the Securities Act and shall use its best efforts to cause each such person to enter into an agreement with Parent prior to the Effective Time, in the form customarily given in similar transactions, with respect to the resale restrictions set forth in Rule 145.

          4.11 Resignations/Replacement of Directors and Officers. Alling & Cory shall use its best efforts to cause such officers and directors of the Alling & Cory Subsidiaries as Parent may request to resign their positions as such at or prior to the Effective Time and/or shall arrange for the election or appointment as officers and directors of the Alling & Cory Subsidiaries, at the Effective Time, of the persons designated by Parent. The instruments effecting the foregoing resignations, appointments and/or elections to act are herein referred to as the "Director and Officer Actions."

          4.12 HSR Act. Alling & Cory shall, in cooperation with Parent and as soon as practicable, file Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use its best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

          4.13 Comfort Letters. Alling & Cory shall cause to be delivered to Parent "comfort letters" from the independent certified public accountants for Alling & Cory prepared in accordance with SFAS No. 72, dated a date within two business days before each of the dates on which the Registration Statement shall become effective and the Closing Date, addressed to the Boards of Directors of each of Parent and Alling & Cory, covering such matters as Parent shall reasonably request with respect to facts concerning the financial condition of Alling & Cory and customary for such certified public accountants to deliver in connection with transactions such as the Merger.


                                   ARTICLE V

                      COVENANTS OF PARENT AND MERGER SUB

          Parent and Merger Sub covenant and agree as follows:

          5.1 Notification of Certain Matters. Parent shall give prompt notice to Alling & Cory of: (i) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;
(ii) any notice or other communication from any regulatory authority (including, but not limited to the SEC, the New York Stock Exchange or the NASD) in connection with the transactions contemplated by this Agreement;
(iii) the occurrence of an event which, so far as reasonably can be foreseen at the time of its occurrence, could have a Parent Material Adverse Effect or which would render any representation or warranty of Parent or Merger Sub untrue; and (iv) any claims, actions, proceedings or investigations commenced or, to the knowledge of its executive officers, threatened, involving or affecting Parent or Merger Sub or any of their respective property or assets, which, if pending on the date hereof, would have been required to be disclosed in this Agreement or the Parent Securities Filings, or which relates to the consummation of the Merger.

          5.2 Access and Information. Between the date of this Agreement and the Effective Time, Parent will give Alling & Cory and its authorized representatives (including its financial advisors, accountants and legal counsel) a copy of each report, schedule and other document that is filed by Parent or Merger Sub with the SEC or otherwise pursuant to the requirements of federal or state securities laws or with the NASD.

          5.3 Efforts Toward Closing. Subject to the terms and conditions herein provided, Parent and Merger Sub each agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the transactions contemplated by this Agreement including, but not limited to (i) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, (ii) obtaining all governmental consents required for the consummation of the Merger and the transactions contemplated thereby, and (iii) all things necessary to satisfy the other conditions of Closing set forth herein. Parent and Merger Sub each will consult with counsel for Alling & Cory as to, and will permit such counsel to participate in, at Alling & Cory's expense, any lawsuits or proceedings referred to in clause (i) above brought against or involving Parent.

          5.4 Public Announcements. So long as this Agreement is in effect, Parent and Merger Sub shall not, and each shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger or the transactions contemplated by this Agreement without the consent of Alling & Cory, which consent may not unreasonably be withheld, except where such release or announcement is required by applicable law or pursuant to any applicable listing agreement with, or rules or regulations of, the New York Stock Exchange or the NASD, in which case Parent will consult with Alling & Cory regarding the same.

          5.5 Securities Exchange Act and Securities Act Compliance. In consummating the Merger and the transactions contemplated hereby, Parent and Merger Sub shall comply in all material respects with the applicable provisions of the Securities Exchange Act and the Securities Act and the rules and regulations thereunder.

          5.6 SEC and Stockholder Filings. Parent shall send to Alling & Cory a copy of all public reports and materials as and when it sends the same to its shareholders or the SEC.

          5.7 Listing of Parent Stock. Parent will use its best efforts to cause the Parent Stock that will be issued as part of the Merger Consideration to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Effective Time.

          5.8 HSR Act. Parent shall, in cooperation with Alling & Cory and as soon as practicable, file Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division and shall use its best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

          5.9 Comfort Letters. Parent shall cause to be delivered to Alling & Cory "comfort letters" from the independent certified public accountants for Parent prepared in accordance with SFAS No. 72, dated a date within two business days before each of the dates on which the Registration Statement shall become effective and the Closing Date, addressed to the Boards of Directors of each of Alling & Cory and Parent, covering such matters as Alling & Cory shall reasonably request with respect to facts concerning the financial condition of Parent and customary for such certified public accountants to deliver in connection with transactions such as the Merger.


                                  ARTICLE VI

                                  CONDITIONS

          6.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been adopted at or prior to the Effective Time by the requisite vote of the stockholders of Alling & Cory in accordance with the BCL.

          (b) No Injunction or Action. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority, and no action, suit or proceeding shall have been instituted or threatened, which prohibits or prevents, or seeks to prohibit or prevent, the consummation of the Merger or that could reasonably be expected to have an Alling & Cory Material Adverse Effect or a Parent Material Adverse Effect and which has not been vacated, dismissed or withdrawn by the Effective Time. Alling & Cory, Parent and Merger Sub shall use their best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time.

          (c) HSR Act. Any waiting period applicable to the Merger under the HSR Act shall have expired or earlier termination thereof shall have been granted and no action shall have been instituted by either the United States Department of Justice or the Federal Trade Commission to prevent the consummation of the transactions contemplated by this Agreement or to modify or amend such transactions in any material manner or, if any such action shall have been instituted, it shall have been withdrawn or a final judgment shall have been entered against such Department or Commission, as the case may be.

          (d) Registration Statement. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC.

          (e) Blue Sky. Parent shall have received all state securities law authorizations necessary to consummate the transactions contemplated hereby.

          6.2 Conditions to Obligations of Alling & Cory. The obligation of Alling & Cory to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by Alling & Cory:

          (a) Parent Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects on the date hereof and, except as otherwise contemplated by this Agreement, as of the Effective Time; provided that the condition set forth in this Section 6.2(a) shall be deemed satisfied notwithstanding the failure of any representation or warranty of Parent contained herein to be true and correct on the date hereof and as of the Effective Time, if, assuming all standards regarding materiality, and all qualifications with respect to a Parent Material Adverse Effect, set forth in such representations and warranties are disregarded, the facts or circumstances which would then render any such representations or warranties untrue or inaccurate or incorrect when made or deemed made would in the aggregate not have a Parent Material Adverse Effect.

          (b) Performance by Parent. Parent and Merger Sub shall have performed and complied with all of the covenants and agreements in all material respects and satisfied in all material respects all of the conditions required by this Agreement to be performed or complied with or satisfied by Parent and Merger Sub at or prior to the Effective Time.

          (c) No Material Adverse Change. There shall not have occurred after the date hereof any event that could reasonably be expected to have a Parent Material Adverse Effect.

          (d) Certificates and Other Deliveries. Parent shall have delivered to Alling & Cory (i) a certificate executed on its behalf by its President, any Vice President or another authorized officer in their corporate capacity to the effect that the conditions set forth in Subsections 6.2(a), 6.2(b) and 6.2(c), above, have been satisfied; (ii) certificates of existence from the State Corporation Commission of the Commonwealth of Virginia and the Secretary of State of the State of New York stating that Parent and Merger Sub, respectively, are validly existing corporations; (iii) duly adopted resolutions of the Boards of Directors of Parent and of Merger Sub, and of the Parent as sole stockholder of Merger Sub, approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary or Assistant Secretary of each; and (iv) such other documents and instruments as Alling & Cory reasonably may request.

          (e) Opinion of Parent Counsel. Alling & Cory shall have received an opinion of counsel to Parent, substantially in the form agreed upon by Alling & Cory and Parent.

          (f) Fairness Opinion. Alling & Cory shall have received from its financial advisors a written opinion addressed to it, in form and substance reasonably satisfactory to Alling & Cory, for inclusion in the Prospectus, dated on or about the date thereof, substantially to the effect that the Merger Consideration is fair to the holders of the Alling & Cory Shares from a financial point of view.

          (g) Comfort Letters. Alling & Cory shall have received "comfort letters" from the independent certified public accountants for Parent prepared in accordance with Statement of Accounting Standards No. 72, dated the date on which the Registration Statement, or the last amendment thereto, shall become effective, and dated the Closing Date, addressed to the Board of Directors of each of Alling & Cory and Parent, covering such matters as Alling & Cory shall reasonably request with respect to facts concerning the financial condition of Parent and customary for such certified public accountants to deliver in connection with a transaction similar to the Merger.

          (h) Exchange Listing. The Parent Stock that will be issued in the Merger shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

          (i) Government Approvals. All consents, approvals and authorizations and all notices and filings which are referred to in Exhibit
3.4 shall have been received or made by Alling & Cory, Parent or Merger Sub, as the case may be, from the pertinent domestic or foreign governmental department, commission, board, bureau, agency or instrumentality (collectively "Governmental Authorities").

          (j) Consents. All consents, approvals or notices which have been referred to in Exhibit 3.5 shall have been made or obtained and shall be in full force and effect.

          (k) Tax Opinion. Alling & Cory shall have received an opinion of Underberg & Kessler to the effect that, if the Merger is consummated in accordance with the terms of this Agreement, the shareholders of Alling & Cory will not recognize gain or loss for United States Federal Income Tax purposes in connection with their receipt of Parent Stock, except to the extent that such stockholders receive (i) cash for their Alling & Cory Common Stock pursuant to an effective Cash Election or (ii) cash in lieu of fractional shares.

          6.3 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by Parent:

          (a) Alling & Cory Representations and Warranties. The representations and warranties of Alling & Cory contained in this Agreement shall be true and correct in all respects on the date hereof and, except as otherwise contemplated by this Agreement, as of the Effective Time; provided that the condition set forth in this Section 6.3(a) shall be deemed satisfied notwithstanding the failure of any representation or warranty of Alling & Cory contained herein to be true and correct on the date hereof and as of the Effective Time, if, assuming all standards regarding materiality, and all qualifications with respect to an Alling & Cory Material Adverse Effect, set forth in such representations and warranties are disregarded, the facts or circumstances which would then render any such representations or warranties untrue or inaccurate or incorrect when made or deemed made would in the aggregate not have an Alling & Cory Material Adverse Effect (which term shall, for this purpose, not include any effect on the prospects of Alling & Cory due to a general deterioration in economic conditions).

          (b) Performance by Alling & Cory. Alling & Cory shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by Alling & Cory at or prior to the Effective Time.

          (c) No Material Adverse Change. There shall have not occurred after the date hereof any event that could reasonably be expected to have an Alling & Cory Material Adverse Effect (which term shall, for this purpose, not include any effect on the prospects of Alling & Cory due to a general deterioration in economic conditions).

          (d) Certificates and Other Deliveries. Alling & Cory shall have delivered, or caused to be delivered, to Parent (i) a certificate executed on its behalf by its President or another duly authorized officer in their corporate capacity to the effect that the conditions set forth in Subsections 6.3(a), 6.3(b) and 6.3(c), above, have been satisfied; (ii) a certificate of good standing from the Secretary of State of each state in which Alling & Cory and the Alling & Cory Subsidiaries are incorporated or qualified to do business stating that each is a validly existing corporation in good standing;
(iii) duly adopted resolutions of the Board of Directors and stockholders of Alling & Cory approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of Alling & Cory; (iv) a true and complete copy of the Certificate and Articles of Incorporation, as amended, of Alling & Cory and each of the Alling & Cory Subsidiaries certified by the Secretary of State of the state of incorporation, and a true and complete copy of the Bylaws, as amended, of Alling & Cory and each of the Alling & Cory Subsidiaries certified by the Secretary thereof; (v) the duly executed Director and Officer Actions; (vi) a list of the stockholders of Alling & Cory entitled to vote on the adoption of this Agreement and as of the Effective Time, each certified by the transfer agent of Alling & Cory; and (vii) such other documents and instruments as Parent reasonably may request.

          (e) Opinion of Alling & Cory Counsel. Parent shall have received the opinion of counsel to Alling & Cory, substantially in the form agreed upon by Parent and Alling & Cory.

          (f) Comfort Letters. Parent shall have received "comfort letters" from the independent certified public accountants for Alling & Cory prepared in accordance with Statement of Accounting Standards No. 72, dated the date on which the Registration Statement, or the last amendment thereto, shall become effective, and dated the Closing Date, addressed to the Board of Directors of each of Alling & Cory and Parent, covering such matters as Parent shall reasonably request with respect to facts concerning the financial condition of Alling & Cory and the Alling & Cory Subsidiaries and customary for such certified public accountants to deliver in connection with a transaction similar to the Merger.

          (g) Government Approvals. All consents, approvals and authorizations and all notices and filings which are referred to in Exhibit
2.5 shall have been received or made by Alling & Cory, Parent or Merger Sub, as the case may be, from the pertinent Governmental Authority.

          (h) Consents. All consents, approvals or notices which have been referred to in Exhibit 2.6 shall have been made or obtained and shall be in full force and effect, including, without limitation the consent of Eastman Kodak Company to the deemed assignment of the Sublease between Rochester Economic Development Corporation and Alling & Cory dated August 5, 1994 for property located at 1041 West Ridge Road, Rochester, New York.

          (i) Tax Opinion. Parent shall have received an opinion of White & Case to the effect that, if the Merger is consummated in accordance with the terms of this Agreement, the shareholders of Alling & Cory will not recognize gain or loss for United States Federal Income Tax purposes in connection with their receipt of Parent Stock, except to the extent that such shareholders receive (i) cash for their Alling & Cory Common Stock pursuant to an effective Cash Election or (ii) cash in lieu of fractional shares.

          (j) Affiliate Letters. Parent shall have received from each "affiliate" of Alling & Cory identified pursuant to Section 4.10(b), the agreement described in such Section, in form and substance satisfactory to Parent.

          (k) Dissenting Shareholders. The number of shares of Alling & Cory Common Stock held by Dissenting Shareholders shall not exceed 10% of the aggregate number of issued and outstanding shares of Alling & Cory Common Stock as of the Effective Date.

          (l) Settlement of Litigation. The Lieberman Litigation shall have been settled within the constraints set forth in Section 4.1(h), or other provision, acceptable to Parent, shall have been made with respect to such litigation.


                                  ARTICLE VII

                          TERMINATION AND ABANDONMENT

          7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of Alling & Cory:

          (a) by action authorized by the vote of a majority of the members of the Board of Directors of each of Alling & Cory and Parent;

          (b) by Alling & Cory or Parent if the Merger shall not have been consummated on or before August 31, 1996 (or such later date as may be agreed to by Alling & Cory and Parent), by reason of the failure of any condition to the consummation of the Merger which must be fulfilled to its satisfaction, provided, that, no party may terminate this Agreement under this Section 7.1(b) if the failure has been caused primarily by such party's material breach of this Agreement;

          (c) by Alling & Cory if (a) there are any inaccuracies, misrepresentations or breaches of any of Parent's representations or warranties in this Agreement, such that the condition set forth in Section 6.2(a) to Alling & Cory's obligation to effect the Merger cannot be met, or
(b) Parent has breached or failed to perform in all material respects any of its material covenants or agreements contained herein as to which notice has been given to Parent and Parent has failed to cure or otherwise resolve the same to the reasonable satisfaction of Alling & Cory within thirty (30) days after receipt of such notice;

          (d) by Parent if (a) there are any inaccuracies, misrepresentations or breaches of any of Alling & Cory's representations or warranties in this Agreement, such that the condition set forth in Section 6.3(a) to Parent's and Merger Sub's obligation to effect the Merger cannot be met, or (b) Alling & Cory has breached or failed to perform in all material respects any of its material covenants or agreements contained herein as to which notice has been given to Alling & Cory and Alling & Cory has failed to cure or otherwise resolve the same to the reasonable satisfaction of Parent within 30 days after receipt of such notice;

          (e) by Alling & Cory or Parent if a court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (f) by Parent or Alling & Cory if the Board of Directors of Alling & Cory determines that an Acquisition Proposal is a Superior Proposal and believes in the exercise of its good faith judgment (which judgment is based upon the written advice of independent outside counsel) that a failure to terminate this Agreement and enter into an agreement to effect the Superior Proposal would likely constitute a breach of its fiduciary duties under applicable law; provided, however, Alling & Cory may not terminate this Agreement pursuant to this Section 7.1(f) unless (i) Alling & Cory has fully complied with Section 4.8(b) hereof and (ii) prior to such termination Parent has received the amount set forth in Section 8.7 by wire transfer in same day funds;

          (g) by Parent or Alling & Cory if the Board of Directors of Alling & Cory has withdrawn or modified in a manner adverse to Parent its approval or recommendation to the shareholders of Alling & Cory of this Agreement, the Merger and the other transactions contemplated hereby; provided that Alling & Cory may not terminate this agreement pursuant to this Section 7.1(g) unless it believes in the exercise of its good faith judgment (which judgment is based upon the written advice of independent outside counsel) that a failure to withdraw or modify such approval or recommendation would likely constitute a breach of its fiduciary duties under applicable law; or

          (h) by Alling & Cory, if the Average Closing Price per share of Parent Stock is less than $42.50 and by Parent, if the Average Closing Price is greater than $61.50.

          7.2 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the Merger by Alling & Cory or Parent pursuant to Section 7.1, above, written notice thereof shall forthwith be given to the other party hereto and this Agreement shall terminate and the Merger shall be abandoned without further action by either of the parties hereto. If this Agreement is terminated as provided herein, neither party hereto shall have any liability or further obligation to the other party under the terms of this Agreement except for breach of this Agreement by such party or with respect to the provisions of Sections 8.1 and 8.7, hereof.


                                 ARTICLE VIII

                                 MISCELLANEOUS

          8.1 Confidentiality. Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable law or any listing agreement with, or the rules and regulations of, any applicable national securities exchange,
(iii) necessary to secure any required approvals or consents as to which the other party has been advised, (iv) necessary to enforce any rights granted under this Agreement, or (v) consented to in writing by Parent and Alling & Cory, this Agreement and any information or documents furnished in connection herewith shall be kept strictly confidential by Alling & Cory, Parent and Merger Sub, and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by law or with any applicable listing agreement or rule or regulation of the New York Stock Exchange. To the extent required by such disclosure obligations, Parent, after consultation with Alling & Cory, may file with the SEC a Report on Form 8-K pursuant to the Securities Exchange Act with respect to the Merger, which report may include, among other things, financial statements and pro forma financial information with respect to Alling & Cory. In connection with any filing with the SEC of a Registration Statement or any amendment thereto under the Securities Act, Parent, after consultation with Alling & Cory, may include in the Registration Statement any information required to be included therein with respect to the Merger, including but not limited to financial statements and pro forma financial information with respect to Alling & Cory, and thereafter the Prospectus will be distributed to the Alling & Cory stockholders in connection with the Special Meeting. Parent and Alling & Cory shall cooperate with the other and provide such information and documents as may be required in connection with any such filings. In the event the Merger is not consummated, each party shall return to the other all documents furnished by the other and will hold in absolute confidence any information obtained from the other party except to the extent (i) such party is required to disclose such information by law or regulation or such disclosure is necessary or desirable in connection with the pursuit or defense of a claim, (ii) such party can demonstrate that such information was known by such party prior to such disclosure, or (iii) such information becomes generally available to the public other than in violation of this provision. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

          8.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement between Alling & Cory, Parent and Merger Sub at any time prior to the Effective Time with respect to any of the terms contained herein.

          8.3 Waiver of Compliance; Consents. Any failure of Alling & Cory on the one hand, or Parent or Merger Sub on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Parent and Merger Sub on the one hand, or Alling & Cory on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.3.

          8.4 Survival of Representations and Warranties. The respective representations and warranties of Alling & Cory, Parent and Merger Sub contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement but shall terminate upon the consummation of the Merger.

          8.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the third succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Alling & Cory, to:

               The Alling & Cory Company
               1059 West Ridge Road
               P. O. Box 20403
               Rochester, New York  14602-0403
               Attention:  Samuel T. Hubbard, Jr., President
               Telecopy:  (716) 581-4333

               with a copy to:

               Underberg & Kessler LLP
               1800 Chase Square
               Rochester, New York  14604
               Attention:  Alan J. Underberg, Esq.
               Telecopy:  (716) 258-2821

                    and

          (b)  if to Parent or Merger Sub, to:

               Union Camp Corporation
               1600 Valley Road
               Wayne, New Jersey  07470
               Attention:
               Telecopy:

               with a copy to:

               Union Camp Corporation
               1600 Valley Road
               Wayne, New Jersey  07470
               Attention:  Vice President and General Counsel
               Telefax:  (201) 628-2640
               with a further copy to:

               White & Case
               1155 Avenue of the Americas
               New York, New York  10036
               Attention:  Kevin Keogh, Esq.
               Telefax: (212) 354-8113

          8.6 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto prior to the Effective Time without the prior written consent of the other party hereto. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          8.7 Expenses. (a) Except as provided in (b) and (c) below, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, subject to the rights of such party in the event of a breach by the other, as contemplated under Section 7.2, above.

          (b) If (i) this Agreement is terminated pursuant to Section 7.1(f)) or (g), or (ii) on or before August 31, 1996 and while this Agreement remains in effect, Alling & Cory enters into a definitive agreement with respect to an Acquisition Proposal with any person (other than Parent or an affiliate of Parent) and such transaction (including any revised transaction based upon the Acquisition Proposal) is thereafter consummated (whether before or after August 31, 1996) then Alling & Cory shall pay to Parent a fee of $4,000,000, which shall constitute, among other things, reimbursement for Parent's documented fees, costs and expenses (including, but not limited to, Parent's legal and accounting fees and fees payable to Parent's financial advisors) incurred by Parent in connection with the transactions contemplated by this Agreement.

          (c) Alling & Cory will be responsible for paying any amounts that may be payable by it or its shareholders by reason of the Merger pursuant to Articles 31 and 31B of the New York Tax Law.

          8.8 Governing Law and Consent to Jurisdiction. This Agreement shall be governed by the internal laws of the State of New York, applicable to agreements made and to be performed entirely within such state. The parties hereby consent to the jurisdiction of the courts of the State of New York in connection with any dispute, controversy or other matter relating to or arising out of this Agreement.

          8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.10 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an association, an unincorporated organization and a government or any department or agency thereof; (ii) the term "affiliate," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person; (iii) the term "subsidiary" of any specified person shall mean any corporation 50 percent or more of the outstanding voting power of which, or any partnership, joint venture or other entity 50 percent or more of the total equity interest of which, is directly or indirectly owned by such specified person; and (iv) the term "Knowledge of Alling & Cory" shall mean the knowledge of each of the President and Chief Executive Officer, each Senior Vice President, the Vice

President, Human Resources, the Vice President, Secretary and Advertising Manager, and the Vice President and Treasurer of Alling & Cory, and of the President and General Manager of The Alcor Envelope Company, Inc. (collectively, the "Alling & Cory Executive Officers"), it being understood that the "knowledge" of each such person shall mean actual knowledge, and it being further understood that each such person shall be deemed to possess the actual knowledge that could be gained through appropriate inquiry of persons whom they reasonably anticipate have, or have the ability and authority to obtain, the information at issue.

          8.11 Entire Agreement. This Agreement and the documents or instruments referred to herein including, but not limited to, the Exhibits, which Exhibits are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

          8.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby unless such provision was material in inducing a party to enter into this Agreement and such party therefor elects in good faith to terminate this Agreement.

          8.13 Indemnity of Alling & Cory Directors and Officers. The parties agree that the Surviving Corporation will observe any indemnification provisions either set forth in the BCL or now existing in either the certificate of incorporation or bylaws of Alling & Cory, for the benefit of any individual who served as a director or officer of Alling & Cory, at any time prior to the Effective Time; provided, notwithstanding the foregoing, that Parent and Merger Sub may amend the indemnification provisions of the certificate of incorporation and bylaws of Alling & Cory in any manner that does not affect the rights to indemnification of any individual who served as an officer or director of Alling & Cory at any time prior to the Effective Time.

          8.14 Exhibits. All references in this Agreement to Exhibits shall, except as the context may otherwise require, refer to Exhibits of the same number set forth in the Alling & Cory Disclosure Memorandum, to be exchanged between Alling & Cory and Parent separately from this Agreement.

          IN WITNESS WHEREOF, Alling & Cory, Parent and Merger Sub have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.


                         THE ALLING & CORY COMPANY


                         By /s/ SAMUEL T. HUBBARD, JR.
                         Name:   Samuel T. Hubbard, Jr.
                         Title:  President and Chief
                                Executive Officer


                         UNION CAMP CORPORATION


                         By /s/ JAMES M. REED
                         Name:   James M. Reed
                         Title:  Vice Chairman


                         NORTH MERGER CORP.


                         By /s/ DIRK R. SOUTENDIJK
                         Name:   Dirk R. Soutendijk
                         Title:  Vice President and
                                General Counsel

                                                                  ANNEX B




                   [LETTER HEAD OF BEAR, STEARNS & CO. INC.]



April 8, 1996


Board of Directors
The Alling & Cory Company
1059 West Ridge Road
Rochester, New York  14602

Members of the Board:

We understand The Alling & Cory Company ("Alling & Cory") and Union Camp Corporation ("Union Camp") intend to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which a newly formed subsidiary of Union Camp will be merged with and into Alling & Cory (the "Merger"). In the Merger, each outstanding share of Alling & Cory common stock will be converted into the right to receive, at the election of the holder, $112.064 in shares of Union Camp common stock or cash, subject to certain limitations and adjustments (the "Merger Consideration").

You have asked us to render our opinion as to whether the Merger Consideration is fair, from a financial point of view, to the shareholders of Alling & Cory.

In the course of our analyses for rendering this opinion, we have:

     1.   reviewed the draft Merger Agreement and certain related agreements;

     2. reviewed Alling & Cory's Annual Reports to Shareholders for the fiscal years 1990 through 1995;

     3. reviewed certain operating and financial information, including historical financial statements and projections provided to us by Alling & Cory's senior management, relating to Alling & Cory's business and prospects;

     4. met with certain members of Alling & Cory's senior management to discuss Alling & Cory's business and operations, historical financial performance, projections, current financial condition and liquidity, expected capital requirements and future prospects;

     5.   visited Alling & Cory's facilities in Rochester, New York;

     6. reviewed Union Camp's Annual Reports to Shareholders for fiscal years 1993 through 1995;

     7. reviewed certain operating and financial information provided to us by Union Camp's senior management relating to Union Camp's business and prospects;

     8. met with certain members of Union Camp's senior management to discuss its operations, historical financial statements, future prospects and its prospective business strategy for Alling & Cory and its views of Alling & Cory's corporate and operating management, business and operations, historical financial performance, projected financial performance, current financial condition and liquidity, expected capital requirements and future prospects;

     9. reviewed the historical prices, trading activity and valuation parameters of Union Camp common stock;

     10. reviewed publicly available financial data, stock market performance data and valuation parameters of certain companies that we deemed generally comparable to Alling & Cory and Union Camp;

     11. reviewed the terms of selected precedent mergers and acquisitions, to the extent publicly available, involving companies that we deemed generally comparable to Alling & Cory; and

     12. reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic and market conditions.

In the course of our review, we have relied without independent verification upon the accuracy and completeness of all financial and other information reviewed by us and representations of senior management related thereto. With respect to Alling & Cory's projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of senior management as to the expected future performance of Alling & Cory. We do not assume any responsibility for the information or current estimates provided to us and we have further relied upon the assurances of senior management that it is unaware of any facts that would make the information provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal or valuation of the assets or liabilities of Alling & Cory or Union Camp or their respective subsidiaries and we were not provided with any such evaluation or appraisal. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

Based on the foregoing, it is our opinion that the Merger Consideration is fair, from a financial point of view, to the shareholders of Alling & Cory.

We have acted as financial advisor to Alling & Cory in connection with this transaction and will receive a fee for such services, payment of a significant portion of which is contingent upon the consummation of the Merger.

                         Very truly yours,

                         BEAR, STEARNS & CO. INC.



                         By:
                             Senior Managing Director

                                                                  ANNEX C




     SEC. 623. PROCEDURE TO ENFORCE SHAREHOLDER'S
               RIGHT TO RECEIVE PAYMENT FOR SHARES


     (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

     (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

     (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

     (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

     (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by
(1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all Dissenting Shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statement to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

     (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

          (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of Dissenting Shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

          (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later then thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

          (3) All Dissenting Shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provide by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

          (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure,including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

          (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

          (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

          (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the Dissenting Shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph
     (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexations or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the Dissenting Shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

          (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

     (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

     (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

          (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

          (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the Non-Dissenting Shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

          (3) The dissenting shareholder shall exercise such option under subparagraph (1) and (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

     (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

     (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

     (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations). (Last amended by L. 1986, Ch 117, Section 3.)

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The by-laws of Union Camp provide that each person who now is, was or hereafter becomes a director or officer shall be indemnified by the registrant against liabilities and expenses reasonably incurred by or imposed on such person, including liabilities arising under the Securities Act, in connection with any action, suit or proceeding in which such person was, is or is threatened to be made a party by reason of such person now or hereafter being or having been a director or officer of the registrant, only if (i) such person believed, in the case of conduct in his or her official capacity, that such conduct was in the best interests of the registrant, and in all other cases his or her conduct was at least not opposed to the registrant's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, (ii) in connection with a proceeding by or in the right of the registrant, such person was not adjudged liable to the registrant and (iii) in connection with any proceeding charging improper benefit to such person, whether or not involving action in his or her official capacity, such person was not adjudged liable on the basis that personal benefit was improperly received by him or her. Such rights of indemnification are in addition to any other rights to which any such person may otherwise be entitled. In addition, directors have indemnification contracts with the registrant that provide for substantially similar indemnification as that provided for by the by-laws.

     The Virginia Stock Corporation Act also provides that a corporation may indemnify any officer or director against loss and expense reasonably incurred in connection with a civil suit or proceeding to which such person is a party by reason of being such officer or director, on condition that such person acted in good faith and believed his or her conduct was in the corporation's best interest in the case of conduct in his or her official capacity, or, in all the other cases, believed his or her conduct was not opposed to the best interests of the corporation. With respect to a criminal proceeding, a corporation may indemnify an officer or director under the same conditions as set forth above if such person had no reasonable cause to believe his or her conduct was unlawful. With respect to suit brought by or in the right of the corporation to which an officer or director is adjudged liable, indemnification may be made only if a court determines such person is fairly and reasonably entitled to indemnification in view of the relevant circumstances, provided any such indemnification shall be limited to reasonable expenses incurred.

     The registrant maintains both Directors' and Officers' Liability and Corporate Reimbursement insurance which provides for payments on behalf of the directors and officers of all losses of such persons (other than matters uninsurable under the law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a)   Exhibits

   2.1 -- Amended and Restated Agreement and Plan of Merger, dated April 13, 1996 as amended and restated as of June 18, 1996, by and among The Alling & Cory Company, the registrant, and North Merger Corp. (included as Annex A to the Proxy Statement/Prospectus)(2)

   2.2 -- Form of Voting Agreement and Irrevocable Proxy among the registrant, North Merger Corp. and various shareholders of The Alling & Cory Company(1)

   2.3 -- Agreement, dated April 13, 1996, by and among the registrant and The Alling & Cory Company in respect of certain tax matters.(1)

   2.4 -- Letter Agreement, dated April 13, 1996, by and among the registrant, North Merger Corp. and The Alling & Cory Company in respect of certain contingent liabilities.(2)

   4.1 -- Rights Agreement dated January 25, 1996 between Union Camp and The Bank of New York, as Rights Agent.(3)

   5.1   --  Opinion of White & Case(2)

   8.1   --  Opinion of Underberg & Kessler LLP(1)

   23.1 -- Consent of White & Case (included in opinion filed as Exhibit 5.1 hereto)(2)

   23.2  --  Consent of Price Waterhouse LLP(2)

   23.3  --  Consent of Arthur Andersen LLP(2)

   24.1  --  Power of Attorney(1)

   99.1 -- Employment Agreement by and among Samuel T. Hubbard, Jr. and The Alling & Cory Company(1)

   99.2 -- Amendment to Employment Agreement by and among Samuel T. Hubbard, Jr. and The Alling & Cory Company(1)

________________
(1)    Previously filed.
(2)    Filed herewith.
(3) Incorporated by reference to Union Camp's Registration Statement on Form 8-A, dated February 22, 1996 which became effective on February 29, 1996.

   (b)    Financial Statement Schedules

       See Schedule II.


ITEM 22.  UNDERTAKINGS.

   (a) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new

Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a Proxy Statement/Prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   (c) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 in this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, New Jersey on
June   , 1996.

                           UNION CAMP CORPORATION


                           By: /s/ Dirk R. Soutendijk
                              Dirk R. Soutendijk
                              Vice President, General Counsel
                              and Secretary




   Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities on June 20, 1996.



                            *                                             Chairman of the Board of Directors and Chief
                      W. Craig McClelland                                 Executive Officer
                                                                            (Principal Executive Officer)


                            *                                             President, Chief Operating Officer and Director
                      Jerry H. Ballengee


                            *                                             Vice Chairman of the Board of Directors and
                      James M. Reed                                       Chief Financial Officer
                                                                            (Principal Financial Officer)


                            *                                             Vice President and Comptroller
                      Robert E. Moore                                       (Principal Accounting Officer)


                            *                                             Director
                      George D. Busbee


                            *                                             Director
                      Raymond E. Cartledge


                            *                                             Director
                      Sir Colin R. Corness



                            *                                             Director
                      Robert D. Kennedy


                            *                                             Director
                      Gary E. MacDougal


                            *                                             Director
                      Ann D. McLaughlin


                            *                                             Director
                      George J. Sella, Jr.


                            *                                             Director
                      Ted D. Simmons

                      *By: /s/ Dirk R. Soutendijk
                            Dirk R. Soutendijk
                            Attorney-in-fact

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To The Alling & Cory Company:

We have audited in accordance with generally accepted auditing standards, the financial statements of The Alling & Cory Company and subsidiaries included in this Registration Statement and have issued our report thereon dated March 15, 1996. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in Item 21(b) of the accompanying Form S-4 is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


Rochester, New York,
  March 15, 1996

                        ARTHUR ANDERSEN LLP

                                                                 SCHEDULE II



                        ALLING & CORY AND SUBSIDIARIES


                CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS

               For the Years Ended December 31, 1995, 1994, 1993
          and the Quarters Ended March 31, 1996 and 1995 (unaudited)
                                    (000s)

                                                      Balance         Charged           Net         Balance
                                                        at            to Costs       Accounts       at End
                                                     Beginning          and           Written         of
                                                     of Period        Expenses          Off         Period

 YEAR ENDED DECEMBER 31, 1995
 Allowance for doubtful accounts . . . . . . .          $1,538            $1,751       $1,729         $1,560

 YEAR ENDED DECEMBER 31, 1994
 Allowance for doubtful accounts . . . . . . .          $1,477            $1,411       $1,350         $1,538


 YEAR ENDED DECEMBER 31, 1993
 Allowance for doubtful accounts . . . . . . .          $1,476            $  929       $  928         $1,477

 QUARTER ENDED MARCH 31, 1996
 (unaudited)
 Allowance for doubtful accounts . . . . . . .          $1,560            $  361       $  127         $1,794


 QUARTER ENDED MARCH 31, 1995
 (unaudited)                                            $1,538            $  326       $   10         $1,854
 Allowance for doubtful accounts . . . . . . .

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